Filed Pursuant to Rule 424(b)(3)
Registration No. 333-290939

USD 2,000,000,000

CORPORACIÓN ANDINA DE FOMENTO

4.625% NOTES DUE 2036

Corporación Andina de Fomento (“CAF”) is issuing the 4.625% Notes due 2036 (the “notes”). The notes will bear interest at a rate per annum equal to 4.625%, payable semi-annually in arrears on January 15 and July 15 of each year. The first interest payment will be made on July 15, 2026. CAF may not redeem the notes prior to their maturity on January 15, 2036, other than in limited circumstances for tax reasons. There is no sinking fund for the notes. See “Description of Notes” in this prospectus supplement.

Neither this prospectus supplement nor the accompanying prospectus comprises a prospectus for the purposes of Part VI of the Financial Services and Markets Act 2000 (as amended, the “FSMA”), Article 6 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”) (the “UK Prospectus Regulation”) or Article 6 of Regulation (EU) 2017/1129 (as amended, the “EU Prospectus Regulation”) or listing particulars given in compliance with the listing rules (the “Listing Rules”) made under Part VI of the FSMA by the United Kingdom Financial Conduct Authority in its capacity as competent authority under the FSMA (the “FCA”).

CAF will apply to the FCA to admit the notes to the official list of the FCA (the “Official List”) and to the London Stock Exchange plc (the “London Stock Exchange”) to admit the notes to trading on the London Stock Exchange’s Main Market (the “Market”). No assurance can be given by CAF that such application will be approved. The Market is a UK regulated market for the purposes of Regulation (EU) No. 600/2014 on markets in financial instruments as it forms part of domestic law by virtue of the EUWA (“UK MiFIR”). The notes will not be subject to the prospectus requirements of the UK Prospectus Regulation as a result of CAF’s status as an exempt issuer pursuant to the UK Prospectus Regulation, by virtue of being a public international body of which any state is a member, but will be issued in compliance with the Listing Rules.

	Price to Public(1)	Underwriting Discount	Proceeds to Corporación Andina de Fomento(1)
Per Note	99.652%	0.175%	99.477%
Total	USD 1,993,040,000	USD 3,500,000	USD 1,989,540,000

(1)	Plus accrued interest, if any, from, January 15, 2026.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the notes in book-entry form only through The Depository Trust Company (“DTC”) will be made on or about January 15, 2026.

Joint Book-Running Managers

Barclays	BofA Securities	J.P. Morgan	Standard Chartered Bank	TD Securities

The date of this prospectus supplement is January 8, 2026.

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

IMPORTANT INFORMATION

You should rely only on the information contained in this document or to which CAF has referred you. CAF has not, and the underwriters have not, authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

In connection with the issue of the notes, Barclays Bank PLC, as the Stabilization Manager (or persons acting on behalf of any Stabilization Manager) may over-allot notes or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. However, stabilization may not necessarily occur. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the notes is made and, if begun, may cease at any time, but it must end no later than the earlier of 30 days after the issue date of the notes and 60 days after the date of the allotment of the notes. Any stabilization action or over-allotment must be conducted by the relevant Stabilization Manager (or person(s) acting on behalf of any Stabilization Manager) in accordance with all applicable laws and rules.

UK MIFIR PRODUCT GOVERNANCE / PROFESSIONAL INVESTORS AND ECPS ONLY

TARGET MARKET

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook, and professional clients, as defined in UK MiFIR; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any distributor should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) persons who have professional experience in matters related to investments and who are investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, of the United Kingdom (the “Financial Promotion Order”); (iii) persons who fall within Articles 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order; and (iv) any other persons to whom this document may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on by other persons in the United Kingdom. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons. This document must not be acted on or relied on by persons who are not relevant persons.

NOTIFICATION UNDER SECTION 309B(1) OF THE SINGAPORE SFA

The notes are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

The notes described in this prospectus supplement are debt securities of CAF that are being offered under a registration statement filed with the SEC under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

This prospectus supplement supplements the accompanying prospectus, dated November 5, 2025. The accompanying prospectus provides you with a general description of the debt securities that CAF may issue, and this prospectus supplement contains specific information about the terms of this offering and the notes. This prospectus supplement also may add, update or change information provided in the accompanying prospectus. To the extent that certain information in this prospectus supplement is inconsistent with information in the accompanying prospectus, the information in this prospectus supplement replaces the information in the accompanying prospectus and you should rely on the information in this prospectus supplement. Consequently, before you invest, you should read this prospectus supplement together with the accompanying prospectus.

The registration statement, any post-effective amendments to the registration statement and their various exhibits contain additional information about CAF, the notes and other matters. All of these documents are available on the internet website of the SEC at www.sec.gov. Certain terms that are used, but not defined in this prospectus supplement, have the meanings given to them in the accompanying prospectus.

CAF, having made all reasonable inquiries, confirms that this prospectus supplement and the accompanying prospectus contain all the information regarding CAF and the notes which is (in the context of the issue of the notes) material; that such information is true and accurate in all material respects and is not misleading in any material respect; and that this prospectus supplement and the accompanying prospectus do not omit to state any material fact necessary to make such information not misleading in any material respect. CAF accepts responsibility for the information contained in this prospectus supplement and the accompanying prospectus.

Except as otherwise specified, all amounts in this prospectus supplement are expressed in U.S. Dollars (“dollars,” “$,” “US$,” “USD,” “US Dollars” or “U.S. dollars”).

Laws in certain jurisdictions may restrict the distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes. You should inform yourself about and observe these restrictions. See “Underwriting” in this prospectus supplement.

S-iii

FORWARD-LOOKING INFORMATION

This prospectus supplement and the accompanying prospectus contain forward-looking statements. Statements that are not historical facts, including statements about CAF’s beliefs and expectations, are forward-looking statements. These statements are identified by words such as “believe,” “expect,” “anticipate,” “should” and words of similar meaning.

Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual financial and other results may differ materially from the results discussed in the forward-looking statements. Therefore, you should not place undue reliance on them. Factors that might cause such a difference include, but are not limited to, those discussed in this prospectus supplement and the accompanying prospectus, such as the effects of economic or political turmoil in one or more of CAF’s shareholder countries. CAF undertakes no obligations to update any forward-looking statement, which speak only as of the date of this prospectus supplement.

S-iv

SUMMARY OF THE OFFERING

This summary highlights selected information included in this prospectus supplement. This summary does not contain all of the information that you should consider before investing in the notes. You should read the following summary information in conjunction with the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus. You should read our financial statements and the notes to those statements included elsewhere in this prospectus before you decide to invest in the notes.

Issuer	Corporación Andina de Fomento

Securities Offered	4.625% Notes due 2036.

Maturity Date	January 15, 2036.

Interest Payment Dates	January 15 and July 15 of each year, commencing July 15, 2026.

Interest Rate	4.625% per annum.

Not Redeemable	The notes are not redeemable prior to their maturity on January 15, 2036, other than in limited circumstances for tax reasons. See “Description of the Debt Securities — Redemption for Tax Reasons” in the accompanying prospectus.

Form and Denominations	The notes will be issued in the form of a global note held by the depositary or the depositary’s custodian. You will hold your interest in the global note through a financial institution that has an account with the depositary. Generally, you will not be entitled to have notes registered in your name, you will not be entitled to certificates representing your notes and you will not be considered a holder of a note under the fiscal agency agreement. You may hold your interest in the global note in denominations of USD 1,000 and integral multiples of USD 1,000 in excess thereof. See “Description of the Notes — Form and Denominations.”

Payment of Principal and Interest	Interest and the principal amount of your notes will be paid in U.S. dollars. As long as the notes are in the form of the global note, interest and principal will be paid through the facilities of the depositary. See “Description of the Notes — Payments on the Notes.”

No Sinking Fund	There is no sinking fund for the notes.

Additional Amounts

Payments will be made without withholding or deducting taxes, duties, assessments or other similar governmental charges imposed by the full member shareholder countries or any of their political subdivisions or agencies having the power to tax, unless the withholding or deduction of those taxes, duties, assessments or charges is required by law. In that event, with certain exceptions, such additional amounts as may be necessary will be paid so that the net amount you receive after such withholding or deduction will equal the amount that you would have received without a withholding or deduction. (See “Description of the Debt Securities — Additional Payments by CAF” in the accompanying prospectus.) Under the terms of the Constitutive Agreement, CAF is exempt from all taxes and tariffs on income, properties or assets, and from any liability involving payment, withholding or collection of any taxes in the full member shareholder countries. See “Legal Status of CAF” in the accompanying prospectus.

Status	The notes are not secured by any of CAF’s property or assets. Accordingly, your ownership of the notes means you are one of CAF’s unsecured creditors. The notes rank equally with all of CAF’s other unsecured indebtedness, as described in the accompanying prospectus. See “Description of the Debt Securities — General” in the accompanying prospectus.

Negative Pledge	The notes will contain a restriction on CAF’s ability to pledge or mortgage its assets. See “Description of the Debt Securities — Negative Pledge” in the accompanying prospectus.

Default	You will have certain rights if an event of default occurs and is not cured by CAF, including the right to declare your notes to be immediately due and payable, as described in the accompanying prospectus. See “Description of the Debt Securities — Default; Acceleration of Maturity” in the accompanying prospectus.

Further Issuances	CAF may from time to time, without the consent of existing holders of the notes, create and issue additional notes having the same terms and conditions as the notes offered hereby, except for the issue date, the offering price and, if applicable, the date of first payment of interest on the additional notes. Any such additional notes will form a single series with the notes offered hereby, provided, however, that if such additional notes are not fungible with the notes offered hereby for U.S. federal income tax purposes, the additional notes will be issued under a separate CUSIP number.

Fiscal Agent	The notes will be issued under a fiscal agency agreement between CAF and The Bank of New York Mellon (as successor-in-interest to JPMorgan Chase Bank, N.A.), which serves as fiscal agent, paying agent, transfer agent and registrar.

Taxation	For a discussion of the full member shareholder countries and U.S. tax consequences of the notes, see “Taxation — Full Member Shareholder Country Taxation” and “— United States Taxation” in the accompanying prospectus. You should consult your own tax advisors to determine the foreign and U.S. federal, state, local and any other tax consequences to you in connection with your purchase, ownership and disposition of the notes.

Listing	CAF will apply to the FCA for the notes to be listed on its Official List and to the London Stock Exchange for the notes to be admitted to trading on the Market. No assurance can be given by CAF that such application will be approved.

Governing Law	The notes will be governed by the laws of the State of New York.

RECENT DEVELOPMENTS

CAF Outlook Revised to Positive by Fitch Ratings

On December 18, 2025, Fitch Ratings affirmed CAF’s rating at AA-.

New Loans Approved for Regional Development

On December 16, 2025, CAF approved USD 3,175.0 million in loans to finance projects related to productive transformation, regional integration, energy transition, sustainable mobility, and climate and social resilience. The largest approvals included USD 980.0 million for Uruguay, USD 566.0 million for the Dominican Republic, USD 500.0 million for Panama, USD 303.0 million for Ecuador, and USD 300.0 million for Mexico.

Barbados Approved for Transition to Full Member Shareholder Status

On December 16, 2025, CAF’s Board of Directors confirmed Barbados’ compliance with the conditions required to transition to full member shareholder status of the institution.

Saint Kitts and Nevis and Haiti to Join CAF as Series “C” Shareholders

On December 16, 2025, CAF’s Board of Directors approved the admission of Saint Kitts and Nevis and Haiti, subject to the completion of the relevant procedures, as associated shareholder countries with Series “C” shares.

Re-election of Executive President

On December 15, 2025, CAF’s Board of Directors approved the re-election of Mr. Sergio Díaz-Granados as Executive President of CAF for a new five-year term from 2026 to 2031. Mr. Díaz-Granados has served as Executive President since 2021.

CAF Upgraded to AA+ by S&P Global Ratings

On November 7, 2025, S&P Global Ratings upgraded CAF’s rating to AA+.

Change in independent accounting firm

Effective January 1, 2026, CAF replaced Deloitte Touche Tohmatsu Limited with PricewaterhouseCoopers LLP as its independent accounting firm. The decision was approved by CAF’s Board of Directors and was made in accordance with the institution’s corporate governance practices related to the periodic rotation of its independent auditors.

United States Military Operation in Venezuela

On January 3, the United States conducted a military operation in Venezuela that resulted in the capture of Nicolás Maduro and his spouse, Cilia Flores, and their transport to the United States, where they were indicted on drug trafficking-related charges in United States federal court. The Venezuelan Supreme Court designated Vice President Delcy Rodríguez as acting president.

CAF has offices in 18 countries and over several years has implemented a robust business continuity plan that allows all of CAF’s operations to be conducted simultaneously from multiple country offices, which CAF believes ensures operational resilience in the event of unexpected disruptions in any specific location, including CAF’s office in Caracas. CAF believes that any adverse political situation and other development related to Venezuela would have limited effect on CAF´s day-to day operations. For more information regarding Venezuela, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Venezuela-Related Sanctions of the United States.”

SUMMARY FINANCIAL INFORMATION

The following summary financial information as of and for the years ended December 31, 2024, 2023, and 2022 has been derived from the audited financial statements of CAF for those periods, which are included elsewhere in this prospectus. The financial statements of CAF have been prepared in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”). The following summary financial information as of and for the nine-month periods ended September 30, 2025 and 2024 (balance sheet as of September 30, 2024 not included therein) has been derived from CAF’s unaudited condensed interim financial information included elsewhere in this prospectus. The results of the nine-month period ended September 30, 2025, are not necessarily indicative of results to be expected for the full year. The summary financial information should be read in conjunction with CAF’s audited financial statements and notes thereto, its unaudited condensed interim financial information and the notes thereto and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included elsewhere in this prospectus.

	Year Ended December 31,			Nine Months Ended September 30,
	2024	2023	2022	2025	2024
	(in USD thousands, except ratios)
Statements of Income
Interest income	3,568,555	3,302,423	1,315,283	2,536,844	2,819,536
Interest expense	2,539,867	2,199,286	854,733	1,749,439	1,934,918

Net interest income	1,028,688	1,103,137	460,550	787,405	884,618
Provision (credit) for loan losses	41,929	439	(3,287)	(7,926)	(7,704)

Net interest income after provision (credit) for loan losses	986,759	1,102,698	463,837	795,331	892,322
Non-interest income	20,413	58,286	18,941	22,929	20,492
Non-interest expenses	253,074	210,797	203,614	179,394	168,175

Income before unrealized changes in fair value related to financial instruments and contributions to Shareholders’ Special Funds	754,098	950,187	279,164	638,866	744,639
Unrealized changes in fair value related to other financial instruments	402	(20,139)	(21,195)	(12,997)	21,556

Income before contributions to Shareholders’ Special Funds, net	754,500	930,048	257,969	625,869	766,195
Contributions to Shareholders’ Special Funds	138,000	120,000	89,000	182,730	138,000

Net income	616,500	810,048	168,969	443,139	628,195

Summarized Balance Sheet Data (end of period)
Total assets	56,459,953	53,814,263	50,376,742	63,823,972	58,446,238
Total liabilities	40,470,580	39,084,543	36,657,425	46,915,831	42,633,866
Total shareholders’ equity	15,989,373	14,729,720	13,719,317	16,908,141	15,812,372

Total liabilities and shareholders’ equity	56,459,953	53,814,263	50,376,742	63,823,972	58,446,238

	Year Ended December 31,			Nine Months Ended September 30,
	2024	2023	2022	2025	2024
	(in USD thousands, except ratios)
Loan Portfolio and Equity Investments
Loans before allowance for loan losses and loan commissions, net of origination cost	33,835,802	33,479,085	30,622,324	36,934,663	33,452,455
Allowance for loan losses	84,757	56,913	63,192	91,637	49,284
Equity investments	399,765	392,184	381,779	417,301	389,644
Selected Financial Ratios
Adjusted return on average total shareholders’ equity(1)	4.91%	6.68%	2.07%	5.21%	6.56%
Adjusted return on average paid-in capital(2)	13.20%	17.08%	5.09%	14.50%	17.48%
Adjusted return on average assets(3)	1.37%	1.82%	0.57%	1.39%	1.79%
Administrative expenses divided by average assets	0.40%	0.39%	0.36%	0.36%	0.37%
Overdue loan principal as a percentage of loan portfolio (excluding non-accrual loans)	0.01%	0.00%	0.00%	0.00%	0.18%
Non-accrual loans as a percentage of loan portfolio	5.84%	0.15%	0.35%	5.27%	0.15%
Allowance for loan losses as a percentage of loan portfolio	0.25%	0.17%	0.21%	0.25%	0.15%

(1)

Calculated as income before unrealized changes in fair value related to financial instruments and Contributions to Shareholders’ Special Funds divided by annual average total shareholders’ equity. Annual average total shareholders’ equity is computed as the arithmetic average of total shareholders’ equity as of the beginning and the end of each period. Data for interim periods has been annualized.

(2)

Calculated as income before unrealized changes in fair value related to financial instruments and Contributions to Shareholders’ Special Funds divided by annual average subscribed and paid-in capital. Annual average subscribed and paid-in capital is computed as the arithmetic average of subscribed and paid-in capital as of the beginning and the end of each period. Data for interim periods has been annualized.

(3)

Calculated as income before unrealized changes in fair value related to financial instruments and Contributions to Shareholders’ Special Funds divided by annual average assets. Annual average assets is computed as the arithmetic average of total assets as of the beginning and the end of each period. Data for interim periods has been annualized.

USE OF PROCEEDS

CAF will use the net proceeds of the sale of the securities for general corporate purposes that are lawful in accordance with U.S., EU and UK sanctions law and regulations, including due to being licensed or exempt.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth CAF’s capitalization and indebtedness as of September 30, 2025, and does not give effect to any transaction since that date.

As of September 30, 2025(4)
(in USD millions)
Total liabilities(1)(3)	46,915.8

Shareholders’ equity	16,908.1

Capital
Subscribed and paid-in capital (authorized capital USD 25.0 billion)(2)(4)	5,993.0
Additional paid-in capital	5,104.5

Total capital	11,097.5

Reserves
Mandatory reserve pursuant to Article 42 of the Constitutive Agreement	743.1
General reserve	4,624.4

Total reserves	5,367.5
Retained earnings	443.1

Total shareholders’ equity	16,908.1

Total liabilities and shareholders’ equity	63,824.0

(1)	Includes deposits, commercial papers, borrowings from other financial institutions, bonds, accrued interest payable, derivative financial instruments, and accrued expenses and other liabilities.
(2)

Authorized capital also includes callable capital of USD 7.0 billion as of September 30, 2025. Subscribed capital of USD 10.1 billion less callable capital portion of USD 1.9 billion and less capital subscriptions receivable USD 2.2 billion.

(3)	Since September 30, 2025, there have been issuances of bonds. See “Supplementary Information (Unaudited)” as of September 30, 2025, included elsewhere in this prospectus.
(4)	See “Recent Developments” for more information on the most recent changes to CAF’s capital since September 30, 2025.

CAPITAL STRUCTURE

General

As of September 30, 2025, CAF’s total authorized capital was USD 25.0 billion, of which USD 18.0 billion was ordinary capital shares and USD 7.0 billion was callable capital shares. On March 8, 2022, the Shareholders’ Assembly of CAF (the “Shareholders’ Assembly”) approved a general paid-in capital increase for a total amount of USD 7.0 billion. Several bilateral subscription agreements with each shareholder country have already been negotiated and signed. As of September 30, 2025, USD 887.4 million were already paid. See “Capital Structure — Paid-in Capital and Unpaid Capital” for recent capital subscriptions as of September 30, 2025.

Paid-in Capital and Unpaid Capital

As of September 30, 2025, CAF’s subscribed paid-in and unpaid capital (excluding callable capital) was USD 8.2 billion, of which USD 6.0 billion was paid-in capital and USD 2.2 billion was unpaid capital. The unpaid capital is receivable in installments according to the subscription agreements with the shareholder countries. Over the years, CAF has had several increases of subscribed capital.

Since 1990, capital contributions made to CAF comprise a premium paid on each Series “B” and Series “C” share purchased and the nominal USD 5,000 per share value established by CAF’s by-laws. The premium component of such capital contributions is determined at the beginning of each subscription and applies to all payments under that subscription.

Information regarding recent capital subscriptions and annual capital contributions made by shareholder countries as of September 30, 2025, is as follows:

Antigua and Barbuda

In December 2024, Antigua and Barbuda subscribed to an additional USD 14.9 million in Series “C” shares, to be paid in a single installment. This installment of USD 14.9 million was subsequently paid in 2025.

Argentina

In March 2016, Argentina subscribed for an additional USD 572.0 million in Series “B” shares to be paid in seven installments. The final installment was paid in 2023.

In July 2022, Argentina subscribed for an additional USD 807.7 million in Series “B” shares to be paid in ten different annual installments, of which it paid USD 5.0 million in 2023, USD 97.4 million in 2024 and USD 97.4 million in 2025.

Bahamas

In April 2024, Bahamas subscribed for an additional USD 50.0 million in Series “C” shares to be paid in two different annual installments, of which it paid USD 25.0 million in 2024. Bahamas’ 2025 installment amounts to USD 25.0 million.

Barbados

In November 2023, Barbados subscribed for an additional USD 50.0 million in Series “C” shares to be paid in three different annual installments, of which it paid USD 16.7 million in 2023, USD 16.7 million in 2024, and the final installment of USD 16.7 million in 2025.

Bolivia

In October 2009, Bolivia subscribed for an additional USD 105.0 million in Series “B” shares, to be paid in eight installments. The final installment was paid in 2017.

In March 2016, Bolivia subscribed for an additional USD 190.0 million in Series “B” shares, to be paid in six installments. The final installment was paid in 2022.

In July 2022, Bolivia subscribed for an additional USD 269.2 million in Series “B” shares, to be paid in eight different annual installments, of which it paid USD 25.0 million in 2023. Bolivia’s 2025 installment amounts to USD 30.8 million.

Brazil

In July 2017, Brazil subscribed for an additional USD 572.0 million in Series “B” shares, to be paid in eight different annual installments. Brazil paid USD 20.1 million in 2018, and the installment schedule was modified beginning in 2019, under which it paid USD 45.0 million in 2020, USD 26.2 million in 2021, USD 124.8 million in 2022, USD 178.0 million in 2023, USD 75.0 million in 2024, and USD 30.5 million in 2025.

Chile

In June 2022, Chile subscribed for an additional USD 1,457.8 million in Series “C” shares, to be paid in fourteen different annual installments, of which it paid USD 132.0 million in 2023, and USD 102.0 million in 2024. Chile’s 2025 installment amounts to USD 102.0 million.

In June 2022, Chile subscribed for USD 122.0 million in callable capital.

In March 2023, Chile became a full member shareholder country after fulfilling all the necessary conditions and obtaining all necessary approvals, converting its Series “C” shares to Series “B” shares and acquiring a Series “A” share for USD 1.2 million.

Colombia

In June 2012, Colombia subscribed for an additional USD 210.0 million in Series “B” shares to be paid in three installments. The final installment was paid in 2018.

In July 2016, Colombia subscribed for an additional USD 572.0 million in Series “B” shares, paid in full in eight different annual installments. The payments were made as follows: USD 5.0 million in 2017, USD 5.0 million in 2018, and USD 93.7 million each year from 2019 to 2024, with the final installment paid in 2024.

In July 2022, Colombia subscribed for an additional USD 807.7 million in Series “B” shares to be paid in ten different annual installments, of which it paid USD 3.0 million in 2023, and USD 14.0 million in 2024. Colombia’s 2025 installment amounts to USD 112.0 million.

Costa Rica

In September 2019, Costa Rica subscribed for USD 110.0 million in Series “C” shares, which it paid in full in 2019.

In July 2022, Costa Rica subscribed for an additional USD 303.3 million in Series “C” shares, to be paid in five different annual installments, of which it paid USD 62.5 million in 2024 and USD 60.2 million in 2025.

In November 2024, Costa Rica became a full member shareholder country after fulfilling all necessary conditions and obtaining all necessary approvals, converting its Series “C” shares to Series “B” shares and acquiring a Series “A” share for USD 1.2 million.

Dominican Republic

In February 2016, the Dominican Republic subscribed for an additional USD 50.0 million in Series “C” shares, to be paid in four installments. The final installment was paid in 2020.

In December 2021, the Dominican Republic subscribed for an additional USD 310.1 million in Series “C” shares to be paid in six different annual installments starting in 2022, of which it paid USD 46.0 million in 2022, USD 48.0 million in 2023, and USD 50.0 million in 2024. The Dominican Republic’s 2025 installment amounts to USD 53.0 million.

In October 2023, the Dominican Republic became a full member shareholder country. Its Series “C” shares were exchanged into Series “B” shares and it acquired a Series “A” share for USD 1.2 million.

Ecuador

In June 2016, Ecuador subscribed for an additional USD 190.0 million in Series “B” shares, to be paid in six installments. The final installment was paid in 2020.

In July 2022, Ecuador subscribed for an additional USD 269.2 million in Series “B” shares to be paid in eleven different annual installments starting in 2022, of which it paid USD 53.8 million in 2022, USD 22.1 million in 2023, USD 21.9 million in 2024, and USD 21.9 million in 2025.

El Salvador

In December 2021, El Salvador began its process to become a full member shareholder country and subscribed for USD 460.0 million in Series “B” shares to be paid in seven different annual installments, of which it paid USD 65.7 million in 2022, USD 65.7 million in 2023, and USD 65.7 million in 2024. El Salvador’s 2025 installment amounts to USD 65.7 million.

In December 2021, El Salvador subscribed for USD 36.0 million in callable capital.

In July 2022, El Salvador became a full member shareholder country after fulfilling all the necessary conditions and obtaining the required approvals, including the acquisition of a Series “A” share for USD 1.2 million.

Grenada

In April 2024, Grenada subscribed for USD 5.0 million in Series “C” shares to be paid in three different annual installments starting in 2024, of which it paid USD 1.0 million in 2024 and USD 2.0 million in 2025.

Honduras

In July 2022, Honduras subscribed for USD 460.0 million in Series “B” shares to be paid in eight different annual installments starting in 2023, of which it paid USD 38.2 million in 2023 and USD 42.0 million in 2024. Honduras’ 2025 installment amounts to USD 51.0 million.

On October 15, 2023, Honduras became a full member shareholder country and acquired a Series “A” share for USD 1.2 million.

Panama

In February 2016, Panama subscribed for an additional USD 190.0 million in Series “B” shares, to be paid in six installments beginning in 2017. The final installment was paid in 2022.

In October 2022, Panama subscribed for an additional USD 269.2 million in Series “B” shares, to be paid in eight different annual installments, of which it paid USD 25.0 million in 2023 and USD 28.8 million in 2025 for its 2024 installment. Panama’s 2025 installment amounts to USD 30.8 million.

Paraguay

In March 2016, Paraguay subscribed for an additional USD 190.0 million in Series “B” shares, to be paid in six installments. The final installment was paid in 2022.

In March 2022, Paraguay subscribed for an additional USD 269.2 million in Series “B” shares, to be paid in eight different annual installments, of which it paid USD 14.2 million in 2023, USD 19.5 million in 2024, and USD 33.7 million in 2025.

Peru

In March 2016, Peru subscribed for an additional USD 572.0 million in Series “B” shares, to be paid in eight installments. The final installment was paid in 2022.

In June 2023, Peru subscribed for an additional USD 807.7 million in Series “B” shares, to be paid in eight different annual installments, of which it paid USD 60.0 million in 2024 and USD 75.0 million in 2025.

Portugal

In December 2017, Portugal subscribed for USD 6.4 million in Series “C” shares to be paid in three equal installments. The final installment was paid in 2019.

Spain

In December 2017, Spain subscribed for an additional USD 173.2 million of paid-in capital to be paid in five installments. The final installment was paid in 2021.

In September 2023, Spain subscribed for an additional USD 302.0 million in Series “C” shares, to be paid in four different annual installments, of which it paid USD 152.1 million in 2024 and USD 57.1 million in 2025.

Trinidad and Tobago

In December 2018, Trinidad and Tobago subscribed for an additional USD 190.0 million of paid-in capital to be paid in eight different annual installments, of which it paid USD 20.0 million in 2019, USD 20.0 million in 2020, USD 25.0 million in 2021, USD 31.2 million in 2022, USD 31.2 million in 2024 and USD 31.2 million in 2025.

In July 2022, Trinidad and Tobago subscribed for an additional USD 269.2 million of paid-in capital to be paid in eight different annual installments, of which it paid USD 5.0 million in 2024 and USD 5.0 million in 2025.

Uruguay

In March 2016, Uruguay subscribed for an additional USD 190.0 million in Series “B” shares, to be paid in six different annual installments. The final installment was paid in 2022.

In June 2024, Uruguay subscribed for an additional USD 269.2 million in Series “B” shares, to be paid in eight different annual installments, beginning in 2025. Uruguay’s 2025 installment amounts to USD 24.9 million.

Venezuela

In August 2009, Venezuela subscribed for an additional USD 380.0 million in Series “B” shares to be paid in eight installments. In December 2016, the agreement was amended to provide for payment in nine installments.

Venezuela had paid a total of USD 268.2 million as of September 30, 2017. In March 2018, the agreement was amended to provide for payment in three installments, with the final installment scheduled to be paid in 2020. As of September 30, 2025, USD 111.8 million to be paid under the agreement, as amended in March 2018, are past due. CAF has not approved any new loans to Venezuela since 2018.

In March 2016 and May 2016, Venezuela subscribed for an additional USD 572.0 million in Series “B” shares. In March 2018, the agreement was amended to provide for payment in eight annual installments, with the final installment scheduled to be paid in 2025. As of September 30, 2025, USD 572.0 million to be paid under the agreement, as amended in March 2018, are past due.

On March 31, 2020, CAF implemented a Support Program for liquidity management in exceptional situations, following formal approval by the Shareholders’ Assembly on March 3, 2020 (the “Support Program”). The Support Program was created in order to provide shareholder countries with flexibility, resources, and support in the repayment of outstanding debt obligations, particularly for shareholder countries whose economies were expected to be materially and adversely impacted by the COVID-19 pandemic. The Support Program allowed CAF to repurchase the shares of a shareholder country that fulfilled the requirements of the Support Program and apply the proceeds to that country’s debt service. CAF notified Venezuela that it had fulfilled the requirements, and Venezuela was admitted to the Support Program in 2020. From the inception of the Support Program until July 4, 2024, CAF repurchased a total of 168,573 shares totaling USD 2,393.74 million (comprised of USD 842.87 million of paid-in capital and USD 1,550.87 million of additional paid-in capital) and applied this amount to repay due and overdue amounts of principal, interests, and fees. The Support Program was completed in July 2024, and as of September 30, 2025, Venezuela holds 105 Series “B” shares and one Series “A” share.

The following table sets out the nominal value of CAF’s subscribed paid-in capital and unpaid capital as of September 30, 2025:

Shareholders	Paid-in Capital	Unpaid Capital
	(in USD thousands)
Series “A” Shares:
Argentina	1,200	—
Bolivia	1,200	—
Brazil	1,200	—
Chile	1,200	—
Colombia	1,200	—
Costa Rica	1,200	—
Dominican Republic	1,200	—
Ecuador	1,200	—
El Salvador	1,200	—
Honduras	1,200	—
Panama	1,200	—
Paraguay	1,200	—
Peru	1,200	—
Trinidad and Tobago	1,200	—
Uruguay	1,200	—
Venezuela	1,200	—

Shareholders	Paid-in Capital	Unpaid Capital
	(in USD thousands)
Series “B” Shares:
Argentina	727,940	214,080
Bolivia	332,775	86,000
Brazil	615,200	25,515
Chile	110,090	430,910
Colombia	1,087,995	278,410
Costa Rica	98,395	63,590
Dominican Republic	103,495	58,490
Ecuador	367,635	52,745
El Salvador	69,420	92,565
Honduras	28,245	133,740
Panama	220,095	75,845
Paraguay	222,435	71,105
Peru	1,131,715	236,860
Trinidad and Tobago	176,705	102,290
Uruguay	207,300	—
Venezuela	525	240,780
Commercial Banks	2,785	155
Series “C” Shares:
Antigua y Barbuda	5,280	—
Barbados	35,220	—
Bahamas	8,805	8,800
Grenada	1,055	705
Jamaica	910	—
Mexico	76,835	—
Portugal	9,600	—
Spain	333,370	32,665

Total	5,993,025	2,205,250

Reserves

Article 42 of the Constitutive Agreement requires that at least 10% of CAF’s net income in each year be allocated to a mandatory reserve until that reserve amounts to 50% of subscribed capital. The mandatory reserve can be used only to offset losses. The mandatory reserve is an accounting reserve. CAF also maintains a general reserve to cover contingent events and as a source of funding of last resort in the event of temporary illiquidity or when funding in the international markets is unavailable or impractical.

As of September 30, 2025, CAF’s reserves totaled USD 5.4 billion. At such date, the mandatory reserve pursuant to Article 42 of the Constitutive Agreement amounted to USD 0.7 billion, or 9.1%, of subscribed paid-in and capital subscriptions receivable, and the general reserve amounted to USD 4.6 billion.

Callable Capital

In addition to CAF’s subscribed paid-in and unpaid capital, CAF’s shareholder countries have subscribed for callable capital totaling USD 1.9 billion as of September 30, 2025. CAF’s callable capital may be called by the Board of Directors to meet the obligations of CAF only to the extent that CAF is unable to meet such obligations with its own resources. See Note 15 to CAF’s audited financial statements included elsewhere in this prospectus.

The Constitutive Agreement provides that the obligation of CAF’s shareholder countries to pay for the shares of callable capital, upon demand by the Board of Directors, continues until such callable capital is paid in full. Thus, CAF considers the obligations of shareholder countries to pay for their respective callable capital subscriptions to be binding obligations backed by the full faith and credit of the respective governments. If the callable capital were to be called, the Constitutive Agreement requires that the call be prorated among CAF’s shareholder countries in proportion to their shareholdings.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

The following discussion should be read in conjunction with CAF’s audited financial statements, its unaudited condensed interim financial information and the notes thereto, included elsewhere in this prospectus.

Market Overview and Portfolio Trends

During the last year, important regional and global developments have occurred, including:

•

moderate economic growth in Latin America and the Caribbean, reflecting ongoing structural challenges and external headwinds, but benefiting from improved competitiveness in some sectors, such as commodity-exporting industries, renewable energy development, and manufacturing;

•	an active electoral cycle across several major economies in Latin America and the Caribbean in 2025–2026, which may influence policy direction, macroeconomic priorities, and investor sentiment;

•

a weakening of the U.S. dollar, which, for several countries in the region, has translated into lower real costs for USD-denominated debt and moderate relief in external obligations, improving external financing conditions;

•

potential upside for exports and trade competitiveness in commodity and export-oriented economies as public and private borrowers with export capacity may benefit from more favorable external demand and exchange-rate conditions;

•	persistent structural constraints and fiscal and debt vulnerabilities in many countries, which continue to require prudent risk management and selective borrower assessment; and

•

a constructive environment for development-focused financing, as structural underinvestment and evolving opportunities in infrastructure, energy and trade bolster the role of MDBs in supporting sustainable economic expansion.

Over the past three years (2024, 2023, and 2022), CAF’s loan portfolio has grown as a result of its strategy to expand its shareholder base in Central America and the Caribbean while maintaining its capitalization ratios. This expansion has been driven primarily by additional paid-in capital contributions from several existing shareholder countries, as well as the issuance of shares to new shareholder countries. These two main drivers have led to loan portfolio growth of 1.0% in 2024, 9.3% in 2023, and 3.5% in 2022.

As of September 30, 2025, CAF’s loan portfolio was distributed by country as follows:

Argentina	13.5%
Ecuador	11.5%
Colombia	11.3%
Brazil	10.2%
Bolivia	8.3%
Panama	7.4%
Paraguay	7.2%
Venezuela	5.2%
Peru	5.0%
Uruguay	4.6%
Mexico	3.8%
Trinidad & Tobago	3.7%
Chile	2.9%
El Salvador	2.1%
Costa Rica	1.2%
Dominican Republic	1.2%
Barbados	0.6%
Honduras	0.2%

Notwithstanding the presence of other state-sponsored development banks in the regions in which CAF operates, CAF does not expect that the growth of its loan portfolio will be materially affected by the activities of other development banks in these regions, since the financing needs of its shareholder countries exceed the current supply of lending resources. CAF believes that the activities of other development banks in the regions in which it operates are complementary to its lending operations.

Venezuela-Related Sanctions of the United States

The Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) administers sanctions in respect of the Government of Venezuela and certain Venezuelan-related individuals and entities, including certain Venezuelan government officials. CAF is not a U.S. Person (as defined by the laws and regulations administered by OFAC, 31 CFR Parts 500-598) and has not been sanctioned; however, the following discussion of the current sanctions administered by OFAC is included because Venezuela is a member shareholder country and minority shareholder of CAF, with which CAF has had transactional activity, including loans to Venezuela.

With regard to any individual or entity who has been added to OFAC’s list of Specially Designated Nationals and Blocked Persons (“SDN List”) under Venezuela-related sanctions, U.S. persons may not make to such listed persons, or receive from such listed persons, any contribution or provision of funds, goods, or services, or otherwise deal in property or interests in property of such persons. The OFAC-administered sanctions also prohibit, among other things and with certain limited exceptions:

•

transactions by a U.S. person or within the United States relating to new debt with a maturity greater than 30 days or new equity of the Government of Venezuela, bonds issued by the Government of Venezuela prior to August 25, 2017, and dividend payments or other distributions of profits to the Government of Venezuela from its controlled entities, and

•	direct or indirect purchases by a U.S. person or within the United States of securities from the Government of Venezuela (other than new debt with a maturity of 30 days or less).

For purposes of these sanctions, certain amendments to outstanding debt of the Government of Venezuela, such as an extension of the maturity date, could be considered a “new debt” or other prohibited extension of credit. Unless otherwise specified in the relevant prospectus supplement, CAF will use the net proceeds of securities issued under the Registration Statement to fund its lending operations. CAF will not earmark the proceeds of particular issuances of securities to fund specific loan commitments or purchase specific investments. Accordingly, CAF believes that purchasers of securities will not acquire a direct or indirect interest in CAF’s loans to Venezuela, or any other specific assets of CAF, for purposes of the OFAC sanctions.

Although Venezuela is a member shareholder country and minority shareholder of CAF and two Venezuelan nationals designated by Venezuela serve as directors on the Board of Directors, neither the Government of Venezuela nor any member of the Board of Directors (whether or not a Venezuelan national) exercises control over CAF, has any operational or management role in CAF, or has any authority to negotiate on behalf of CAF or make binding commitments on behalf of CAF. In addition, CAF has implemented a robust business continuity plan that allows all of CAF’s operations to be conducted simultaneously from multiple country offices, which CAF believes ensures operational resilience in the event of unexpected disruptions in any specific location, including CAF’s office in Caracas.

Although CAF generally is not required to comply with the OFAC sanctions outlined above because CAF is not a U.S. person and does not generally operate in or from the United States, CAF also transacts in the ordinary course with various commercial counterparties in the United States that are required to comply with OFAC sanctions. Some of these U.S. counterparties may serve as correspondent banks or as other intermediaries with potential involvement in funds flows in respect of CAF’s loan operations, including CAF’s loans to the Government of Venezuela, and to the extent that they are so involved, would be required to comply with the

Venezuela-related sanctions of the United States. In addition, U.S. persons may purchase CAF’s debt securities. CAF has been monitoring and will continue to monitor OFAC sanctions and restrictions thereunder as applied to U.S. persons, as well as potential sanctions that may be imposed by authorities in other jurisdictions in the future, including the European Union and the United Kingdom, insofar as such sanctions and restrictions may have an effect on CAF’s business and operations.

The OFAC sanctions on Venezuela, and any additional sanctions that may be imposed in the future, could make it more difficult for Venezuela to service or renegotiate its outstanding debt, including its outstanding loans from CAF.

In light of the November 2017 downgrade in Venezuela’s long-term foreign ratings by Standard & Poor’s (“S&P”) to selective default from CC and by Fitch Ratings, Inc. to restricted default from C, CAF increased its provisions for loan losses with respect to loans made to Venezuela to USD 28.3 million as of March 31, 2019, from the USD 19.8 million reported in September 2017. The provision for loan losses for Venezuela as of September 30, 2025, and December 31, 2024 was USD 59.3 million and USD 52.9 million, respectively. See Note 2(h) (“Basis of Presentation and Significant Accounting Policies–Loans ”) and Note 6 (“Loans”) to CAF’s audited financial statements, and Note 5 (“Loans”) to CAF’s unaudited condensed interim financial information, included elsewhere in this prospectus for further information regarding allowance for loan loss calculations.

On December 29, 2017, CAF granted to the Central Bank of Venezuela a credit facility in a total amount of USD 400.0 million. As of September 30, 2018, the credit facility was disbursed in full. On December 14, 2018, CAF granted to the Central Bank of Venezuela a credit facility in a total amount of USD 500.0 million. As of December 31, 2019, the credit facility was disbursed in full.

On January 25, 2019, President Trump signed an Executive Order amending prior economic sanctions targeting the Maduro government, and on January 28, 2019, Petróleos de Venezuela S.A. (“PDVSA”) and certain of its affiliates were designated under Executive Order 13850 and added to the SDN List.

CAF does not have direct lending relationships with PDVSA or its subsidiaries. The sanctions on PDVSA and its affiliates, however, may adversely affect the ability of the Maduro government to receive payment for PDVSA’s production and sale of oil and related products and may therefore adversely affect macroeconomic conditions in Venezuela. As a result, Venezuela may find it more difficult to service its outstanding debt, including its outstanding loans from CAF.

On March 22, 2019, OFAC designated the Economic and Social Development Bank of Venezuela (“BANDES”) under Executive Order 13850 for operating in the financial sector of the Venezuelan economy and added it to the SDN List. As a result of that designation, all property and interests in property of BANDES, including any entity that is owned, directly or indirectly, 50% or more by BANDES, located in the United States or in the possession or control of U.S. persons, are blocked and must be reported to OFAC by persons subject to OFAC jurisdiction. As of September 30, 2025, BANDES holds Series “B” shares of CAF and holds approximately 0.0043% of CAF’s equity. The designation of BANDES therefore does not extend to CAF. Moreover, CAF is not a U.S. person and, therefore, the current sanctions regulations do not prevent CAF from engaging in transactions or dealings with BANDES that occur outside of U.S. jurisdiction. CAF continues to maintain a control framework aimed at verifying its counterparties against OFAC’s SDN List and other applicable sanctions lists.

On April 17, 2019, OFAC designated the Central Bank of Venezuela under Executive Order 13850 for operating in the financial sector of the Venezuelan economy and added it to the SDN List. At the same time, OFAC issued General License 20, which authorizes certain transactions and activities that are for the official business of certain international organizations, including CAF. OFAC has since issued the Venezuela Sanctions Regulations, 31 CFR part 591 (“VSR”), and has included an authorization for the conduct of the official business of CAF and other international organizations and entities, at 31 CFR § 591.510 (Official business of certain international organizations and entities). This provision of the VSR authorizes CAF to conduct transactions and activities involving the Central Bank of Venezuela to the extent they are subject to U.S. jurisdiction and are for CAF’s official business, subject to the terms of the authorization. Accordingly, the designation of the Central Bank of Venezuela has not had a material impact on CAF or its relationship with the Central Bank of Venezuela.

On August 5, 2019, President Donald Trump signed Executive Order 13884, which blocks all property and interests in property of the Government of Venezuela that are in or come within the United States or the possession or control of a U.S. person. For purposes of the Executive Order, the term “Government of Venezuela” is defined to include, among others, any person who has acted or purported to act directly or indirectly for or on behalf of the Government of Venezuela or of any political subdivision, agency, or instrumentality thereof, including the Central Bank of Venezuela. The CAF directors appointed by Venezuela as a Series “A” shareholders and by BANDES as a Series “B” shareholders may be considered to fall within the definition of “Government of Venezuela” in the Executive Order. The authorization at 31 CFR § 591.510 of the VSR (Official business of certain international organizations and entities), however, by its terms does not authorize transactions or dealings with any person other than the Central Bank of Venezuela whose property and interests in property are blocked under Executive Order 13850. Nevertheless, CAF has not observed any material adverse effects on CAF following the issuance of Executive Order 13884. CAF does not anticipate that the blocking of the Government of Venezuela will have a material adverse effect on CAF in the future.

When appropriate, CAF consults with OFAC regarding its activities related to Venezuela and believes that CAF is in compliance with U.S. sanctions, to the extent CAF is subject to U.S. jurisdiction. CAF understands that any repurchase of securities of Venezuela under the Support Program should not be affected by sanctions or risk direct or indirect violations of sanctions. Should the repurchase of shares of Venezuela under the Support Program be considered subject to U.S. jurisdiction, CAF believes that the authorization at 31 CFR §591.510 of the VSR (Official business of certain international organizations and entities) may be available to authorize such activity. CAF has also implemented measures to segregate its U.S. Dollar treasury, including funds from the offering, from funds used for distributions to Venezuela, which distributions are made only in non-U.S. currencies. CAF does not source any funds for distribution to Venezuela through any transactions involving U.S. persons, so CAF does not believe that the purchasers of the securities that may be offered by CAF under the Registration Statement and the applicable prospectus supplement face the risk of violating U.S. sanctions as a result of such purchases. CAF has not observed any material adverse effects on CAF following the issuance of Executive Order 13884. CAF does not anticipate that the blocking of the Government of Venezuela will have a material adverse effect on CAF in the future.

Venezuela Loan Portfolio

On March 31, 2020, following formal approval by the Shareholders’ Assembly, CAF implemented the Support Program. The Support Program allowed CAF to repurchase the shares of a shareholder country that fulfilled the requirements and to apply the proceeds to that country’s outstanding loans that were already due or overdue. The time frame to apply to the Support Program was six months. The only shareholder country that met the necessary requirements to apply to the Support Program was Venezuela. As part of the Support Program, Venezuela maintained its representation on the Board of Directors but was not allowed to have any new loans approved. From the inception of the Support Program until July 4, 2024, CAF repurchased a total of 168,573 shares totaling USD 2,393.74 million (comprised of USD 842.87 million of paid-in capital and USD 1,550.87 million of additional paid-in capital) and applied this amount to repay due and overdue amounts of principal, interests, and fees. The Support Program was completed in July 2024, and, as of the date of this prospectus, Venezuela currently holds 105 Series “B” shares and one Series “A” share.

As of December 31, 2024, the total amount of delayed payments for operations in Venezuela amounted to USD 287.7 million, including interest. In accordance with CAF´s policies, a loan is considered to be in non-accrual status when a payment is more than 180 days overdue in the case of public sector loans. As of September 30, 2025, and December 31, 2024, all outstanding loans with Venezuela amounting to USD 1,945.9 million and

USD 1,939.3 million, respectively, were placed in non-accrual status. Additionally, as of December 31, 2024, uncollected interest and commissions amounting to USD 92.2 million were reversed, and the related individually assessed allowance for credit losses was USD 52.9 million.

As of September 30, 2025, the total amount of delayed payments for operations in Venezuela amounted to USD 645.1 million including interest. Uncollected interest and commissions amounted to USD 87.0 million and the related individually assessed allowance for credit losses was USD 59.3 million. Additionally, as of September 30, 2025, overdue interest amounted to USD 16.0 million.

CAF expects to collect all amounts due, including interest and fees. Venezuela is one of the founding shareholders of CAF and has reiterated its commitment and its intention to undertake payments. CAF’s management monitors its credit exposure periodically.

Critical Accounting Policies

General

The financial statements of CAF are prepared in accordance with U.S. GAAP, which requires it in some cases to use estimates and assumptions that may affect its reported results and disclosures. CAF describes its significant accounting policies in Note 2 to its unaudited financial statements included elsewhere in this prospectus. Some of the more significant accounting policies CAF uses to present its financial results involve the use of accounting estimates that CAF considers to be critical because they require (1) significant management judgment and assumptions about matters that are complex and inherently uncertain; and (2) the use of a different estimate or a change in estimate could have a material impact on CAF’s reported results of operations or financial condition. Specifically, the estimates CAF uses to determine the allowance for loan losses are critical accounting estimates.

Additionally, other important estimates related to the preparation of CAF’s financial statements are those related to revenue recognition and the valuation and classification at fair values of financial instruments. The fair values for some financial assets and liabilities recorded in CAF’s financial statements are determined according to the procedures established by the accounting pronouncement ASC 820. As of the date of this prospectus, CAF has not changed or reclassified any asset or liability from one level to another pursuant to the hierarchy reflected in ASC 820, thereby maintaining consistency in the application of accounting principles in this matter.

Statements of Income

Interest Income

Nine Months Ended September 30, 2025 and 2024. For the nine-month period ended September 30, 2025, CAF’s interest income was USD 2,536.8 million, representing a decrease of USD 282.7 million, or 10.0%, compared to interest income of USD 2,819.5 million for the corresponding period in 2024. This decrease was primarily driven by a reduction in interest income from loans, which fell by USD 263.4 million, or 13.8%, mainly due to lower interest rates. Interest rates charged on loans accruing interest based on the six-month Secured Overnight Financing Rate (“Term SOFR”) and the spread differential were lower in the first nine months of 2025 compared to the corresponding period in 2024, averaging 4.16% and 5.10%, respectively.

Interest Expense

Nine Months Ended September 30, 2025 and 2024. For the nine-month period ended September 30, 2025, CAF’s interest expense was USD 1,749.4 million, representing a decrease of USD 185.5 million, or 9.6%, compared to interest expense of USD 1,934.9 million for the corresponding period in 2024. This decrease was primarily driven by a reduction in interest expense on bonds (USD 125.3 million), commercial paper (USD 49.6 million), and borrowings from other financial institutions (USD 19.7 million), compared to the corresponding period in 2024. Average market interest rates were lower during the first nine months of 2025, with the six-month Term SOFR averaging 4.16%, compared to 5.10% in the corresponding period of 2024.

Net Interest Income

Nine Months Ended September 30, 2025 and 2024. For the nine-month period ended September 30, 2025, CAF’s net interest income was USD 787.4 million, representing a decrease of USD 97.2 million, or 11.0%, compared to net interest income of USD 884.6 million for the corresponding period in 2024. Both interest income and interest expense declined in line with lower average market interest rates. However, the decrease in interest income outpaced the reduction in interest expense. As a result, CAF’s net interest margin narrowed to 1.81% for the period, compared to 2.27% in the same period of 2024.

Credit for Loan Losses

Nine Months Ended September 30, 2025 and 2024. For the nine-month period ended September 30, 2025, CAF recorded a credit for loan losses of USD 7.9 million, compared to a credit for loan losses of USD 7.7 million for the corresponding period in 2024. This credit for loan losses was mainly due to recoveries on non-accrual loans during the period.

Non-Interest Income

CAF’s non-interest income consists mainly of other commissions, dividends arising from equity investments not accounted for using the equity method, its corresponding share of earnings or losses on equity investments, which are accounted for using the equity method, and other income.

Nine Months Ended September 30, 2025 and 2024. For the nine-month period ended September 30, 2025, CAF’s non-interest income was USD 22.9 million, representing an increase of USD 2.4 million, or 11.7%, compared to non-interest income of USD 20.5 million for the corresponding period in 2024. This increase was primarily driven by higher dividends and equity in earnings of investees, which rose from USD 10.1 million in the prior period to USD 11.6 million, as well as by other commissions, which increased by USD 0.4 million, or 25.0%.

Non-Interest Expenses

CAF’s non-interest expenses consist mainly of administrative expenses, which include salaries and employee benefits, business expenses, telecommunications and technology, depreciation and amortization, logistics and infrastructure, and other expenses.

Nine Months Ended September 30, 2025 and 2024. For the nine-month period ended September 30, 2025, CAF’s non-interest expenses were USD 179.4 million, representing an increase of USD 11.2 million, or 6.7%, compared to non-interest expenses of USD 168.2 million for the corresponding period in 2024. This increase was primarily driven by higher administrative expenses, which amounted to USD 164.7 million for the period ending September 30, 2025, up from USD 152.6 million in 2024, representing a rise of USD 12.1 million, or 7.9%, mainly due to higher business operating costs.

Income before unrealized changes in fair value related to financial instruments and contributions to Shareholders’ Special Funds

Nine Months Ended September 30, 2025 and 2024. For the nine-month period ended September 30, 2025, CAF’s income before unrealized changes in fair value related to financial instruments and contributions to Shareholders’ Special Funds was USD 638.9 million, representing a decrease of USD 105.7 million, or 14.2%, compared to an income before unrealized changes in fair value related to financial instruments and contributions to Shareholders’ Special Funds of USD 744.6 million for the corresponding period in 2024. This decrease was primarily driven by lower interest income.

Unrealized changes in fair value related to other financial instruments

Nine Months Ended September 30, 2025 and 2024. For the nine-month period ended September 30, 2025, CAF’s unrealized changes in fair value related to other financial instruments resulted in a loss of USD 13.0 million, compared with a gain of USD 21.6 million for the corresponding period in 2024. This change was mainly driven by a net loss of USD 15.1 million in the fair value of U.S. Treasury futures, forwards, and notes, compared to a net gain of USD 27.7 million in the corresponding period of 2024.

Net Income

Nine Months Ended September 30, 2025 and 2024. For the nine-month period ended September 30, 2025, CAF’s net income was USD 443.1 million, representing a decrease of USD 185.1 million, or 29.5%, compared to net income of USD 628.2 million for the corresponding period in 2024. The decrease was mainly attributable to lower interest income resulting from declining interest rates, along with higher contributions to Shareholders’ Special Funds, which rose 32.4% to USD 182.7 million for the nine-month period ended September 30, 2025, compared to USD 138.0 million in 2024. It was also affected by a decline in unrealized changes in the fair value of other financial instruments, leading to a net loss of USD 13.0 million for the period, versus a gain of USD 21.6 million in the corresponding period of 2024.

Balance Sheet

Assets

September 30, 2025. As of September 30, 2025, CAF’s total assets were USD 63.8 billion, representing an increase of USD 7.3 billion, or 12.9%, compared to total assets of USD 56.5 billion as of December 31, 2024. The increase in total assets was due to a USD 3.1 billion, or 9.2%, growth in net loans compared to December 31, 2024, as well as higher liquidity assets. Specifically, marketable securities – trading, increased by USD 2.3 billion, or 16.8%; cash due from banks and deposits with banks grew by 27.8%; and other investments rose by 100.0%. The growth in liquidity assets was mainly driven by marketable securities with maturities of less than one year, as well as by other investments in U.S. dollar deposits with banks maturing in more than 90 days.

Liabilities

September 30, 2025. As of September 30, 2025, CAF’s total liabilities were USD 46.9 billion, representing an increase of USD 6.4 billion, or 15.8%, compared to total liabilities of USD 40.5 billion as of December 31, 2024. The increase in liabilities was primarily due to an increase in the outstanding amount of bonds, which grew by 21.4% compared to December 31, 2024. On June 17, 2025, as part of its capital and balance sheet management strategy, CAF issued a USD 500 million perpetual subordinated hybrid debt instrument.

Shareholders’ Equity

September 30, 2025. As of September 30, 2025, CAF’s total shareholders’ equity was USD 16.9 billion, representing an increase of USD 0.9 billion, or 5.6%, compared to total shareholders’ equity of USD 16.0 billion as of December 31, 2024. The slight increase in CAF’s total shareholders’ equity was driven mainly by higher reserves and additional paid-in capital.

Asset Quality

Overdue Loans

September 30, 2025. As of September 30, 2025, there was one loan in overdue status for USD 0.3 million (not including non-accrual loans in overdue status).

Impaired Loans and Non-accrual Loans

September 30, 2025. As of September 30, 2025, the total principal amount of CAF’s non-accrual loans was USD 1,945.9 million, or 5.27%, of the total loan portfolio. This represents CAF’s total loan exposure to Venezuela, all of which is classified as public sector and is currently under non-accrual status. The related individually assessed allowance for credit losses is USD 59.3 million. CAF considers a loan to be impaired when it is in non-accrual status.

Restructured Loans

September 30, 2025. As of September 30, 2025, there were no newly restructured loans.

Loan Write-offs and Recoveries

September 30, 2025. As of September 30, 2025, there were recoveries for USD 14.8 million (non-sovereign) and no loans were written-off.

Exposure Exchange Agreements

On May 23, 2025, as part of its balance sheet optimization strategy, CAF entered into an Exposure Exchange Agreement (an “EEA”) to reduce its sovereign-guaranteed loan portfolio risk concentration. Through an EEA, Multilateral Development Banks (each, a “MDB”) reduce portfolio concentration by simultaneously exchanging coverage for potential nonaccrual events for sovereign exposures from borrowing countries in which a MDB is concentrated, to countries in which a MDB has no, or low, exposure.

As of September 30, 2025, CAF executed a bilateral EEA transaction with another MDB. In this transaction, CAF is the “EEA Seller” (i.e., CAF provided a financial guarantee for its counterparty) and the EEA Buyer (received a financial guarantee from its counterparty) for the following countries and exposure amounts:

	EEA Seller
Country	Amount (in USD millions)	S&P Rating
Costa Rica	90.0	BB-
Dominican Republic	150.0	BB
El Salvador	250.0	B-
Honduras	210.0	BB-

Total	700.0

	EEA Buyer
Country	Amount (in USD millions)	S&P Rating
Argentina	100.0	CCC
Brazil	250.0	BB
Colombia	136.0	BB
Ecuador	214.0	B-

Total	700.0

The carrying amount under the guarantees received or provided amounted to USD 36.2 million. The final maturity date under the EEA is May 23, 2040. As of September 30, 2025, no non-accrual events have occurred.

As of September 30, 2025, CAF recognized USD 0.16 million as other expenses and USD 0.21 million as other income related to the allowance for current expected credit losses of the guarantees exchanged.

See “Operations of CAF — Asset Quality” and “Operations of CAF — Loan Portfolio” in the accompanying prospectus for further information regarding CAF’s asset quality and the distribution of CAF’s loans by country and economic sector, respectively.

Liquidity

CAF’s liquidity policy requires it to maintain sufficient liquid assets to cover at least 12 months of net cash requirements.

Net cash requirements under the policy are calculated as follows:

(+)	Scheduled loan collections

(+)	Committed paid-in capital payments

(-)	Scheduled debt service

(-)	Committed disbursements

CAF’s investment policy requires that at least 90% of CAF’s liquid assets be held in the form of investment grade instruments rated A-/A3/A- or better by a U.S. nationally recognized statistical rating organization. The remaining portion of CAF’s liquid assets may be invested in non-investment grade instruments rated B-/Ba3/B or better by a U.S. nationally recognized statistical rating organization. CAF’s investment policy emphasizes security and liquidity over yield.

As of September 30, 2025, CAF’s liquid assets consisted of USD 22.4 billion in cash due from banks, deposits with banks, marketable securities and trading and other investments, of which 96.5% were invested in investment grade instruments rated A-/A3/A- or better by a U.S. nationally-recognized statistical rating organization; 34.1% of CAF’s liquid assets were invested in U.S. Treasury Notes, 27.6% in time deposits in financial institutions, 11.3% in commercial paper, 10.4% in certificates of deposit, 10.2% in corporate and financial institutions bonds, and 6.4% in other instruments, including deposits in cash.

As of September 30, 2025, CAF’s liquid assets were distributed by country as follows:

United States	48.6%
Kuwait	7.8%
Supranationals(1)(2)	7.7%
Chile	4.7%
Switzerland	4.5%
Germany	3.6%
Qatar	3.2%
United Arab Emirates	3.1%
Saudi Arabia	2.9%
Japan	1.9%
United Kingdom	1.8%
Singapore	1.6%
China	1.4%
Republic of Korea	1.2%
France	1.2%
Others	4.8%

(1)	Entities formed by multiple countries that operate beyond national boundaries with their own legal framework.
(2)

African Development Bank, Asian Development Bank, Bank for International Settlements, Central American Bank for Economic Integration, Foreign Trade Bank of Latin America, International Bank for Reconstruction and Development, and Latin American Reserve Fund.

Commitments and Contingencies

CAF enters into commitments and contingencies in the normal course of business to facilitate its business and objectives. Commitments and contingencies include:

•	credit agreements subscribed and pending loan disbursements,

•	lines and letters of credit for foreign trade,

•	equity investment agreements subscribed, and

•	partial credit guarantees.

See Note 17 to CAF’s unaudited financial statements included elsewhere in this prospectus.

Strategy and Capital Resources

CAF’s business strategy is to provide financing for projects, trade, and investment in the shareholder countries. Management expects CAF’s assets to grow in the future, which will increase its need for additional funding. Likewise, maturing debt obligations will need to be replaced. In addition to scheduled capital increases, CAF’s management anticipates a need to increase funds raised in the international capital markets and to maintain funding through borrowings from multilateral and other financial institutions. While the substantial majority of CAF’s equity will continue to be held by full member shareholder countries, CAF intends to continue offering equity participation to associated shareholder countries through the issuances of Series “C” shares to such countries. See “Capital Structure.”

CAF intends to continue its programs to foster sustainable growth within the shareholder countries, and to increase its support for the private sector within its markets, either directly or through financial intermediaries. See “Operations of CAF” in the accompanying prospectus.

DESCRIPTION OF THE NOTES

This prospectus supplement describes the terms of the notes in greater detail than the accompanying prospectus and may provide information that differs from the accompanying prospectus. If the information in this prospectus supplement differs from the accompanying prospectus, you should rely on the information in this prospectus supplement.

General

The price, interest and payment terms of the notes are described on the cover and in the summary of this prospectus supplement.

CAF will issue the notes under a fiscal agency agreement, dated as of March 17, 1998, between CAF and The Bank of New York Mellon (as successor-in-interest to JPMorgan Chase Bank, N.A.), as fiscal agent.

This description of the notes includes summaries of CAF’s understanding of certain customary rules and operating procedures of DTC that affect transfers of interests in the global note. DTC may amend its customary rules and operating procedures after the date of this prospectus supplement.

The notes are not secured by any of CAF’s property or assets. Accordingly, your ownership of notes means you are one of CAF’s unsecured creditors. The notes are not subordinated in right of payment to any of CAF’s other unsecured debt obligations and therefore they rank equally with all CAF’s other unsecured and unsubordinated indebtedness. “Indebtedness” means all indebtedness of CAF in respect of monies borrowed by CAF and guarantees given by CAF for monies borrowed by others.

The notes will not be entitled to the benefit of any sinking fund.

Interest on any note will be paid to the person in whose name such note was registered at the close of business on the preceding January 1 and July 1, whether or not a business day (as defined below). For purposes of this prospectus supplement, “business day” is a day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York are authorized or required by law or executive order to remain closed.

If an interest payment date (other than the interest payment date that is also the date of maturity) would fall on a day that is not a business day, the payment of interest in respect of that interest payment date will be postponed to the following day that is a business day, except that if such next business day is in a different month, then the payment of interest in respect of that interest payment date will be on the day immediately preceding that interest payment date that is a business day. The amount of interest payable in respect of an interest payment date will remain the same notwithstanding that the actual day of payment thereof is changed in accordance with the preceding sentence. If the date of maturity is not a business day, the payment of principal of and interest on the notes will be made on the following day that is a business day, and no interest will accrue for the period from and after such date of maturity.

The issuance by CAF from time to time of its debt securities has been authorized by the resolution of the Executive President of CAF dated October 7, 2025, and a further resolution dated January 8, 2026, pursuant to powers delegated to the Executive President by Resolution No. 2626/2025 of the Board of Directors of CAF dated December 16, 2025.

Form and Denominations

The Global Note

CAF will issue the notes in the form of one or more global debt securities (collectively, the “global note”) registered in the name of Cede & Co., as nominee of DTC. The global note will be issued:

•	only in fully registered form, and

•	without interest coupons.

You may hold beneficial interests in the global note directly through DTC if you have an account at DTC, or indirectly through organizations that clear through or maintain a custodial relationship with a DTC account holder, either directly or indirectly. Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, S.A. (“Clearstream, Luxembourg”), are indirect participants in DTC, and therefore participants in Euroclear and Clearstream, Luxembourg will hold beneficial interests in the global notes indirectly at DTC.

What is a Global Security? A global security (such as the global note) is a special type of security held in the form of a certificate by a depositary for the investors in a particular issue of securities. The aggregate principal amount of the global security equals the sum of the principal amounts of the issue of securities it represents. The depositary or its nominee is the sole legal holder of the global security. The beneficial interests of investors in the issue of securities are represented in book-entry form in the computerized records of the depositary. If investors want to purchase securities represented by a global security, they must do so through brokers, banks or other financial institutions that have an account with the depositary. In the case of the notes, DTC will act as depositary and Cede & Co. will act as DTC’s nominee.

Special Investor Considerations for Global Securities. Because you, as an investor, will not be a registered legal holder of the global note, your rights relating to the global note will be governed by the account rules of your bank or broker and of the depositary, DTC, as well as general laws relating to securities transfers. While the notes are held as global notes, CAF will not recognize a typical investor as a legal owner of the notes and instead will deal only with the fiscal agent and DTC or its nominee, the registered legal holder of the global note.

You should be aware that as long as the notes are issued only in the form of a global security:

•	You cannot get the notes registered in your own name.

•	You cannot receive physical certificates for your interests in the notes.

•	You will not be a registered legal holder of the notes and must look to your own bank or broker for payments on the notes and protection of your legal rights relating to the notes.

•	You may not be able to sell interests in the notes to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

•

As an owner of beneficial interests in the global note, you may not be able to pledge your interests to anyone who does not have an account with DTC, or to otherwise take actions in respect of your interests, because you cannot get physical certificates representing those interests.

•

DTC’s policies will govern payments of principal and interest, transfers, exchanges and other matters relating to your interest in the global note. CAF and the fiscal agent have no responsibility for any aspect of DTC’s actions or for its records of ownership interests in the global note. Also, CAF and the fiscal agent do not supervise DTC in any way.

•	DTC will require that interests in the global note be purchased or sold within its system using same-day funds.

Description of DTC. CAF understands that:

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

DTC was created to hold securities for financial institutions that have accounts with it, and to facilitate the clearance and settlement of securities transactions between the account holders through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. DTC account holders include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC account holder, either directly or indirectly.

DTC’s rules are on file with the SEC.

DTC’s records reflect only the identity of the account holders to whose accounts beneficial interests in the global note are credited. These account holders may or may not be the owners of the beneficial interests so recorded. The account holders will be responsible for keeping account of their holdings on behalf of the beneficial owners.

Definitive Notes

In a few special situations described in the next paragraph, the global note will terminate and your interests in it will be exchanged for physical certificates representing the notes (the “definitive notes”). After that exchange, the choice of whether to hold the definitive notes directly or in “street name” (in computerized book-entry form) will be up to you. You must consult your own bank or broker to find out how to have your interests in the definitive notes transferred to your own name, if you wish to be a direct legal holder of the definitive notes.

CAF will cause definitive notes to be issued in exchange for the global note if it decides in its sole discretion not to have any of the notes represented by the global note or if DTC or its nominee notifies CAF that:

•	it is unwilling, unable or no longer qualified to continue acting as the depositary for the global note and CAF does not appoint a successor depositary within 90 days;

•	it has ceased to be a clearing agency registered under the Exchange Act at a time when it is required to be so registered and CAF does not appoint a successor depositary within 90 days; or

•

an event of default with respect to the notes represented by the global note has occurred and is continuing as described under “Description of the Debt Securities — Default; Acceleration of Maturity” in the accompanying prospectus.

CAF would issue definitive notes:

•	in fully registered form;

•	without interest coupons; and

•	in denominations of multiples of USD 1,000.

Any definitive notes issued in this way would be registered in the names and denominations requested by DTC.

Payments on the Notes

The Global Notes. The fiscal agent will make payments of principal of, and interest on, the global notes to Cede & Co., the nominee for DTC, as the registered owner. The principal of, and interest on, the notes will be payable in immediately available funds in U.S. dollars.

CAF understands that it is DTC’s current practice, upon DTC’s receipt of any payment of principal of, or interest on, global securities such as the global note, to credit the accounts of DTC account holders with payment in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of DTC. Payments by DTC account holders to owners of beneficial interests in the global note held through these account holders will be the responsibility of the account holders, as is now the case with securities held for the accounts of customers registered in “street name.”

Neither CAF nor the fiscal agent will have any responsibility or liability for any aspect of DTC’s or its account holders’ records relating to, or payments made on account of, beneficial ownership interests in the global note or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

“Street name” and other owners of beneficial interests in the global note should consult their banks or brokers for information on how they will receive payments.

Definitive Notes. Payment of the principal of definitive notes, if any exist, may be made at the office of the fiscal agent. Payment of the interest on definitive notes will be paid by check mailed to you if you are a registered holder of definitive notes. At the request of a registered holder of more than USD 1,000,000 principal amount of definitive notes, payments of principal or interest may be made to that holder by wire transfer.

Unclaimed Payments on the Notes. Any monies CAF pays to the fiscal agent or any paying agent for the payment of the principal of or interest on any notes that remain unclaimed at the end of two years after such principal or interest has become due and payable will be repaid to CAF by such agent. Upon such repayment, all liability of the fiscal agent or any paying agent with respect to such monies shall thereupon cease, without, however, limiting in any way CAF’s unconditional obligation to pay principal of or any interest on the notes when due.

Transfer and Exchange of the Notes

The Global Note. Except as described below, the global note may be transferred, in whole and not in part, only to DTC, to one or more nominees of DTC or to a successor of DTC or its nominee.

Beneficial Interests in the Global Note. Beneficial interests in the global note will be represented, and transfers of such beneficial interests will be made, through accounts of financial institutions acting on behalf of beneficial owners either directly as account holders, or indirectly through account holders, at DTC. Beneficial interests will be in multiples of USD 1,000.

Definitive Notes. You may present definitive notes, if any exist, for registration of transfer or exchange at the corporate trust office of the fiscal agent in The City of New York, which CAF has appointed as the security registrar and transfer agent for the notes.

Exercise of Legal Rights Under the Notes

DTC may grant proxies or otherwise authorize DTC account holders (or persons holding beneficial interests in the notes through DTC account holders) to exercise any rights of a legal holder of the global note or take any other actions that a holder is entitled to take under the fiscal agency agreement or the notes. Under its usual procedures, as soon as possible after a record date, DTC would mail an omnibus proxy to us assigning Cede & Co.’s consenting or voting rights to those DTC account holders to whose accounts the notes are credited on such record date. Accordingly, in order to exercise any rights of a holder of notes, as an owner of a beneficial interest in the global note you must rely on the procedures of DTC and, if you are not an account holder, on the procedures of the account holder through which you own your interest.

We understand that, under existing industry practice, in the event that you, as an owner of a beneficial interest in the global note, desire to take any action that Cede & Co., as the holder of the global note, is entitled to take, Cede & Co. would authorize the relevant DTC account holder to take the action, and the account holder would authorize you, as an owner of a beneficial interest in the global note, through its accounts, to take the action or would otherwise act upon the instructions of beneficial owners owning through it.

Although DTC has agreed to the procedures described herein in order to facilitate transfers of notes among DTC account holders, DTC is under no obligation to perform or continue to perform such procedures, and these procedures may be modified or discontinued at any time.

“Street name” and other owners of beneficial interests in the global note should consult their banks or brokers for information on how to exercise and protect their rights in the notes represented by the global note.

Notices

Notices will be sent by mail to the registered holders of the notes. If the notes are represented by a global note, any such notices will be delivered to DTC.

Certain Other Provisions

You should refer to the accompanying prospectus under the heading “Description of the Debt Securities” for a description of certain other provisions of the notes and the fiscal agency agreement.

GLOBAL CLEARANCE AND SETTLEMENT PROCEDURES

Initial settlement for interests in the notes will be made in same-day U.S. dollar funds.

With regard to secondary market trading of interests in the notes, CAF understands the following:

Secondary market sales of interests in the notes between DTC participants will occur in the ordinary way in accordance with DTC rules. Secondary market sales of interests in the notes held through Euroclear or Clearstream, Luxembourg to purchasers of interests in the notes through Euroclear or Clearstream, Luxembourg will be conducted in accordance with the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg and will be settled using the procedures applicable to conventional eurobonds.

Cross-market transfers between persons holding interests in the notes directly or indirectly through DTC participants, on the one hand, and directly or indirectly through Euroclear or Clearstream, Luxembourg participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant international clearing system will, if a transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the notes in DTC, and making or receiving payment in accordance with normal procedures for settlement in DTC. Euroclear participants and Clearstream, Luxembourg participants may not deliver instructions directly to the respective U.S. depositary.

Because of time-zone differences, credits of interests in the notes received in Euroclear or Clearstream, Luxembourg as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be dated the business day following the DTC settlement date. Such credits or any transactions in such interests in the notes settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on such business day. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in the notes by or through a Euroclear participant or a Clearstream, Luxembourg participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day following settlement in DTC.

Although CAF expects that DTC, Euroclear and Clearstream, Luxembourg will follow the foregoing procedures in order to facilitate transfers of interests in notes among participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or continue to perform such procedures, and such procedures may be changed or discontinued at any time. None of CAF, the fiscal agent or any other agent will have any responsibility for the performance by any clearing system, or their respective direct or indirect participants or accountholders, of their respective obligations under the rules and procedures governing their operations.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated August 9, 2019 and a related pricing agreement dated January 8, 2026, CAF has agreed to sell to the underwriters named below and, subject to certain conditions, each underwriter has severally agreed to purchase the following respective principal amounts of notes:

Underwriter	Principal Amount
Barclays Bank PLC	USD 400,000,000
BofA Securities, Inc	USD 400,000,000
J.P. Morgan Securities plc	USD 400,000,000
Standard Chartered Bank	USD 400,000,000
The Toronto-Dominion Bank	USD 400,000,000

Total	USD 2,000,000,000

The underwriting agreement and related pricing agreement provide that the underwriters are obligated to purchase all of the notes if any are purchased.

CAF has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to certain conditions contained in the underwriting agreement and the related pricing agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

To the extent any underwriter that is not a U.S.-registered broker-dealer intends to effect sales of the notes in the United States, it will do so through one or more U.S.-registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.

CAF estimates that its out-of-pocket expenses for this offering will be approximately USD 300,000.

Commissions and Discounts

The underwriters propose to offer the notes initially at the public offering price on the cover page of this prospectus supplement. After the initial public offering the underwriters may change the public offering price and may allow concessions and discounts to broker/dealers.

Trading of the Notes

One or more of the underwriters intends to make a secondary market for the notes. However, the underwriters are not obligated to do so and may discontinue making a secondary market for the notes at any time without notice. These transactions may be effected on the London Stock Exchange, in the over-the-counter market or otherwise. No assurance can be given as to how liquid the trading market for the notes will be.

Price Stabilization and Short Positions

In connection with the offering the underwriters may engage in stabilizing transactions, syndicate covering transactions and penalty bids.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

Syndicate-covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate-covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

In connection with the issue of the notes, Barclays Bank PLC, as the Stabilization Manager (or persons acting on behalf of any Stabilization Manager) may over-allot notes or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. However, stabilization may not necessarily occur. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the notes is made and, if begun, may cease at any time, but it must end no later than the earlier of 30 days after the issue date of the notes and 60 days after the date of the allotment of the notes. Any stabilization action or over-allotment must be conducted by the relevant Stabilization Manager (or person(s) acting on behalf of any Stabilization Manager) in accordance with all applicable laws and rules.

Settlement and Sales of Notes

CAF expects the delivery of the notes will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which is the fifth business day following the date hereof (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to one business day before the delivery of the notes will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time for any such trade to prevent a failed settlement and should consult their own advisor.

Selling Restrictions

The underwriters have represented and agreed that they have not and will not offer, sell or deliver any of the notes directly or indirectly, or distribute this prospectus supplement or the accompanying prospectus or any other offering material relating to the notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and in a manner that will not impose any obligations on CAF except as set forth in the underwriting agreement and related pricing agreement.

Brazil. The notes have not been, and will not be, registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários, or the “CVM”) and, therefore, will not be carried out by any means that would constitute a public offering in Brazil under CVM Resolution No. 160, dated July 13, 2022, as amended, or unauthorized distribution under Brazilian laws and regulations. The notes will be authorized for trading on organized non-Brazilian securities markets and may only be offered to Brazilian Professional Investors (as defined by applicable CVM regulation), who may only acquire the notes through a non-Brazilian account, with settlement outside Brazil in non-Brazilian currency. The trading of these notes on regulated securities markets in Brazil is prohibited.

Canada. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the notes, the notes have not been, and will not be, qualified for sale under the securities laws of Canada or any province or territory thereof and no securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus supplement or the merits of the notes and any representation to the contrary is an offence.

The notes may not be offered, sold or distributed, directly or indirectly, in Canada or to or for the benefit of any resident of Canada, except in compliance with applicable securities laws and, without limiting the generality of the foregoing:

(a) any offer, sale or distribution of the notes in Canada has and will be made only to purchasers in that are “accredited investors” (as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario)), that are also a “permitted clients” (as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations), that are purchasing as principal, or are deemed to be purchasing as principal in accordance with applicable Canadian securities laws, and that is not a person created or used solely to purchase or hold the notes as an “accredited investor” as described in paragraph (m) of the definition of “accredited investor” in section 1.1 of NI 45-106;

(b) it is either (I) appropriately registered under applicable Canadian securities laws in each relevant province or territory to sell and deliver the notes, (II) such sale and delivery will be made through an affiliate of it that is so registered if the affiliate is registered in a category that permits such sale and has agreed to make such sale and delivery in compliance with the representations, warranties and agreements set out herein, or (III) it is relying on an exemption from the dealer registration requirements under applicable Canadian securities laws and has complied with the requirements of that exemption; and

(c) it has not and will not distribute or deliver this prospectus supplement, or any other offering material in connection with any offering of the notes, in or to a resident of Canada other than in compliance with applicable Canadian securities laws.

Hong Kong. The contents of this prospectus supplement have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer of the notes. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice. This prospectus supplement does not constitute a “prospectus” (as defined in section 2(1) of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “Companies (Winding Up and Miscellaneous Provisions) Ordinance”)), nor is it an advertisement, invitation or document containing an advertisement or invitation falling within the meaning of section 103 of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “Securities and Futures Ordinance”). The notes may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder. This prospectus supplement is strictly confidential to the person to whom it is addressed and must not be distributed, published, reproduced or disclosed (in whole or in part) by you to any other person in Hong Kong or used for any purpose in Hong Kong other than in connection with your consideration of the offer of the notes.

Indonesia. The notes under this prospectus supplement will be offered only to a strictly limited number of persons within the Republic of Indonesia so that such offering would not be considered to be a “public offering,” as defined in Article 1 section 15 of Law No. 8 of 1995 on Capital Markets, and no registration statement will need to be filed with the Financial Services Authority (Otoritas Jasa Keuangan).

You are advised to exercise caution in relation to the offering of the notes. If you are in any doubt about any of the contents of this prospectus supplement, you should obtain independent professional advice. This prospectus supplement is strictly confidential to the person to whom it is addressed and must not be distributed, published, reproduced or disclosed (in whole or in part) by you to any other person in the Republic of Indonesia or used for any purpose in the Republic of Indonesia other than in connection with your consideration of the offer of the notes.

Japan. The notes have not been and will not be registered under Article 4, Paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) since the offering in Japan constitutes the private placement to qualified institutional investors under Article 2, Paragraph 3, Item 2-A of the FIEL. Any transfer of the notes is prohibited except where it is transferred to qualified institutional investors, as defined in Article 10 of the Ordinance of Cabinet Office Concerning Definitions Provided in Article 2 of the Financial Instruments and Exchange Law of Japan.

People’s Republic of China. The notes may not be offered or sold directly or indirectly in the People’s Republic of China (for the purpose of this prospectus supplement, not including the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan, “PRC”) and neither this prospectus supplement, which has not been submitted to China Securities Regulatory Commission or any other governmental authorities in the PRC, nor any offering material or information contained herein relating to the notes, may be circulated or distributed in the PRC or used in connection with any offer for the subscription or sale of shares in the PRC, except to the extent consistent with applicable laws and regulations of the PRC.

Republic of Korea. The notes offered under this prospectus supplement may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Financial Investment Services and Capital Markets Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. For a period of one year from the issue date of the notes, no holder of the notes who is in Korea or a resident of Korea may transfer the notes in Korea or to any resident of Korea unless such transfer involves all of the notes held by it. The notes have not been registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the notes may not be re-sold to Korean residents unless the purchaser of the notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with their purchase.

Singapore. This prospectus supplement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Any reference to the “SFA” is a reference to the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

Taiwan. The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or other regulatory authority or agency of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority or agency of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan.

United Kingdom. Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to CAF; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

Underwriters and Affiliates

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with CAF. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve CAF’s securities and/or instruments. Certain of the underwriters or their affiliates that have a lending relationship with CAF routinely hedge their credit exposure to CAF consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in CAF’s securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading positions of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

VALIDITY OF THE NOTES

Latham & Watkins LLP will pass upon the validity of the notes on CAF’s behalf. Clifford Chance US LLP will pass upon the validity of the notes on behalf of the underwriters. Latham & Watkins LLP and Clifford Chance US LLP may rely as to certain matters on the opinion of Dr. Jorge Luis Silva Méndez, General Counsel of CAF.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

UNAUDITED CONDENSED INTERIM

FINANCIAL INFORMATION

As of September 30, 2025 and December 31, 2024

and for the nine-month periods ended

September 30, 2025 and 2024

Contents

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Unaudited Condensed Interim Balance Sheets

As of September 30, 2025 and December 31, 2024

(In thousands of U.S. dollars)

	NOTES	2025	2024
ASSETS

Cash and due from banks		72,472	233,196
Deposits with banks		4,552,785	3,369,941

Cash and due from banks and deposits with banks		4,625,257	3,603,137

Marketable securities - trading	3 and 15	16,000,116	13,672,716
Other investments	4	1,810,852	873,792
Loans (US$ 3,497,446 and US$ 3,003,195 at fair value as of September 30, 2025 and December 31, 2024, respectively)	5 and 15	36,934,663	33,835,802
Less loan commissions, net of origination costs		176,866	175,371
Less allowance for loan losses	5	91,637	84,757

Loans, net		36,666,160	33,575,674

Accrued interest and commissions receivable:
Loans		544,026	438,237
Others		625,789	569,565

		1,169,815	1,007,802
Derivative financial instruments	14 and 15	1,576,054	535,457
Equity investments		417,301	399,765
Property and equipment, net		106,492	100,081
Other assets	6	1,451,925	2,691,529

TOTAL		63,823,972	56,459,953

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Deposits (US$ 111,797 and US$ 0 at fair value as of September 30, 2025 and December 31, 2024, respectively), net	7 and 15	4,748,663	3,497,338
Commercial papers	8	3,403,317	3,249,108
Borrowings from other financial institutions (US$ 524,428 and US$ 562,522 at fair value as of September 30, 2025 and December 31, 2024, respectively), net	9 and 15	2,228,588	2,124,547
Bonds (US$ 33,091,565 and US$ 27,250,667 at fair value as of September 30, 2025 and December 31, 2024, respectively), net	10 and 15	33,247,936	27,396,412
Accrued interest payable		968,471	1,011,611
Derivative financial instruments	14 and 15	1,368,956	2,936,482
Accrued expenses and other liabilities	11	949,900	255,082

Total liabilities		46,915,831	40,470,580

SHAREHOLDERS’ EQUITY:
Subscribed capital		10,053,935	10,010,895
Less callable capital portion		1,855,660	1,819,660
Less capital subscriptions receivable		2,205,250	2,365,685

Paid-in capital		5,993,025	5,825,550

Additional paid-in capital		5,104,494	4,796,340
Reserves		5,367,483	4,750,983
Retained earnings		443,139	616,500

Total shareholders’ equity		16,908,141	15,989,373

TOTAL		63,823,972	56,459,953

See accompanying notes to Unaudited Condensed Interim Financial Information

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Unaudited Condensed Interim Statements of Income

For the nine-month periods ended September 30, 2025 and 2024

(In thousands of U.S. dollars)

	NOTES	2025	2024
Interest income:
Loans		1,643,230	1,906,676
Investments and deposits with banks	3 and 4	853,377	868,802
Loan commissions		40,237	44,058

Total interest income		2,536,844	2,819,536

Interest expense:
Bonds		1,355,656	1,480,951
Deposits		154,381	143,438
Commercial papers		136,879	186,449
Borrowings from other financial institutions		92,101	111,833
Commissions		10,422	12,247

Total interest expense		1,749,439	1,934,918

Net interest income		787,405	884,618
Credit for loan losses	5	(7,926)	(7,704)

Net interest income, after credit for loan losses		795,331	892,322

Non-interest income:
Dividends and equity in earnings of investees		11,648	10,075
Other commissions		2,030	1,590
Other income		9,251	8,827

Total non-interest income		22,929	20,492

Non-interest expenses:
Administrative expenses	18	164,700	152,639
Other expenses	5	14,694	15,536

Total non-interest expenses		179,394	168,175

Income before unrealized changes in fair value related to other financial instruments and contributions to Shareholders’ Special Funds		638,866	744,639
Unrealized changes in fair value related to other financial instruments	16	(12,997)	21,556

Income before contributions to Shareholders’ Special Funds, net		625,869	766,195
Contributions to Shareholders’ Special Funds	12	182,730	138,000

Net income		443,139	628,195

See accompanying notes to Unaudited Condensed Interim Financial Information

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Unaudited Condensed Interim Statements of Shareholders’ Equity

For the nine-month periods ended September 30, 2025 and 2024

(In thousands of U.S. dollars)

				Reserves
	NOTE	Paid-in capital	Additional paid-in capital	General reserve	Article N° 42 of the Constitutive Agreement	Total reserves	Retained earnings	Total shareholders’ equity
BALANCES AS OF DECEMBER 31, 2023		5,598,310	4,380,427	3,341,342	599,593	3,940,935	810,048	14,729,720
Capital increase		262,740	483,441	—	—	—	—	746,181
Capital decrease due to shares’ repurchase	5	(102,720)	(189,004)	—	—	—	—	(291,724)
Net income		—	—	—	—	—	628,195	628,195
Appropriated for general reserve		—	—	728,548	—	728,548	(728,548)	—
Appropriated for reserve pursuant to Article N° 42 of the Constitutive Agreement		—	—	—	81,500	81,500	(81,500)	—

BALANCES AS OF SEPTEMBER 30, 2024		5,758,330	4,674,864	4,069,890	681,093	4,750,983	628,195	15,812,372

BALANCES AS OF DECEMBER 31, 2024		5,825,550	4,796,340	4,069,890	681,093	4,750,983	616,500	15,989,373
Capital increase		167,475	308,154	—	—	—	—	475,629
Net income		—	—	—	—	—	443,139	443,139
Appropriated for general reserve		—	—	554,500	—	554,500	(554,500)	—
Appropriated for reserve pursuant to Article N° 42 of the Constitutive Agreement		—	—	—	62,000	62,000	(62,000)	—

BALANCES AS OF SEPTEMBER 30, 2025		5,993,025	5,104,494	4,624,390	743,093	5,367,483	443,139	16,908,141

See accompanying notes to Unaudited Condensed Interim Financial Information

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Unaudited Condensed Interim Statements of Cash Flows

For the nine-month periods ended September 30, 2025 and 2024

(In thousands of U.S. dollars)

	NOTES	2025	2024
OPERATING ACTIVITIES:
Net income		443,139	628,195
Adjustments to reconcile net income to net cash used in operating activities:
Unrealized gain on marketable securities - trading		(10,479)	(61,318)
Loan commissions, net of amortization of origination costs		(13,868)	(17,103)
Credit for loan losses	5	(7,926)	(7,704)
Impairment charge for equity investments		27	7,779
Unrealized changes in fair value related to equity investment		9,485	4,773
Equity in earnings of investees		(6,502)	(3,362)
Amortization of deferred charges		5,426	5,283
Depreciation of property and equipment		5,803	5,995
Provision for employees’ severance benefits		15,083	14,265
Provision for employees’ savings plan		416	433
Unrealized changes in fair value related to other financial instruments	16	12,997	(21,556)
Net changes in operating assets and liabilities:
Marketable securities - trading, net		(2,319,210)	(4,735,659)
Accrued interest and commissions receivable		(162,013)	(251,864)
Other assets		(69,055)	(8,598)
Accrued interest payable		(43,140)	79,184
Severance benefits paid or advanced		(8,406)	(8,839)
Employees’ savings plan paid or advanced		(481)	723
Accrued expenses and other liabilities		94,504	40,967

Total adjustments and net changes in operating assets and liabilities		(2,497,339)	(4,956,601)

Net cash used in operating activities		(2,054,200)	(4,328,406)

INVESTING ACTIVITIES:
Purchases of other investments	4	(3,492,976)	(4,400,381)
Maturities of other investments	4	2,555,916	3,942,228
Loan origination and principal collections, net	5	(2,869,644)	(231,422)
Equity investments, net		(20,546)	(6,650)
Property and equipment, net		(12,214)	(15,080)

Net cash used in investing activities		(3,839,464)	(711,305)

FINANCING ACTIVITIES:
Net increase (decrease) in deposits	7	1,248,122	(1,548,347)
Proceeds from commercial papers	8	12,508,835	17,734,288
Repayment of commercial papers	8	(12,354,626)	(18,118,718)
Net increase in derivative-related collateral		1,886,634	462,936
Proceeds from issuance of bonds	10	8,714,873	7,002,344
Repayment of bonds	10	(5,599,222)	(2,355,499)
Proceeds from borrowings from other financial institutions	9	413,532	395,061
Repayment of borrowings from other financial institutions	9	(377,993)	(191,785)
Proceeds from issuance of shares		475,629	746,181

Net cash provided by financing activities		6,915,784	4,126,461

NET INCREASE (DECREASE) IN CASH AND DUE FROM BANKS AND DEPOSITS WITH BANKS		1,022,120	(913,250)
CASH AND DUE FROM BANKS AND DEPOSITS WITH BANKS AT BEGINNING OF THE PERIOD		3,603,137	5,034,530

CASH AND DUE FROM BANKS AND DEPOSITS WITH BANKS AT END OF THE PERIOD		4,625,257	4,121,280

SUPPLEMENTAL DISCLOSURE:
Interest paid during the period		1,772,282	1,803,511

NONCASH FINANCING ACTIVITIES:
Principal collections - Loans	5	—	291,724

Capital decrease	5	—	(291,724)

Change in derivative instruments assets		(1,040,597)	(182,623)

Change in derivative instruments liabilities		(1,567,526)	(350,405)

See accompanying notes to Unaudited Condensed Interim Financial Information

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of September 30, 2025 and December 31, 2024

and for the nine-month periods ended September 30, 2025 and 2024

(In thousands of U.S. dollars)

1.	ORIGIN

Business description – Corporación Andina de Fomento (CAF) began its operations on June 8, 1970 and was established under public international law which abides by the provisions set forth in its Constitutive Agreement. Series “A” and “B” shareholder countries are: Argentina, Bolivia, Brazil, Chile, Colombia, Costa Rica, Dominican Republic, Ecuador, El Salvador, Honduras, Panama, Paraguay, Peru, Trinidad and Tobago, Uruguay and Venezuela. Series “C” shareholder countries are: Antigua and Barbuda, Bahamas, Barbados, Grenada, Jamaica, Mexico, Portugal and Spain. In addition, there are 13 commercial banks which are Series “B” shareholders.

CAF is headquartered in Caracas, Venezuela and has offices in Asuncion, Paraguay; Bogota, Colombia; Brasilia and Sao Paulo, Brazil; Bridgetown, Barbados; Buenos Aires, Argentina; La Paz, Bolivia; Lima, Peru; Madrid, Spain; Mexico City, Mexico; Montevideo, Uruguay; Panama City, Panama; Port of Spain, Trinidad and Tobago; Quito, Ecuador; San Jose, Costa Rica; San Salvador, El Salvador; Santiago de Chile, Chile; Santo Domingo, Dominican Republic and Tegucigalpa, Honduras.

CAF is a development bank committed to supporting the countries of Latin America and the Caribbean and improving the quality of life in the region. Our actions promote sustainable development and regional integration. We serve the public and private sectors, through credit, non-refundable resources, and supports in the technical and financial structuring of projects to a broad client base of 24 countries, private companies, and financial institutions.

CAF offers financial and related services to the governments of its shareholder countries, as well as their public and private institutions, corporations and joint ventures. CAF’s principal activity is to provide short, medium and long-term loans to finance projects, working capital, trade activities and to undertakefeasibility studies for investment opportunities in shareholder countries. Furthermore, CAF manages and supervises third-party cooperation funds owned and sponsored by other countries and organizations, destined to finance programs agreed upon with donor countries and organizations which are in line with CAF’s policies and strategies.

CAF raises funds to finance its operations from sources both within and outside its shareholder countries.

2.	BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Financial statement presentation –The condensed interim financial information as of September 30, 2025, and December 31, 2024, and for the nine-month periods ended September 30, 2025 and 2024 is unaudited and has been prepared, in accordance with accounting principles generally accepted in the United States of America. In the opinion of management, such condensed interim financial information includes all adjustments, consisting of normal recurring adjustments, necessary for the fair presentation of the results of the interim periods. The results of operations for the nine-months period ended September 30, 2025 are not necessarily an indication of the results to be expected for the full year 2025.

This condensed interim financial information should be read in conjunction with CAF’s audited financial statements as of and for the years ended December 31, 2024 and 2023 and the notes thereto (“audited financial statements”).

For a detailed discussion about CAF’s significant accounting policies refer to Note 2 of the audited financial statements.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of September 30, 2025 and December 31, 2024

and for the nine-month periods ended September 30, 2025 and 2024

(In thousands of U.S. dollars)

Recent accounting pronouncements –

Recently adopted accounting pronouncements

ASU 2024-03, Expense Disaggregation Disclosures

On November 4, 2024, the FASB issued ASU 2024-03 which requires the disclosure of income statement expenses, for public business entities, specified information about costs and expenses. The ASU requires disaggregation of certain expenses into specified categories in disclosures within the footnotes to the financial statements. The amendments in this ASU are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027, for all public business entities. CAF early adopted this ASU in December 2024.

Accounting pronouncements pending adoption

ASU 2023-06, Disclosure Improvements

On October 9, 2023, the FASB issued ASU 2023-06, which amends the disclosure or presentation requirements related to various subtopics in the FASB Accounting Standards Codification (the “Codification”). The ASU was issued in response to the Security Exchange Commission (SEC) Disclosure Update and Simplification Initiative, that updated and simplified disclosure requirements that the SEC believed were “redundant, duplicative, overlapping, outdated, or superseded.” The new guidance is intended to align U.S. GAAP requirements with those of the SEC and to facilitate the application of U.S. GAAP for all entities. CAF will not early adopt this ASU and estimates it will not have material effectsin the financial statements. For all entities within the scope of the affected Codification subtopics, if by June 30, 2027, the SEC has not removed the applicable requirement from Regulation S-X or Regulation S-K, the pending content of the associated amendment will be removed from the Codification and will not become effective for any entities.

ASU 2024-04, Debt with Conversion and Other Options

On November 26, 2024, the FASB issued ASU 2024-04 to improve the relevance and consistency in application of the induced conversion guidance in Subtopic 470-20 for (a) convertible debt instruments with cash conversion features and (b) debt instruments that are not currently convertible. This ASU is effective for all entities for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. Early adoption is permitted for all entities that have adopted the amendments in ASU 2020-06. The adoption of this ASU will not have material effects in the CAF’s financial statements.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of September 30, 2025 and December 31, 2024

and for the nine-month periods ended September 30, 2025 and 2024

(In thousands of U.S. dollars)

3.	MARKETABLE SECURITIES - TRADING

A summary of trading securities follows:

	September 30, 2025		December 31, 2024
	Amount	Average maturity (years)	Amount	Average maturity (years)
U.S. securities(1)	7,721,273	0.72	5,916,834	0.69

Non-U.S. governments and government entities bonds	257,396	3.72	324,895	2.46

Financial institutions and corporate securities:
Commercial paper	2,526,431	0.16	2,417,869	0.30
Certificates of deposits(2)	2,331,238	0.31	1,995,211	0.31
Bonds	2,238,415	2.62	2,197,129	2.28
Collateralized mortgage obligation	487,298	4.79	409,345	4.68
Liquidity funds(3)	328,915	—	307,422	—
Exchange-traded fund(4)	109,150	—	104,011	—

	8,021,447	1.16	7,430,987	1.15

	16,000,116	0.99	13,672,716	0.98

(1)	U.S. securities mainly include Treasury Notes and U.S. Treasury Bills.
(2)

Each certificate of deposit bears a maturity date and specified fixed interest rate. It also is held through The Depository Trust Company and has a CUSIP number, which is a code that identifies a financial security and facilitates trading.

(3)	The liquidity funds are comprised of short-term (less than one year) securities representing high-quality liquid debt and monetary instruments.
(4)	The exchange-traded fund (ETF) is a type of pooled investment security that holds multiple underlying assets.

The fair value of marketable securities includes net unrealized gains of US$ 105,680 and US$ 95,201 as of September 30, 2025 and December 31, 2024, respectively.

For the nine-month periods ended September 30, 2025 and 2024, Interest income - Investments and deposits with banks includes interest income for US$ 465,307 and US$ 567,610, respectively, and gain on the mark-to-market valuations for US$ 376,589 and US$ 297,273, respectively. The fluctuation in interest income is mainly due to the decrease in the U.S. Federal Reserve System’s (FED) benchmark interest rates since September 2024.

CAF places its short-term (less than one year) investments mainly in high-grade financial institutions and corporate securities. CAF has conservative investment guidelines that limit the amount of credit risk exposure, considering among other factors, limits as to credit ratings, limits as to duration exposure, specific allocations by type of investment instruments and limits across sector and currency allocation. As of September 30, 2025 and December 31, 2024, CAF does not have any significant concentrations of credit risk according to its investment guidelines. Non-U.S. dollar-denominated securities included in marketable

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of September 30, 2025 and December 31, 2024

and for the nine-month periods ended September 30, 2025 and 2024

(In thousands of U.S. dollars)

securities amounted to the equivalent of US$ 155,777 and US$ 421,568 as of September 30, 2025 and December 31, 2024, respectively.

Maturity of marketable securities are as follows:

	September 30, 2025	December 31, 2024
No maturities(1)	438,065	411,433
Less than one year	10,856,301	8,417,721
Between one and two years	2,523,987	3,158,912
Between two and three years	978,170	667,831
Between three and four years	475,143	421,572
Between four and five years	270,402	246,651
Over five years	458,048	348,596

	16,000,116	13,672,716

(1)	Include liquidity funds and ETF.

4.	OTHER INVESTMENTS

Other investments are as follows:

	September 30, 2025	December 31, 2024
Deposits with banks due more than 90 days:
U.S. dollars	1,644,916	712,598
Special drawing rights (SDR)	165,936	161,194

	1,810,852	873,792

The interest rates on deposits with banks ranged from 4.14% to 4.84% as of September 30, 2025 and from 4.14% to 5.62% as of December 31, 2024.

Since February 2023, CAF was named authorized holder by the International Monetary Fund (IMF) allowing it to hold and exchange SDR only with other authorized holders. SDR holdings earn interest which is determined on weekly basis. The interest rate for the nine-month periods ended September 30, 2025 and 2024 is 2.81% and 3.57%, respectively.

For the nine-month periods ended September 30, 2025 and 2024, Interest income - Investments and deposits with banks includes interest income for US$ 3,767 and US$ 5,425, respectively, and gain in currency exposure for US$ 7,714 and loss for US$ 1,506, respectively, related to SDR investments.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of September 30, 2025 and December 31, 2024

and for the nine-month periods ended September 30, 2025 and 2024

(In thousands of U.S. dollars)

5.	LOANS

Loans mainly include loans with Series “A” and “B” shareholder countries, or private institutions or companies domiciled in those countries. Loans by country are summarized as follows:

	September 30, 2025	December 31, 2024
Shareholder country:
Argentina	4,994,162	4,874,550
Barbados	216,303	187,925
Bolivia	3,093,533	2,780,434
Brazil	3,793,859	3,217,994
Chile	1,082,828	408,698
Colombia	4,183,234	4,060,435
Costa Rica	445,918	485,505
Dominican Republic	436,143	445,937
Ecuador	4,245,512	4,230,310
El Salvador	760,020	469,083
Honduras	80,000	—
Mexico	1,425,000	1,062,500
Panama	2,757,127	2,630,681
Paraguay	2,654,107	2,488,370
Peru	1,870,733	1,751,423
Trinidad and Tobago	1,363,918	1,372,221
Uruguay	1,723,639	1,624,725
Venezuela	1,945,934	1,939,316

Total	37,071,970	34,030,107
Fair value adjustments	(137,307)	(194,305)

	36,934,663	33,835,802

Fair value adjustments of loans represent mainly adjustments to the amount of loans for which the fair value option is elected.

As of September 30, 2025 and December 31, 2024, loans denominated in currencies other than U.S. dollar were granted for an equivalent of US$ 1,735,558 and US$ 1,188,035, respectively, mainly in Colombian pesos, Costa Rican colones, Dominican pesos, Uruguayan pesos, Brazilian reales, Swiss francs, Paraguayan guarani, Bolivian bolivianos, Chilean pesos and Japanese yen. All these loans are hedged with interest rate swaps, cross-currency swaps, borrowings from other financial institution and bonds. As of September 30, 2025 and December 31, 2024, fixed interest rate loans amounted to US$ 3,617,393 and US$ 2,566,260, respectively.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of September 30, 2025 and December 31, 2024

and for the nine-month periods ended September 30, 2025 and 2024

(In thousands of U.S. dollars)

Loans classified by sector borrowers and the weighted average yield of the loan portfolio is shown below:

	September 30, 2025		December 31, 2024
	Amount	Weighted average yield (%)	Amount	Weighted average yield (%)
Public sector	35,072,015	6.01	32,599,975	6.44
Private sector	1,999,955	6.33	1,430,132	6.82

	37,071,970	6.03	34,030,107	6.45

The public sector includes entities of national governments, subnational entities, public companies owned by the latter, or mixed companies controlled by the national government or subnational entities.

The private sector includes entities controlled by private investors.

Loans by industry segments are as follows:

	September 30, 2025		December 31, 2024
	Amount	%	Amount	%
Infrastructure programs	15,463,686	42	14,164,668	42
Transport, warehousing and communications	9,441,817	25	9,137,554	27
Electricity, gas and water supply	5,567,696	15	5,257,924	15
Health and social services	3,187,387	9	2,892,114	8
Financial services - Commercial banks	1,657,039	5	1,132,330	4
Financial services - Development banks	1,548,841	4	1,304,144	4
Agriculture, hunting and forestry	41,879	—	56,630	—
Others	163,625	—	84,743	—

	37,071,970	100	34,030,107	100

Loans mature as follows:

	September 30, 2025	December 31, 2024
Less than one year	5,363,504	5,171,261
Between one and two years	4,195,505	3,367,270
Between two and three years	3,795,840	3,533,696
Between three and four years	3,564,072	3,199,251
Between four and five years	3,951,162	3,160,217
Between five and ten years	10,449,480	10,313,580
Between ten and fifteen years	4,584,280	4,302,935
Over fifteen year	1,168,127	981,897

	37,071,970	34,030,107

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of September 30, 2025 and December 31, 2024

and for the nine-month periods ended September 30, 2025 and 2024

(In thousands of U.S. dollars)

CAF maintains an internal risk rating system to evaluate the quality of the non-sovereign loans, which identifies, through a standardized rating and review parameters, those risks related to credit transactions in order to determine an internal risk rating classification designed by CAF. For purpose of determining the allowance for loan losses of sovereign loans as of September 30, 2025 and December 31, 2024, rating assigned by international agencies are used.

The credit quality of the sovereign loans used in estimating the allowance for credit losses is based on the individual long-term foreign currency debt rating applicable to the borrower countries, which is determined under the Basel Committee criteria based on the existing risk ratings of three recognized international agencies as of the date of preparation of the financial statements. The credit quality by year of origination and taking the Standard & Poor’s (S&P) rating as a reference as of September 30, 2025 is as follows:

Country	Credit Rating	Year of origination
		2025	2024	2023	2022	2021	Prior	Total
Argentina	CCC	300,000	501,528	900,164	570,329	829,483	1,815,542	4,917,046
Barbados	B	37,500	—	—	—	47,697	131,105	216,302
Bolivia	CCC-	475,000	24,667	71,664	620,757	350,000	1,417,548	2,959,636
Brazil	BB	2,894	134,447	7,479	636,392	—	2,307,282	3,088,494
Colombia	BB	—	366,000	250,000	600,000	500,000	1,581,168	3,297,168
Costa Rica	BB-	404,522	—	—	—	—	11,493	416,015
Dominican Republic	BB	2,939	—	—	300,000	91,055	42,149	436,143
Ecuador	B-	262,767	369,330	283,928	448,035	558,659	2,215,500	4,138,219
El Salvador	B-	150,000	255,724	279,296	75,000	—	—	760,020
Honduras	BB-	80,000	—	—	—	—	—	80,000
Mexico	BBB	800,000	—	—	300,000	—	225,000	1,325,000
Panama	BBB-	300,000	247,529	31,172	294,054	304,685	1,322,686	2,500,126
Paraguay	BB+	—	191,251	194,577	369,596	262,431	1,490,250	2,508,105
Peru	BBB-	—	—	500,000	171,500	564,958	288,867	1,525,325
Trinidad and Tobago	BBB-	—	170,000	75,000	120,000	175,000	823,918	1,363,918
Uruguay	BBB+	55,000	829,348	97,723	164,150	240,000	178,232	1,564,453
Venezuela	NR	—	—	—	—	—	1,945,934	1,945,934

		2,870,622	3,089,824	2,691,003	4,669,813	3,923,968	15,796,674	33,041,904

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of September 30, 2025 and December 31, 2024

and for the nine-month periods ended September 30, 2025 and 2024

(In thousands of U.S. dollars)

The credit quality by year of origination and taking the Moody’s rating as a reference as of December 31, 2024, is as follows:

Country	Credit Rating	Year of origination
		2024	2023	2022	2021	2020	Prior	Total
Argentina	Ca	474,202	869,607	516,970	819,346	662,000	1,448,327	4,790,452
Barbados	B3	—	—	—	49,143	100,000	38,782	187,925
Bolivia	Caa3	24,291	48,917	607,759	350,000	37,594	1,624,708	2,693,269
Brazil	Ba1	—	7,479	606,713	—	553,023	1,688,701	2,855,916
Colombia	Baa2	350,000	250,000	600,000	500,000	350,000	1,346,563	3,396,563
Costa Rica	Ba3	—	—	—	—	435,484	15,324	450,808
Dominican Republic	Ba3	3,297	—	300,000	84,773	—	57,866	445,936
Ecuador	Caa3	317,937	269,914	463,774	580,367	622,659	1,809,008	4,063,659
El Salvador	B3	127,770	266,313	75,000	—	—	—	469,083
Mexico	Baa2	500,000	—	300,000	—	262,500	—	1,062,500
Panama	Baa3	225,000	32,969	302,703	330,611	378,571	1,097,826	2,367,680
Paraguay	Baa3	72,190	191,281	353,072	257,000	454,615	1,088,694	2,416,852
Peru	Baa1	—	500,000	169,551	531,898	—	427,301	1,628,750
Trinidad and Tobago	Ba2	120,000	75,000	120,000	175,000	317,562	564,660	1,372,222
Uruguay	Baa1	743,088	114,369	165,817	240,000	35,714	165,088	1,464,076
Venezuela	C	—	—	—	—	—	1,939,316	1,939,316

		2,957,775	2,625,849	4,581,359	3,918,138	4,209,722	13,312,164	31,605,007

The credit quality of the non-sovereign loan portfolio by year of origination, as represented by credit risk classification provided by S&P as of September 30, 2025, is as follows:

	Year of origination
Credit Rating	2025	2024	2023	2022	2021	Prior	Total
A	850,000	75,000	—	—	—	—	925,000
A-	50,000	50,000	—	—	—	—	100,000
BBB+	—	3,619	—	1,861	12,085	103,848	121,413
BBB	501,450	—	71,017	—	—	—	572,467
BBB-	170,000	10,000	—	—	—	72,410	252,410
BB+	50,000	—	—	—	—	—	50,000
BB	1,091,412	151,654	51,991	46,131	21,210	188,451	1,550,849
BB-	37,366	121,213	26,667	—	—	33,333	218,579
B+	10,000	3,750		—	—	—	13,750
B-	53,500	39,508	49,026	—	—	38,049	180,083
CCC	—	—	—	—	—	15,709	15,709
CCC-	5,564	—	3,333	—	—	20,909	29,806

	2,819,292	454,744	202,034	47,992	33,295	472,709	4,030,066

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of September 30, 2025 and December 31, 2024

and for the nine-month periods ended September 30, 2025 and 2024

(In thousands of U.S. dollars)

The credit quality of the non-sovereign loan portfolio by year of origination, as represented by the internal credit risk classification as of December 31, 2024, is as follows:

	Year of origination
Credit Rating	2024	2023	2022	2021	2020	Prior	Total
A	75,000	—	—	—	—	—	75,000
A-	400,000	—	—	—	—	48,000	448,000
BBB+	3,088	—	—	11,398	4,443	129,355	148,284
BBB-	150,000	10,604	1,762	—	—	—	162,366
BB+	50,000	60,000	—	—	—	4,697	114,697
BB	333,054	—	34,147	—	—	185,489	552,690
BB-	287,655	57,615	12,521	26,842	22,065	—	406,698
B+	96,152	30,000	—	—	44,444	—	170,596
B	15,000	—	—	—	—	—	15,000
B-	149,508	17,143	—	—	—	38,152	204,803
CCC+	2,166	—	—	—	—	—	2,166
CCC	—	47,500	—	—	—	16,598	64,098
CCC-	—	—	—	—	—	24,520	24,520
D	—	—	—	—	—	36,182	36,182

	1,561,623	222,862	48,430	38,240	70,952	482,993	2,425,100

The internal and external ratings have been updated as of September 30, 2025.

Loan portfolio quality

The loan portfolio quality indicators and the related amounts are presented below:

	September 30, 2025	September 30, 2024
During the period CAF recorded the following transactions:
Loans written-off	—	—
Purchases of loan portfolio	—	—
Sales of loan portfolio	—	22,500

	September 30, 2025	December 31, 2024
CAF presented the following amounts and quality indicators as of the end of the period/year:
Non-accrual loans	1,945,934	1,975,498
Troubled debt restructured	—	—
Overdue accrual loans	293	1,701
Allowance for loan losses as a percentage of loan portfolio	0.25%	0.25%
Non-accrual loans as a percentage of loan portfolio	5.27%	5.84%
Overdue loan principal as a percentage of loan portfolio	0.00%	0.01%

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of September 30, 2025 and December 31, 2024

and for the nine-month periods ended September 30, 2025 and 2024

(In thousands of U.S. dollars)

No loans were restructured for the nine-month periods ended September 30, 2025 and for the year ended December 31, 2024.

On March 31, 2020, CAF implemented the Support Program for the Liquidity Management in Exceptional Situations (the “Program”) approved by CAF’s Shareholders Assembly on March 3, 2020. The Program allowed CAF to repurchase the shares of a shareholder country that fulfills the requirements of the program and applied the proceeds to that country’s outstanding loans principal and interest payments. Pursuant to the Program, CAF notified Venezuela, that it fulfilled the requirements. Since the inception of the Program to July 31, 2024, CAF repurchased a total of 168,573 shares totaling US$ 2,393,737 and applied that amount to repay due and overdue amounts of principal and interest and deducting the amount of paid-in capital and additional paid-in capital for US$ 842,865 and US$ 1,550,872, respectively. The Program was completed for Venezuela in July 2024. Currently, Venezuela holds 105 Series “B” shares and its Series “A” share.

As of December 31, 2024, the total amount of delayed payments for operations in Venezuela amounted to US$ 287,682, including interests. In accordance with CAF’s policies, a loan is considered to be innon-accrual status when a payment is more than 180 days overdue in the case of public sector loans. As of December 31, 2024, all outstanding loans with Venezuela amounting to US$ 1,939,316 were placed in non-accrual status. Additionally, as of December 31, 2024, not collected Interests and Commissions amounted to US$ 92,248 were reversed, and the related individually assessed allowance for credit losses was US$ 52,860.

As of September 30, 2025, the total amount of delayed payments for operations in Venezuela amounted to US$ 645,120, including interests. Not collected Interests and Commissions amounted to US$ 86,999, and the related individually assessed allowance for credit losses was US$ 59,266. Additionally, as of September 30, 2025, overdue interests amount to US$ 15,954.

CAF expects to collect all amounts due, including interest and fees. Venezuela is one of the founding shareholders of CAF and has reiterated its commitment and its intention to undertake payments. CAF’s Management monitors its credit exposure periodically.

As of September 30, 2025, there were no non-accrual loans related to private sector borrowers (non-sovereign loans). As of December 31, 2024, the total principal amount of non-accrual loans related to private sector borrowers (non-sovereign loans) for US$ 36,182, which were 3,023 days overdue. The allowance of loan losses for non-accrual loans with the private sector is none as of September 30, 2025 and amount to US$ 4,739 as of December 31, 2024. For the nine-month periods ended September 30, 2025 and 2024, there were no interest income recognized for non-accrual loans.

Exposure Exchange Agreements

On May 23, 2025, as part of its balance sheet optimization strategy, CAF entered into an Exposure Exchange Agreement (EEA) to reduce its sovereign-guaranteed loan portfolio risk concentration. Through EEA, Multilateral Development Banks (MDB) reduce portfolio concentration by simultaneously exchanging coverage for potential nonaccrual events for sovereign exposures from borrowing countries in which an MDB is concentrated, to countries in which an MDB has no, or low, exposure.

Under an EEA, there is no direct exchange of assets, and all aspects of the client relationship remain with the originating MDB. However, each MDB assumes the credit risk on a specified EEA amount for a set of

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of September 30, 2025 and December 31, 2024

and for the nine-month periods ended September 30, 2025 and 2024

(In thousands of U.S. dollars)

borrowing countries (the EEA seller of protection, or EEA Seller) in exchange for passing on the credit risk on a set of different borrowing countries to the other MDB (the EEA buyer of protection, or EEA Buyer). If a nonaccrual event occurs for one of the countries that is part of the EEA transactions, the EEA Seller compensates the EEA Buyer at an agreed upon rate. Each participating MDB is required to retain a minimum of 50% of the total exposure to each country that is part of the EEA. If no events of no nonaccrual occur during the life of the EEA, the EEA expires at the end of the agreed upon period.

As of September 30, 2025, CAF executed a bilateral EEA transaction with another MDB. In this transaction, CAF is the EEA Seller (provided a financial guarantee for its counterparty) and the EEA Buyer (received a financial guarantee from its counterparty) for the following countries and exposure amounts:

	EEA Seller		Country	EEA Buyer
Country	Amount	S&P Rating		Amount	S&P Rating
Costa Rica	90,000	BB-	Argentina	100,000	CCC
Dominican Republic	150,000	BB	Brazil	250,000	BB
El Salvador	250,000	B-	Colombia	136,000	BB
Honduras	210,000	BB-	Ecuador	214,000	B-

	700,000			700,000

EEA transaction was accounted for as an exchange of two separate financial guarantees (provided and received).

The fair value of the guarantee provided is initially recorded as an asset (equivalent to the present value of the theoretical guaranteed fees receivable) and a liability (the non-contingent portion of the guarantee stand ready to perform), respectively, included in Other Assets-Other and Accrued expenses and other liabilities-Other, respectively. These amounts will be amortized over the term of the guarantee on the exchanged exposure and recorded in Non-interest income - Other Income and Non-interest expenses - Other Expenses. The carrying amount under the guarantees received or provided amounted to US$ 36,213. Final maturity date will be May 2040. As of September 30, 2025, no non-accrual events have occurred.

As of September 30, 2025, CAF recognized US$ 163 as Other expenses and US$ 207 as Other income related to the allowance for Current Expected Credit Losses of the guarantees exchanged.

A/B Loans

CAF only assumes the credit risk for the portion of its participations of the loan. As of September 30, 2025 and December 31, 2024, CAF maintains loans of this nature amounting to US$ 1,613,680 and US$ 1,215,792, respectively, whereas other financial institutions provided funds for US$ 1,131,147 and US$ 978,988, respectively.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of September 30, 2025 and December 31, 2024

and for the nine-month periods ended September 30, 2025 and 2024

(In thousands of U.S. dollars)

Allowance for Loan Losses

Changes in the allowance and the balance for loan losses over the outstanding amounts, individually and collectively evaluated, are presented below:

	For the nine-months periods ended September 30,
	2025			2024
	Credit risk			Credit risk
	Sovereign	Non- sovereign	Total	Sovereign	Non- sovereign	Total
Balances at beginning of period	58,220	26,537	84,757	—	56,913	56,913
Credit for loan losses	1,046	(8,972)	(7,926)	—	(7,704)	(7,704)
Recoveries	—	14,806	14,806	—	75	75

Balances at end of period	59,266	32,371	91,637	—	49,284	49,284

For the nine-month periods ended September 30, 2025 and 2024, CAF recorded US$ 14,806 and US$ 75, respectively, as revenue from recovery of written-off portfolio in caption “Credit for loan losses”.

Changes in the provision for contingencies and the off-balance-sheet undisbursed loan commitments and financial guarantees, individually and collectively evaluated, are presented below:

	For the nine-month periods ended September 30,
	2025			2024
	Credit risk			Credit risk
	Sovereign	Non- sovereign	Total	Sovereign	Non- sovereign	Total
Balances at beginning of period	—	6,230	6,230	—	6,849	6,849
Provision (credit) contingencies	2,113	1,227	3,340	—	(5,380)	(5,380)

Balances at end of period	2,113	7,457	9,570	—	1,469	1,469

For the nine-month periods ended September 30, 2025 and 2024, provision for contingencies and theoff-balance-sheet undisbursed loan commitments and financial guarantees are included in the unaudited condensed interim statements of income as part the Non-interest expenses-other expenses.

6.	OTHER ASSETS

A summary of other assets follows:

	September 30, 2025	December 31, 2024
Derivative-related collateral	1,255,363	2,537,059
Intangible assets, net of accumulated amortization of US$ 19,359 and US$ 15,245, respectively	115,408	87,290
EEA Guaranteed fees receivable	36,213	—
Receivable from investment securities sold	9,512	30,842
Other	35,429	36,338

	1,451,925	2,691,529

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of September 30, 2025 and December 31, 2024

and for the nine-month periods ended September 30, 2025 and 2024

(In thousands of U.S. dollars)

7.	DEPOSITS

A summary of deposits follows:

	September 30, 2025	December 31, 2024
Demand deposits	316,960	194,935
Time deposits:
Less than one year	4,430,816	3,302,403

	4,747,776	3,497,338
Fair value adjustments	887	—

	4,748,663	3,497,338

As of September 30, 2025 and December 31, 2024, the weighted average interest rate was 4.18% and 5.18%, respectively. Deposits are issued for amounts equal to or more than US$ 100. Total deposits denominated in currencies other than the U.S. dollar amount to an equivalent of US$ 525,218 and US$ 105,726 as of September 30, 2025 and December 31, 2024, respectively.

8.	COMMERCIAL PAPERS

A summary of commercial papers follows:

	September 30, 2025	December 31, 2024
U.S. dollars	3,300,895	3,023,627
British pound sterling	87,413	170,640
Euros	53,527	98,793

	3,441,835	3,293,060
Less commercial papers issuance discount	(38,518)	(43,952)

	3,403,317	3,249,108

As of September 30, 2025 and December 31, 2024, the weighted average interest rate was 4.49% and 5.54%, respectively. As of September 30, 2025, commercial papers mature in 2026 and 2025. Likewise, as of December 31, 2024, commercial papers mature in 2025.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of September 30, 2025 and December 31, 2024

and for the nine-month periods ended September 30, 2025 and 2024

(In thousands of U.S. dollars)

9.	BORROWINGS FROM OTHER FINANCIAL INSTITUTIONS

A summary of borrowings from other financial institutions by currency follows:

	September 30, 2025	December 31, 2024
U.S. dollars	1,699,290	1,575,801
Euros	484,361	573,765
Colombian pesos	26,065	25,243
Others	2,774	2,165

	2,212,490	2,176,974
Fair value adjustments	16,207	(52,295)
Less debt issuance costs	109	132

	2,228,588	2,124,547

As of September 30, 2025 and December 31, 2024, the fixed interest-bearing borrowings amounted to US$ 244,694 and US$ 242,010, respectively. As of September 30, 2025 and December 31, 2024, the weighted average interest rate after considering the impact of interest rate swaps was 5.60% and 6.85%, respectively.

Borrowings from other financial institutions, by remaining maturities, are summarized below:

	September 30, 2025	December 31, 2024
Less than one year	289,938	430,458
Between one and two years	441,077	234,226
Between two and three years	217,508	228,185
Between three and four years	207,728	206,237
Between four and five years	198,829	187,593
Over five years	857,410	890,275

	2,212,490	2,176,974

As of September 30, 2025 and December 31, 2024, there were unused term credit facilities amounting to US$ 844,475 and US$ 1,445,913, respectively.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of September 30, 2025 and December 31, 2024

and for the nine-month periods ended September 30, 2025 and 2024

(In thousands of U.S. dollars)

10.	BONDS

A summary of outstanding bonds follows:

	September 30, 2025			December 31, 2024
	At original exchange rate	At spot exchange rate	Weighted average cost, after swaps (%) (period end)	At original exchange rate	At spot exchange rate	Weighted average cost, after swaps (%) (year end)
U.S. dollars	11,945,450	11,945,450	5.20	9,328,042	9,328,042	5.61
Euro	9,572,535	9,823,101	5.44	9,751,807	8,827,267	6.19
Great British pound sterling	2,515,646	2,689,618	5.05	1,261,108	1,254,705	5.39
Swiss francs	1,675,468	1,977,649	5.46	2,336,350	2,434,706	6.06
Australian dollars	1,531,642	1,477,986	5.45	1,756,001	1,570,852	5.93
Japanese yen	1,226,887	1,023,526	5.27	1,540,983	1,148,597	5.93
Mexican pesos	1,190,422	1,304,985	5.39	1,190,208	1,158,240	5.94
Indian rupee	588,995	560,866	5.02	338,717	329,694	5.62
Norwegian kroner	549,487	390,547	5.60	549,486	344,122	6.09
Hong Kong dollars	533,062	531,598	5.49	533,062	532,686	6.15
Colombian pesos	405,953	344,487	5.39	405,959	306,630	5.57
Costa Rica colon	287,312	293,158	5.11	223,336	225,770	5.78
Uruguayan pesos	225,602	232,466	4.91	53,213	47,951	3.53
Brazilian real	201,662	200,692	5.14	201,662	172,746	5.47
Indonesian rupee	151,619	148,515	4.94	—	—	—
Turkish lira	128,121	64,338	4.88	128,121	75,713	5.29
Paraguay guaraní	114,268	116,826	5.19	85,284	82,096	5.86
Chinese renminbi	52,751	53,726	4.96	52,751	52,350	5.06
New Zealand dollar	46,247	41,659	4.99	59,898	52,540	5.72
Canadian dollars	30,395	28,727	5.44	30,395	27,869	6.12
South African rand	26,939	28,956	5.14	—	—	—
Jamaican dollars	26,101	25,021	4.95	26,101	25,725	5.30
Philippines peso	25,135	24,055	4.88	—	—	—
Polish zloty	—	—	—	61,130	65,777	5.29
Czech koruna	—	—	—	11,211	10,335	5.58

	33,051,699	33,327,952		29,924,825	28,074,413

Fair value adjustments		(68,586)			(670,944)
Less debt issuance costs		11,430			7,057

		33,247,936			27,396,412

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of September 30, 2025 and December 31, 2024

and for the nine-month periods ended September 30, 2025 and 2024

(In thousands of U.S. dollars)

A summary of the bonds issued, by remaining maturities at original exchange rate, follows:

	September 30, 2025	December 31, 2024
No maturities	500,000	—
Less than one year	5,527,946	5,213,782
Between one and two years	5,389,435	5,493,209
Between two and three years	4,661,358	4,608,073
Between three and four years	4,650,304	4,377,320
Between four and five years	5,728,524	3,954,230
Over five years	6,594,132	6,278,211

	33,051,699	29,924,825

As of September 30, 2025 and December 31, 2024, fixed interest rate bonds amounted to US$ 32,740,733 and US$ 29,624,973, respectively, of which US$ 21,077,410 and US$ 20,586,650, respectively, are denominated in currencies other than U.S. dollar.

As part of its balance sheet optimization strategy, in September 2025, CAF issued a bond with characteristics of a hybrid debt instrument, aimed at strengthening its capital base and increasing its lending capacity. CAF issued a US$ 500 million perpetual subordinated hybrid debt note with a 6.75% coupon, callable after 5.5 years and every five years thereafter at CAF’s discretion or under specific events, such as rating methodology change or at any time pursuant to a substantial repurchase event, understanding the latter as the purchase and cancellation of more than seventy-five percent (75%) of the principal amount of the notes originally issued by or on behalf of CAF. The bond has a coupon, which CAF may, at its sole discretion, declare and pay, cancel, or defer indefinitely. It also contains a feature requiring CAF to permanently reduce the principal amount of the notes to zero, cancelling any accrued and unpaid interest (permanent write-down feature), triggered upon the occurrence of certain financial indicators included in the bond’s Term Sheet. The exercise of this write-down feature, as well as the cancellation or indefinite deferral of interest, does not constitute an event of default.

Bond’s investors are exposed to residual risk. CAF has no contractual obligation to repay the principal or coupon on the hybrid debt; any such repayment is entirely at the CAF’s sole discretion.

There were no bonds repurchased for the nine-month periods ended September 30, 2025, and the year ended December 31, 2024.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of September 30, 2025 and December 31, 2024

and for the nine-month periods ended September 30, 2025 and 2024

(In thousands of U.S. dollars)

11.	ACCRUED EXPENSES AND OTHER LIABILITIES

A summary of accrued expenses and other liabilities follows:

	September 30, 2025	December 31, 2024
Derivative-related collateral	694,480	89,749
Employees’ severance benefits and savings plan	122,585	110,008
Contributions to Shareholders’ Special Funds (Note 12)	54,902	—
EEA Guarantee stand ready to perform	36,213	—
Payable for investment securities purchased	23,284	34,314
Provision for contingencies (Note 5)	9,570	6,230
Other	8,866	14,781

	949,900	255,082

12.	CONTRIBUTIONS TO SHAREHOLDERS’ SPECIAL FUNDS

In March 2025, the Shareholders’ Assembly of CAF approved the contribution up to a maximum amount of US$ 200,000 to some shareholders’ special funds for 2025. Subsequently, during the nine-month periods ended September, 30, 2025, based on the analysis of the new commitments contracted or the resources required by the shareholders’ special funds, authorized the contributions of US$ 100,000, US$ 90,500, US$ 6,000 and US$ 3,500 to Compensatory Financial Found (FFC), Technical Cooperation Fund (FCT), Human Development Fund (FONDESHU) and Fund for the Development of Small and Medium Enterprises (FIDE), respectively. For the nine-month periods ended September 30, 2025, CAF has recognized US$ 182,730 as an expense and, as of September 30, 2025, recognized an unconditional obligation (accounts payable) for US$ 54,902 which was paid in October 2025.

In March 2024, the Shareholders’ Assembly of CAF approved the contribution up to a maximum amountof US$ 138,000 to some shareholders’ special funds for 2024. Subsequently, during the nine-month periods ended September 30, 2024, based on the analysis of the new commitments contracted or the resources required by the shareholders’ special funds, authorized contributions of US$ 97,000, US$ 34,000, US$ 4,500 and US$ 2,500 to FFC, FCT, FONDESHU, and FIDE, respectively. For the nine-month periods ended September 30, 2024, CAF has recognized US$ 138,000 as an expense and, as of September 30, 2024, recognized an unconditional obligation (accounts payable) for US$ 57,559 which was paid in October 2024.

13.	TAX EXEMPTIONS

Pursuant to its Constitutive Agreement, CAF is exempt, in all its Member Countries, from all taxes and tariffs on income, properties or assets, and from any liability involving payment, withholding or collection of any taxes.

In addition, CAF has entered into agreements with each of the associated shareholder countries (defined in Article 3 of CAF’s General Regulations as any shareholder country holding directly or indirectly shares of CAF). Pursuant to these agreements, each country that is a shareholder but does not qualify as a Member Country has agreed to extend to CAF, with respect to its activities in and concerning that country, immunities and privileges similar to those that have been granted to CAF in the Member Countries.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of September 30, 2025 and December 31, 2024

and for the nine-month periods ended September 30, 2025 and 2024

(In thousands of U.S. dollars)

14.	DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES

CAF utilizes derivative financial instruments to reduce exposure to interest rate risk, price risk and foreign currency risk. CAF does not hold or issue derivative financial instruments for trading or speculative purposes.

The market risk associated with interest rate and foreign currency is managed by swapping marketable securities - trading, loans, borrowings from other financial institutions and bonds, subject to fixed interest rates and denominated in currency other than the U.S. dollar into floating interest rate instruments denominated in U.S. dollars. CAF enters into derivative financial instruments to offset the economic changes in value of specifically identified marketable securities – trading, loans, borrowings from other financial institutions and bonds.

Derivative financial instruments held by CAF consist of interest rate swaps designated as fair value hedges of specifically identified loans, bonds or borrowings from other financial institutions with fixed interest rates and denominated in U.S. dollars. Also, CAF enters into cross-currency and interest rate swaps as an economic hedge (derivative that is entered into to manage a risk but is not accounted as a hedge) for interest rate and foreign exchange risks related with deposits, bonds, borrowings or loans denominated in currencies other than the U.S. dollar where CAF’s management elected to measure those liabilities and assets at fair value under the fair value option guidance in order to mitigate volatility in CAF’s financial statements, considering that both the financial instruments and the associated hedging instruments are held until maturity.

When the fair value of a derivative financial instrument is positive, the counterparty owes CAF, creating credit risk for CAF. When the fair value of a derivative financial instrument is negative, CAF owes the counterparty and, therefore, it does not have credit risk. CAF minimizes the credit risk in derivative financial instruments by entering into transactions with high-quality counterparties whose credit rating is “A” or higher.

In order to reduce the credit risk in derivative financial instruments, CAF enters into credit support agreements with its major swap counterparties. This provides risk mitigation, as the swap contracts are regularly marked-to-market, and the party being the net obligor is required to post collateral when net mark to-market exposure exceeds certain predetermined thresholds. This collateral is in the form of cash.

CAF does not offset for each counterparty, the fair value amount recognized for derivative financial instruments with the fair value amount recognized for the collateral, whether posted or received, under master netting arrangements executed with the same counterparty. CAF reports separately the cumulative gross amounts for the receivable from and payable to for derivative financial instruments.

CAF also utilizes U.S. treasury futures to reduce exposure to price risk. These are contracts for delayed delivery of U.S. treasury notes in which the seller agrees to make delivery at a specified future date of a specified instrument at a specified price or yield. Initial margin requirements are met with cash or securities. CAF generally closes out open positions prior to maturity. Therefore, cash receipts or payments are limited to the change in fair value of the U.S. treasury futures. Additionally, CAF utilizes cross-currency forward contracts to reduce exposure to foreign currency risk.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of September 30, 2025 and December 31, 2024

and for the nine-month periods ended September 30, 2025 and 2024

(In thousands of U.S. dollars)

The balance sheet details related to CAF’s derivative financial instruments are as follows:

	Derivative assets		Derivative liabilities
	September 30, 2025	December 31, 2024	September 30, 2025	December 31, 2024
Cross-currency swap	1,211,163	209,657	1,273,143	2,707,319
Interest rate swap	364,858	323,324	95,590	228,970
U.S. treasury futures	32	483	129	171
Cross-currency forward contracts	1	1,993	94	22

	1,576,054	535,457	1,368,956	2,936,482

The following table presents the notional amount and fair values of interest rate swaps and cross-currency swaps and the underlying hedged items:

	Notional amount		Fair value
	Interest rate swap	Cross- currency swap	Derivative assets	Derivative liabilities
As of September 30, 2025:
Loans	2,040,709	—	224,463	2,940
Loans	—	1,496,622	9,137	129,303
Deposits	—	108,594	2,214	—
Borrowings from other financial institutions	—	484,361	19,444	16,446
Borrowings from other financial institutions	23,860	—	—	382
Bonds	—	21,025,111	1,180,368	1,127,394
Bonds	11,858,323	—	140,395	92,268

	13,922,892	23,114,688	1,576,021	1,368,733

	Notional amount		Fair value
	Interest rate swap	Cross- currency swap	Derivative assets	Derivative Liabilities
As of December 31, 2024:
Loans	2,118,906	—	294,081	—
Loans	—	1,114,141	53,676	18,572
Borrowings from other financial institutions	—	573,765	—	75,608
Borrowings from other financial institutions	41,053	—	—	946
Bonds	—	20,533,438	155,981	2,613,139
Bonds	9,233,323	—	29,243	228,024

	11,393,282	22,221,344	532,981	2,936,289

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of September 30, 2025 and December 31, 2024

and for the nine-month periods ended September 30, 2025 and 2024

(In thousands of U.S. dollars)

The following table presents the notional amount and fair values of U.S. treasury futures andcross-currency forward contracts:

As of September 30, 2025

					Fair value
	Start date	Termination date	Contract Currency	Notional amount	Derivative assets
Cross-currency Forwards	Various	Various	Various	16,534	1

Futures Short	Various	Until Dec 2025	US$	45,700	20

Ftures Long	Various	Until Dec 2025	US$	58,000	12

					Fair value
	Start date	Termination date	Contract Currency	Notional amount	Derivative liabilities
Futures Short	Various	Until Dec 2025	US$	382,600	(99)

Futures Long	Various	Until Dec 2025	US$	72,400	(30)

Cross-currency Forwards	Various	Various	Various	22,707	(94)

As of December 31, 2024

					Fair value
	Start date	Termination date	Contract Currency	Notional amount	Derivative assets
Futures short	Various	Until March 2025	Various	58,152	453

Futures long	Various	Until March 2025	US$	66,600	30

Forward contracts	Various	Various	Various	96,303	1,993

					Fair value
	Start date	Termination date	Contract Currency	Notional amount	Derivative liabilities
Futures long	Various	Until March 2025	Various	168,128	(171)

Forward contracts	Various	Various	Various	2,739	(22)

The amounts of collateral posted related to U.S. treasury futures as of September 30, 2025 and December 31, 2024 were US$ 4,260 and US$ 1,414, respectively. As of September 30, 2025 and December 31, 2024, the amount of collateral received related to U.S. treasury futures was US$ 6 and US$ 129, respectively.

CAF enters into International Swaps and Derivatives Association, Inc. (ISDA) master netting arrangements with all of its derivative counterparties. These legally enforceable master netting arrangements give CAF the

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of September 30, 2025 and December 31, 2024

and for the nine-month periods ended September 30, 2025 and 2024

(In thousands of U.S. dollars)

right to take cash or liquidate securities held as collateral and to offset receivables and payables with the same counterparty, in the event of default by the counterparty. The following tables present information about the effect of offsetting of derivative financial instruments, although CAF has elected not to offset any derivative financial instruments by counterparty in the balance sheets:

As of September 30, 2025

Derivative assets		Gross amounts not offset in the balance sheet
Description	Gross amounts of recognized assets	Financial instruments	Cash and securities collateral received	Net amount
Swaps	1,576,021	(832,961)	(694,474)	48,586

Derivative liabilities		Gross amounts not offset in the balance sheet
Description	Gross amounts of recognized liabilities	Financial instruments	Cash and securities collateral pledged	Net amount
Swaps	(1,368,733)	832,961	1,250,896	715,124

As of December 31, 2024

Derivative assets		Gross amounts not offset in the balance sheet
Description	Gross amounts of recognized assets	Financial instruments	Cash and securities collateral received	Net amount
Swaps	532,981	(435,335)	(89,620)	8,026

Derivative liabilities		Gross amounts not offset in the balance sheet
Description	Gross amounts of recognized liabilities	Financial instruments	Cash and securities collateral pledged	Net amount
Swaps	(2,936,289)	435,335	2,535,645	34,691

15.	FAIR VALUE MEASUREMENTS

The following section describes the valuation methodologies used by CAF to measure various financial instruments at fair value, including an indication of the level in the fair value hierarchy in which each financial instrument is classified. Where appropriate, the description includes details of the valuation methodologies and the key inputs to those methodologies.

When available, CAF generally uses quoted prices in active markets to determine fair value.

If quoted market prices in active markets are not available, fair value is based upon internally developed valuation methodologies that use, where possible, current market-based or independently sourced market inputs, such as interest rates, currency rates, etc.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of September 30, 2025 and December 31, 2024

and for the nine-month periods ended September 30, 2025 and 2024

(In thousands of U.S. dollars)

Where available, CAF may also make use of quoted prices in active markets for recent trading activity in positions with the same or similar characteristics to the financial instrument being valued. The frequency and size of trading activity and the amount of the bid-ask spread are among the factors considered in determining the liquidity of markets and the relevance of observed quoted prices from those markets.

The following valuation methodologies are used to estimate the fair value and determine the classification in the fair value hierarchy of CAF’s financial instruments:

-

Marketable securities – trading: CAF uses unadjusted quoted prices in active markets to determine the fair value of marketable securities classified as Level 1; quoted prices for similar assets in active markets, quoted prices for identical or similar assets in markets that are not active, or pricing models with observable inputs for the term of the marketable securities classified as Level 2. These securities are classified in Level 1 and Level 2 of the fair value hierarchy.

-

Loans: The fair value of fixed rate loans is determined using a discounted cash flow technique using the current variable interest rate for similar loans. These loans are classified in Level 2 of the fair value hierarchy.

-

Derivative assets and liabilities: The fair value is calculated using market prices provided by an independent financial information services company, which are determined using discounted cash flow valuation technique using observable inputs. Derivative assets and liabilities are classified in Level 2 of the fair value hierarchy.

-

Bonds, borrowings from other financial institutions and deposits: For CAF’s bonds issued and medium and long term borrowings from other financial institutions and deposits, fair value is determined by using a discounted cash flow technique, taking into consideration benchmark interest yield curves at the end of the reporting period to discount the expected cash flows for the applicable maturity, thus reflecting market fluctuations of key variables such as interest and exchange rates. These yield curves are adjusted to incorporate CAF credit risk spread. Bonds, borrowings from other financial institutions and deposits are generally classified in Level 2 of the fair value hierarchy based on the observability of significant inputs to the discounted cash flow valuation technique.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of September 30, 2025 and December 31, 2024

and for the nine-month periods ended September 30, 2025 and 2024

(In thousands of U.S. dollars)

Items Measured at Fair Value on a Recurring Basis

The following tables present for each of the fair value hierarchy levels CAF’s financial assets and liabilities that are measured at fair value on a recurring basis:

As of September 30, 2025
	Level 1	Level 2	Level 3	Total
Assets:
Marketable Securities:
U.S. securities	7,721,273	—	—	7,721,273

Non-U.S. governments and government entities bonds	257,396	—	—	257,396

Financial institutions and corporate securities:
Commercial papers	—	2,526,431	—	2,526,431
Certificate of deposits	2,331,238	—	—	2,331,238
Bonds	2,238,415	—	—	2,238,415
Collateralized mortgage obligation	486,371	927	—	487,298
Liquidity funds	328,915	—	—	328,915
Exchange-traded fund	109,150			109,150

	5,494,089	2,527,358	—	8,021,447

Sub-total financial assets at fair value	13,472,758	2,527,358	—	16,000,116

Loans	—	3,497,446	—	3,497,446

Derivative instruments:
Cross-currency swap	—	1,211,163	—	1,211,163
Interest rate swap	—	364,858	—	364,858
U.S treasury futures	—	32	—	32
Corss-currency forward contracts	—	1	—	1

	—	1,576,054	—	1,576,054

Total financial assets at fair value	13,472,758	7,600,858	—	21,073,616

Liabilities:
Deposits	—	111,797	—	111,797

Borrowings from other financial institutions	—	524,428	—	524,428

Bonds	—	33,091,565	—	33,091,565

Derivative instruments:
Cross-currency swap	—	1,273,143	—	1,273,143
Interest rate swap	—	95,590	—	95,590
U.S treasury futures	—	129	—	129
Cross-currency forward contracts	—	94	—	94

	—	1,368,956	—	1,368,956

Total financial liabilities at fair value	—	35,096,746	—	35,096,746

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of September 30, 2025 and December 31, 2024

and for the nine-month periods ended September 30, 2025 and 2024

(In thousands of U.S. dollars)

As of December 31, 2024
	Level 1	Level 2	Level 3	Total
Assets:
Marketable Securities:
U.S. securities	5,916,834	—	—	5,916,834

Non-U.S. governments and government entities bonds	200,281	124,614	—	324,895

Financial institutions and corporate securities:
Commercial papers	—	2,417,869	—	2,417,869
Certificate of deposits	1,995,211	—	—	1,995,211
Bonds	2,197,129	—	—	2,197,129
Collateralized mortgage obligation	407,921	1,424	—	409,345
Liquidity funds	307,422	—	—	307,422
Exchange-traded funds	104,011	—	—	104,011

	5,011,694	2,419,293	—	7,430,987

Sub-total financial assets at fair value	11,128,809	2,543,907	—	13,672,716

Loans	—	3,003,195	—	3,003,195

Derivative instruments:
Cross-currency swap	—	209,657	—	209,657
Interest rate swap	—	323,324	—	323,324
U.S treasury futures	—	483	—	483
Cross-currency forward contracts	—	1,993	—	1,993

	—	535,457	—	535,457

Total financial assets at fair value	11,128,809	6,082,559	—	17,211,368

Liabilities:
Borrowings from other financial institutions	—	562,522	—	562,522

Bonds	—	27,250,667	—	27,250,667

Derivative instruments:
Cross-currency swap	—	2,707,319	—	2,707,319
Interest rate swap	—	228,970	—	228,970
U.S treasury futures	—	171	—	171
Cross-currency forward contracts	—	22	—	22

	—	2,936,482	—	2,936,482

Total financial liabilities at fair value	—	30,749,671	—	30,749,671

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of September 30, 2025 and December 31, 2024

and for the nine-month periods ended September 30, 2025 and 2024

(In thousands of U.S. dollars)

Items that are not measured at fair value

The carrying amount and estimated fair values of CAF’s financial instruments that are not recognized in the balance sheets at fair value are as follows:

Items that are not measured at fair value
		September 30, 2025		December 31, 2024
	Hierarchy Levels	Carrying amount	Estimated fair value	Carrying amount	Estimated fair value
Financial assets:
Cash and due from banks	1	72,472	72,472	233,196	233,196
Deposits with banks	1	4,552,785	4,552,785	3,369,941	3,369,941
Other investments:
Bank deposit	1	1,644,916	1,644,916	712,598	712,598
Special Drawing Rights	2	165,936	165,936	161,194	161,194
Loans, net	2	33,168,714	33,161,673	30,572,479	30,571,648
Accrued interest and commissions receivable	2	1,169,815	1,169,815	1,007,802	1,007,802
Derivate related collateral	1	1,255,363	1,255,363	2,537,059	2,537,059
Receivable from investment securities sold	1	9,512	9,512	30,842	30,842
Financial liabilities:
Deposits	2	4,636,866	4,636,866	3,497,338	3,497,338
Commercial paper	2	3,403,317	3,403,317	3,249,108	3,249,108
Borrowings from other financial institutions, net	2	1,704,160	1,700,919	1,562,025	1,559,670
Bonds, net	2	156,371	156,266	145,745	151,544
Accrued interest payable	2	968,471	968,471	1,011,611	1,011,611
Derivate related collateral	1	694,480	694,480	89,749	89,749
Payable for investment securities purchased	1	23,284	23,284	34,314	34,314

The following methods and assumptions were used to estimate the fair value of those financial instruments not accounted for at fair value on recurring basis:

-

Cash and due from banks, deposits with banks, other investments – Deposits with banks due morethan 90 days, accrued interest and commissions receivable, deposits, commercial papers, accrued interest payable, derivative-related collateral, receivable from investment securities sold and payable for marketable securities purchased: The carrying amounts approximate fair value because of the short maturity of these instruments.

-

Other investments – Special drawing rights: The carrying amount approximates fair value becausethis asset is based on a basket of five international currencies (the U.S. dollar, the Euro, the Chinese renminbi, the Japanese yen, and the British pound sterling) reviewed and published by the IMF.

-

Loans: CAF is one of the few institutions that grant loans for development projects in the shareholder countries. A secondary market does not exist for the type of loans granted by CAF. As rates on variable rate loans are reset on a semiannual basis, the carrying value, adjusted for credit risk, was determined

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of September 30, 2025 and December 31, 2024

and for the nine-month periods ended September 30, 2025 and 2024

(In thousands of U.S. dollars)

to be the best estimate of fair value. The fair value of fixed rate loans is determined by using the current variable interest rate for similar loans. The fair value of non-accrual status loans is estimated using the discounted cash flow technique.

-

Equity investments: The direct investments in equity securities of companies without a readily determinable fair values are measured at cost, less impairment plus or minus observable pricechanges of an identical or similar instrument of the same issuer. As of September 30, 2025 and December 31, 2024, the carrying amount of those investments amounted to US$ 107,867 and US$ 108,168, respectively. In addition, as of September 30, 2025 and December 31, 2024, investments in funds without a readily determinable fair value, with carrying amount of US$ 246,137 and US$ 222,547, respectively, and the net effects of impairment and the changes in fair value related to equity investment for the nine-month periods ended September 30, 2025 and 2024 amounted to US$ (9,512) and US$ (12,552), respectively, are accounted for at fair value applying the practical expedient, using the net asset value per share. These financial instruments are generally classified in level 3 of the fair value hierarchy based on the observability of significant inputs to the valuation methodology (these instruments are not disclosed in the table above).

-

Bonds and borrowings from other financial institutions: For CAF’s bonds issued and medium and long term borrowings, fair value is determined using a discounted cash flow valuation technique, taking into consideration yield curves to discount the expected cash flows for the applicable maturity, thus reflecting the fluctuation of variables such as interest and exchange rates. These yield curves are adjusted to incorporate CAF credit risk spread. Those financial instrument are generally classified in Level 2 of the fair value hierarchy based on the observability of significant inputs to the valuation methodology.

16.	UNREALIZED CHANGES IN FAIR VALUE RELATED TO OTHER FINANCIAL INSTRUMENTS

Changes in fair value of cross-currency swaps, financial assets and liabilities carried at fair value under the fair value option are as follows:

	For the nine-month period ended September 30, 2025
	Gain (loss) on derivatives	Gain (loss) on hedged item	Net Gain (loss)
Cross-currency swaps:
Deposits	2,213	(3,203)	(990)
Bonds	2,510,132	(2,477,319)	32,813
Loans	(155,271)	114,844	(40,427)
Borrowings from other financial institutions	78,607	(67,938)	10,668

	2,435,681	(2,433,616)	2,064

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of September 30, 2025 and December 31, 2024

and for the nine-month periods ended September 30, 2025 and 2024

(In thousands of U.S. dollars)

	For the nine-month period ended September 30, 2024
	Gain (loss) on derivatives	Gain (loss) on hedged item	Net Gain (loss)
Cross-currency swaps:
Bonds	379,702	(371,521)	8,181
Loans	24,665	(18,491)	6,174
Borrowings from other financial institutions	22,078	(42,569)	(20,491)

	426,445	(432,581)	(6,136)

In addition, during the nine-month periods ended September 30, 2025 and 2024, CAF recorded losses of US$ 15,061 and net gains US$ 27,692, respectively, related to changes in fair value of U.S. treasury futures and U.S. treasury forwards and changes in fair value of the U.S. Treasury Notes.

17.	COMMITMENTS AND CONTINGENCIES

Commitments and contingencies include the following:

	September 30, 2025	December 31, 2024

Loan commitments subscribed – eligible	6,293,612	6,028,158
Lines of credit	5,368,440	5,338,813
Loan commitments subscribed – non eligible	1.653,718	1,989,933
Equity investments agreements subscribed	150,591	187,266
Guarantees	260,812	273,450
EEA Guarantees (Note 5)	700,000	—

These commitments and contingencies arose from the normal course of CAF’s business and are related principally to loans that have been approved or committed for disbursement.

In the ordinary course of business, CAF has entered into commitments to extend loans; such loan commitments are reported in the above table upon signing the corresponding loan agreement and are reported as loans in the balance sheets when disbursements are made. Loan commitments that have fulfilled the necessary requirements for disbursement are classified as eligible.

The commitments to extend loans have fixed expiration dates and in some cases expire without a loan being disbursed. Therefore, the amounts of total commitment to extend loans do not necessarily represent future cash requirements. Also, based on experience, portions of the loan commitments are disbursed on average two years after the signing of the loan agreement.

The lines of credit are extended to financial and corporate institutions as a facility to grant short term loans basically to finance working capital and international trade activities.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of September 30, 2025 and December 31, 2024

and for the nine-month periods ended September 30, 2025 and 2024

(In thousands of U.S. dollars)

Guarantees (including EEA guarantees) mature as follows:

	September 30, 2025	December 31, 2024
Less than one year	1,420	16,564
Between one and five years	25,924	12,304
Over five years	933,468	244,582

	960,812	273,450

To the best knowledge of CAF’s management, CAF is not involved in any litigation that is material to CAF’s business or that is likely to have any material impact on its business, financial condition or results of operations.

18.	ADMINISTRATIVE EXPENSES

During the nine-month periods ended September 30, 2025 and 2024, the details of administrative expenses are as follows:

	2025	2024
Salaries and employee benefit	96,882	96,477
Business expenses	29,229	19,703
Telecommunications and technology	16,695	15,544
Depreciation and amortization	11,229	11,278
Logistics and infrastructure	10,665	9,637

	164,700	152,639

19.	SEGMENT REPORTING AND CONCENTRATIONS

We operate as one operating and reportable segment. CAF offers financial and related services to governments of its shareholder countries, as well as their public and private institutions, corporations and joint ventures. The Board Executive President act as the chief operating decision maker (“CODM”) of CAF. The CODM reviews financial information presented in our statements of income and the balance sheets when making decisions related to assessing the operating performance and allocating resources.

Net income, which is reported in the accompanying statements of income, is the measure of segmentprofit or loss that is regularly reviewed by the CODM. Net income is used by the CODM in assessing the operating performance of the segment and to monitor budget versus actual results. Refer to the accompanying statements of income for the presentation of net income for the nine-month periods ended September 30, 2025 and 2024.

The measure of segment assets is reported in the accompanying balance sheets as “Total” in the asset section. The accounting policies of our single operating and reportable segment are the same as those described in Note 2 – Basis of Presentation and Significant Accounting Policies included in the CAF’s audited financial statements as of and for the years ended December 31, 2024 and 2023 and the notes thereto (“audited financial statements”).

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of September 30, 2025 and December 31, 2024

and for the nine-month periods ended September 30, 2025 and 2024

(In thousands of U.S. dollars)

For the nine-month periods ended September 30, 2025 and 2024, loans made to or guaranteed by three countries individually generated in excess, of 10% of interest income on loans, as follows:

	2025	2024
Argentina	243,774	268,441
Ecuador	206,643	247,863
Brazil	198,486	193,945

	648,903	710,249

20.	SUBSEQUENT EVENTS

Management has evaluated subsequent events through November 14, 2025, the date these financial statements were available to be issued. As a result of this evaluation, management has determined that there are no subsequent events that require a disclosure in these financial statements except for:

-	On October 13, 2025, CAF issued bonds for PYG 110,000 million, equivalent to US$ 15.6 million, 7.70% due 2030, under its CAF’s G1 Global Issuance Program in Paraguay.

-	On October 21, 2025, CAF issued bonds for JMD 2,500 million, equivalent to US$ 15.6 million, 8.50% due 2028, under its EMTN Program.

-	On October 27, 2025, The Government of Barbados subscribed 34,834 Series “C” ordinary shares of CAF, for a total amount of US$ 494.6 million.

-	On November 13, 2025, CAF issued bonds for US$ 100.0 million, 4.64% due 2037, under its EMTN Program.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

SUPPLEMENTARY INFORMATION (UNAUDITED)

AS OF SEPTEMBER 30, 2025

BONDS

Title	Interest Rate	Coupon	Date of Agreement of Issue	Year of Final Maturity	Currency	Principal Amount Outstanding as of September 30, 2025 (in millions)
4.25% Euro Bond (Schuldschein)	Fixed	4.25%	2012	2027	EUR(1)	82
4.375% Euro Bond (Schuldschein)	Fixed	4.38%	2012	2032	EUR	60
5.0% Euro Dollar Bond	Fixed	5.00%	2012	2042	USD	50
3.25% Euro Bonds	Fixed	3.25%	2013	2033	EUR	100
3.25% Euro Bonds	Fixed	3.25%	2013	2033	EUR	100
4.27% Euro Hong Kong Dollar Bonds	Fixed	4.27%	2013	2028	HKD(2)	940
3.66% Euro Bond	Fixed	3.66%	2013	2033	EUR	51
3.625% Euro Bond (Schuldschein)	Fixed	3.63%	2013	2033	EUR	200
3.31% Euro Bonds	Fixed	3.31%	2013	2028	EUR	226
3.31% Euro Bonds	Fixed	3.31%	2013	2028	EUR	25
3.51% Euro Bonds	Fixed	3.51%	2014	2034	EUR	65
3.500% Euro Bonds	Fixed	3.50%	2014	2039	EUR	200
4.29% Euro Bonds	Fixed	4.29%	2014	2026	NOK(3)	1,500
3.925% Euro Bonds	Fixed	3.93%	2014	2029	HKD	1,257
3.05% Euro Bonds	Fixed	3.05%	2014	2030	EUR	50
1.50% Swiss Franc Bonds	Fixed	1.50%	2014	2028	CHF(4)	225
0.51% Swiss Franc Bonds	Fixed	0.51%	2015	2026	CHF	200
0.51% Swiss Franc Bonds	Fixed	0.51%	2015	2026	CHF	150
3.05% Euro Bonds	Fixed	3.05%	2015	2035	NOK	1,000
3.05% Euro Bonds	Fixed	3.05%	2015	2030	NOK	800
0.45% Samurai Market	Fixed	0.45%	2016	2026	JPY(5)	4,500
0.51% Swiss Market Bond	Fixed	0.51%	2016	2026	CHF	125
2.89% Euro Bonds	Fixed	2.89%	2016	2026	HKD	320
4.50% Kangaroo Market Bond	Fixed	4.50%	2016	2026	AUD(6)	110
1.70% Euro Bonds	Fixed	1.70%	2016	2031	EUR	70
1.803% Euro Bonds	Fixed	1.80%	2016	2031	EUR	100
4.50% Kangaroo Market Bond	Fixed	4.50%	2016	2026	AUD	80
1.796% Euro Bonds	Fixed	1.80%	2016	2031	EUR	50
3.50% Euro Bonds	Fixed	3.50%	2017	2037	CAD(7)	40
4.50% Kangaroo Market Bond	Fixed	4.50%	2017	2027	AUD	175
3.265% Euro Bonds	Fixed	3.27%	2017	2027	HKD	1,620
4.50% Kangaroo Market Bond	Fixed	4.50%	2017	2027	AUD	75
4.50% Kangaroo Market Bond	Fixed	4.50%	2018	2027	AUD	75
8.50% Mexican Pesos Bond	Fixed	8.50%	2018	2028	MXN(8)	3,000
6.77% Euro Bond	Fixed	6.77%	2018	2028	COP(9)	510,000
6.75% Euro Bond	Fixed	6.75%	2018	2028	COP	150,000
3.90% Uruguayan Bond	Fixed	3.90%	2019	2040	UIU(10)	39
6.77% Colombian Pesos Bond	Fixed	6.77%	2019	2028	COP	99,500
9.60% Mexican Pesos	Fixed	9.60%	2019	2039	MXN	965
3.90% Uruguayan Bond	Fixed	3.90%	2019	2040	UIU	7
2.97% Euro Dollar Bond	Fixed	2.97%	2019	2029	USD	140
0.18% Euro Bond	Fixed	0.18%	2019	2027	EUR	50
3.76% Uruguayan Bond	Fixed	3.76%	2019	2039	UIU	2.5
0.625% Euro Bond	Fixed	0.63%	2019	2026	EUR	750

Title	Interest Rate	Coupon	Date of Agreement of Issue	Year of Final Maturity	Currency	Principal Amount Outstanding as of September 30, 2025 (in millions)
3.90% Uruguayan Bond	Fixed	3.90%	2019	2040	UIU	8
3.76% Uruguayan Bond	Fixed	3.76%	2020	2039	UIU	5
3.78% Uruguayan Bond	Fixed	3.78%	2020	2038	UIU	2
3.30% Uruguayan Bond	Fixed	3.20%	2020	2037	UIU	7
4.2581% Uruguayan Bond	Fixed	4.26%	2020	2039	UIU	1
3.76% Uruguayan Bond	Fixed	3.76%	2020	2039	UIU	6
3.78% Uruguayan Bond	Fixed	3.78%	2020	2038	UIU	6
1.025% Japanese Bond	Fixed	1.03%	2020	2040	JPY	3,000
6.78% Mexican Bond	Fixed	6.78%	2020	2027	MXN	1,200
3.30% Uruguayan Bond	Fixed	3.20%	2020	2037	UIU	15
3.78% Uruguayan Bond	Fixed	3.78%	2020	2038	UIU	9
7.5% Mexican Bond	Fixed	7.50%	2020	2030	MXN	1,525
3.76% Uruguayan Bond	Fixed	3.76%	2020	2039	UIU	7
6.75% Colombian Bond	Fixed	6.75%	2020	2028	COP	104,200
3.30% Uruguayan Bond	Fixed	3.20%	2020	2037	UIU	11
4.26% Uruguayan Bond	Fixed	4.26%	2020	2029	UIU	5
3.76% Uruguayan Bond	Fixed	3.76%	2020	2039	UIU	9
3.78% Uruguayan Bond	Fixed	3.78%	2020	2038	UIU	11
6.77% Colombian Bond	Fixed	6.77%	2020	2028	COP	145,000
3.78% Uruguayan Bond	Fixed	3.78%	2020	2037	UIU	5
1.332% Euro Bond	Fixed	1.33%	2020	2025	USD	30
4.2% Uruguayan Bond	Fixed	4.26%	2020	2039	UIU	6
1.327% Euro Bond	Fixed	1.33%	2020	2025	USD	30
3.76% Uruguayan Bond	Fixed	3.76%	2021	2039	UIU	6
0.25% Euro Bond	Fixed	0.25%	2021	2026	EUR	1,250
3.78% Uruguayan Bond	Fixed	3.78%	2021	2038	UIU	12
0.35% Samurai Bond	Fixed	0.35%	2021	2026	JPY	13,300
0.45% Samurai Bond	Fixed	0.45%	2021	2028	JPY	1,400
0.35% Samurai Bond	Fixed	0.35%	2021	2026	JPY	16,600
6.8% Mexican Bond	Fixed	6.82%	2021	2031	MXN	3,535
1.58% Euro Bond	Fixed	1.58%	2021	2026	USD	50
3.78% Uruguayan Bond	Fixed	3.78%	2021	2037	UIU	9
4.26% Uruguayan Bond	Fixed	4.26%	2021	2039	UIU	9
3.76% Uruguayan Bond	Fixed	3.76%	2021	2039	UIU	5
1.00% Samurai Bond	Fixed	1.00%	2021	2026	AUD	30
2.5% Euro Bonds	Fixed	2.50%	2021	2031	NOK	600
3.78% Uruguayan Bond	Fixed	3.78%	2021	2038	UIU	9
Brazilian Real Bond	Index-linked	N.A.	2021	2033	BRL(11)	215
Brazilian Real Bond	Index-linked	N.A.	2021	2026	BRL	70
0.30% Euro Yen Bonds	Fixed	0.30%	2021	2031	JPY	3,000
Brazilian Real Bond	Index-linked	N.A.	2021	2033	BRL	239
Brazilian Real Bond	Index-linked	N.A.	2021	2026	BRL	80
3.54% Mexican Bond	Fixed	3.54%	2021	2031	MXN-UDI(12)	211
0.45% Japanese Bond	Fixed	0.45%	2021	2028	JPY	20,000
0.32% Japanese Bond	Fixed	0.32%	2021	2027	JPY	5,500
0.22% Japanese Bond	Fixed	0.22%	2021	2026	JPY	5,000
3.20% Uruguayan Bond	Fixed	3.20%	2021	2037	UIU	7
3.61% Uruguayan Bond	Fixed	3.61%	2021	2039	UIU	1
4.26% Uruguayan Bond	Fixed	4.26%	2021	2039	UIU	6
3.78% Uruguayan Bond	Fixed	3.78%	2021	2038	UIU	12
Brazilian Real Bond	Index-linked	N.A.	2021	2026	BRL	261
Brazilian Real Bond	Index-linked	N.A.	2021	2026	BRL	40
Brazilian Real Bond	Index-linked	N.A.	2021	2033	BRL	163

Title	Interest Rate	Coupon	Date of Agreement of Issue	Year of Final Maturity	Currency	Principal Amount Outstanding as of September 30, 2025 (in millions)
2.16% Australian Bond	Fixed	2.16%	2021	2031	AUD	65
1.92% Euro Bond	Fixed	1.92%	2021	2031	USD	50
3.90% Uruguayan Bond	Fixed	3.90%	2021	2040	UIU	8
3.76% Uruguayan Bond	Fixed	3.76%	2021	2039	UIU	4
3.78% Uruguayan Bond	Fixed	3.78%	2021	2038	UIU	7
4.26% Uruguayan Bond	Fixed	4.26%	2021	2039	UIU	2
3.61% Uruguayan Bond	Fixed	3.61%	2021	2039	UIU	2
3.20% Uruguayan Bond	Fixed	3.20%	2021	2037	UIU	6.5
0.46% Swiss Bond	Fixed	0.46%	2022	2027	CHF	350
2.25% Yankee Bond	Fixed	2.25%	2022	2027	USD	650
0.60% Samurai Bond	Fixed	0.60%	2022	2032	JPY	7,200
3.64% Uruguayan Bond	Fixed	3.64%	2022	2039	UIU	2
6.8% Mexican Bond	Fixed	6.82%	2022	2031	MXN	7,500
9.0% Mexican Bond	Fixed	9.0%	2022	2027	MXN	2,000
3.64% Uruguayan Bond	Fixed	3.64%	2022	2039	UIU	4
4.04% Uirdashi Bond	Fixed	4.04%	2022	2027	NZD(13)	22
3.40% Uridashi Bond	Fixed	3.40%	2022	2027	AUD	12
2.81% Uridashi Bond	Fixed	2.81%	2022	2027	USD	7
3.61% Uruguayan Bond	Fixed	3.61%	2022	2039	UIU	1
4.26% Uruguayan Bond	Fixed	4.26%	2022	2039	UIU	4
2.88% Uruguayan Bond	Fixed	2.88%	2022	2039	UIU	15
2.38% Euro Bond	Fixed	2.38%	2022	2027	EUR	500
5.00% Kangaroo Bond	Fixed	5.00%	2022	2029	AUD	55
3.61% Uruguayan Bond	Fixed	3.61%	2022	2039	UIU	0.8
3.20% Uruguayan Bond	Fixed	3.20%	2022	2037	UIU	8.3
4.26% Uruguayan Bond	Fixed	4.26%	2022	2039	UIU	3.2
2.09% Swiss Bond	Fixed	2.09%	2022	2028	CHF	235
2.72% Euro Bond (Schuldschein)	Fixed	2.72%	2022	2046	EUR	111
3.50% Panamanian Bond	Fixed (Step-up)	3.50%	2022	2042	USD	200
4.83% Mexican Bond	Fixed	4.83%	2022	2037	MXN-UDI	750
2.88% Uruguayan Bond	Fixed	2.88%	2022	2039	UIU	13
5.90% Kangaroo Bond	Fixed	5.90%	2022	2037	AUD	35
37.0% Turkish Lire	Fixed	37.0%	2022	2027	TRY(14)	850
3.61% Uruguayan Bond	Fixed	3.61%	2022	2039	UIU	0.5
3.20% Uruguayan Bond	Fixed	3.20%	2022	2037	UIU	6.0
5.25% Yankee Bond	Fixed	5.25%	2022	2025	USD	800
2.88% Uruguayan Bond	Fixed	2.88%	2022	2039	UIU	5.8
32.5% Turkish Lire Bond	Fixed	32.5%	2023	2026	TRY	500
4.75% Yankee Bond	Fixed	4.75%	2023	2026	USD	1,500
2.44% Swiss Bond	Fixed	2.44%	2023	2030	CHF	190
USD FRN Bond	Float	SOFR + 0.97%	2023	2026	USD	50
5.00% Kangaroo Bond	Fixed	5.00%	2023	2033	AUD	45
USD FRN Bond	Float	SOFR + 1.20%	2023	2028	USD	30
5.55% New Zealand Bond	Fixed	5.55%	2023	2028	NZD	50
0.84% Yen Bonds	Fixed	0.84%	2023	2028	JPY	10,000
6.77% Colombian Bond	Fixed	6.77%	2023	2028	COP	200,000
4.50% Euro Bond	Fixed	4.50%	2023	2028	EUR	1,000
5.95% Kangaroo Bond	Fixed	5.95%	2023	2033	AUD	75
25.0% Turkish Lire	Fixed	25.0%	2023	2027	TRY	675
10.35% Mexican Bond	Fixed	10.35%	2023	2033	MXN	2,000
USD FRN Bond	Float	SOFR + 1.15%	2023	2028	USD	59
11.5% Colombian Bond	Fixed	11.5%	2023	2031	COP	142,120
3.81% Uruguayan Bond	Fixed	3.81%	2023	2042	UIU	2

Title	Interest Rate	Coupon	Date of Agreement of Issue	Year of Final Maturity	Currency	Principal Amount Outstanding as of September 30, 2025 (in millions)
4.71% Euro Dollar Bond	Fixed	4.17%	2023	2028	USD	51
4.28% Kangaroo Bond	Fixed	4.28%	2023	2028	AUD	62
2.88% Uruguayan Bond	Fixed	2.88%	2023	2039	UIU	1.4
3.61% Uruguayan Bond	Fixed	3.61%	2023	2039	UIU	0.3
5.30% Kangaroo Bond	Fixed	5.30%	2023	2033	AUD	45
4.50% Kangaroo Bond	Fixed	4.50%	2023	2033	AUD	70
5.79% Kangaroo Bond	Fixed	5.79%	2023	2038	AUD	115
USD FRN Bond	Float	SOFR + 1.12%	2023	2028	USD	36
USD FRN Bond	Float	SOFR + 0.95%	2023	2026	USD	100
5.79% Australian Bond	Fixed	5.79%	2023	2038	AUD	145
7.08% Costa Rican Bond	Fixed	7.08%	2023	2028	CRC(15)	28
7.68% Costa Rican Bond	Fixed	7.68%	2023	2033	CRC	25
7.75% Paraguayan Bond	Fixed	7.75%	2023	2026	PYG(16)	72.4
2.88% Uruguayan Bond	Fixed	2.88%	2023	2039	UIU	4.8
4.50% Australian Bond	Fixed	4.50%	2023	2027	AUD	50
1.10% Yen Bond	Fixed	1.10%	2023	2033	JPY	5,000
5.79% Australian Bond	Fixed	5.79%	2023	2038	AUD	160
2.55% Swiss Bond	Fixed	2.55%	2023	2029	CHF	110
2.88% Uruguayan Bond	Fixed	2.88%	2023	2039	UIU	10.3
3.64% Uruguayan Bond	Fixed	3.64%	2023	2039	UIU	0.4
6.00% Yankee Bond	Fixed	6.00%	2023	2027	USD	1,750
5.04% Uridashi Bond	Fixed	5.04%	2023	2028	USD	29.7
5.00% Australian Bond	Fixed	5.00%	2023	2033	AUD	50
0.73% Samurai Bond	Fixed	0.73%	2023	2027	JPY	18,300
0.96% Samurai Bond	Fixed	0.96%	2023	2028	JPY	17,700
3.81% Uruguayan Bond	Fixed	3.81%	2023	2042	UIU	5.2
3.64% Uruguayan Bond	Fixed	3.64%	2023	2039	UIU	1.4
3.61% Uruguayan Bond	Fixed	3.61%	2023	2039	UIU	1.0
3.90% Uruguayan Bond	Fixed	3.90%	2023	2040	UIU	55.5
3.76% Uruguayan Bond	Fixed	3.76%	2023	2039	UIU	39.3
USD FRN Bond	Float	SOFR + 0.68%	2024	2026	USD	25
3.61% Uruguayan Bond	Fixed	3.61%	2024	2039	UIU	9.1
5.0% Yankee Bond	Fixed	5.0%	2024	2029	USD	1,750
7.80% Paraguayan Bond	Fixed	7.80%	2024	2029	PYG	222,000
3.63% Euro Bond	Fixed	3.63%	2024	2030	EUR	1,500
5.30% Kangaroo Bond	Fixed	5.30%	2024	2029	AUD	500
2.375% Euro Bond	Fixed	2.375%	2024	2027	EUR	200
5.90% Australian Bond	Fixed	5.90%	2024	2040	AUD	100
7.65% Indian Rupee Bond	Fixed	7.65%	2024	2031	INR(17)	4,200
7.70% Indian Rupee Bond	Fixed	7.70%	2024	2029	INR	3,300
3.10% Uruguayan Bond	Fixed	3.10%	2024	2032	UIU	20.4
7.50% Indian Rupee Bond	Fixed	7.50%	2024	2034	INR	4,000
7.50% Indian Rupee Bond	Fixed	7.50%	2024	2030	INR	4,500
8.50% Jamaican Bond	Fixed	8.50%	2024	2028	JMD(18)	4,000
7.25% Paraguayan Bond	Fixed	7.25%	2024	2031	PYG	150,000
4.75% Sterling Bond	Fixed	4.75%	2024	2029	GBP(19)	1,000
6.35% Costa Rican Bond	Fixed	6.35%	2024	2032	CRC	47,250
7.70% Indian Rupee Bond	Fixed	7.70%	2024	2029	INR	2,700
8.25% Indian Rupee Bond	Fixed	8.25%	2024	2034	INR	4,500
6.06% Costa Rican Bond	Fixed	6.06%	2024	2029	CRC	15,000
7.65% Indian Rupee Bond	Fixed	7.65%	2024	2031	INR	5,000
4.50% Australian Bond	Fixed	4.50%	2024	2034	AUD	40
3.12% Chinese Yuan (offshore) Bond	Fixed	3.12%	2024	2028	CNH(20)	383

Title	Interest Rate	Coupon	Date of Agreement of Issue	Year of Final Maturity	Currency	Principal Amount Outstanding as of September 30, 2025 (in millions)
6.00% Euro Dollar Bond	Fixed	6.00%	2024	2034	USD	10
5.18% Euro Dollar Bond	Fixed	5.18%	2024	2027	USD	30
3.78% Uruguayan Bond	Fixed	3.78%	2024	2038	UIU	59.1
4.26% Uruguayan Bond	Fixed	4.26%	2024	2039	UIU	33.2
2.88% Uruguayan Bond	Fixed	2.88%	2024	2039	UIU	55.3
3.64% Uruguayan Bond	Fixed	3.64%	2024	2039	UIU	1.8
30.00% Turkish Bond	Fixed	30.00%	2024	2028	TRY	650
USD FRN Bond	Float	SOFR + 0.72%	2024	2029	USD	20
3.20% Uruguayan Bond	Fixed	3.20%	2024	2037	UIU	68.9
3.10% Uruguayan Bond	Fixed	3.10%	2024	2032	UIU	20.1
3.81% Uruguayan Bond	Fixed	3.81%	2024	2042	UIU	12.7
3.35% Uruguayan Bond	Fixed	3.35%	2024	2038	UIU	2.9
4.125% Yankee Bond	Fixed	4.125%	2024	2028	USD	1,000
6.50% Paraguayan Bond	Fixed	6.50%	2024	2028	PYG	197,500
5.00% Yankee Bond	Fixed	5.00%	2025	2030	USD	2,000
8.25% Indian Rupee Bond	Fixed	8.25%	2025	2034	INR	6,000
4.875% Sterling Bond	Fixed	4.875%	2025	2030	GBP	750
9.25% South African Rand Bond	Fixed	9.25%	2025	2033	ZAR(21)	500
7.25% Indian Rupee Bond	Fixed	7.25%	2025	2030	INR	4,500
7.65% Indian Rupee Bond	Fixed	7.65%	2025	2031	INR	4,500
6.18% Costa Rican Bond	Fixed	6.18%	2025	2032	CRC	32,500
7.30% Indonesian Rupiah Bond	Fixed	7.30%	2025	2032	IDR(22)	825,000
3.50% Euro Bond	Fixed	3.50%	2025	2039	EUR	30
6.65% Paraguayan Bond	Fixed	6.65%	2025	2030	PYG	125,000
10.00% Uruguayan Bond	Fixed	10.00%	2025	2030	UYU(23)	2,150
9.88% Uruguayan Bond	Fixed	9.88%	2025	2030	UYU	3,000
4.875% Sterling Bond	Fixed	4.875%	2025	2030	GBP	250
5.5% Philippine Bond	Fixed	5.5%	2025	2030	PHP(24)	1,400
8.25% Indian Rupee Bond	Fixed	8.25%	2025	2034	INR	6,600
2.975% Euro Bond (Blue)	Fixed	2.975	2025	2030	EUR	100
6.75% Perpetual Hybrid Bond	Fixed	6.75% (first reset)	2025	Perpetual	USD	500
3.36% Uruguayan Bond	Fixed	3.36%	2025	2035	UIU	2,050
7.40%% Indonesian Rupiah Bond	Fixed	7.40%	2025	2028	IDR	850,000
4.125% Yankee Bond	Fixed	4.125%	2025	2028	USD	1,000
7.25% Paraguayan Bond	Fixed	7.25%	2025	2030	PYG	75,000
7.45%% Paraguayan Bond	Fixed	7.45%	2025	2030	PYG	34,000
5.25% Australian Bond	Fixed	5.25%	2025	2037	AUD	65
7.40% Indonesian Rupiah Bond	Fixed	7.40%	2025	2035	IDR	800,000
4.44%% Euro Dollar Bond	Fixed	4.44%	2025	2031	USD	15
3.125% Euro Bond	Fixed	3.125%	2025	2032	EUR	1,500
3.35% Uruguayan Bond	Fixed	3.35%	2025	2038	UIU	10.4
1.37% Samurai Bond	Fixed	1.37%	2025	2029	JPY	10,700
JPY FRN Bond	Float	TONA + 0.47%	2025	2031	JPY	10,200

Notes:
1)	Euros
2)	Hong Kong Dollars
3)	Norwegian Kroner
4)	Swiss Francs
5)	Japanese Yen
6)	Australian Dollars
7)	Canadian Dollars

8)	Mexican Pesos
9)	Colombian Pesos
10)	Uruguayan Indexed Units
11)	Brazilian Reais
12)	Mexican Investment Units
13)	New Zealand Dollars
14)	Turkish Lira
15)	Costa Rican Colones
16)	Paraguayan Guarani
17)	Indian Rupees
18)	Jamaican Dollars
19)	British Pound Sterling
20)	Chinese Yuan (Offshore)
21)	South African Rand
22)	Indonesian Rupiah
23)	Uruguayan Peso
24)	Philippine Peso

SUBSEQUENT EVENTS

Management has evaluated subsequent events through as of the date of this prospectus. As a result of this evaluation, management has determined that there are no subsequent events that require a disclosure in this prospectus except for:

•	On October 13, 2025, CAF issued bonds for PYG 110,000 million, equivalent to USD 15.6 million, 7.70% due 2030, under its CAF G1 Global Issuance Program in Paraguay.

•	On October 21, 2025, CAF issued bonds for JMD 2,500 million, equivalent to USD 15.6 million, 8.50% due 2028, under its EMTN Program.

•	On October 27, 2025, The Government of Barbados subscribed 34,834 Series “C” ordinary shares of CAF, for a total amount of USD 494.6 million.

•	On November 13, 2025, CAF issued bonds for USD 100.0 million, 4.64% due 2037, under its EMTN Program.

•	On November 20, 2025, CAF issued bonds for EUR 150.0 million, equivalent to USD 174.4 million, 3.625% due 2030, under its EMTN Program.

•	On November 20, 2025, CAF issued bonds for IDR 900,000 million, equivalent to USD 53.7 million, 7.40% due 2035, under its EMTN Program.

•	On November 26, 2025, CAF issued bonds for IDR 875,000 million, equivalent to USD 52.3 million, 7.30% due 2032, under its EMTN Program.

•	On November 28, 2025, CAF issued bonds for EUR 250.0 million, equivalent to USD 288.4 million, 4.50% due 2028, under its EMTN Program.

•	On December 17, 2025, CAF issued bonds for UYU 29.1 million (UI-Linked), equivalent to USD 0.7 million, 3.35% due 2038, under its EMTN Program.

LOANS FROM COMMERCIAL BANKS, DEPOSITS AND

COMMERCIAL PAPER

Title	Interest Rate	Date of Agreement of Issue	Year of Final Maturity	Currency	Principal Amount Outstanding as of September 30, 2025 (in USD millions)
Borrowings from other financial institutions, net	Various	Various	Various	Various	2,228.6
Deposits	Various	Various	Various	Various	4,748.7
Commercial Papers	Various	Various	Various	Various	3,403.3

BORROWINGS FROM MULTILATERALS AND BILATERALS, EXIMS AND EXPORT CREDIT AGENCIES

Borrower	Interest Rate	Date of Agreement of Issue	Year of Final Maturity	Currency	Principal Amount Outstanding as of September 30, 2025 (in USD millions)
Agence Française de Développement - AFD	Various	Various	Various	EUR	424.5
Banco Bilbao Vizcaya Argentaria S.A.- BBVA	Various	2025	2027	USD	200.0
Banco de la Producción S.A.	Fixed	2025	2026	USD	25.0
Banco Económico S.A.	Fixed	Various	Various	BOB	2.7
Inter American Development Bank - IADB.	Fixed	1997	2025	USD	0.0
Cassa Depositi e Prestiti S.p.A.	Floating	Various	Various	EUR	196.9
Financiera de Desarrollo Nacional S.A.- FDN	Fixed	Various	2035	COP	26.1
Instituto de Crédito Oficial - ICO	Floating	Various	Various	USD	563.4
Japan Bank for International Cooperation - JBIC	Floating	Various	Various	USD	144.6
Kreditanstalt für Wiederaufbau - KfW	Various	Various	Various	USD	656.3
Nordic Investment Bank - NIB	Floating	2013	2025	USD	1.1

GUARANTEED DEBT

Borrower	Date of Agreement of Issue	Year of Final Maturity	Principal Amount Outstanding as of September 30, 2025 (in USD millions)
Planta de Reserva Fría de Generación de Eten S.A.	05/12/2013	05/12/2033	17.2
H2Olmos S.A.	24/10/2012	25/10/2032	16.2
Concessionária Linha Universidade Participaçóes S.A.	28/07/2022	31/10/2027	16.9
Promotora de Infraestructura Registral, S.A de C.V Sofom	23/08/2010	28/08/2030	9.0
República de El Salvador.	26/09/2024	25/11/2046	200.0

USD 5,000,000,000

CORPORACIÓN ANDINA DE FOMENTO

Debt Securities

Guarantees

Corporación Andina de Fomento (“CAF”) may from time to time offer up to USD 5,000,000,000 (or its equivalent in other currencies) aggregate principal amount of the securities described in this prospectus. The securities may be debentures, notes, guarantees or other unsecured evidences of indebtedness. In the case of debt securities sold at an original issue discount, CAF may issue a higher principal amount up to an initial public offering price of USD 5,000,000,000 (or its equivalent in other currencies).

The securities may be offered from time to time as separate issues. In connection with any offering, CAF will provide a prospectus supplement describing the amounts, prices, maturities, rates, and other terms of the securities it is offering in each issue.

CAF may sell the securities directly to or through underwriters, and may also sell securities directly to other purchasers or through agents.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated November 5, 2025

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that CAF filed with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) using a “shelf” registration process. Under the shelf registration process, CAF may from time to time sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of USD 5,000,000,000 or the equivalent of this amount in foreign currencies or foreign currency units.

This prospectus provides you with a general description of CAF’s business and of the securities it may offer. Each time CAF sells securities, it will provide a prospectus supplement that will contain specific information about the terms of the securities in that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement before purchasing CAF’s securities. If the information in any prospectus supplement differs from the information in this prospectus or in the registration statement, you should rely on the information in the prospectus supplement.

The registration statement, any post-effective amendment to the registration statement and their various exhibits contain additional information about CAF, the securities it may issue and other matters. All of these documents may be inspected at the offices of the SEC.

You should rely only on the information in this prospectus or in other documents to which CAF has referred you in making your investment decision. CAF has not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date specified on the cover of this prospectus.

Except as otherwise specified, all amounts in this prospectus are expressed in United States Dollars (“dollars,” “$,” “U.S.$”, “USD”, “US Dollars” or “U.S. dollars”).

All discrepancies between totals and the sums of the amounts appearing in this prospectus are due to rounding.

FORWARD-LOOKING INFORMATION

This prospectus may contain forward-looking statements. Statements that are not historical facts are statements about CAF’s beliefs and expectations and may include forward-looking statements. These statements are identified by words such as “believe,” “expect,” “anticipate,” “should” and words of similar meaning.

Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual financial and other results may differ materially from the results discussed in the forward-looking statements. Therefore, you should not place undue reliance on them. Factors that might cause such a difference include, but are not limited to, those discussed in this prospectus, such as the effects of economic or political turmoil in one or more of CAF’s shareholder countries.

CORPORACIÓN ANDINA DE FOMENTO

CAF was established in 1968 pursuant to a Constitutive Agreement establishing the Corporación Andina de Fomento (the “Constitutive Agreement”), an international treaty, and seeks to foster and promote economic development within Latin America and the Caribbean. CAF is a multilateral financial institution, the principal shareholders of which are the current contracting parties to the Constitutive Agreement (each a “full member shareholder country” and collectively, the “full member shareholder countries”):

•	the Argentine Republic (“Argentina”);

•	the Plurinational State of Bolivia (“Bolivia”);

•	the Federative Republic of Brazil (“Brazil”);

•	the Republic of Chile (“Chile”);

•	the Republic of Colombia (“Colombia”);

•	the Republic of Costa Rica (“Costa Rica”);

•	the Dominican Republic (“Dominican Republic”);

•	the Republic of Ecuador (“Ecuador”);

•	the Republic of El Salvador (“El Salvador”);

•	the Republic of Honduras (“Honduras”);

•	the Republic of Panama (“Panama”);

•	the Republic of Paraguay (“Paraguay”);

•	the Republic of Peru (“Peru”);

•	the Republic of Trinidad and Tobago (“Trinidad and Tobago”);

•	the Oriental Republic of Uruguay (“Uruguay”); and

•	the Bolivarian Republic of Venezuela (“Venezuela”).

The other shareholder countries of CAF are (each an “associated shareholder country” and collectively, the “associated shareholder countries”):

•	Antigua and Barbuda;

•	the Commonwealth of the Bahamas (“Bahamas”);

•	Barbados;

•	Grenada;

•	Jamaica;

•	the United Mexican States (“Mexico”);

•	the Portuguese Republic (“Portugal”); and

•	the Kingdom of Spain (“Spain”).

The full member shareholder countries and the associated shareholder countries are referred to collectively as “shareholder countries.”

As of June 30, 2025:

•	the full member shareholder countries collectively accounted for 92.06% of the nominal value of CAF’s paid-in capital;

•	the associated shareholder countries collectively accounted for 7.89% of the nominal value of CAF’s paid-in capital; and

•	thirteen financial institutions based in the full member shareholder countries collectively accounted for 0.05% of the nominal value of the paid-in capital as of June 30, 2025.

As of December 31, 2024:

•	the full member shareholder countries collectively accounted for 92.42% of the nominal value of CAF’s paid-in capital;

•	associated shareholder countries collectively accounted for 7.53% of the nominal value of CAF’s paid-in capital; and

•	thirteen financial institutions based in the full member shareholder countries collectively accounted for 0.05% of the nominal value of the paid-in capital as of December 31, 2024.

CAF commenced operations in 1970. CAF is headquartered in Caracas, Venezuela and has offices in Asunción, Paraguay; Bogotá, Colombia; Brasilia and São Paulo, Brazil; Buenos Aires, Argentina; Mexico City, Mexico; Panama City, Panama; La Paz, Bolivia; Lima, Peru; Madrid, Spain; Montevideo, Uruguay; Port of Spain, Trinidad and Tobago; Quito, Ecuador; San Salvador, El Salvador; Santiago de Chile, Chile; and Santo Domingo, Dominican Republic.

CAF offers financial and related services to the governments of, and public and private institutions, corporations and joint ventures operating in, its shareholder countries. Primarily, CAF provides short-, medium- and long-term loans and guarantees. To a lesser extent, CAF also participates as a limited equity investor in corporations and investment funds, and provides technical and financial assistance, as well as administrative services for certain regional funds.

The Constitutive Agreement generally delegates to the Board of Directors of CAF (the “Board of Directors”) the power to establish and direct CAF’s financial, credit and economic policies. The Board of Directors has adopted a formal statement of CAF’s financial and operational policies. These operational policies provide CAF’s management with guidance as to significant financial and operational issues, and they may not be amended by the Board of Directors in any manner inconsistent with the Constitutive Agreement.

CAF promotes a sustainable development model through credit, non-refundable resources, and support in the technical and financial structuring of projects in the public and private sectors of Latin America and the Caribbean.

CAF offers financial and related services to the governments of its shareholder countries, as well as their public and private institutions, corporations, and joint ventures. CAF’s principal activity is to provide short, medium, and long-term loans to finance projects, working capital, trade activities and to undertake feasibility studies for investment opportunities in shareholder countries. Furthermore, CAF manages and supervises third-party cooperation funds owned and sponsored by other countries and organizations, destined to finance programs agreed upon with donor countries and organizations which are in line with CAF’s policies and strategies.

CAF raises funds to finance its operations from sources both within and outside its shareholder countries.

LEGAL STATUS OF CAF

As an international treaty organization, CAF is a legal entity under public international law. CAF has its own legal personality, which permits CAF to enter into contracts, acquire and dispose of property and take legal action. The Constitutive Agreement has been ratified by the legislature in each of the full member shareholder countries. CAF has been granted the following immunities and privileges in each full member shareholder country:

•

immunity from expropriation, search, requisition, confiscation, seizure, sequestration, attachment, retention, or any other form of forceful seizure by reason of executive or administrative action and immunity from enforcement of judicial proceedings by any party prior to final judgment;

•	free convertibility and transferability of CAF’s assets;

•	exemption from all taxes and tariffs on income, properties, or assets, and from any liability involving payment, withholding or collection of any taxes; and

•	exemption from any restrictions, regulations, controls, or moratoria with respect to CAF’s property or assets.

In addition, CAF has entered into agreements with each of its associated shareholder countries. Pursuant to these agreements, each country has agreed to extend to CAF, with respect to its activities in and concerning that country, immunities and privileges similar to those CAF has been granted in the full member shareholder countries. CAF may also enjoy immunities and privileges under the laws of countries other than the full member shareholder countries and associated shareholder countries by virtue of its status as an international treaty organization or the identity of its shareholders.

The governments of some of CAF’s shareholder countries historically have taken actions, such as nationalizations and exchange controls, that would be expected to adversely affect ordinary commercial lenders. In light of the immunities and privileges discussed above, CAF has not been adversely affected by these actions.

USE OF PROCEEDS

Unless otherwise specified in the accompanying prospectus supplement, CAF will use the net proceeds of the sale of the securities for general corporate purposes.

RECENT DEVELOPMENTS

Grenada New Associated Shareholder Country

On September 3, 2025, Grenada officially completed the process of becoming an associated shareholder country of CAF, subscribing for 352 Series “C” shares for USD 4,998,400.

Barbados Approved for Transition to Full Member Shareholder Country

On September 2, 2025, CAF approved Barbados’ transition to full member shareholder status. Once the process is finalized, the country will be able to acquire a Series “A” share, and its Series “C” shares will be converted to Series “B” shares, granting it access to greater resources and a seat on the Board of Directors.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth CAF’s capitalization and indebtedness as of June 30, 2025, and does not give effect to any transaction since that date.

As of June 30, 2025(4)
(in USD millions)
Total liabilities(1)(3)	46,441.47

Shareholders’ equity	16,456.98

Capital
Subscribed and paid-in capital (authorized capital USD 25.0 billion)(2)(4)	5,883.81
Additional paid-in capital	4,903.53
Total capital	10,787.34

Reserves
Mandatory reserve pursuant to Article 42 of the Constitutive Agreement	743.09
General reserve	4,624.39

Total reserves	5,367.48
Retained earnings	302.17

Total shareholders’ equity	16,456.98

Total liabilities and shareholders’ equity	62,898.45

(1)	Includes deposits, commercial paper, borrowings from other financial institutions, bonds, accrued interest payable, derivative financial instruments, and accrued expenses and other liabilities.
(2)

Authorized capital also includes callable capital of USD 7.0 billion as of June 30, 2025 and subscribed capital of USD 10.1 billion less callable capital portion of USD 1.9 billion and less capital subscriptions receivable USD 2.3 billion.

(3)	Since June 30, 2025, there have been issuances of bonds. See “Supplementary Information (Unaudited)” as of June 30, 2025, included elsewhere in this prospectus.
(4)	See “Recent Developments” for more information on the most recent changes to CAF’s capital since June 30, 2025.

CAPITAL STRUCTURE

General

As of June 30, 2025, CAF’s total authorized capital was USD 25.0 billion, of which USD 18.0 billion was ordinary capital shares and USD 7.0 billion was callable capital shares. On March 8, 2022, the Shareholder Assembly approved a general paid-in capital increase for a total amount of USD 7.0 billion. Several bilateral subscription agreements with each shareholder country have already been negotiated and signed. As of June 30, 2025, USD 642.7 million has been paid by the shareholder countries. See “Capital Structure — Paid-in Capital and Unpaid Capital” for recent capital subscriptions as of June 30, 2025.

CAF’s shares are divided into Series “A” shares, Series “B” shares and Series “C” shares.

Series “A” shares may be owned only by the full member shareholder countries. Each full member shareholder country owns one Series “A” share, which is held by the government, either directly or through a government-designated social or public purpose institution. Each of the full member shareholder countries owning a Series “A” share is entitled to elect one Director and one Alternate Director to the Board of Directors.

Series “B” shares are currently owned by the full member shareholder countries and are held by the governments either directly or through designated governmental entities, except for certain Series “B” shares constituting approximately 0.05% of CAF’s outstanding shares of CAF as of June 30, 2025, which are owned by thirteen private sector financial institutions of certain full member shareholder countries. CAF offered and sold Series “B” shares to private sector financial institutions in 1989 to obtain the benefit of their views in the deliberations of the Board of Directors. As owners of Series “B” shares, the full member shareholder countries collectively are entitled to elect five additional Directors and five additional Alternate Directors through cumulative voting, and the thirteen private sector financial institutions collectively are entitled to elect one Director and one Alternate Director.

Series “C” shares are currently owned by seven associated shareholder countries: Antigua and Barbuda, Bahamas, Barbados, Jamaica, Mexico, Portugal and Spain. CAF makes Series “C” shares available for subscription by countries that are not full member shareholder countries to strengthen relationships between these countries and the full member shareholder countries. Ownership of Series “C” shares by these countries make them eligible to receive loans from CAF. Holders of Series “C” shares collectively are entitled to elect two Directors and two Alternate Directors.

Under the Constitutive Agreement, Series “A” shares may be held by or transferred only to governments or government-designated social or public purpose institutions of full member shareholder countries. Series “B” shares also may be held by or transferred to such entities and, in addition, may be held by or transferred to private entities or individuals in the full member shareholder countries, except that no more than 49% of the Series “B” shares within any country may be held by private entities or individuals. Series “C” shares may be held by or transferred to public or private entities or individuals outside the full member shareholder countries. Unless a shareholder country withdraws, Series “A” and Series “B” shares may only be transferred within such country.

The Constitutive Agreement (i) allows, under certain circumstances, Latin American and Caribbean countries, including those that are currently associated shareholder countries, to own Series “A” shares and become full member shareholder countries, and (ii) includes a formal purpose of supporting sustainable development and economic integration within all of Latin America and the Caribbean, as opposed to within only the Andean region.

Process to Become a Full Shareholder Country

To become a full member shareholder country, an applicant must fulfill the following conditions precedent:

•	subscribe, directly or indirectly, for ownership of a Series “A” share,

•	exchange all or any of its callable Series “C” capital shares for Series “B” share equivalents,

•

meet any additional conditions for accession to full member shareholder country status as determined by the Shareholders Assembly, in its sole discretion (such as the amount of guaranteed capital that the country must subscribe for or the date of the first capital payment), and

•	deposit an instrument of adhesion with the Ministry of Foreign Affairs of Venezuela.

After it has fulfilled the above conditions, an applicant is deemed to have become a full member shareholder country 30 days following a determination of such compliance and fulfillment of all conditions for accession by the Shareholders’ Assembly.

Liquidity Management in Exceptional Situations Program

On March 31, 2020, CAF implemented the Support Program for the Liquidity Management in Exceptional Situations (the “Support Program”). The Support Program was formally approved at the Shareholders’ Assembly meeting held on March 3, 2020. The Support Program was created to provide shareholder countries with flexibility, resources, and support in the repayment of outstanding debt obligations, particularly for shareholder countries whose economies were expected to be materially and adversely impacted by the COVID-19 pandemic. As such, the Support Program allowed CAF to repurchase outstanding shares of shareholder countries and apply the proceeds to service such country’s debt. In order to qualify for the Support Program, shareholders countries were required to have met at least two of the following indicators during at least three consecutive years immediately prior to the Support Program approval:

•	a gross domestic product decline of more than 15% per year;

•	annual inflation rate above 100%; and

•	less than six months of total international reserves of imports of goods and services.

In September 2020, new admissions to the Support Program were terminated as no shareholder country other than Venezuela met the requirements to qualify. Venezuela was the only country admitted. The Support Program has since been discontinued. For further details about its outcome, please refer to the section “Venezuela Loan Portfolio.”

Paid-in Capital and Unpaid Capital

As of June 30, 2025, CAF’s subscribed paid-in and unpaid capital (excluding callable capital) was USD 8.19 billion, of which USD 5.88 billion was paid-in capital and USD 2.31 billion was unpaid capital. The unpaid capital is receivable in installments according to the agreements subscribed with the shareholder countries. Over the years, CAF has had several increases of subscribed capital.

Since 1990, capital contributions made to CAF (valor patrimonial) comprise a premium paid on each Series “B” and Series “C” share purchased and the nominal USD 5,000 per share value established by CAF’s Constitutive Agreement. The premium component of such capital contributions is determined at the beginning of each subscription and applies to all payments under that subscription.

Information regarding recent capital subscriptions and annual capital contributions made by shareholder countries as of June 30, 2025, is as follows:

Antigua and Barbuda

In December 2024, Antigua and Barbuda subscribed for an additional USD 14.9 million in Series “C” shares to be paid in one installment, of which it paid USD 14.9 million in 2025.

Argentina

In March 2016, Argentina subscribed for an additional USD 572.0 million in Series “B” shares to be paid in seven installments. The final installment was paid in 2023.

In July 2022, Argentina subscribed for an additional USD 807.7 million in Series “B” shares to be paid in ten different annual installments, of which it paid USD 5.0 million in 2023 and USD 97.4 million in 2024.

Bahamas

In April 2024, Bahamas subscribed for an additional USD 50.0 million in Series “C” shares to be paid in two different annual installments, of which it paid USD 25.0 million in 2024.

Barbados

In November 2023, Barbados subscribed for an additional USD 50.0 million in Series “C” shares to be paid in three different annual installments, of which it paid USD 16.7 million in 2023 and USD 16.7 million in 2024.

Bolivia

In October 2009, Bolivia subscribed for an additional USD 105.0 million in Series “B” shares, to be paid in eight installments. The final installment was paid in 2017.

In March 2016, Bolivia subscribed for an additional USD 190.0 million in Series “B” shares, to be paid in six installments. The final installment was paid in 2022.

In July 2022, Bolivia subscribed for an additional USD 269.2 million in Series “B” shares, to be paid in eight different annual installments, of which it paid USD 25.0 million in 2023.

Brazil

In July 2017, Brazil subscribed for an additional USD 572.0 million in Series “B” shares, to be paid in eight different annual installments. Brazil paid USD 20.1 million in 2018, and the installment schedule was modified beginning in 2019, under which it paid USD 45.0 million in 2020, USD 26.2 million in 2021, USD 124.8 million in 2022, USD 178.0 million in 2023, USD 75.0 million in 2024, and USD 28.2 million in 2025.

Chile

In June 2022, Chile subscribed for an additional USD 1,457.8 million in Series “C” shares, to be paid in fourteen different annual installments, of which it paid USD 132.0 million in 2023 and USD 101.9 million in 2024.

In June 2022, Chile subscribed for USD 122.0 million in callable capital.

In March 2023, Chile became a full member shareholder country after fulfilling all the necessary conditions and obtaining all necessary approvals, converting its Series “C” shares to Series “B” shares, and acquiring a Series “A” share for USD 1.2 million.

Colombia

In June 2012, Colombia subscribed for an additional USD 210.0 million in Series “B” shares to be paid in three installments. The final installment was paid in 2018.

In July 2016, Colombia subscribed for an additional USD 572.0 million in Series “B” shares, which were paid in full in eight different annual installments. The payments were made as follows: USD 5.0 million in 2017, USD 5.0 million in 2018, and USD 93.7 million each year from 2019 to 2024, with the final installment paid in 2024.

In July 2022, Colombia subscribed for an additional USD 807.7 million in Series “B” shares to be paid in ten different annual installments, of which it paid USD 3.0 million in 2023, and USD 14.0 million in 2024.

Costa Rica

In September 2019, Costa Rica subscribed for USD 110.0 million in Series “C” shares, which it paid in full in 2019.

In July 2022, Costa Rica subscribed for an additional USD 303.3 million in Series “C” shares, to be paid in five different annual installments, of which it paid USD 62.5 million in 2024.

In November 2024, Costa Rica became a full member shareholder country after fulfilling all necessary conditions and approvals, including converting its Series “C” shares to Series “B” shares and acquiring a Series “A” share for USD 1.2 million.

Dominican Republic

In February 2016, the Dominican Republic subscribed for an additional USD 50.0 million in Series “C” shares, to be paid in four installments. The final installment was paid in 2020.

In December 2021, the Dominican Republic subscribed for an additional USD 310.1 million in Series “C” shares to be paid in six different annual installments starting in 2022, of which it paid USD 46.0 million in 2022, USD 48.0 million in 2023, and USD 50.0 million in 2024.

In October 2023, the Dominican Republic became a full member shareholder country. Its Series “C” shares were exchanged into Series “B” shares and it acquired a Series “A” share for USD 1.2 million.

Ecuador

In June 2016, Ecuador subscribed for an additional USD 190.0 million in Series “B” shares, to be paid in six installments. The final installment was paid in 2020.

In July 2022, Ecuador subscribed for an additional USD 269.2 million in Series “B” shares to be paid in eleven different annual installments starting in 2022, of which it paid USD 53.8 million in 2022, USD 22.1 million in 2023 and USD 21.9 million in 2024.

El Salvador

In December 2021, El Salvador began its process to become a full member shareholder country, subscribed for USD 460.0 million in Series “B” shares to be paid in seven different annual installments, of which it paid USD 65.7 million in 2022, USD 65.7 million in 2023, and USD 65.7 million in 2024.

In December 2021, El Salvador subscribed for USD 36.0 million in callable capital.

In July 2022, El Salvador became a full member shareholder country after fulfilling all the necessary conditions and obtaining the required approvals, including the acquisition of a Series “A” share for USD 1.2 million.

Honduras

In July 2022, Honduras subscribed for USD 460.0 million in Series “B” shares to be paid in eight different annual installments starting in 2023, of which it paid USD 38.2 million in 2023 and USD 42.0 million in 2024.

On October 15, 2023, Honduras became a full member shareholder country, and acquired a Series “A” share for USD 1.2 million.

Panama

In February 2016, Panama subscribed for an additional USD 190.0 million in Series “B” shares, to be paid in six installments beginning in 2017. The final installment was paid in 2022.

In October 2022, Panama subscribed for an additional USD 269.2 million in Series “B” shares, to be paid in eight different annual installments, of which it paid USD 25.0 million in 2023, and USD 28.8 million in 2025.

Paraguay

In March 2016, Paraguay subscribed for an additional USD 190.0 million in Series “B” shares, to be paid in six installments. The final installment was paid in 2022.

In March 2022, Paraguay subscribed for an additional USD 269.2 million in Series “B” shares, to be paid in eight different annual installments, of which it paid USD 14.2 million in 2023 and USD 19.5 million in 2024.

Peru

In March 2016, Peru subscribed for an additional USD 572.0 million in Series “B” shares, to be paid in eight installments. The final installment was paid in 2022.

In June 2023, Peru subscribed for an additional USD 807.7 million in Series “B” shares, to be paid in eight different annual installments, of which it paid USD 60.0 million in 2024.

Portugal

In December 2017, Portugal subscribed for USD 6.4 million in Series “C” shares to be paid in three equal installments. The final installment was paid in 2019.

Spain

In December 2017, Spain subscribed for an additional USD 173.2 million of paid-in capital to be paid in five installments. The final installment was paid in 2021.

In September 2023, Spain subscribed for an additional USD 302.0 million in Series “C” shares, to be paid in four different annual installments, of which it paid USD 152.1 million in 2024, and USD 57.1 million in 2025.

Trinidad and Tobago

In December 2018, Trinidad and Tobago subscribed for an additional USD 190.0 million of paid-in capital to be paid in eight different annual installments, of which it paid USD 20.0 million in 2019, USD 20.0 million in 2020, USD 25.0 million in 2021, USD 31.2 million in 2022, USD 31.2 million in 2024, and USD 31.2 million in 2025.

In July 2022, Trinidad and Tobago subscribed for an additional USD 269.2 million of paid-in capital to be paid in eight different annual installments, of which it paid USD 5.0 million in 2024, and USD 5.0 million in 2025.

Uruguay

In March 2016, Uruguay subscribed for an additional USD 190.0 million in Series “B” shares, to be paid in six different annual installments. The final installment was paid in 2022.

In June 2024, Uruguay subscribed for an additional USD 269.2 million in Series “B” shares, to be paid in eight different annual installments, beginning in 2025.

Venezuela

In August 2009, Venezuela subscribed for an additional USD 380.0 million in Series “B” shares to be paid in eight installments. In December 2016, the agreement was amended to provide for payment in nine installments.

Venezuela had paid a total of USD 268.2 million as of September 30, 2017. In March 2018, the agreement was amended to provide for payment in three installments, with the final installment scheduled to be paid in 2020. As of June 30, 2025, USD 111.8 million to be paid under the agreement, as amended in March 2018, are past due. CAF has not approved any new loans to Venezuela since 2018.

In March 2016 and May 2016, Venezuela subscribed for an additional USD 572.0 million in Series “B” shares. On March 2018, the agreement was amended to provide for payment in eight annual installments, with the final installment scheduled to be paid in 2025. As of June 30, 2025, USD 572.0 million to be paid under the agreement, as amended on March 2018, was past due.

On March 31, 2020, CAF implemented the Support Program for liquidity management in exceptional situations, following formal approval by the Shareholders’ Assembly on March 3, 2020. The Support Program was created in order to provide shareholder countries with flexibility, resources, and support in the repayment of outstanding debt obligations, particularly for shareholder countries whose economies were expected to be materially and adversely impacted by the COVID-19 pandemic. The Support Program allowed CAF to repurchase the shares of a shareholder country that fulfilled the requirements of the Support Program and apply the proceeds to that country’s debt service. CAF notified Venezuela that it had fulfilled the requirements, and Venezuela was admitted to the Support Program in 2020. From the inception of the Support Program until July 4, 2024, CAF repurchased a total of 168,573 shares totaling USD 2,393.74 million (comprised of USD 842.87 million of paid-in capital and USD 1,550.87 million of additional paid-in capital) and applied this amount to repay due and overdue amounts of principal, interests, and fees. The Support Program was completed in July 2024, and as of June 30, 2025, Venezuela holds 105 Series “B” shares and one Series “A” share.

The following table sets out the nominal value of CAF’s subscribed paid-in capital and unpaid capital as of June 30, 2025:

Shareholders	Paid-in Capital	Unpaid Capital
	(in USD thousands)
Series “A” Shares:
Argentina	1,200	—
Bolivia	1,200	—
Brazil	1,200	—
Chile	1,200	—
Colombia	1,200	—
Costa Rica	1,200	—
Dominican Republic	1,200	—
Ecuador	1,200	—
El Salvador	1,200	—
Honduras	1,200	—
Panama	1,200	—
Paraguay	1,200	—
Peru	1,200	—
Trinidad and Tobago	1,200	—
Uruguay	1,200	—
Venezuela	1,200	—
Series “B” Shares:
Argentina	693,660	248,360
Bolivia	332,775	86,000
Brazil	614,380	26,335
Chile	110,090	430,910
Colombia	1,087,995	278,410
Costa Rica	77,195	84,790
Dominican Republic	103,495	58,490
Ecuador	359,935	60,445
El Salvador	69,420	92,565
Honduras	28,245	133,740
Panama	220,095	75,845
Paraguay	210,585	82,955
Peru	1,105,305	263,270
Trinidad and Tobago	176,705	102,290
Uruguay	207,300	—
Venezuela	525	240,780
Commercial Banks	2,750	190
Series “C” Shares:
Antigua and Barbuda	5,280	—
Bahamas	8,805	8,800
Barbados	29,350	5,870
Jamaica	910	—
Mexico	76,835	—
Portugal	9,600	—
Spain	333,370	32,665

Total	5,883,805	2,312,710

Reserves

Article 42 of the Constitutive Agreement requires that at least 10% of CAF’s net income in each year be allocated to a mandatory reserve until that reserve amounts to 50% of subscribed capital. The mandatory reserve can be used only to offset losses. The mandatory reserve is an accounting reserve. CAF also maintains a general reserve to cover contingent events and as a source of funding of last resort in the event of temporary illiquidity or when funding in the international markets is not available or impractical.

As of June 30, 2025, CAF’s reserves totaled USD 5.4 billion. At such date, the mandatory reserve pursuant to Article 42 of the Constitutive Agreement amounted to USD 0.7 billion, or 9.1%, of subscribed paid-in and capital subscriptions receivable, and the general reserve amounted to USD 4.6 billion.

Callable Capital

In addition to CAF’s subscribed paid-in and un-paid capital, CAF’s shareholder countries have subscribed for callable capital totaling USD 1.9 billion as of June 30, 2025. CAF’s callable capital may be called by the Board of Directors to meet the obligations of CAF only to the extent that CAF is unable to meet such obligations with its own resources. For further information regarding subscribed callable capital, see Note 15 (“Shareholders’ Equity”) to CAF’s audited financial statements included elsewhere in this prospectus.

The Constitutive Agreement provides that the obligation of CAF’s shareholder countries to pay for the shares of callable capital, upon demand by the Board of Directors, continues until such callable capital is paid in full. Thus, CAF considers the obligations of shareholder countries to pay for their respective callable capital subscriptions to be binding obligations backed by the full faith and credit of the respective governments. If the callable capital were to be called, the Constitutive Agreement requires that the call be prorated among CAF’s shareholder countries in proportion to their shareholdings.

SELECTED FINANCIAL INFORMATION

The following selected financial information as of and for the years ended December 31, 2024, 2023, and 2022 has been derived from the audited financial statements of CAF for those periods, which are included elsewhere in this prospectus. CAF’s financial statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”). The following selected financial information as of and for the six-month periods ended June 30, 2025 and 2024 (balance sheet as of June 30, 2024 not included therein) has been derived from CAF’s unaudited condensed interim financial information included elsewhere in this prospectus and includes all adjustments, consisting of normal recurring adjustments, that CAF considers necessary for a fair presentation of its financial position at such dates and CAF’s results of operations for such periods. The results of the six-month period ended June 30, 2025, are not necessarily indicative of results to be expected for the full year. The selected financial information should be read in conjunction with CAF’s audited financial statements and notes thereto, CAF’s unaudited condensed interim financial information and the notes thereto and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included elsewhere in this prospectus.

	Year Ended December 31,			Six Months Ended June 30,
	2024	2023	2022	2025	2024
	(in USD thousands, except ratios)
Statements of Income
Interest income	3,568,555	3,302,423	1,315,283	1,684,505	1,821,993
Interest expense	2,539,867	2,199,286	854,733	1,153,571	1,280,714

Net interest income	1,028,688	1,103,137	460,550	530,934	541,279
Provision (credit) for loan losses	41,929	439	(3,287)	(17,023)	(7,285)

Net interest income after provision (credit) for loan losses	986,759	1,102,698	463,837	547,957	548,564
Non-interest income	20,413	58,286	18,941	18,281	20,387
Non-interest expenses	253,074	210,797	203,614	120,869	116,263

Income before unrealized changes in fair value related to financial instruments and contributions to Shareholders’ Special Funds	754,098	950,187	279,164	445,369	452,688
Unrealized changes in fair value related to other financial instruments	402	(20,139)	(21,195)	(15,376)	(3,183)

Income before contributions to Shareholders’ Special Funds, net	754,500	930,048	257,969	429,993	449,505
Contributions to Shareholders’ Special Funds	138,000	120,000	89,000	127,828	77,801

Net income	616,500	810,048	168,969	302,165	371,704

Summarized Balance Sheet Data (end of period)
Total assets	56,459,953	53,814,263	50,376,742	62,898,449	57,139,075
Total liabilities	40,470,580	39,084,543	36,657,425	46,441,466	41,984,203
Total shareholders’ equity	15,989,373	14,729,720	13,719,317	16,456,983	15,154,872

Total liabilities and shareholders’ equity	56,459,953	53,814,263	50,376,742	62,898,449	57,139,075

	Year Ended December 31,			Six Months Ended June 30,
	2024	2023	2022	2025	2024
	(in USD thousands, except ratios)
Loan Portfolio and Equity Investments
Loans before allowance for loan losses and loan commissions, net of origination cost	33,835,802	33,479,085	30,622,324	36,221,334	33,018,795
Allowance for loan losses	84,757	56,913	63,192	82,540	49,702
Equity investments	399,765	392,184	381,779	414,904	396,463
Selected Financial Ratios
Adjusted return on average total shareholders’ equity(1)	4.91%	6.68%	2.07%	5.64%	6.22%
Adjusted return on average paid-in capital(2)	13.20%	17.08%	5.09%	15.49%	16.28%
Adjusted return on average assets(3)	1.37%	1.82%	0.57%	1.48%	1.67%
Administrative expenses divided by average assets	0.40%	0.39%	0.36%	0.37%	0.38%
Overdue loan principal as a percentage of loan portfolio (excluding non-accrual loans)	0.01%	0.00%	0.00%	0.00%	0.01%
Non-accrual loans as a percentage of loan portfolio	5.84%	0.15%	0.35%	5.35%	0.15%
Allowance for loan losses as a percentage of loan portfolio	0.25%	0.17%	0.21%	0.23%	0.15%

(1)

Calculated as income before unrealized changes in fair value related to financial instruments and Contributions to Shareholders’ Special Funds divided by annual average total shareholders’ equity. Annual average total shareholders’ equity is computed as the arithmetic average of total shareholders’ equity as of the beginning and the end of each period. Data for interim periods has been annualized.

(2)

Calculated as income before unrealized changes in fair value related to financial instruments and Contributions to Shareholders’ Special Funds divided by annual average subscribed and paid-in capital. Annual average subscribed and paid-in capital is computed as the arithmetic average of subscribed and paid-in capital as of the beginning and the end of each period. Data for interim periods has been annualized.

(3)

Calculated as income before unrealized changes in fair value related to financial instruments and Contributions to Shareholders’ Special Funds divided by annual average assets. Annual average assets is computed as the arithmetic average of total assets as of the beginning and the end of each period. Data for interim periods has been annualized.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with CAF’s audited financial statements and notes thereto and the unaudited condensed interim financial information and the notes thereto, which are included elsewhere in this prospectus.

Market Overview and Portfolio Trends

During the last year, important global developments have occurred, including:

•	moderate economic growth in Latin America, reflecting ongoing structural challenges and external headwinds;

•	elevated funding costs for sovereign and corporate issuers amid persistently high global interest rates and more stringent financial conditions;

•

despite ongoing inflationary pressures, external financing constraints, and shifts in global risk appetite affecting Latin American economies; rising geopolitical risks, including uncertainty surrounding U.S. policy on trade and sanctions, as well as broader global conflicts impacting commodity markets;

•	ongoing trade uncertainty, as shifting global supply chains and discussions on tariffs and trade policies influence Latin America’s export dynamics; and

•	deteriorating fiscal balances and debt sustainability concerns in several Latin American countries, driven by rising public debt levels, elevated interest costs, and increasing fiscal deficits.

Over the past three years CAF’s loan portfolio has grown as a result of its strategy to expand its shareholder base in Central America and the Caribbean while maintaining its capitalization ratios. This expansion has been driven primarily by additional paid-in capital contributions from several existing shareholder countries, as well as the issuance of shares to new shareholder countries. These two main drivers have led to loan portfolio growth of 1.0% in 2024, 9.3% in 2023, and 3.5% in 2022.

As of June 30, 2025, CAF’s loan portfolio was distributed by country as follows:

Argentina	13.1%
Ecuador	12.2%
Brazil	12.0%
Colombia	10.8%
Bolivia	8.4%
Paraguay	7.2%
Panama	6.8%
Venezuela	5.3%
Peru	4.7%
Uruguay	4.7%
Trinidad and Tobago	3.7%
Mexico	3.6%
Chile	2.7%
El Salvador	1.8%
Costa Rica	1.3%
Dominican Republic	1.2%
Barbados	0.5%

As of December 31, 2024, CAF’s loan portfolio was distributed by country as follows:

Argentina	14.3%
Ecuador	12.4%
Colombia	11.9%
Brazil	9.5%
Bolivia	8.2%
Panama	7.7%
Paraguay	7.3%
Venezuela	5.7%
Peru	5.2%
Uruguay	4.8%
Trinidad & Tobago	4.0%
Mexico	3.1%
Costa Rica	1.4%
El Salvador	1.4%
Dominican Republic	1.3%
Chile	1.2%
Barbados	0.6%

Notwithstanding the increasing presence of other state-sponsored development banks in the regions in which CAF operates, CAF does not expect that the growth of its loan portfolio will be materially affected by the activities of other development banks in these regions, since the financing needs of its shareholder countries exceed the current supply of lending resources. CAF believes that the activities of other development banks in the regions in which it operates are complementary to its lending operations.

Venezuela-Related Sanctions of the United States

The Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) administers sanctions in respect of the Government of Venezuela and certain Venezuelan-related individuals and entities, including certain Venezuelan government officials. CAF is not a U.S. Person (as defined by the laws and regulations administered by OFAC, 31 CFR Parts 500-598) and has not been sanctioned; however, the following discussion of the current sanctions administered by OFAC is included because Venezuela is a member shareholder country and minority shareholder of CAF, with which CAF has had transactional activity, including loans to Venezuela.

With regard to any individual or entity who has been added to OFAC’s list of Specially Designated Nationals and Blocked Persons (“SDN List”) under Venezuela-related sanctions, U.S. persons may not make to such listed persons, or receive from such listed persons, any contribution or provision of funds, goods, or services, or otherwise deal in property or interests in property of such persons. The OFAC-administered sanctions also prohibit, among other things and with certain limited exceptions:

•

transactions by a U.S. person or within the United States relating to new debt with a maturity greater than 30 days or new equity of the Government of Venezuela, bonds issued by the Government of Venezuela prior to August 25, 2017, and dividend payments or other distributions of profits to the Government of Venezuela from its controlled entities, and

•	direct or indirect purchases by a U.S. person or within the United States of securities from the Government of Venezuela (other than new debt with a maturity of 30 days or less).

For purposes of these sanctions, certain amendments to outstanding debt of the Government of Venezuela, such as an extension of the maturity date, could be considered a “new debt” or other prohibited extension of credit. Unless otherwise specified in the relevant prospectus supplement, CAF will use the net proceeds of securities issued under the Registration Statement to fund its lending operations. CAF will not earmark the proceeds of particular issuances of securities to fund specific loan commitments or purchase specific investments. Accordingly, CAF believes that purchasers of securities will not acquire a direct or indirect interest in CAF’s loans to Venezuela, or any other specific assets of CAF, for purposes of the OFAC sanctions.

Although Venezuela is a member shareholder country and minority shareholder of CAF and two Venezuelan nationals designated by Venezuela serve as directors on the Board of Directors, neither the Government of Venezuela nor any member of the Board of Directors (whether or not a Venezuelan national) exercises control over CAF, has any operational or management role in CAF, or has any authority to negotiate on behalf of CAF or make binding commitments on behalf of CAF. In addition, CAF has implemented a robust business continuity plan that allows all of CAF’s operations to be conducted simultaneously from multiple country offices, which CAF believes ensures operational resilience in the event of unexpected disruptions in any specific location, including CAF’s office in Caracas.

Although CAF generally is not required to comply with the OFAC sanctions outlined above because CAF is not a U.S. person and does not generally operate in or from the United States, CAF also transacts in the ordinary course with various commercial counterparties in the United States that are required to comply with OFAC sanctions. Some of these U.S. counterparties may serve as correspondent banks or as other intermediaries with potential involvement in funds flows in respect of CAF’s loan operations, including CAF’s loans to the Government of Venezuela, and to the extent that they are so involved, would be required to comply with the Venezuela-related sanctions of the United States. In addition, U.S. persons may purchase CAF’s debt securities. CAF has been monitoring and will continue to monitor OFAC sanctions and restrictions thereunder as applied to U.S. persons, as well as potential sanctions that may be imposed by authorities in other jurisdictions in the future, including the European Union and the United Kingdom, insofar as such sanctions and restrictions may have an effect on CAF’s business and operations.

The OFAC sanctions on Venezuela, and any additional sanctions that may be imposed in the future, could make it more difficult for Venezuela to service or renegotiate its outstanding debt, including its outstanding loans from CAF.

In light of the November 2017 downgrade in Venezuela’s long-term foreign ratings by Standard & Poor’s (“S&P”) to selective default from CC and by Fitch Ratings, Inc. to restricted default from C, CAF increased its provisions for loan losses with respect to loans made to Venezuela to USD 28.3 million as of March 31, 2019, from the USD 19.8 million reported in September 2017. The provision for loan losses for Venezuela as of June 30, 2025, was USD 52.9 million, unchanged from December 31, 2024. As of the date of this prospectus, the provision for loan losses for Venezuela is USD 59.3 million. See Note 2(h) (“Basis of Presentation and Significant Accounting Policies — Loans ”) and Note 6 (“Loans”) to CAF’s audited financial statements, and Note 5 (“Loans”) to CAF’s unaudited condensed interim financial information, included elsewhere in this prospectus for further information regarding allowance for loan loss calculations.

On December 29, 2017, CAF granted to the Central Bank of Venezuela a credit facility in a total amount of USD 400.0 million. As of September 30, 2018, the credit facility was disbursed in full. On December 14, 2018, CAF granted to the Central Bank of Venezuela a credit facility in a total amount of USD 500.0 million. As of December 31, 2019, the credit facility was disbursed in full.

On January 25, 2019, President Trump signed an Executive Order amending prior economic sanctions targeting the Maduro government, and on January 28, 2019, Petróleos de Venezuela S.A. (“PDVSA”) and certain of its affiliates were designated under Executive Order 13850 and added to the SDN List.

CAF does not have direct lending relationships with PDVSA or its subsidiaries. The sanctions on PDVSA and its affiliates, however, may adversely affect the ability of the Maduro government to receive payment for PDVSA’s production and sale of oil and related products and may therefore adversely affect macroeconomic conditions in Venezuela. As a result, Venezuela may find it more difficult to service its outstanding debt, including its outstanding loans from CAF.

On March 22, 2019, OFAC designated the Economic and Social Development Bank of Venezuela (“BANDES”) under Executive Order 13850 for operating in the financial sector of the Venezuelan economy and added it to the SDN List. As a result of that designation, all property and interests in property of BANDES, including any entity that is owned, directly or indirectly, 50% or more by BANDES, located in the United States or in the possession or control of U.S. persons, are blocked and must be reported to OFAC by persons subject to OFAC jurisdiction. As of June 30, 2025, BANDES holds Series “B” shares of CAF and holds approximately 0.0043% of CAF’s equity. The designation of BANDES therefore does not extend to CAF. Moreover, CAF is not a U.S. person and, therefore, the current sanctions regulations do not prevent CAF from engaging in transactions or dealings with BANDES that occur outside of U.S. jurisdiction. CAF continues to maintain a control framework aimed at verifying its counterparties against OFAC’s SDN List and other applicable sanctions lists.

On April 17, 2019, OFAC designated the Central Bank of Venezuela under Executive Order 13850 for operating in the financial sector of the Venezuelan economy and added it to the SDN List. At the same time, OFAC issued General License 20, which authorizes certain transactions and activities that are for the official business of certain international organizations, including CAF. OFAC has since issued the Venezuela Sanctions Regulations, 31 CFR part 591 (“VSR”), and has included an authorization for the conduct of the official business of CAF and other international organizations and entities, at 31 CFR § 591.510 (Official business of certain international organizations and entities). This provision of the VSR authorizes CAF to conduct transactions and activities involving the Central Bank of Venezuela to the extent they are subject to U.S. jurisdiction and are for CAF’s official business, subject to the terms of the authorization. Accordingly, the designation of the Central Bank of Venezuela has not had a material impact on CAF or its relationship with the Central Bank of Venezuela.

On August 5, 2019, President Donald Trump signed Executive Order 13884, which blocks all property and interests in property of the Government of Venezuela that are in or come within the United States or the possession or control of a U.S. person. For purposes of the Executive Order, the term “Government of Venezuela” is defined to include, among others, any person who has acted or purported to act directly or indirectly for or on behalf of the Government of Venezuela or of any political subdivision, agency, or instrumentality thereof, including the Central Bank of Venezuela. The CAF directors appointed by Venezuela as a Series “A” shareholders and by BANDES as a Series “B” shareholders may be considered to fall within the definition of “Government of Venezuela” in the Executive Order. The authorization at 31 CFR § 591.510 of the VSR (Official business of certain international organizations and entities), however, by its terms does not authorize transactions or dealings with any person other than the Central Bank of Venezuela whose property and interests in property are blocked under Executive Order 13850. Nevertheless, CAF has not observed any material adverse effects on CAF following the issuance of Executive Order 13884. CAF does not anticipate that the blocking of the Government of Venezuela will have a material adverse effect on CAF in the future.

When appropriate, CAF consults with OFAC regarding its activities related to Venezuela and believes that CAF is in compliance with U.S. sanctions, to the extent CAF is subject to U.S. jurisdiction. CAF understands that any repurchase of securities of Venezuela under the Support Program should not be affected by sanctions or risk direct or indirect violations of sanctions. Should the repurchase of shares of Venezuela under the Support Program be considered subject to U.S. jurisdiction, CAF believes that the authorization at 31 CFR §591.510 of the VSR (Official business of certain international organizations and entities) may be available to authorize such activity. CAF has also implemented measures to segregate its U.S. Dollar treasury, including funds from the offering, from funds used for distributions to Venezuela, which distributions are made only in non-U.S. currencies. CAF does not source any funds for distribution to Venezuela through any transactions involving U.S. persons, so CAF does not believe that the purchasers of the securities that may be offered by CAF under the Registration Statement and the applicable prospectus supplement face the risk of violating U.S. sanctions as a result of such purchases. CAF has not observed any material adverse effects on CAF following the issuance of Executive Order 13884. CAF does not anticipate that the blocking of the Government of Venezuela will have a material adverse effect on CAF in the future.

Venezuela Loan Portfolio

On March 31, 2020, following formal approval by the Shareholders’ Assembly, CAF implemented the Support Program. The Support Program allowed CAF to repurchase the shares of a shareholder country that fulfilled the requirements and to apply the proceeds to that country’s outstanding loans that were already due or overdue. The time frame to apply to the Support Program was six months. The only shareholder country that met the necessary requirements to apply to the Support Program was Venezuela. As part of the Support Program, Venezuela maintained its representation on the Board of Directors but was not allowed to have any new loans approved. From the inception of the Support Program until July 4, 2024, CAF repurchased a total of 168,573 shares totaling USD 2,393.74 million (comprised of USD 842.87 million of paid-in capital and USD 1,550.87 million of additional paid-in capital) and applied this amount to repay due and overdue amounts of principal, interests, and fees. The Support Program was completed in July 2024, and, as of the date of this prospectus, Venezuela currently holds 105 Series “B” shares and one Series “A” share.

As of December 31, 2024, the total amount of delayed payments for operations in Venezuela amounted to USD 287.7 million, including interest. In accordance with CAF´s policies, a loan is considered to be in non-accrual status when a payment is more than 180 days overdue in the case of public sector loans. As of June 30, 2025, and December 31, 2024, all outstanding loans with Venezuela amounting to USD 1,939.3 million were placed in non-accrual status. Additionally, as of December 31, 2024, uncollected interest and commissions amounting to USD 92.2 million were reversed, and the related individually assessed allowance for credit losses was USD 52.9 million.

As of June 30, 2025, the total amount of delayed payments for operations in Venezuela amounted to USD 551.4 million including interest. Uncollected interest and commissions amounted to USD 59.3 million and the related individually assessed allowance for credit losses was USD 52.9 million. Additionally, as of June 30, 2025, overdue interest amounted to USD 8.6 million. As of the date of this prospectus, the related individually assessed allowance for credit losses is USD 59.3 million.

CAF expects to collect all amounts due, including interest and fees. Venezuela is one of the founding shareholders of CAF and has reiterated its commitment and its intention to undertake payments. CAF’s management monitors its credit exposure periodically.

Critical Accounting Policies

General

CAF’s financial statements are prepared in accordance with U.S. GAAP, which requires it, in some cases, to use estimates and assumptions that may affect its reported results and disclosures. CAF describes its significant accounting policies in Note 2 (“Basis of Presentation and Significant Accounting Policies”) to its audited financial statements included elsewhere in this prospectus. Some of the more significant accounting policies it uses to present its financial results involve the use of accounting estimates that it considers to be critical because they require: (1) significant management judgment and assumptions about matters that are complex and inherently uncertain; and (2) the use of a different estimate or a change in estimate could have a material impact on CAF’s reported results of operations or financial condition. Specifically, the estimates CAF uses to determine the allowance for loan losses are critical accounting estimates.

Additionally, other important estimates related to the preparation of CAF’s financial statements are those related to revenue recognition and the valuation and classification at fair values of financial instruments. The fair values for some financial assets and liabilities recorded in CAF’s financial statements are determined according to the procedures established by the accounting pronouncement ASC 820. As of the date of this prospectus, CAF has not changed or reclassified any asset or liability from one level to another pursuant to the hierarchy reflected in ASC 820, thereby maintaining consistency in the application of accounting principles in this matter.

Statements of Income

Interest Income

Six Months Ended June 30, 2025 and 2024. For the six-month period ended June 30, 2025, CAF’s interest income was USD 1,684.5 million, representing a decrease of USD 137.5 million, or 7.5%, compared to interest income of USD 1,822.0 million for the corresponding period in 2024. This decrease was primarily driven by a reduction in interest income from loans, which fell by USD 185.2 million, or 14.6%, mainly due to lower interest rates. Interest rates charged on loans accruing interest based on the six-month Secured Overnight Financing Rate (“Term SOFR”) and the spread differential were lower in the first six months of 2025 compared to the corresponding period in 2024, averaging 4.21% and 5.25%, respectively.

2024, 2023 and 2022. For the year ended December 31, 2024, CAF’s interest income was USD 3,568.5 million, representing an increase of USD 266.1 million, or 8.1%, compared to interest income of USD 3,302.4 million for the corresponding period in 2023. This increase was primarily driven by a 36.9% growth in marketable securities, which resulted in an additional USD 160.3 million in interest income compared to 2023, and a 1.0% growth in CAF’s loan portfolio, which resulted in an additional USD 97.1 million compared to 2023. Interest rates on loans accruing interest based on Term SOFR and the spread differential were slightly lower in 2024 compared to 2023, averaging 4.92% in 2024 and 5.22% in 2023. Interest income for the year ended December 31, 2023 was USD 3,302.4 million, representing an increase of USD 1,987.1 million, or 151.1%, compared to interest income of USD 1,315.3 million for the year ended December 31, 2022. This increase resulted primarily from higher interest rates charged on loans that accrue interest based on six-month Term SOFR and the spread differential, an 8.92% growth in CAF’s loan portfolio, and an increase in investment income from the liquidity portfolio during 2023. Average market interest rates were higher during 2023, when six-month Term SOFR averaged 5.22%, than in 2022, when six-month Term SOFR averaged 2.52%.

Interest Expense

Six Months Ended June 30, 2025 and 2024. For the six-month period ended June 30, 2025, CAF’s interest expense was USD 1,153.6 million, representing a decrease of USD 127.1 million, or 9.9%, compared to interest expense of USD 1,280.7 million for the corresponding period in 2024. This decrease was primarily driven by a reduction in interest expense on bonds (USD 78.5 million), commercial papers (USD 35.5 million), and borrowings from other financial institutions (USD 11.7 million), compared to the corresponding period in 2024. Average market interest rates were lower during the first six months of 2025, with Term SOFR averaging 4.21%, compared to 5.25% in the corresponding period of 2024.

2024, 2023 and 2022. For the year ended December 31, 2024, CAF’s interest expense was USD 2,539.9 million, representing an increase of USD 340.6 million, or 15.5%, compared to interest expense of USD 2,199.3 million for the corresponding period in 2023. This increase was primarily driven by a 10.7% increase in CAF’s bond portfolio, which led to a USD 316.0 million increase in interest expense on bonds, from USD 1,640.1 million in 2023 to USD 1,956.1 million during 2024. Interest expense on deposits also increased by USD 19.4 million, or 11.5%, from 2023 to 2024. Average market interest rates were slightly lower during 2024, with six-month Term SOFR averaging 4.92% in 2024, compared to 5.22% in 2023. Interest expense for the year ended December 31, 2023 was USD 2,199.3 million, representing an increase of USD 1,344.6 million, or 157.3%, compared to interest expense of USD 854.7 million for the corresponding period in 2022. This increase resulted from higher overall funding costs due to the increase in six-month Term SOFR and the spread differential. Average market interest rates were higher during 2023, when six-month Term SOFR averaged 5.22%, than in 2022, when six-month Term SOFR averaged 2.52%.

Net Interest Income

Six Months Ended June 30, 2025 and 2024. For the six-month period ended June 30, 2025, CAF’s net interest income was USD 530.9 million, representing a slight decrease of USD 10.4 million, or 1.9%, compared to net interest income of USD 541.3 million for the corresponding period in 2024. Both interest income and interest expense declined in line with lower average market interest rates. However, the decrease in interest income slightly outpaced the reduction in interest expense, leading to a modest decline in net interest income of 1.9% year-on-year. As a result, CAF’s net interest margin narrowed to 1.88% for the period, compared to 2.12% in the same period of 2024.

2024, 2023 and 2022. For the year ended December 31, 2024, CAF’s net interest income was USD 1,028.7 million, representing a decrease of USD 74.4 million, or 6.7%, compared to net interest income of USD 1,103.1 million for the corresponding period in 2023. This decrease was due to higher interest expenses (15.5%) relative to interest income (8.1%). While CAF’s loan and investment portfolios continued to generate higher interest revenue, the increase in funding costs outpaced growth. Despite a slight decline in average market rates (4.92% in 2024 compared to 5.22% in 2023), higher funding volumes contributed to rising interest expenses, leading to margin compression. The net interest income margin was 1.97% in 2024, compared to 2.38% in 2023. For the year ended December 31, 2023, CAF’s net interest income was USD 1,103.1 million, representing an increase of USD 642.5 million, or 139.5%, compared to net interest income of USD 460.6 million for the year ended December 31, 2022. This increase resulted primarily from higher interest rates, growth in CAF’s loan portfolio, and an increase in investment income from the liquidity portfolio.

Provision for Loan Losses

Six Months Ended June 30, 2025 and 2024. For the six-month period ended June 30, 2025, CAF recorded a credit for loan losses of USD 17.0 million, compared to a credit for loan losses of USD 7.3 million for the corresponding period in 2024. This credit for loan losses was mainly due to recoveries on non-accrual loans during the period.

2024, 2023 and 2022. For the year ended December 31, 2024, CAF recorded a provision for loan losses of USD 41.9 million, compared to a provision for loan losses of USD 0.4 million for the corresponding period in 2023. This provision for loan losses was primarily due to CAF’s total loan exposure to Venezuela, which is entirely classified as a public sector loan, entering non-accrual status. For the year ended December 31, 2022, CAF recorded a credit for loan losses of USD 3.3 million. This was due to a decrease in private sector loans and improvements in the credit ratings of some shareholder countries.

Non-Interest Income

CAF’s non-interest income consists mainly of other commissions, dividends arising from equity investments not accounted for using the equity method, its corresponding share of earnings or losses on equity investments, which are accounted for using the equity method, and other income.

Six Months Ended June 30, 2025 and 2024. For the six-month period ended June 30, 2025, CAF’s non-interest income was USD 18.3 million, representing a decrease of USD 2.1 million, or 10.3%, compared to non-interest income of USD 20.4 million for the corresponding period in 2024. This decrease was primarily due to a reduction in other income, which fell from USD 12.5 million in the prior period to USD 8.8 million, mainly due to foreign exchange differentials. This effect was partially offset by an increase in dividends from equity investments of USD 1.2 million.

2024, 2023 and 2022. For the year ended December 31, 2024, CAF’s non-interest income was USD 20.4 million, representing a decrease of USD 37.9 million, or 65.0%, compared to non-interest income of USD 58.3 million for the corresponding period in 2023. This decrease was primarily due to a reduction in other income, which decreased from USD 39.7 million in 2023 to USD 4.9 million in 2024, driven by the high comparable base in 2023 of pending interest income from previous years loans and the reversal of provisions for contingencies. For the year ended December 31, 2023, CAF’s non-interest income was USD 58.3 million, representing an increase of USD 39.3 million, or 207.7%, compared to non-interest income of USD 18.9 million for the corresponding period in 2022. This increase was mainly due to unrealized changes in fair value related to equity investments.

Non-Interest Expenses

CAF’s non-interest expenses consist mainly of administrative expenses, which include salaries and employee benefits, business expenses, telecommunications and technology, depreciation and amortization, logistics and infrastructure, and other expenses.

Six Months Ended June 30, 2025 and 2024. For the six-month period ended June 30, 2025, CAF’s non-interest expenses totaled USD 120.9 million, an increase of USD 4.6 million, or 4.0%, compared to USD 116.3 million for the corresponding period in 2024. The increase was primarily driven by higher administrative expenses, which amounted to USD 110.3 million for the period ending June 30, 2025, up from USD 103.2 million in 2024, representing a rise of USD 7.0 million, or 6.8%, mainly due to higher business operating costs.

2024, 2023 and 2022. For the year ended December 31, 2024, CAF’s non-interest expenses were USD 253.1 million, representing an increase of USD 42.3 million, or 20.1%, compared to non-interest expenses of USD 210.8 million for the corresponding period in 2023. This increase was due to an increase in other expenses and administrative expenses. Other expenses were USD 33.4 million for the year ended December 31, 2024, representing an increase of USD 27.8 million or 493.1%, compared to other expenses of USD 5.6 million for the corresponding period in 2023. This increase resulted primarily from other exchange rate adjustments. Administrative expenses were USD 219.6 million for the year ended December 31, 2024, compared to USD 205.2 million for the corresponding period in 2023, representing an increase of USD 14.5 million or 7.1%, which was mainly due to higher depreciation and amortization expenses, as well as other business-related expenses. For the year ended December 31, 2023, CAF’s non-interest expenses were USD 210.8 million, representing an increase of USD 7.2 million, or 3.5%, compared to non-interest expenses of USD 203.6 million for the corresponding period in 2022. This increase resulted mainly from an increase in administrative expenses due to several corporate actions taken, such as the decentralization process of employees and new hires.

Income before unrealized changes in fair value related to financial instruments and contributions to Shareholders’ Special Funds

Six Months Ended June 30, 2025 and 2024. For the six-month period ended June 30, 2025, CAF’s income before unrealized changes in fair value related to financial instruments and contributions to Shareholders’ Special Funds was USD 445.4 million, representing a decrease of USD 7.3 million, or 1.6%, compared to an income before unrealized changes in fair value related to financial instruments and contributions to Shareholders’ Special Funds of USD 452.7 million for the corresponding period in 2024. This decrease was primarily driven by lower interest income.

2024, 2023 and 2022. For the year ended December 31, 2024, CAF’s income before unrealized changes in fair value related to financial instruments and contributions to Shareholders’ Special Funds was USD 754.1 million, representing a decrease of USD 196.1 million, or 20.6%, compared to an income before unrealized changes in fair value related to financial instruments and contributions to Shareholders’ Special Funds of USD 950.2 million for the corresponding period in 2023. This decrease was primarily driven by interest expenses growing faster than interest income during the period. For the year ended December 31, 2023, income before unrealized changes in fair value related to financial instruments and contributions to Shareholders’ Special Funds was USD 950.2 million, representing an increase of USD 671.0 million, or 240.4%, compared to income before unrealized changes in fair value related to financial instruments and contributions to Shareholders’ Special Funds of USD 279.2 million for the year ended December 31, 2022. This increase was mainly due to the rise in interest income, as a result of higher average market interest rates and the growth in CAF’s loan portfolio.

Unrealized changes in fair value related to other financial instruments

Six Months Ended June 30, 2025 and 2024. For the six-month period ended June 30, 2025, CAF’s unrealized changes in fair value related to other financial instruments resulted in a loss of USD 15.4 million, compared with a loss of USD 3.2 million for the corresponding period in 2024. This change was mainly driven by a net loss of USD 16.6 million in the fair value of U.S. Treasury futures and forwards, as well as changes in the fair value of U.S. Treasury Notes, compared to a net gain of USD 3.0 million in the corresponding period of 2024.

2024, 2023 and 2022. For the year ended December 31, 2024, CAF’s unrealized changes in fair value related to other financial instruments resulted in a gain of USD 0.4 million, compared with a loss of USD 20.1 million for the corresponding period in 2023. This change was primarily driven by a reduction in the net loss from cross-currency swaps on bonds, which decreased to USD 20.5 million in 2024 from USD 71.1 million in 2023, and an increase in the net gain from cross-currency swaps on loans, which rose to USD 43.1 million in 2024 from USD 37.9 million in 2023. For the year ended December 31, 2023, unrealized changes in fair value related to other financial instruments resulted in a loss of USD 20.1 million, primarily due to a net loss in cross-currency swaps. This compares to a loss of USD 21.2 million for the corresponding period in 2022, which was mainly attributable to changes in the fair value of U.S. Treasury futures, U.S. Treasury forwards, and U.S. Treasury notes.

Net Income

Six Months Ended June 30, 2025 and 2024. For the six-month period ended June 30, 2025, CAF’s net income was USD 302.2 million, representing a decrease of USD 69.5 million, or 18.7%, compared to net income of USD 371.7 million for the corresponding period in 2024. This decrease was primarily driven by unrealized changes in the fair value of other financial instruments, resulting in a net loss of USD 15.4 million for the six-month period ended June 30, 2025, compared to a loss of USD 3.2 million in the corresponding period of 2024. In addition, contributions to Shareholders’ Special Funds rose 64.3% to USD 127.8 million for the same period in 2025, up from USD 77.8 million in 2024.

2024, 2023 and 2022. For the year ended December 31, 2024, CAF’s net income was USD 616.5 million, representing a decrease of USD 193.5 million, or 23.9%, compared to net income of USD 810.0 million for the corresponding period in 2023. This decrease was mainly due to interest expenses growing at a faster rate than interest income during the period, as well as an increase of USD 18.0 million, or 15%, in contributions to Shareholders’ Special Funds compared to 2023. For the year ended December 31, 2023, CAF’s net income was USD 810.0 million, representing an increase of USD 641.1 million, or 379.4%, compared to net income of USD 169.0 million for the corresponding period in 2022. This increase was mainly due to an increase in interest income as a result of higher average market rates that generated higher income in CAF’s loan portfolio and investment portfolio.

Balance Sheet

Assets

June 30, 2025. As of June 30, 2025, CAF’s total assets were USD 62.9 billion, representing an increase of USD 6.4 billion, or 11.4%, compared to total assets of USD 56.5 billion as of December 31, 2024. The increase in total assets was driven by USD 2.4 billion, or 7.1%, growth in net loans compared to December 31, 2024, as well as higher liquidity assets. Specifically, marketable securities — trading increased by USD 2.7 billion, or 19.7%, and other investments rose by 144.4%. The growth in liquidity assets was mainly attributable to marketable securities with maturities of less than one year and other investments in U.S. dollar deposits with banks maturing in more than 90 days.

2024 and 2023. As of December 31, 2024, CAF’s total assets were USD 56.5 billion, representing an increase of USD 2.7 billion, or 5.0%, compared to total assets of USD 53.8 billion as of December 31, 2023. The increase in total assets was primarily due to an increase in liquidity assets, specifically marketable securities — trading that grew by 36.9%, compared to December 31, 2023. Among these marketable securities, the majority of the increase came from U.S. securities, including Treasury Notes and U.S. Treasury Bills, which rose by USD 3.4 billion, or 132.8%, compared to the corresponding period in 2023.

Liabilities

June 30, 2025. As of June 30, 2025, CAF’s total liabilities were USD 46.4 billion, representing an increase of USD 5.9 billion, or 14.6%, compared to total liabilities of USD 40.5 billion as of December 31, 2024. The increase in liabilities was primarily due to an increase in the outstanding amount of bonds, which grew by 19.2% compared to December 31, 2024.

2024 and 2023. As of December 31, 2024, CAF’s total liabilities were USD 40.5 billion, representing an increase of USD 1.4 billion or 3.6%, compared to total liabilities of USD 39.1 billion as of December 31, 2023. The increase in liabilities was primarily due to an increase in the outstanding amounts of bonds, which grew by 10.7%, compared to December 31, 2023.

Shareholders’ Equity

June 30, 2025. As of June 30, 2025, CAF’s total shareholders’ equity was USD 16.5 billion, representing an increase of USD 0.5 billion, or 3.1%, compared to total shareholders’ equity of USD 16.0 billion as of December 31, 2024. The increase in CAF’s total shareholders’ equity was mainly due to an increase in reserves.

2024 and 2023. As of December 31, 2024, CAF’s total shareholders’ equity was USD 16.0 billion, representing an increase of USD 1.3 billion, or 8.8%, compared to total shareholders’ equity of USD 14.7 billion as of December 31, 2023. The increase in CAF’s total shareholders’ equity was principally due to an increase in reserves and additional paid-in capital.

Asset Quality

Overdue Loans

June 30, 2025. As of June 30, 2025, there were no loans in overdue status (not including non-accrual loans in overdue status).

2024. As of December 31, 2024, there was one loan in overdue status for USD 1.7 million (not including non-accrual loans in overdue status).

Impaired Loans and Non-accrual Loans

June 30, 2025. As of June 30, 2025, the total principal amount of CAF’s impaired loans was USD 1,939.3 million, or 5.4%, of the total loan portfolio. This represents CAF’s total loan exposure to Venezuela, all of which is classified as public sector and is currently under non-accrual status. The related individually assessed allowance for credit losses is USD 52.9 million. CAF considers a loan to be impaired when it is in non-accrual status.

2024 and 2023. As of December 31, 2024, the total principal amount of CAF’s impaired loans was USD 1,975.5 million, or 5.84%, of the total loan portfolio. This increase, compared to December 31, 2023, is primarily due to CAF’s total loan exposure to Venezuela, all of which is classified as public sector, entering non-accrual status after a payment became more than 180 days overdue. Uncollected interest and commissions amounting to USD 92.2 million were reversed, and the related individually assessed allowance for credit losses was USD 52.9 million. CAF considers a loan to be impaired when it is in non-accrual status.

Restructured Loans

June 30, 2025. As of June 30, 2025, there were no newly restructured loans.

2024 and 2023. As of December 31, 2024, there were no newly restructured loans. As of December 31, 2023, there were no newly restructured loans.

Loan Write-offs and Recoveries

June 30, 2025. As of June 30, 2025, there were recoveries for USD 14.8 million (non-sovereign) and no loans were written off.

2024 and 2023. As of December 31, 2024, there were loans written-off for USD 14.2 million and USD 0.08 million in recoveries. As of December 31, 2023, there were loans written-off for USD 34.5 million and USD 27.7 million in recoveries.

Exposure Exchange Agreements

On May 23, 2025, as part of its balance sheet optimization strategy, CAF entered into an Exposure Exchange Agreement (“EEA”) to reduce its sovereign-guaranteed loan portfolio risk concentration. Through an EEA, Multilateral Development Banks (“MDB”) reduce portfolio concentration by simultaneously exchanging coverage for potential nonaccrual events for sovereign exposures from borrowing countries in which an MDB is concentrated, to countries in which an MDB has no, or low, exposure.

As of June 30, 2025, CAF executed a bilateral EEA transaction with another MDB. In this transaction, CAF is the “EEA Seller” (i.e., CAF provided a financial guarantee for its counterparty) and the EEA Buyer (received a financial guarantee from its counterparty) for the following countries and exposure amounts:

	EEA Seller
Country	Amount (in USD millions)	S&P Rating
Costa Rica	90.0	BB-
Dominican Republic	150.0	BB
El Salvador	250.0	B-
Honduras	210.0	BB-

Total	700.0	N/A

	EEA Buyer
Country	Amount (in USD millions)	S&P Rating
Argentina	100.0	CCC
Brazil	250.0	BB
Colombia	136.0	BB
Ecuador	214.0	B-

Total	700.0	N/A

The carrying amount under the guarantees received or provided amounted to USD 36.2 million. The final maturity date under the EEA is May 2040. As of June 30, 2025, no non-accrual events have occurred.

As of June 30, 2025, CAF recognized USD 0.16 million as Other expenses and USD 0.2 million as other income related to the allowance for current expected credit losses of the guarantees exchanged.

Liquidity

CAF’s liquidity policy requires it to maintain sufficient liquid assets to cover at least 12 months of net cash requirements.

Net cash requirements under the policy are calculated as follows:

(+)	Scheduled loan collections

(+)	Committed paid-in capital payments

(-)	Scheduled debt service

(-)	Committed disbursements

CAF’s investment policy requires that at least 90% of CAF’s liquid assets be held in the form of investment grade instruments rated A-/A3/A- or better by a U.S. nationally recognized statistical rating organization. The remaining portion of CAF’s liquid assets may be invested in non-investment grade instruments rated B-/Ba3/B or better by a U.S. nationally recognized statistical rating organization. CAF’s investment policy emphasizes security and liquidity over yield.

As of June 30, 2025, CAF’s liquid assets consisted of USD 22.3 billion in cash due from banks, deposits with banks, marketable securities and trading and other investments, of which 95.3% were invested in investment grade instruments rated A-/A3/A- or better by a U.S. nationally-recognized statistical rating organization; 25.7% of CAF’s liquid assets were invested in U.S. Treasury Notes, 25.5% in time deposits in financial institutions, 17.0% in certificates of deposit, 16.5% in commercial paper, 9.5% in corporate and financial institution bonds, and 5.8% in other instruments, including deposits in cash.

As of June 30, 2025, CAF’s liquid assets were distributed by country as follows:

United States	38.5%
Supranationals(1)(2)	11.5%
Japan	5.9%
Germany	5.6%
Saudi Arabia	5.2%
Switzerland	5.2%
Chile	4.7%
China	3.6%
United Arab Emirates	3.1%
Qatar	3.1%
France	2.4%
Kuwait	2.0%
Republic of Korea	1.9%
Canada	1.6%
Singapore	1.3%
United Kingdom	1.2%
Others	3.1%

(1)	Entities formed by multiple countries that operate beyond national boundaries with their own legal framework.
(2)

African Development Bank, Asian Development Bank, Bank for International Settlements, Central American Bank for Economic Integration, Foreign Trade Bank of Latin America, International Bank for Reconstruction and Development, Latin American Reserve Fund, and New Development Bank.

As of December 31, 2024, CAF’s liquid assets consisted of USD 18.1 billion in cash due from banks, deposits with banks, marketable securities and trading and other investments, of which 94.6% were invested in investment grade instruments rated A-/A3/A- or better by a U.S. nationally-recognized statistical rating organization; 32.7% of CAF’s liquid assets were invested in U.S. Treasury Notes, 22.5% in time deposits in financial institutions, 14.1% in commercial paper, 12.5% in corporate and financial institution bonds, 11.1% in certificates of deposit, and 7.2% in other instruments, including deposits in cash.

As of December 31, 2024, CAF’s liquid assets were distributed by country as follows:

United States	47.8%
Supranationals(1)(2)	10.2%
Japan	5.4%
Qatar	4.6%
Germany	4.5%
Switzerland	4.1%
Chile	3.9%
United Arab Emirates	3.9%
France	2.8%
China	2.5%
Canada	1.6%
South Korea	1.6%
Kuwait	1.5%
Saudi Arabia	1.2%
Spain	1.1%
United Kingdom	0.7%
Others	2.6%

(1)	Entities formed by multiple countries that operate beyond national boundaries with their own legal framework.
(2)

African Development Bank, Asian Development Bank, Bank for International Settlements, Central American Bank for Economic Integration, Foreign Trade Bank of Latin America, International Bank for Reconstruction and Development, Latin American Reserve Fund, and New Development Bank.

As of December 31, 2023, CAF’s liquid assets were distributed by country as follows:

United States	29.7%
Supranationals(1)(2)	14.0%
Switzerland	8.4%
United Arab Emirates	7.4%
Chile	5.2%
Japan	5.2%
China	5.1%
Germany	4.4%
France	4.3%
Qatar	3.3%
Canada	3.1%
South Korea	2.3%
Kuwait	1.9%
United Kingdom	1.8%
Denmark	1.2%
Australia	0.7%
Others	2.0%

(1)	Entities formed by multiple countries that operate beyond national boundaries with their own legal framework.
(2)

African Development Bank, Asian Development Bank, Bank for International Settlements, Central American Bank for Economic Integration, Foreign Trade Bank of Latin America, International Bank for Reconstruction and Development, Latin American Reserve Fund, and New Development Bank.

Commitments and Contingencies

CAF enters into commitments and contingencies in the normal course of its business to facilitate its business and objectives. Commitments and contingencies include:

•	credit agreements subscribed and pending loan disbursements;

•	lines and letters of credit for foreign trade;

•	equity investment agreements subscribed; and

•	partial credit guarantees.

See Note 17 (“Commitments and Contingencies”) to CAF’s unaudited condensed interim financial information and Note 20 (“Commitments and Contingencies”) to CAF’s audited financial statements included elsewhere in this prospectus.

Strategy and Capital Resources

CAF’s business strategy is to provide financing for projects, trade, and investment in the shareholder countries. Management expects CAF’s assets to grow in the future, which will increase its need for additional funding. Likewise, maturing debt obligations will need to be replaced. In addition to scheduled capital increases, CAF’s management anticipates a need to increase funds raised in the international capital markets and to maintain funding through borrowings from multilateral and other financial institutions. While the substantial majority of CAF’s equity will continue to be held by full member shareholder countries, CAF intends to continue offering equity participation to associated shareholder countries through the issuances of Series “C” shares to such countries. See “Capital Structure.”

CAF intends to continue its programs to foster sustainable growth within the shareholder countries, and to increase its support for the private sector within its markets, either directly or through financial intermediaries.

OPERATIONS OF CAF

CAF’s purpose is to foster and promote economic and social development and integration within the shareholder countries through the efficient use of financial resources in conjunction with both private sector and public sector entities. To accomplish its objective, CAF primarily engages in short-, medium- and long-term loans and guarantees. To a lesser extent, CAF makes limited equity investments in funds and companies, and provides technical and financial assistance, as well as administrative services for certain regional funds.

CAF also provides lending for projects in associated shareholder countries, including but not limited to projects that promote trade or integration with full member shareholder countries.

Business Management of CAF

CAF’s business management is composed of client relationship management and financial management.

Client Relationship Management

CAF’s client relationship management function is conducted by a group of relationship managers and sector and product specialists who are responsible for the development, structuring, appraisal, and implementation of its lending activities. Clients are identified through direct contact, referrals from CAF’s representative offices and referrals from third parties such as shareholders, multilateral institutions, international financial institutions, and other clients.

CAF’s client relationship management function is currently fulfilled by the following Vice- Presidencies and management group:

•	the Corporate Vice Presidency of Strategic Programming;

•	the Private Sector Vice Presidency; and

•	the Resource Mobilization and Global Partnerships Management.

The client relationship management group is also responsible for reviewing and developing lending policies and procedures and for monitoring the quality of the loan portfolio on an ongoing basis. In these duties, the client relationship management group is assisted by the Credit Administration Office and the Corporate Comptroller Office.

Financial Management

CAF’s financial management group is responsible for managing its funded debt, as well as its liquid assets. This group is responsible for developing, structuring, appraising, and implementing CAF’s borrowing activities. It is also responsible for reviewing and developing policies and procedures for the monitoring of CAF’s financial well-being and for the proper management of liquidity. The financial management group is headed by the Vice President of Finance.

The asset distribution group is a part of the financial management group, and it has two basic responsibilities:

•	structuring “A/B” loan transactions in which CAF loans a portion of the total amount and other financial institutions loan the remainder; and

•	selling loans to international banks interested in increasing their exposure in the shareholder countries.

The staff of CAF’s financial management group works in close coordination with its client relationship managers. CAF’s client relationship management group and financial management group are supported by the financial control and budget, human resources, information systems and legal departments.

Loan Portfolio

CAF extends medium-term and long-term loans to finance both public sector and private sector projects in the shareholder countries, either directly to a project or through a financial institution in a shareholder country that lends the funds to the appropriate project. To a lesser extent, CAF also provides loans to finance trade by and among the shareholder countries. Loans may be used for any component of a project, subject to exceptions relating to, among other things, the acquisition of land and the payment of taxes. CAF endeavors to concentrate its lending activities on national and multinational economic development projects, especially those involving electricity, gas, and water supply, transport, or communications in two or more shareholder countries and those that generate foreign exchange.

CAF provides credit lines to financial institutions in the shareholder countries. The purpose of these credit lines is to enable these institutions to finance projects that fall within CAF’s overall objectives, but that are not sufficiently large to justify CAF being directly involved in the project. The relevant financial institutions are thereby provided with funds that enable them to strengthen their financial resources within parameters previously agreed to with CAF. Under such multi-sectoral credit lines, CAF takes the credit risk of the financial intermediary and also has recourse to the underlying borrowers. The financial intermediaries are responsible for repayment of their loans from CAF regardless of whether the underlying borrower repays the financial intermediary.

CAF endeavors to strengthen trade by and among shareholder countries and to assist companies in the shareholder countries to access world markets. CAF’s trade-financing activities are complementary to those of the export credit agencies of shareholder countries because it finances qualifying import or export operations, whereas those agencies generally are limited to providing financing only for goods exported from the respective countries. Through trade-financing, CAF finances the movement of merchandise. CAF also provides credit support to trade activities through the confirmation of letters of credit in situations where the issuing local bank would not be perceived as sufficiently creditworthy by financial institutions in the beneficiary’s country.

In 1997, CAF began making a portion of its loans through an “A/B” loan program, where CAF acts as lender of record for the entire loan and sells non-recourse participations in the “B” portion of the loan to financial institutions. The “A” portion of the loan is made directly to the borrower by CAF. Under the “B” portion, other financial institutions provide the funding and assume the credit risk; CAF does not provide funding under the “B” portion and, therefore, does not assume any credit risk. Because CAF acts as the lender of record for the entire loan, thereby operating as the one official lender in the transaction, the borrower receives an interest rate that is generally lower than the rate available in the commercial markets. The lower interest rate is a result, among other factors, of the reduced inherent risk resulting from CAF’s status as a multilateral financial institution.

CAF’s loan pricing is typically based on its cost of funds plus a spread to cover operational costs and credit risks. All sovereign-risk loans are made at the same spread for comparable maturities. Generally, CAF’s loans are made on a floating interest rate basis. Under certain exceptional circumstances, loans may be made at fixed interest rates, provided that the corresponding funding is obtained at fixed interest rates. CAF generally charges a loan origination fee of up to 0.85% of the total loan amount and a commitment fee equal to 0.35% per annum on undisbursed loan balances. Substantially all loans are denominated in U.S. dollars.

CAF generally requires that the majority of loans to public sector entities have the benefit of sovereign guarantees. Loans to private sector entities other than banks generally must have the benefit of bank or other guarantees, or other collateral acceptable to CAF.

As of December 31, 2024, CAF’s total assets were USD 56.5 billion, of which USD 33.8 billion, or 59.8%, were disbursed and are outstanding loans. As of December 31, 2024, the “B” loan portion of CAF’s “A/B” loan transactions totaled USD 1.0 billion. The tables on loan exposure that follow reflect only the “A” portion of the respective “A/B” loan transactions since CAF only assumes the credit risk of the “A” loan portion. CAF’s management expects further loan growth to be funded by additional borrowings and deposits, retained earnings, and planned capital increases.

Loans to Public and Private Sector Borrowers

CAF’s total loan portfolio outstanding, classified by public sector and private sector borrowers, was as follows:

	As of December 31,
	2024		2023	2022
	(in USD millions)
Public Sector	95.8%	32,600.0	32,327.7	29,791.0
Private Sector	4.2%	1,430.1	1,393.9	1,168.1

	100%	34,030.1	33,721.6	30,959.1

Fair value adjustments		(194.3)	(242.5)	(336.8)

		33,835.8	33,479.1	30,622.3

Geographic Distribution of Loans

CAF’s total loan portfolio outstanding, classified on a country-by-country basis, according to the location of the borrower, was as follows:

	As of December 31,
	2024			2023			2022
	Public	Private	Total	Public	Private	Total	Public	Private	Total
	(in USD millions)
Argentina	4,827.9	46.6	4,874.5	5,485.3	18.4	5,503.6	3,961.4	20.0	3,981.4
Barbados	188.0	—	188.0	175.0	—	175.0	181.1	—	181.1
Bolivia	2,768.2	12.2	2,780.4	2,917.3	31.1	2,948.5	3,085.5	15.2	3,100.7
Brazil	3,129.0	89.0	3,218.0	2,833.0	137.7	2,970.8	2,560.2	73.1	2,633.3
Chile	200.0	208.7	408.7	100.0	144.0	244.0	—	192.5	192.5
Colombia	3,746.0	314.5	4,060.5	3,667.5	174.9	3,842.4	3,538.6	187.6	3,726.3
Costa Rica	455.5	30.0	485.5	497.6	—	497.6	533.9	—	533.9
Dominican Republic	442.6	3.3	445.9	435.1	10.0	445.1	412.6	—	412.6
Ecuador	4,063.7	166.6	4,230.3	4,147.0	100.0	4,247.0	4,212.2	20.0	4,232.2
El Salvador	469.1	—	469.1	302.0	—	302.0	75.0	—	75.0
Mexico	1,062.5	—	1,062.5	980.0	—	980.0	935.0	20.0	955.0
Panama	2,415.7	215.0	2,630.7	2,345.2	237.5	2,582.7	2,510.3	181.6	2,691.9
Paraguay	2,416.9	71.5	2,488.4	2,345.0	28.9	2,373.9	2,020.8	38.3	2,059.1
Peru	1,628.7	122.7	1,751.4	1,492.1	344.7	1,836.9	1,188.6	285.1	1,473.7
Trinidad and Tobago	1,372.2	—	1,372.2	1,305.5	—	1,305.5	1,217.2	—	1,217.2
Uruguay	1,474.7	150.0	1,624.7	1,164.7	166.8	1,331.4	845.9	134.6	980.5
Venezuela	1,939.3	—	1,939.3	2,135.4	—	2,135.4	2,512.6	—	2,512.6

	32,600.0	1,430.1	34,030.1	32,327.7	1,393.9	33,721.6	29,791.0	1,168.1	30,959.1

Fair value adjustments			(194.3)			(242.5)			(336.8)

Total			33,835.8			33,479.1			30,622.3

Loans Approved and Disbursed by Country

CAF’s loan approval process is described under “— Credit Policies.” After approval, disbursements of loan proceeds in accordance with the contractual conditions of the loan agreement.

Set forth below is a table of the amount of loans approved and loans disbursed, classified by country, for each of the years indicated:

	Approved(1)(2)			Disbursed(3)
	2024	2023	2022	2024	2023	2022
	(in USD millions)
Argentina	867	2,815	1,469	893	2,078	761
Barbados	76	0	25	24	4	18
Bolivia	589	1,112	617	201	163	627
Brazil	2,208	2,895	1,841	1,516	1,489	606
Chile	1,783	923	581	560	395	151
Colombia	1,744	1,743	1,784	836	509	1,141
Costa Rica	16	15	115	20	5	0
Dominican Republic	578	195	21	29	51	319
Ecuador	1,828	1,252	968	1,406	578	611
El Salvador	792	296	300	168	227	75
Honduras	352	0	0	0	0	0
Mexico	1,101	801	800	1,522	1,182	838
Panama	684	480	576	392	165	480
Paraguay	527	333	838	288	444	620
Peru	1,458	1,264	1,717	315	792	308
Trinidad and Tobago	286	75	196	121	136	101
Uruguay	465	351	101	394	428	182
Venezuela	1	1	1	1	14	28
Others(4)	500	333	403	431	245	368

Total	15,856	14,886	12,351	9,118	8,904	7,234

(1)

Loans approved for disbursement in a given year may be disbursed, in whole or in part, in the current year or at a later date. The amount of loans disbursed and the timing of any individual disbursement, including the quantum of disbursement, are a function of the type of project and loan being financed.

(2)

A gradual methodological change was initiated in 2024 in order to stop accounting for line-of-credit renewals as new approvals. Instead, loan approvals that are actually granted under these lines or facilities will be accounted for. In 2024, sovereign liquidity line of credit renewals were no longer accounted for, and as of 2025, the transition with the lines of credit of private commercial banking will begin. Historical approval figures since 2020 have been corrected to reflect the new methodology, i.e. without accounting for sovereign liquidity line of credit renewals.

(3)	Includes short-term loans in the amounts of USD 5,171.3 million, USD 5,715.8 million and USD 4,060.5 million for the years ended December 31, 2024, 2023, and 2022, respectively.
(4)	Includes Spain, Jamaica, Portugal and multinational operations. Loans outside the full member shareholder countries for the years ended December 31, 2024, 2023, and 2022.

As of December 31, 2024, the increase (decrease) of CAF’s loan portfolio by country compared to the year ended December 31, 2023, was as follows:

Argentina	(11.4)%
Barbados	7.4%
Bolivia	(5.7)%
Brazil	8.3%
Chile	67.5%
Colombia	5.7%
Costa Rica	(2.4)%
Dominican Republic	0.2%
Ecuador	(0.4)%
El Salvador	55.3%
Mexico	8.4%
Panama	1.9%
Paraguay	4.8%
Peru	(4.7)%
Trinidad and Tobago	5.1%
Uruguay	22.0%
Venezuela	(9.2)%

The growth of the loan portfolio reflects loan approvals as a result of higher demand from shareholder countries and its increased share of infrastructure financings in the region. Loans to associated shareholder countries holding Series “C” shares totaled USD 1,250.4 million in 2024, compared to loans to associated shareholder countries holding Series “C” shares totaling USD 1,652.7 million in 2023.

Management anticipates that CAF’s loan portfolio will continue to grow as a result of its strategy to expand its shareholder base, both by issuing shares to new shareholder countries and by additional capital subscriptions by existing shareholder countries, which may result in increased loan demand for projects in such countries.

Distribution of Loans by Industry

As of December 31, 2024, CAF’s loan portfolio outstanding was distributed by country and industry as follows:

Sector	Argentina	Bolivia	Brazil	Colombia	Costa Rica	Dominican Republic	Ecuador	Mexico	Panama	Paraguay	Peru	Uruguay	Venezuela	Others(2)	Total by Sector	% of Total
Agriculture, hunting and forestry (in USD millions)	53,594	3,036	—	—	—	—	—	—	—	—	—	—	—	—	56,630	0.17%
Supply of electricity, gas and water (in USD millions)	735,784	450,419	730,004	188,918	—	84,773	448,580	—	507,205	476,707	219,585	463,409	891,651	60,888	5,257,923	15.45%
Transport, warehousing and communications (in USD millions)	1,835,723	1,088,355	1,654,484	176,440	15,324	—	979,101	—	892,218	829,143	387,267	241,506	144,444	893,548	9,137,554	26.85%
Financial intermediaries(1) (in USD millions)		12,165	323,072	400,000	15,000	3,297	397,723	500,000	65,000	71,519	—	—	—	648,698	2,436,474	7.16%
Social and other infrastructure programs (in USD millions)	2,249,448	1,144,844	482,587	3,295,077	435,484	357,866	2,404,906	562,500	1,016,258	1,111,001	1,144,571	919,811	903,220	1,029,207	17,056,782	50.12%
Other activities (in USD millions)	—	6,615	27,846	—	—	—	—	—	—	—	—	—	—	50,283	84,744	0.25%
Total (in USD millions)	4,874,549	2,705,434	3,217,993	4,060,435	465,808	445,936	4,230,310	1,062,500	2,480,681	2,488,370	1,751,423	1,624,726	1,939,315	2,682,624	34,030,107	100.00%

(1)	Multi-sectoral credit lines to public sector development banks, private banks, and other institutions.
(2)	This column includes loans outside the full member shareholder countries as of December 31, 2024.

Maturity of Loans

As of December 31, 2024, CAF’s outstanding loans were scheduled to mature as follows:

	2025	2026	2027	2028	2029	2030 and beyond
	(in USD millions)
Principal amount	5,171.3	3,367.3	3,533.7	3,199.3	3,160.2	15,598.4

Ten Largest Borrowers

The following table sets forth the aggregate principal amount of loans to CAF’s ten largest borrowers, and the percentage such loans represented of the total loan portfolio, as of December 31, 2024:

Borrower	Amount	As a Percentage of Total Loan Portfolio
	(in USD millions)
Argentina	4,214.6	12.4%
Ecuador	3,471.9	10.2%
Colombia	3,396.6	10.0%
Bolivia	2,693.3	7.9%
Panama	2,367.7	7.0%
Paraguay	1,944.2	5.7%
Peru	1,628.8	4.8%
Trinidad and Tobago	1,372.2	4.0%
Venezuela	1,268.7	3.7%
State of Sao Paulo	885.9	2.6%

	23,243.9	68.3%

Selected Projects

Set out below are examples of projects approved by CAF during 2024 and the respective loan approval amounts. The selected projects represent a mix of its loan portfolio in the different sectors and activities in which CAF participates, including both public and private sector projects. They have been selected based on the relevance to each shareholder country and are representative of CAF’s lending activities in each such country.

Argentina

Food Provisioning Support Program. Amount: USD 400.0 million.

Bolivia

Resilient Dams Program. Amount: USD 240.0 million.

Brazil

Social and Territorial Inclusion Program of Salvador. Amount: USD 150.0 million.

Chile

Expansion and Modernization of the Santiago Subway System. Amount: USD 300.0 million.

Colombia

Support Program for Descentralizing and Biodiversity in Territories. Amount: USD 350 million.

Dominican Republic

Construction Project of the Alto Mao Canal, Valverde Province. Amount: USD 250.0 million.

Ecuador

Cumbayá-Tumbaco Wastewater Treatment Plant, Municipal Public Company Drinking Water and Quito Sanitation. Amount: USD 75.0 million.

Mexico

Sustainable Finance Strategy Drive Program. Amount: USD 300.0 million.

Panama

Sanitation System Improvement and Expansion Program. Amount: USD 491.0 million.

Trinidad and Tobago

Resilient Educational Infrastructure Program and Spanish as a Foreign Language Teaching Improvement Program. Amount: USD 100.0 million.

Uruguay

Bank Pensions and Retirement Savings and Loan. Amount: USD 300.0 million.

Other Activities

Treasury Operations

CAF’s investment policy requires that at least 90% of its liquid assets be held in the form of investment grade instruments rated A-/A3/A- or better by a U.S. nationally recognized statistical rating organization. The remaining portion may be invested in non-investment grade instruments rated B-/B3/B- or better by a U.S. nationally recognized statistical rating organization. As of December 31, 2024, CAF’s liquid assets amounted to USD 18.1 billion, consisting of cash and due from banks, deposits with banks, marketable securities, and trading and other investments. Of this total, 94.6% was invested in investment-grade instruments rated A-/A3/A- or better by a U.S. nationally recognized statistical rating organization. The portfolio allocation was as follows: 32.7% in U.S. Treasury Notes, 22.5% in time deposits in financial institutions, 14.1% in commercial paper, 12.5% in corporate and financial institutions bonds, 11.1% in certificates of deposit, and 7.1% in other instruments, including deposits in cash.

Equity Shareholdings

CAF may acquire equity shareholdings in new or existing companies within the shareholder countries, either directly or through investment funds focused on Latin America. CAF’s equity participation in any one company is limited to 1% of its shareholders’ equity. CAF’s policies do not permit it to be a company’s largest individual shareholder. In addition, the aggregate amount of CAF’s equity investments cannot exceed 10% of its shareholders’ equity. As of December 31, 2024, the carrying value of CAF’s equity investments totaled USD 399.8 million, representing 2.5% of its shareholders’ equity. As of December 31, 2024, 69.9% of CAF’s equity portfolio was held through investment funds.

Credit Guarantees

CAF has developed its credit guarantee product as part of its role of attracting international financing for its shareholder countries. As such, CAF may offer guarantees of private credit agreements, or it may offer public guarantees of obligations of the securities of third-party issuers. CAF generally offers only partial credit guarantees with the intention that private lenders or holders of securities share the risk along with CAF.

The emphasis of the credit guarantees is to aid in the financing of public sector projects, though CAF does not have any internal policies limiting its credit guarantees to public sector projects. Also, although CAF generally intends to guarantee approximately 25% of the financing for a given project, CAF may guarantee up to the full amount of the financing, subject to its other credit policies. CAF’s internal policies limit the aggregate outstanding amount of its credit guarantees to a maximum amount equivalent to 20% of its total equity. The amount of credit guarantees outstanding was USD 273.5 million as of December 31, 2024. Those credit guarantees represent 1.7% of CAF’s total equity and included guarantees issued for public sector projects in Peru and El Salvador and for several private sector companies that are operating in Brazil, Mexico, and Peru.

Promotion of Regional Development

As part of CAF’s role in advancing regional integration, it evaluates on an ongoing basis new investment opportunities intended to benefit the shareholder countries. CAF also provides technical and financial assistance for the planning and implementation of binational and multinational projects, helps obtain capital and technology for these projects, and assists companies in developing and implementing modernization, expansion, and organizational development programs.

Fund Administration

In 2024, CAF acted as fund administrator for several funds funded by third parties and by CAF’s shareholders, the net assets of which totaled USD 535.9 million as of December 31, 2024. CAF has no residual interest in the net assets of the special funds.

Each year, the Shareholders’ Assembly approves a maximum amount to be contributed to Shareholders’ Special Funds during the fiscal year, which contributions are recognized as expenses.

In March 2024, the Shareholders’ Assembly approved a contribution of up to a maximum amount of USD 138.0 million to some Shareholders’ Special Funds for 2024. Subsequently, for the year ended December 31, 2024, based on the analysis of the new commitments contracted or the resources required by the Shareholders’ Special Funds, CAF’s Executive President directly or by delegation of the Shareholders’ Assembly authorized CAF to make contributions of USD 97.0 million, USD 34.0 million, USD 4.5 million and USD 2.5 million to Compensatory Financial Fund (“FFC”), Technical Cooperation Fund (“FCT”), Human Development Fund (“FONDESHU”) and Fund for the Development of Small and Medium Enterprises (“FIDE”), respectively. For the year ended December 31, 2024, CAF recognized USD 138.0 million as an expense.

In March 2023, the Shareholders’ Assembly approved the contribution of up to a maximum amount of USD 120.0 million to some Shareholders’ Special Funds for 2023. Subsequently, for the year ended December 31, 2023, based on the analysis of the new commitments contracted or the resources required by the Shareholders’ Special Funds, CAF recognized contributions of USD 85.0 million, USD 31.5 million, and USD 3.5 million to FFC, FCT and FIDE, respectively. For the year ended December 31, 2023, CAF recognized USD 120.0 million as an expense and, as of December 31, 2023 recognized an unconditional obligation (accounts payable) for USD 13.5 million, which was paid in January 2024.

As of December 31, 2024, the principal funds to which CAF made contributions were FFC, FIDE, FCT and FONDESHU.

Compensatory Financing Fund (FFC)

As of December 31, 2024, FFC had a balance of USD 261.4 million. This fund was created to provide interest rate compensation of certain loans granted by CAF when a project providing social or developmental benefits is otherwise unable to sustain market interest rates.

Fund for the Development of Small and Medium Enterprises (FIDE)

As of December 31, 2024, FIDE had a balance of USD 67.0 million. The purpose of this fund is to finance and, in general, support initiatives that aid the development of an entrepreneurial class in CAF’s shareholder countries.

Technical Cooperation Fund (FCT)

As of December 31, 2024, FCT had a balance of USD 100.3 million. The purpose of this fund is to finance research and development studies that may lead to the identification of project investment opportunities and, on occasion, to provide grants to its shareholder countries, that are typically less than USD 100,000 each, to facilitate the implementation of those projects.

Human Development Fund (FONDESHU)

As of December 31, 2024, FONDESHU had a balance of USD 3.4 million. This fund is devoted to assisting projects intended to promote sustainable development in socially excluded communities, as well as to support micro-enterprises through the financing of intermediary institutions that offer direct loans to rural and urban micro-entrepreneurs.

See Note 22 (“Special Funds and Others Under Management”) to CAF’s audited financial statements included elsewhere in this prospectus.

Credit Policies

The Constitutive Agreement limits the total amount of disbursed and outstanding loans, guarantees and equity investments to 4.0 times shareholders’ equity. CAF’s actual ratio as of December 31, 2024 was 2.1 times shareholders’ equity.

CAF applies commercial banking standards for credit approvals and maintains policies and procedures regarding risk assessment and credit policy. Relationship managers perform an initial screening of each potential client and transaction to ensure that the proposed extension of credit falls within CAF’s policies. Proposed project loans are evaluated in accordance with CAF’s operational policies, which set out detailed eligibility and evaluation guidelines. Loans to a private sector borrower are approved taking into consideration both the individual loan and the total exposure to the borrower.

The Loans and Investments Committee (the “Committee”) recommends approvals of loans and investments. The members of this Committee are the Vice Presidents and the Chief Risk Officer. The Committee is chaired by the Executive Vice President. The Secretary of the Committee is the Corporate Manager for Countries. The Vice President of Strategic Programming, the Vice President of the Private Sector, the Vice President of Finance, and the Corporate Risk Manager have a vote in the Committee. The General Counsel, a representative from the Office of the Executive President, and the Planning and Impact on Development Manager also provide input to the Committee. The Executive President, upon the recommendation of the Committee, may approve (a) loans of up to USD 75.0 million for sovereign credits, (b) loans of up to USD 50.0 million for private credits, (c) investments of up to USD 25.0 million in the case of equity investments, (d) investments of up to 1% of total liquid assets of any issuer (unless the issuer is: (i) at least investment grade, in which case the investment may be up to 5% of the issuer’s total liquid assets, (ii) a government or governmental institution with an investment grade rating of at least AA+, in which case the investment may be up to 7% of the issuer’s total liquid assets, or (iii) the U.S. Treasury or the Bank for International Settlements, in which case CAF’s investment in notes, bills or bonds may be up to 50% of total liquid assets for each issuer), and (e) technical cooperation credits of up to USD 1.0 million. Amendments and waivers and approvals for mobilization of third party-funds connected to projects are approved by the Committee and extensions and renewals are also approved by the Committee.

CAF’s policies also impose limitations on loan concentration by country and by type of risk. Loans to entities in any one full member shareholder country may not exceed either 25% of CAF’s loan portfolio or 100% of its shareholders’ equity. Aggregate loans to entities in any associated shareholder country currently may not exceed eight times the total of such country’s paid-in capital contribution to CAF plus any assets entrusted by the country to it under a fiduciary relationship. This limit does not apply to trade loan financing with full member shareholder countries. Additionally, no more than four times the country’s paid-in capital contribution to CAF plus any assets entrusted to it under a fiduciary relationship may be committed to operations essentially national in character. The same limitation applies to CAF’s total loan portfolio in relation to its shareholders’ equity. Loans to a public sector or mixed-capital entity not considered a sovereign risk are limited in the aggregate to 15% of CAF’s shareholders’ equity. Additionally, the exposure to any individual private sector entity or to an economic group is limited to 2.35% and 3.5%, respectively, of CAF’s total loan portfolio.

Operations in which CAF extends credit to entities in Series “C” shareholder countries must generally be related to activities of such entities in, or related to, the full member shareholder countries. Notwithstanding the above, the aggregate total of outstanding loans in all such countries may not exceed 15% of CAF’s total loan portfolio.

CAF’s policies allow it to provide up to 100% of the total project costs with respect to short-term loans. For medium- and long-term loans, CAF determines the appropriate level of financing on a case-by-case basis; however, limited-recourse financing in such loans may not exceed 50% of project costs. In practice, however, CAF typically limits its loans to a smaller percentage of total project costs and generally require a larger percentage of financial support by the borrower than required by its credit policies.

Asset Quality

CAF classifies a loan as overdue whenever payment is not made on its due date. CAF charges additional interest on the overdue payment from the due date and immediately suspend disbursements on all loans to the borrower and to any other borrowers of which the overdue borrower is a guarantor. The entire principal amount of a loan is placed in non-accrual status when collection or recovery is doubtful or when any payment, including principal, interest, fees, or other charges in respect of the loan, is more than 90 days overdue in the case of a private sector loan or more than 180 days overdue in the case of a public sector loan. Interest and other charges on non-accruing loans are included in income only to the extent that payments have actually been received by CAF.

As of December 31, 2024, there were USD 1.7 million of loans overdue and USD 1,975.5 million of loans in non-accrual status. As of December 31, 2023, there were no loans overdue and USD 50.3 million of loans in non-accrual status.

For the year ended December 31, 2024, there were USD 14.2 million of loan write-offs. CAF believes it has not suffered any individually significant losses on its loan portfolio. Although CAF’s loans do not enjoy any legal preference over those of other creditors, CAF enjoys a de facto preferred creditor status arising from its status as a multilateral financial institution and from the interest of its borrowers in maintaining their credit standing with it.

Quality of Loan Portfolio

The following table shows CAF’s main loan portfolio quality indicators and their corresponding amounts:

	As of December 31,
	2024	2023	2022
	(in USD millions)
Total loan portfolio	34,030.1	33,721.6	30,959.1
Overdue accrual loans	1.7	—	—
Loans in non-accrual status	1,975.5	50.3	107.9
Loans written-off during period	14.2	34.5	11.1
Allowance for loan losses	84.8	56.9	63.2
Troubled debt restructured	—	—	23.1
Overdue accrual loans as a percentage of loan portfolio (excluding non-accrual loans)	0.01%	0.00%	0.00%
Non-accrual loans as a percentage of loan portfolio	5.84%	0.15%	0.35%
Allowance for loan losses as a percentage of loan portfolio	0.25%	0.17%	0.21%

FUNDED DEBT

Funding Strategy

CAF raises funds for operations primarily in the international financial markets, although a relatively small part is raised within its shareholder countries. CAF’s strategy with respect to funding, to the extent possible under prevailing market conditions, is to match the maturities of its liabilities to the maturities of its loan portfolio. In order to diversify CAF’s funding sources and to offer potential borrowers a wide range of credit facilities, CAF raises funds through bond issues in both the shareholder countries and the international capital markets. CAF also takes deposits and obtains loans and credit lines from central banks, commercial banks and, to the extent of imports related to projects funded by CAF, export credit agencies.

Within the shareholder countries, CAF raises funds from central banks and financial institutions and by means of regional bond issues. Outside Latin America and the Caribbean, CAF obtains funding from public sector development and credit agencies, from development banks, from various North American, European, and Asian commercial banks, from capital markets and from the U.S. and European commercial paper markets.

Sources of Funded Debt

The breakdown of CAF’s outstanding funded debt, both within and outside the shareholder countries, at each of the dates indicated below, was as follows:

	As of December 31,
	2024	2023	2022
	(in USD millions)
Within the shareholder countries:
Deposits	3,497.3	4,144.5	4,662.2
Borrowings from other institutions	25.2	28.7	27.6
Bonds	2,185.8	2,050.4	1,902.8

	5,708.3	6,223.6	6,592.6
Outside the shareholder countries:
Deposits	—	—	—
Commercial paper	3,249.1	4,653.5	4,618.8
Borrowings from other institutions	2,151.8	2,096.3	2,164.7
Bonds	27,739.0	24,197.9	22,413.2

	33,139.9	30,947.7	29,196.7
Variation effect between spot and original FX rate	(1,850.4)	(556.5)	(1,434.3)

Fair value adjustments on hedging activities	(723.2)	(1,003.8)	(1,742.0)

Origination costs	(7.2)	(6.6)	(5.7)

Total	36,267.4	35,604.4	32,607.4

Maturity of Funded Debt

The breakdown of CAF’s outstanding funded debt, by instrument and maturity, at each of the dates indicated below was as follows:

	As of December 31,
	2024	2023	2022
	(in USD millions)
Term deposits:
Up to 1 year	3,497.3	4,144.5	4,662.2
Acceptances, advances, and commercial paper and repurchase agreements:
Up to 1 year	3,249.1	4,653.5	4,618.8
Borrowings from other institutions:
Up to 1 year	430.5	432.2	192.9
Between 1 and 3 years	462.4	621.0	832.5
Between 3 and 5 years	393.8	344.0	371.6
More than 5 years	890.3	727.8	795.3

	2,177.0	2,125.0	2,192.3
Bonds:
Up to 1 year	5,213.8	3,331.9	4,781.8
Between 1 and 3 years	10,101.3	10,705.4	8,173.9
Between 3 and 5 years	8,331.5	7,576.1	6,256.1
More than 5 years	6,278.2	4,634.9	5,104.3

	29,924.8	26,248.3	24,316.1
Totals:
Up to 1 year	12,390.7	12,562.1	14,255.1
Between 1 and 3 years	10,563.7	11,326.4	9,006.4
Between 3 and 5 years	8,725.3	7,920.1	6,627.7
More than 5 years	7,168.5	5,362.7	5,899.6

	38,848.2	37,171.3	35,789.4
Variation effect between spot and original FX rate	(1,850.4)	(556.5)	(1,434.3)
Fair value adjustments on hedging activities	(723.2)	(1,003.8)	(1,742.0)
Originating costs	(7.2)	(6.6)	(5.7)

Total	36,267.4	35,604.4	32,607.4

CAF’s financial liabilities are primarily U.S. dollar-based: 47.4% of CAF’s total financial liabilities, or 98.8% of financial liabilities after swaps, were denominated in U.S. dollars as of December 31, 2024.

The principal amount of non-U.S. dollar financial liabilities outstanding as of December 31, 2024 included:

9,199 million Euros
2,200 million Swiss Francs
2,525 million Australian Dollars
1,135 million Sterling Pounds
23,913 million Mexican Pesos
180,100 million Japanese Yen
4,137 million Hong Kong Dollars
28,200 million Indian Rupees
1,462,023 million Colombian Pesos
3,900 million Norwegian Kroner
115,240 million Costa Rican Colons
1,067 million Brazilian Reais
2,675 million Turkish Lira
641,900 million Paraguayan Guaraníes
271 million Polish Zlotys
93 million New Zealand Dollars
383 million Chinese Yuan Renminbi
2,102 million Uruguayan Pesos
40 million Canadian Dollars
4,000 million Jamaican Dollars
250 million Czech Koruna
15 million Bolivian Bolivianos

All of these non-U.S. dollar financial liabilities are swapped or otherwise hedged into U.S. dollars.

DEBT RECORD

CAF has never had an event of default declared with respect to the payment of principal of, or premium or interest on, any debt security it has issued, and has always met all of its debt obligations on a timely basis.

ASSET AND LIABILITY MANAGEMENT

CAF reduces its sensitivity to interest rate risk by extending its loans on a floating rather than a fixed interest rate basis. As of December 31, 2024, 3.8% of CAF’s outstanding loans were based on the LIBOR and 86.4% based on Term SOFR and subject to interest rate adjustments at least every six months. The liabilities that fund these loans are also contracted at, or swapped into, SOFR floating interest rates. When CAF makes loans at fixed interest rates, it also obtains the corresponding funding on a fixed interest rate basis.

CAF requires that counterparties with which it enters into swap agreements be rated “A+/A1” or better by two U.S. nationally recognized statistical rating organizations or have signed a credit support agreement (resulting in the corresponding exchange of collateral), at the time of entering into the swap agreement. As of December 31, 2024, CAF was party to swap agreements with an aggregate notional amount of USD 33.6 billion.

CAF seeks, to the extent possible under prevailing market conditions, to match the maturities of its liabilities to the maturities of its loan portfolio. As of December 31, 2024, the weighted average life of CAF’s financial assets was 4.4 years, and the weighted average life of its financial liabilities was 3.9 years.

CAF’s management expects the weighted average life of CAF’s financial assets to increase gradually, as it makes more long-term loans for infrastructure development and similar purposes. At the same time, CAF’s management expects that the weighted average life of its liabilities will also increase as a result of its strategy of increasing its presence in the international long-term bond market as market conditions permit.

As of December 31, 2024, 96.1% of CAF’s assets and 52.3% of its liabilities were denominated in U.S. dollars, with the remainder of its liabilities being denominated principally in Euro, Swiss Francs, Australian Dollars, Sterling Pounds, Mexican Pesos, Japanese Yen, Hong Kong Dollars, Indian Rupees, and Colombian Pesos, which liabilities were swapped. After swaps, 98.8% of CAF’s liabilities were denominated in U.S. dollars as of December 31, 2024. Generally, funding that is contracted in currencies other than the U.S. dollar is swapped into U.S. dollars. In some cases, CAF extends its loans in the same non-U.S. dollar currencies as debt is incurred in order to minimize exchange risks. CAF’s shareholders’ equity is denominated entirely in U.S. dollars.

CAF’s treasury asset and liability management involves managing liquidity, funding, interest rate and exchange rate risk arising from non-trading positions through the use of on-balance sheet instruments. CAF’s external asset managers use derivatives to hedge the interest and exchange rate risk exposures of its non-U.S. dollar denominated investments. CAF’s policy is that its total exposure on trade derivatives should not exceed 3% of liquid investments. See Note 17 (“Derivative Financial Instruments and Hedging Activities”) to CAF’s audited financial statements included elsewhere in this prospectus.

ADMINISTRATION

CAF is governed and administered by the bodies and officials detailed below:

Shareholders’ Assembly

The Shareholders’ Assembly is the ultimate decision-making body within CAF. Shareholders’ Assemblies can be ordinary or extraordinary and are governed by the requirement for the presence of a quorum of at least 80% Series “A” shareholders and a simple majority of the other shareholders, and compliance with other conditions set out in the Constitutive Agreement.

Ordinary general Shareholders’ Assembly meetings are held once a year, within 90 days of the close of the financial year, and are convened by the Executive President. In ordinary general meetings the Shareholders’ Assembly:

•	considers the Board of Directors’ annual report and CAF’s financial statements, receives the independent auditors’ report and allocates CAF’s net income;

•	constitutes special funds for particular purposes;

•	elects the Board of Directors according to the Constitutive Agreement;

•	appoints external auditors;

•	determines compensation for the Board of Directors and the external auditors; and

•	may consider any other matter expressly submitted to it which is not within the purview of any other body of CAF.

Extraordinary general Shareholders’ Assembly meetings may be convened after a call has been made at the initiative of the Board of Directors, or the Executive President, or at least 40% of Series “A” shareholders or any shareholders representing at least 25% of paid-in capital. In extraordinary general meetings the Shareholders’ Assembly may:

•	increase, reduce or replenish CAF’s capital in accordance with the Constitutive Agreement;

•	dissolve CAF;

•	change the headquarters of CAF when the Board of Directors so proposes; and

•	consider any other matter that has been expressly submitted to it that is not within the purview of any other body of CAF.

Resolutions presented at ordinary general meetings of the Shareholders’ Assembly are passed by the votes of at least 60% of Series “A” shareholders, together with a majority of the votes of the other shares represented at the meeting. Resolutions presented at extraordinary general meetings of the Shareholders’ Assembly (including a decision to dissolve CAF) are passed by the votes of 80% of Series “A” shareholders, together with a majority of the votes of the other shares represented at the meeting, except for resolutions concerning modifications to the structure of the Board of Directors, which require the affirmative vote of all Series “A” shareholders and a majority of the votes of the other shares represented at the meeting. In the event of adjournment for lack of a quorum, two Series “A” shareholders, plus a majority of the other shares represented at the meeting, may deliberate and approve decisions at a reconvened meeting.

Board of Directors

CAF’s Board of Directors is composed of 24 directors, each of whom is elected for a term of three years and may be re-elected. Each of the Series “A” shareholders is represented by one director. Five directors represent the governments or governmental institutions holding Series “B” shares and one director represents the private financial institutions holding Series “B” shares. Holders of Series “C” shares are entitled to elect two directors. In the event of a vacancy in a director position, the corresponding alternate director serves as director until such vacancy has been filled. Responsibilities of the Board of Directors include:

•	establishing and directing CAF’s credit and economic policies;

•	approving CAF’s budget;

•	approving CAF’s borrowing limits;

•	approving credits granted by CAF in excess of a specified limit;

•	establishing or modifying internal regulations; and

•	appointing the Executive President.

As of the date of this prospectus, the Directors (and their Alternates) representing Series “A” shareholders are:

Argentina	Pablo Quirno (Matías Mana)	Secretary of Finance, Ministry of Economy (Subsecretary of International Financial Relations for Development)

Bolivia	Sergio Cusicanqui (Antonio Mullisaca)	Minister of Development Planning (Vice Minister of Public Investment and External Financing)

Brazil	Viviane Vecchi (João Luís Rossi)	Secretary for International Affairs and Development (A), Ministry of Planning and Budget (Director of International Organizations and Development, Ministry of Planning and Budget)

Chile	Nicolás Grau (Heidi Berner)	Minister of Finance (Deputy Secretary of Finance)

Colombia	Germán Ávila Plazas (Carlos Betancourt Galeano)	Minister of Finance and Public Credit (Technical Vice-Minister (A)-Ministry of Finance and Public Credit)

Costa Rica	Rudolf Lücke (Róger Madrigal López)	Minister of Finance (President — Central Bank of Costa Rica)

Dominican Republic	Magin Javier Díaz Domingo (María José Martínez)	Ministry of Finance (Vice-Minister of Public Credit)

Ecuador	Sariha Belén Moya Angulo (Maricela Benites Loor)	Chairwoman (A) of the Board of Directors of Corporación Financiera Nacional (General Manager (A) of Corporación Financiera Nacional)

El Salvador	Jerson Posada (Luis Enrique Sánchez Castro)	Minister of Finance (Vice-Minister of Finance)

Honduras	Roberto Carlos Ramírez (Jacobo Herrera)	Subsecretary of Credit and Public Investment (Deputy Director of Public Credit, General Directorate of Public Credit)

Panama	Felipe Chapman (Javier Carrizo)	Minister of Economy and Finance (General Manager — Banco Nacional de Panamá)

Paraguay	Carlos Fernández Valdovinos (Felipe González)	Minister of Economy and Finance (Vice-Minister of Economy and Planning)

Perú	Raúl Pérez Reyes (Rodolfo Acuña Namihas)	Minister of Economy and Finance (Vice-Minister of Finance)

Trinidad and Tobago	Davendranath Tancoo (Larry Howai)	Minister of Finance (Governor — Central Bank of Trinidad and Tobago)

Uruguay	Gabriel Oddone (Diego Cánepa)	Minister of Economy and Finance Representative of the República Orienta del Uruguay

Venezuela	Christiam Hernández	Vice-Minister of Finance and Public Budget (A). Ministry of the People’s Power for Economy and Finance
	(Román Maniglia)	(President — Banco de Venezuela)

As of the date of this prospectus, the Directors (and their Alternates) representing Series “B” shareholders are:

Bolivia	Marcelo Montenegro Gómez	Minister of Economy and Public Finance
	(To be appointed)	(Vice Minister of Treasury and Public Credit)

Colombia	Diana Marcela Morales	Minister of Commerce, Industry and Tourism
	(Natalia Molina Posso)	(General Manager — Department of Planning)

Ecuador	Sariha Belén Moya Angulo	Minister of Economy and Finance
	(To be appointed)	(Monetary and Financial Regulation Board — Central Bank of Ecuador)
Peru	Jorge Velarde	President of the Board of Directors of Corporación Financiera de Desarrollo (COFIDE)
	(Erick Lahura)	(Vice-Minister of Economy)

Venezuela	Anabel Pereira Fernández	Presidente (A) — Banco de Desarrollo Económico y Social de Venezuela (BANDES)
	(Luis Pérez González)	(Executive Vice President — Banco de Desarrollo Económico y Social de Venezuela (BANDES))

Private Financial Institutions	Nelson Iván Andrade (Martín Naranjo)	Executive President — Banco del Pacífico (President — Association of Banks of Peru)

As of the date of this prospectus, the directors representing the Series “C” shareholders are Carlos Cuerpo, Minister of Economy, Commerce and Business of Spain and Edgar Amador Zamora, Secretary of Finance and Public Credit of Mexico. Their alternates are Ana Barreto, Director of the Department of Cooperation and International Affairs, Bureau of Political Economy and International Affairs (GPEARI) of Portugal, and Ryan Straughn, Minister of Finance and Economic Affairs of Barbados, respectively.

The business address of each of the directors and each of the alternate directors listed above is Torre CAF, Piso 9, Avenida Luis Roche, Altamira, Caracas, Venezuela.

The Board of Directors annually elects a Chairman to preside over the meetings of the Board of Directors and the Shareholders’ Assembly. Davendranath Tancoo is the current Chairman until March 31, 2026.

Executive President

The Executive President is CAF’s legal representative and chief executive officer. He is empowered to decide all matters not expressly reserved to the Shareholders’ Assembly and the Board of Directors. The Executive President is elected by the Board of Directors for a period of five years and may be re-elected.

In accordance with the procedures established in the Constitutive Agreement, on April 10, 2021, Mr. Renny Lopez was designated as the interim Executive President. Mr. Renny Lopez remained in such position until Mr. Sergio Diaz-Granados assumed as Executive President for the next five year period (September 2021 to August 2026), following the appointment made by the Board of Directors on July 5, 2021. In September 2021 Mr. Diaz-Granados decided to move CAF’s executive presidency to Panama.

Officers

As of the date of this prospectus, the Executive Officers of CAF are:

Sergio Diaz-Granados	Executive President
Gianpiero Leoncini	Executive Vice President
Christian Asinelli	Corporate Strategic Programming Vice President
Antonio Silveira	Vice President of Private Sector
Gabriel Felpeto	Vice President of Finance and Chief Financial Officer
Jorge Silva	General Counsel
Alejandra Claros	General Secretary
Iván Haas	General Auditor

Employees

As of June 30, 2025, CAF employs 879 professionals. The senior positions of Executive Vice President, Vice President of Finance, Corporate Strategic Programming Vice President, and Vice President of Private Sector are appointed by the Executive President, subject to ratification by the Board of Directors.

CAF’s management believes that the salaries and other benefits of its professional staff are competitive and that the local support staff is paid at levels above the prevailing local rates. Although CAF is not subject to local labor laws, CAF provides its employees with benefits and safeguards at least equivalent to those required under the law of the country where they normally work and reside. CAF offers technical and professional training opportunities through courses and seminars for its employees. CAF’s management considers the relationship with its employees to be good. There is no employee union and there have been no strikes in the history of CAF.

THE FULL MEMBER SHAREHOLDER COUNTRIES

Certain of the following information has been extracted from publicly available sources. CAF has not independently verified this information. The region occupied by the full member shareholder countries is bordered by the Atlantic Ocean on the east, the Caribbean Sea on the north and the Pacific Ocean on the west.

Selected Demographic and Economic Data(3)

The following table presents selected demographic and economic data for the full member shareholder countries for the years indicated:

	Argentina	Bolivia	Brazil	Chile	Colombia	Costa Rica	Dominican Republic	Ecuador	El Salvador	Honduras	Panama	Paraguay	Peru	Trinidad and Tobago	Uruguay	Venezuela

Population (in millions)(1)
2023	45.5	12.2	211.1	19.7	52.3	5.1	11.3	18.0	6.3	10.6	4.5	6.8	33.8	1.4	3.4	26.7	(2)
2022	45.4	12.1	210.3	19.6	51.7	5.1	11.2	17.8	6.3	10.5	4.4	6.8	33.5	1.4	3.4	26.9	(2)
2021	45.3	11.9	209.6	19.5	51.2	5.1	11.1	17.7	6.3	10.3	4.3	6.7	33.2	1.4	3.4	27.6	(2)
2020	45.2	11.8	208.7	19.4	50.6	5.0	11.0	17.5	6.2	10.1	4.3	6.6	32.8	1.4	3.4	27.9	(2)

GDP (USD in billions)(1)
2023	646.1	45.1	2,173.7	335.5	363.5	86.5	121.4	118.8	34.0	34.4	83.3	43.0	267.6	27.4	77.2	102.4	(2)
2022	632.8	44.0	1,951.9	302.1	345.3	69.2	113.5	116.6	32.0	31.4	76.3	42.0	246.5	30.1	70.2	89.0	(2)
2021	486.6	40.4	1,670.6	315.5	318.5	65.0	94.2	107.4	29.0	28.1	67.4	40.0	226.4	24.5	60.8	56.6	(2)
2020	385.7	36.6	1,476.1	254.0	270.3	62.4	78.8	95.9	24.9	23.4	57.1	35.4	201.4	20.8	53.7	42.8	(2)

GDP per capita (USD)(1)
2023	14,187.5	3,686.3	10,294.9	17,067.8	6,947.4	16,942.0	10,717.6	6,609.8	5,391.1	3,231.7	18,686.4	6,276.4	7,906.6	20,016.2	22,797.8	3,828.5	(2)
2022	13,935.7	3,643.9	9,281.3	15,451.1	6,674.6	13,625.9	10,109.5	6,541.0	5,093.5	3,003.3	17,332.4	6,205.6	7,363.3	22,004.2	20,692.0	3,306.9	(2)
2021	10,738.0	3,384.8	7,972.5	16,216.6	6,222.6	12,838.1	8,472.5	6,075.8	4,642.6	2,735.1	15,509.8	5,976.9	6,827.0	17,912.5	17,888.2	2,052.3	(2)
2020	8,535.6	3,099.9	7,074.2	13,114.8	5,339.7	12,394.0	7,162.3	5,463.6	3,997.2	2,307.6	13,290.6	5,365.5	6,133.3	15,224.5	15,789.7	1,532.6	(2)

Gross reserves (excluding gold) (USD in millions)(1)
2023	18,986.8	241.1	346,424.4	46,361.1	58,730.7	13,225.0	15,509.0	2,698.9	2,988.2	7,497.3	6,756.7	9,342.4	69,095.5	6,126.4	16,250.1	9,814.0	(3)
2022	41,197.9	1,274.9	317,118.7	39,088.0	56,431.6	8,554.0	14,489.8	6,490.9	2,614.9	8,369.9	6,876.1	9,041.4	70,307.9	6,719.2	15,120.9	9,921.0	(3)
2021	36,448.4	2,242.4	354,623.1	51,237.8	57,745.1	6,921.2	13,091.3	6,082.6	3,345.8	8,626.2	8,832.2	9,181.8	76,560.9	6,765.9	16,956.8	10,914.0	(3)
2020	35,650.0	2,662.4	351,518.5	39,151.2	58,247.8	7,231.5	10,810.2	5,235.6	2,999.4	8,096.5	9,613.8	8,704.2	72,853.6	6,835.7	16,244.2	6,364.0	(3)

Customer price index growth(1)
2023	211.4	2.6	4.6	7.6	11.7	0.5	4.8	2.2	4.0	6.7	1.5	4.6	6.5	4.6	5.9	190.0	(2)
2022	94.8	1.7	9.3	11.6	10.2	8.3	8.8	3.5	7.2	9.1	2.9	9.8	8.3	5.8	9.1	234.0	(2)
2021	50.9	0.7	8.3	4.5	3.5	1.7	8.2	0.1	3.5	4.5	1.6	4.8	4.3	2.1	7.7	686.4	(2)
2020	36.1	0.9	3.2	3.0	2.5	0.7	3.8	-0.3	-0.4	3.5	-1.6	1.8	2.0	0.6	9.8	2,959.8	(2)

Exports of Goods (f.o.b.) (USD in millions)(1)
2023	66,836.2	10,793.4	343,819.1	94,557.4	52,641.9	18,886.3	12,931.9	31,484.0	5,520.6	5,985.2	19,095.5	16,125.5	67,518.1	10,378.3	15,122.5	7,531.4	(4)
2022	88,514.6	13,541.2	340,201.1	98,556.6	59,473.5	16,646.6	13,750.2	33,033.3	5,841.6	6,149.9	20,434.7	12,815.5	66,167.1	16,687.1	17,625.4	4,731.8	(4)
2021	77,986.6	11,145.7	283,964.6	94,604.2	42,735.6	14,826.5	12,486.4	26,967.6	5,247.6	5,213.8	16,840.0	13,223.0	63,114.1	11,082.0	15,940.9	4,192.5	(4)
2020	54,945.5	7,013.1	210,690.5	74,024.4	32,309.0	12,066.7	10,301.9	20,569.5	3,919.6	4,291.6	11,603.0	10,954.9	42,825.6	6,002.9	10,160.6	2,815.3	(4)

Imports of Goods (f.o.b.) (USD in millions)(1)
2023	69,773.1	10,531.9	251,543.7	79,234.0	59,449.5	22,044.7	28,823.1	29,277.2	14,385.3	14,340.5	30,180.8	15,429.2	49,840.1	6,615.7	13,030.3	14,265.2	(4)
2022	76,162.5	10,728.2	288,679.3	94,827.2	71,651.7	21,313.0	30,912.6	30,489.1	15,410.4	14,320.1	27,143.4	14,744.1	56,000.7	7,506.2	13,533.1	13,617.6	(4)
2021	59,291.1	8,216.1	241,652.5	84,298.8	56,719.2	17,671.0	24,282.0	23,975.0	13,186.0	12,018.9	20,318.5	12,594.3	47,999.2	6,370.1	11,211.2	10,345.7	(4)
2020	40,314.8	6,333.9	175,026.9	55,107.5	41,178.8	14,085.0	17,105.0	17,091.9	8,945.1	8,123.2	14,406.7	9,729.2	34,724.0	5,018.8	7,903.6	9,061.5	(4)

(1)	Source: World Development Indicators, World Bank
(2)	Source: World Economic Outlook, International Monetary Fund, April 2025
(3)	Source: CAF calculations based on Central Bank of Venezuela
(4)	Source: International Merchandise Trade Statistics, International Monetary Fund

DESCRIPTION OF THE DEBT SECURITIES

The following description sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities being offered and the extent to which such general provisions may apply will be described in a prospectus supplement relating to such debt securities.

The debt securities will be issued pursuant to a fiscal agency agreement, dated as of March 17, 1998, between CAF and The Bank of New York Mellon (as successor in interest to JPMorgan Chase Bank), as fiscal agent. The following statements briefly summarize some of the terms of the debt securities and the fiscal agency agreement (a copy of which has been filed as an exhibit to the registration statement). These statements do not purport to be complete and are qualified in their entirety by reference to all provisions of the fiscal agency agreement and such debt securities.

General

The debt securities will constitute the direct, unconditional, unsecured, and general obligations of CAF. The debt securities will rank equally with all of CAF’s other unsecured Indebtedness, other than such obligations as may be preferred by provisions of law that are both mandatory and of general application. “Indebtedness” means all of CAF’s indebtedness in respect of monies borrowed by CAF and guarantees given by it for monies borrowed by others.

The accompanying prospectus supplement will describe the following terms of the debt securities, as applicable:

•	the title;

•	the price or prices at which CAF will issue the debt securities;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•	the currency or currency units for which the debt securities may be purchased and in which payments of principal and interest will be made;

•	the date or dates on which principal and interest will be payable;

•	the rate or rates at which any of the debt securities will bear interest, the date or dates from which any interest will accrue, and the record dates and interest payment dates;

•	the place or places where principal and interest payments will be made;

•	the time and price limitations on redemption of the debt securities;

•	CAF’s obligation, if any, to redeem or purchase the debt securities at the option of the holder;

•	the denominations in which any of the debt securities will be issuable, if other than denominations of USD 1,000;

•	if the amount of principal or interest on any of the debt securities is determinable according to an index or a formula, the manner in which such amounts will be determined;

•	whether and under what circumstances CAF will issue the debt securities as global debt securities; and

•	any other specific terms of the debt securities.

Certain debt securities will be treated for U.S. federal income tax purposes as having been issued with original issue discount (“Discount Securities”) if the excess of the debt security’s “stated redemption price at maturity” over its issue price is more than a “de minimis amount” (as defined for U.S. federal income tax purposes). See “Taxation — United States Taxation” for more information regarding the U.S. federal income tax consequences of the ownership and disposition of Discount Securities. If applicable, the prospectus supplement also may describe certain U.S. federal income tax considerations that may be relevant to a beneficial owner of Discount Securities and any other special rules regarding debt securities.

Denominations, Registration and Transfer

The debt securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the prospectus supplement, only in denominations of USD 1,000 and integral multiples thereof.

At the option of the holder, subject to the terms of the fiscal agency agreement and the limitations applicable to global debt securities, debt securities of each series will be exchangeable for other debt securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

Debt securities may be presented for exchange and for registration of transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and as summarized in the prospectus supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the terms of the debt securities.

If any definitive notes are issued and at that time the notes are listed on the Luxembourg Stock Exchange, CAF will appoint a transfer agent in Luxembourg, which it anticipates being the same entity that serves as CAF’s Luxembourg paying agent. In such circumstances, transfers or exchanges of any definitive notes may be made at the office of CAF’s Luxembourg transfer agent (in addition to the corporate trust office of the fiscal agent).

Global Debt Securities

Some or all of the debt securities of any series may be represented, in whole or in part, by one or more global debt securities that will have an aggregate principal amount equal to that of the debt securities they represent. If applicable, each global debt security will be:

•	registered in the name of a depositary or its nominee identified in the prospectus supplement;

•	deposited with the depositary or nominee or the depositary’s custodian; and

•

printed with a legend regarding the restrictions on exchanges and registration of transfer of the security, and any other matters required by the fiscal agency agreement and the terms of the debt securities and summarized in the prospectus supplement.

Payment and Paying Agent

Unless otherwise indicated in the prospectus supplement, CAF will make payments of principal and interest on debt securities:

•	through the fiscal agent;

•	to the person in whose name the debt securities are registered at the close of business on the regular record date for the payments; and

•	at the office of the paying agent or agents designated by us; unless

•	at CAF’s option, payment is mailed to the registered holder, or

•	at the request of a registered holder of more than USD 1,000,000 principal amount of the securities, payment is made by wire transfer.

Unless otherwise indicated in the prospectus supplement, CAF’s sole paying agent for payments on the debt securities will be the corporate trust office of the fiscal agent in The City of New York.

Any monies CAF pays to its fiscal agent or any paying agent for the payment of the principal of or interest on any debt securities that remains unclaimed at the end of two years after such principal or interest has become due and payable will be repaid to CAF by such agent. Upon such repayment, all liability of CAF’s fiscal agent or any paying agent with respect to such monies shall thereupon cease, without, however, limiting in any way CAF’s unconditional obligation to pay principal of or any interest on the debt securities when due.

Negative Pledge

As long as any of the debt securities are outstanding and unpaid, but only up to the time amounts sufficient for payment of all principal and interest have been placed at the disposal of the fiscal agent, CAF will not cause or permit to be created on any of CAF’s property or assets any mortgage, pledge or other lien or charge as security for any bonds, notes or other evidences of indebtedness heretofore or hereafter issued, assumed or guaranteed by CAF for money borrowed (other than purchase money mortgages, pledges or liens on property purchased by it as security for all or part of the purchase price thereof), unless the debt securities are secured by such mortgage, pledge or other lien or charge equally and ratably with such other bonds, notes or evidences of indebtedness.

Default; Acceleration of Maturity

Each of the following will constitute an “event of default” with respect to the debt securities of any series:

•	a failure to pay any principal of or interest on any debt securities of that series when due and the continuance of the failure for 30 days;

•

a failure to perform or observe any material obligation under or in respect of any debt securities of that series or the fiscal agency agreement and the continuance of the failure for a period of 90 days after written notice of the failure has been delivered to CAF and to the fiscal agent by the holder of any debt security of that series;

•

a failure to pay any amount in excess of USD 100,000,000 (or its equivalent in any other currency or currencies) of principal or interest or premium in respect of any indebtedness incurred, assumed, or guaranteed by CAF as and when such amount becomes due and payable and the continuance of the failure until the expiration of any applicable grace period or 30 days, whichever is longer; or

•

the acceleration of any indebtedness incurred or assumed by CAF with an aggregate principal amount in excess of USD 100,000,000 (or its equivalent in any other currency or currencies) by any holder or holders thereof.

If an event of default occurs with respect to the debt securities of any series at the time outstanding, each holder of any debt security of that series may, by written notice to CAF and the fiscal agent, declare the principal of and any accrued interest on all the debt securities of that series held by it to be, and the principal and accrued interest shall thereupon become, immediately due and payable, unless prior to receipt of the notice by CAF all events of default in respect of such series of debt securities are cured. If all the events of default are cured following the declaration, the declaration may be rescinded by any such holder with respect to the previously accelerated series of debt securities upon delivery of written notice of the rescission to CAF and the fiscal agent.

Redemption for Tax Reasons

The debt securities may be redeemed at CAF’s option in whole, but not in part:

(i) at any time (if floating rate note provisions are not specified in the accompanying prospectus supplement as being applicable); or

(ii) on any interest payment date (if floating rate note provisions are specified in the accompanying prospectus supplement as being applicable),

on giving not less than 30 nor more than 60 days’ notice to the holders of the debt securities (which notice shall be irrevocable), at the principal amount of such debt securities or such other amount as may be specified in, or determined in accordance with, the accompanying pricing supplement, together with interest accrued (if any) to the date fixed for redemption, if:

(A)

CAF has or will become obliged to pay additional amounts as provided or referred to in “— Additional Payments by CAF” as a result of any change in, or amendment to, the laws or regulations of any of the full member shareholder countries or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations (including a holding by a court of competent jurisdiction), which change or amendment becomes effective on or after the date of issue of the first tranche of the debt securities; and

(B)	such obligation cannot be avoided by CAF taking reasonable measures available to us,

provided, however, that no such notice of redemption shall be given earlier than:

(1)

where the debt securities may be redeemed at any time, 90 days prior to the earliest date on which CAF would be obliged to pay such additional amounts if a payment in respect of the debt securities were then due; or

(2)

where the debt securities may be redeemed only on an interest payment date, 60 days prior to the interest payment date occurring immediately before the earliest date on which CAF would be obliged to pay such additional amounts if a payment in respect of the debt securities were then due.

Prior to the publication of any notice of redemption pursuant to this section, CAF shall deliver to the fiscal agent (A) a certificate signed by two authorized officers of CAF stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of CAF so to redeem have occurred and (B) an opinion of independent legal advisers of recognized standing to the effect that CAF has or will become obliged to pay such additional amounts as a result of such change or amendment. Upon the expiration of any such notice as is referred to in this section, CAF shall be bound to redeem the debt securities in accordance with this section.

Additional Payments by CAF

All payments of principal and interest in respect of the debt securities by or on behalf of CAF will be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of any of the full member shareholder countries or any political subdivision therein or any authority therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event, CAF will pay such additional amounts as will result in receipt by the holder of debt securities after such withholding or deduction of such amounts as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable in respect of any debt securities presented for payment:

•

by or on behalf of a holder of a debt security of any series who is liable for such taxes, duties, assessments, or governmental charges in respect of such debt security by reason of having some connection with any of the full member shareholder countries other than the mere holding of the debt security; or

•

if such withholding or deduction may be avoided by a holder of a debt security of any series complying with a request of CAF relating to any certification, identification or other reporting concerning its nationality, residence, identity or connection with any full member shareholder country if the holder is legally able to comply with the request and CAF has provided the notice in writing at least 60 days before such information is required to be provided by the holder; or

•

more than 30 days after the Relevant Date, except to the extent that the holder of such debt security of any series would have been entitled to such additional amounts on presenting such debt security for payment on the last day of such period of 30 days; or

•	any estate, inheritance, gift, sale, transfer, personal property or similar taxes, duties, assessments, or governmental charges; or

•	any taxes, duties, assessments, or governmental charges which are payable otherwise than by deduction or withholding from payments made under or with respect to the debt security; or

•

any taxes, duties, assessments, or governmental charges that were imposed with respect to any payment on a note to any person who is a fiduciary or partnership or person other than the sole beneficial owner of such payment to the extent that no additional amounts would have been payable had the beneficial owner of the applicable note been the holder of such debt security; or

•

if such withholding or deduction is imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

Any reference in this section to principal or interest shall be deemed to include any additional amounts in respect of principal or interest (as the case may be) which may be payable under this section.

As used in this prospectus, the “Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the fiscal agent on or prior to the due date, it means the first date on which, the full amount of the moneys having been so received and being available for payment to holders of debt securities of any series, notice to that effect will have been duly published as set forth below under “— Notices.”

Modification and Amendment

Each and every holder of the debt securities in a series must consent to any amendment of a provision of the debt securities or the fiscal agency agreement that would:

•	change the due date of the principal of or interest on any series of debt securities; or

•	reduce the principal amount, interest rate, or amount payable upon acceleration of the due date of the debt securities of a series; or

•	change the currency or place of payment of principal of or interest on the debt securities of a series; or

•

reduce the proportion of the principal amount of the debt securities of a series that must be held by any of the holders to vote to amend or supplement the terms of the fiscal agency agreement or the debt securities; or

•	change CAF’s obligation to pay additional amounts.

CAF may, however, with the written consent of the holders of 66 2/3% of the principal amount of the debt securities of a series, modify any of the other terms or provisions of the debt securities of that series or the fiscal agency agreement (as it applies to that series). Also, CAF and the fiscal agent may, without the consent of the holders of the debt securities of a series, modify any of the terms and conditions of the fiscal agency agreement and the debt securities of that series, for the purpose of:

•	adding to CAF’s covenants for the benefit of the holders of the debt securities; or

•	surrendering any right or power conferred on CAF; or

•	securing the debt securities of that series; or

•	curing any ambiguity or correcting or supplementing any defective provision of the fiscal agency agreement or the debt securities; or

•	for any purpose that CAF deems necessary or desirable that does not adversely affect the interests of the holders of the debt securities of that series in any material respect.

Notices

All notices will be delivered in writing to each holder of the debt securities of any series. If at the time of such notice the debt securities of a series are represented by global debt securities, the notice shall be delivered to the applicable depositary for such securities and shall be deemed to have been given three business days after delivery to such depositary. If at the time of the notice the debt securities of a series are not represented by global debt securities, the notice shall be delivered to the registered holders of the debt securities of the series and in that case shall be deemed to have been given three business days after the mailing of the notice by first-class mail.

Further Issues

CAF may from time to time without the consent of holders of the debt securities create and issue further debt securities so as to form a single series with an outstanding series of debt securities, provided that any new debt securities would be treated as fungible with the original debt securities for United States federal income tax purposes. If such additional notes are not fungible with the original debt securities for United States federal income tax purposes, the additional notes will be issued under a separate CUSIP number.

Governing Law; Submission to Jurisdiction; Waiver of Immunity

The debt securities are governed by, and shall be construed in accordance with, the laws of the State of New York. CAF will accept the jurisdiction of any state or federal court in the Borough of Manhattan, The City of New York, in respect of any action arising out of or based on the debt securities that may be instituted by any holder of a debt security. CAF will appoint CT Corporation in The City of New York as its authorized agent upon which process in any such action may be served. CAF will irrevocably waive any immunity to which it might otherwise be entitled in any action arising out of or based on the debt securities brought in any state or federal court in the Borough of Manhattan, The City of New York. CT Corporation will not be an agent for service of process for actions brought under the United States securities laws, and CAF’s waiver of immunity will not extend to such actions.

DESCRIPTION OF THE GUARANTEES

From time to time CAF may issue under this prospectus and applicable prospectus supplement guarantees for the benefit of holders of specified securities of third parties. The issuers of the underlying securities may or may not be affiliated with CAF. A holder of a primary security will also have the benefit of CAF’s guarantee related to the primary security.

The terms and conditions of any guarantee will vary with the terms and conditions of the underlying securities. A complete description of the terms and conditions of any guarantee issued pursuant to this prospectus will be set forth in the prospectus supplement for the issue of the guarantees.

CAF may provide guarantees with respect to the certain obligations of an issuer under its securities, including without limitation:

•	payment of any accrued and unpaid distributions which are required to be paid under the terms of the securities;

•	payment of the redemption price of the securities, including all accrued and unpaid distributions to the date of the redemption;

•	payment of any accrued and unpaid interest payments, or payment of any premium which are required to be made on the securities; and

•	any obligation of the issuer pursuant to a warrant, option, or other rights.

Unless otherwise specified in the applicable prospectus supplement, guarantees issued under this prospectus will rank equally with all of CAF’s other unsecured general debt obligations, other than such obligations as may be preferred by provisions of law that are both mandatory and of general application, and will be governed by the laws of the State of New York.

TAXATION

Full Member Shareholder Country Taxation

Under the terms of the Constitutive Agreement, CAF is exempt from all types of taxes levied by each of the full member shareholder countries on CAF’s income, property, and other assets, and on operations CAF carries out in accordance with that treaty, and it is exempt from all liability related to the payment, retention or collection of any taxes, contributions, or tariffs.

Payments of principal and interest in respect of the debt securities to a non-resident of the full member shareholder countries will therefore not be subject to taxation in any of the full member shareholder countries, nor will any withholding for tax of any of the full member shareholder countries be required on any such payments to any holder of debt securities. In the event of the imposition of withholding taxes by any of the full member shareholder countries, CAF has undertaken to pay additional amounts in respect of any payments subject to such withholding, subject to certain exceptions, as described under “Description of the Debt Securities — Additional Payments by CAF.”

United States Taxation

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership, and disposition by a U.S. Holder (as defined below) of the debt securities CAF is offering. This summary does not address the material U.S. federal income tax consequences of every type of debt security which may be issued, and the relevant prospectus supplement with the terms of the securities in that offering will contain additional or modified disclosure concerning the material U.S. federal income tax consequences relevant to such type of debt security as appropriate. This summary deals only with U.S. Holders that will hold debt securities as capital assets. The discussion does not cover all aspects of U.S. federal income taxation such as the Medicare contribution tax on net investment income that may be relevant to, or the actual tax effect that any of the matters described herein will have on, the acquisition, ownership or disposition of the debt securities by particular investors, and does not address state, local, non-U.S. or tax laws other than U.S. federal income tax law. In particular, this summary does not discuss all of the tax considerations that may be relevant to certain types of investors subject to special treatment under the U.S. federal income tax laws (such as partnerships or other pass-through entities, financial institutions, insurance companies, investors liable for any alternative minimum tax, investors subject to special tax accounting rules as a result of any item of gross income with respect to debt securities being taken into account in an applicable financial statement, individual retirement accounts and other tax-deferred accounts, tax-exempt organizations, dealers in securities or currencies, investors that will hold the debt securities as part of straddles, wash sales, hedging transactions or conversion transactions for U.S. federal income tax purposes, U.S. Holders whose functional currency is not the U.S. dollar or persons holding debt securities in connection with a trade or business conducted outside the United States).

Moreover, this summary deals only with debt securities with a term of 30 years or less. The U.S. federal income tax consequences of owning debt securities with a longer term will be discussed in an applicable prospectus supplement.

The following summary does not discuss debt securities characterized as contingent payment debt instruments for U.S. federal income tax purposes. In the event CAF issue any such debt securities, the applicable prospectus supplement will describe the material U.S. federal income tax consequences thereof.

As used herein, the term “U.S. Holder” means a beneficial owner of debt securities that is, for U.S. federal income tax purposes, (i) a citizen or individual resident of the United States, (ii) a corporation, or other entity treated as a corporation, created or organized under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax without regard to its source or (iv) a trust if a U.S. court can exercise primary supervision over the administration of the trust and one or more

U.S. persons have the authority to control all substantial decisions of the trust, or the trust has elected to be treated as a domestic trust for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds debt securities, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. A U.S. investor that is an entity treated as a partnership for U.S. federal income tax purposes holding debt securities should consult its own tax advisors concerning the U.S. federal income tax consequences to it and its partners of the acquisition, ownership, and disposition of debt securities by the partnership.

This summary is based on the tax laws of the United States, including the Code, its legislative history, existing and proposed Treasury Regulations thereunder, published rulings and court decisions, all as of the date hereof and all subject to change at any time, possibly with retroactive effect.

The discussion assumed that debt securities will be issued only in registered form.

THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES SET OUT BELOW IS FOR GENERAL INFORMATION ONLY. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF OWNING THE DEBT SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS AND POSSIBLE CHANGES IN TAX LAW.

Characterization of the Debt Securities

Whether a debt security is treated as debt (and not equity) for U.S. federal income tax purposes is an inherently factual question and no single factor is determinative. Unless otherwise set forth in an applicable prospectus supplement, CAF believes that the debt securities will be treated as indebtedness for U.S. federal income tax purposes, although no opinions have been sought, and no assurances can be given, with respect to such treatment. The following discussion assumes that such treatment will be respected.

Payments of Interest

Interest on a debt security, whether payable in U.S. dollars or a currency, composite currency or basket of currencies other than U.S. dollars (a “foreign currency”), other than interest on a “Discount Security” that is not “qualified stated interest” (each as defined below under “— Original Issue Discount — General”), will be taxable to a U.S. Holder as ordinary income at the time it is received or accrued, depending on the U.S. Holder’s method of accounting for U.S. federal income tax purposes. Interest paid by CAF on the debt security and original issue discount, if any, accrued with respect to the debt securities (as described below under “Original Issue Discount”) and any additional amounts paid with respect to withholding tax on such debt securities, including withholding tax on payments of such additional amounts will constitute income from sources outside the United States for foreign tax credit purposes.

In the event any foreign withholding tax is imposed, subject to certain limitations, a U.S. Holder will generally be entitled to a credit against its U.S. federal income tax liability, or a deduction in computing its U.S. federal taxable income, for foreign withholding taxes withheld by CAF (paid at the rate applicable to a U.S. Holder). Interest and OID, as well as market discount, will constitute foreign source income. For purposes of the foreign tax credit limitation, foreign source income is classified as belonging to a specified “basket”, and the credit for foreign taxes on income in any basket is limited to U.S. federal income tax allocable to that basket. Interest and OID, as well as market discount, on the debt securities will generally be passive category income. There are additional significant and complex limits on a U.S. Holder’s ability to claim foreign tax credits, and certain U.S. Treasury regulations that apply to foreign income taxes paid or accrued in taxable years beginning on or after December 28, 2021 further restrict the availability of any such credit based on the nature of the tax imposed by the foreign jurisdiction, but IRS notices provide temporary relief from the application of certain aspects of these regulations for taxable years ending on or before date that a notice or other guidance withdrawing or modifying the temporary relief is issued. U.S. Holders should consult their tax advisors concerning foreign tax credits.

Original Issue Discount

General. The following is a summary of certain U.S. federal income tax consequences of the ownership of debt securities issued with original issue discount (“OID”).

A debt security, other than a debt security with a term of one year or less (a “Short-Term Security”), will be treated as issued with OID (a “Discount Security”) if the amount by which the debt security’s “stated redemption price at maturity” exceeds its issue price is equal to or greater than a de minimis amount (0.25% of the debt security’s stated redemption price at maturity multiplied by the number of complete years to its maturity). A debt security that provides for the payment of amounts other than qualified stated interest before maturity (an “installment obligation”) will be treated as a Discount Security if the excess of the debt security’s stated redemption price at maturity over its issue price is equal to or greater than 0.25% of the debt security’s stated redemption price at maturity multiplied by the weighted average maturity of the debt security. A debt security’s weighted average maturity is the sum of the following amounts determined for each payment on a debt security (other than a payment of qualified stated interest): (i) the number of complete years from the issue date until the payment is made multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the debt security’s stated redemption price at maturity. Generally, the issue price of a debt security will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. The stated redemption price at maturity of a debt security is the total of all payments provided by the debt security that are not payments of “qualified stated interest”. A qualified stated interest payment is generally any one of a series of stated interest payments on a debt security that are unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate (with certain exceptions for different rates that take into account different compounding periods), or a variable rate (in the circumstances described below under “— Variable Interest Rate Securities”), applied to the outstanding principal amount of the debt security. Solely for the purposes of determining whether a debt security has OID, CAF will be deemed to exercise any unconditional call option that has the effect of decreasing the yield on the debt security, and the U.S. Holder will be deemed to exercise any unconditional put option that has the effect of increasing the yield on the debt security.

U.S. Holders of Discount Securities (regardless of their method of accounting) must include OID in income as it accrues, using a constant-yield method generally before the receipt of cash attributable to the income, and generally will have to include in income increasingly greater amounts of OID over the life of the Discount Securities. The amount of OID includible in income by a U.S. Holder of a Discount Security is the sum of the daily portions of OID with respect to the Discount Security for each day during the taxable year or portion of the taxable year on which the U.S. Holder holds the Discount Security (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. Accrual periods with respect to a Discount Security may be of any length and may vary in length over the term of the Discount Security as long as (i) no accrual period is longer than one year and (ii) each scheduled payment of interest or principal on the Discount Security occurs on either the first or final day of an accrual period. The amount of OID allocable to an accrual period equals the excess of (a) the product of the Discount Security’s adjusted issue price at the beginning of the accrual period and the Discount Security’s yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of each accrual period) over (b) the sum of the payments of qualified stated interest on the Discount Security allocable to the accrual period. The “adjusted issue price” of a Discount Security at the beginning of any accrual period is the issue price of the Discount Security increased by (x) the amount of accrued OID for each prior accrual period and decreased by (y) the amount of any payments previously made on the Discount Security that were not qualified stated interest payments.

The amount of OID allocable to the final accrual period is equal to the difference between: (i) the amount payable at the maturity of a debt security, other than any payment of qualified stated interest, and (ii) the debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium. A U.S. Holder that purchases a Discount Security for an amount less than or equal to the sum of all amounts, other than qualified stated interest, payable on the Discount Security after the purchase date, but in excess of its adjusted issue price (any such excess being “acquisition premium”) and that does not make the election described below under “— Election to Treat All Interest as Original Issue Discount”, is permitted to reduce the daily portions of OID by a fraction equal to the excess of the U.S. Holder’s adjusted basis in the Discount Security immediately after its purchase over the debt security’s adjusted issue price divided by the excess of the sum of all amounts payable on the Discount Security after the purchase date, other than payments of qualified stated interest, over the Discount Security’s adjusted issue price.

Election to Treat All Interest as Original Issue Discount. A U.S. Holder may elect to include in gross income all interest that accrues on a debt security using the constant-yield method described above under “— General”, with certain modifications. For purposes of this election, interest includes stated interest, acquisition discount OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described below under “— Debt Securities Purchased at a Premium”) or acquisition premium. Generally, this election will apply only to the debt security with respect to which it is made and may not be revoked without the consent of the U.S. Internal Revenue Service (“IRS”). If this election is made with respect to a debt security that has amortizable bond premium, the electing U.S. Holder will be treated as having made the election discussed below under “— Debt Securities Purchased at a Premium” to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that the U.S. Holder held as of the beginning of the taxable year to which the election applies or acquired in any taxable year thereafter. If this election is made with respect to a Market Discount Security (as defined below), the electing U.S. Holder will be treated as having made the election discussed below under “— Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that are acquired on or after the first day of the first taxable year to which the election applies. U.S. Holders should consult their tax advisors concerning the propriety and consequences of this election.

Variable Interest Rate Securities. It is expected that debt securities that provide for interest at variable rates (“Variable Interest Rate Securities”) generally will bear interest at a “qualified floating rate” (defined below) and thus will be treated as “variable rate debt instruments” under Treasury Regulations governing accrual of OID. A Variable Interest Rate Security will qualify as a “variable rate debt instrument” if (a) its issue price does not exceed the total non-contingent principal payments by more than an amount equal to the lesser of (x).015 multiplied by the product of the total non-contingent principal payments and the number of complete years to maturity from the issue date, or (y) 15 percent of the total non-contingent principal payments, (b) it provides for stated interest, compounded or paid at least annually, only at (i) one or more qualified floating rates, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single objective rate (defined below), or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate, and (c) it does not provide for any principal payments that are contingent (other than as described in (a) above). A qualified floating rate or objective rate in effect at any time during the term of the instrument must be set at a “current value” of that rate. A “current value” of a rate is the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

A “qualified floating rate” is any variable rate where variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Interest Rate Security is denominated. A fixed multiple of a qualified floating rate will constitute a qualified floating rate only if the multiple is greater than 0.65 but not more than 1.35. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Interest Rate Security (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Interest Rate Security’s issue date) will be treated as a single qualified floating rate. The debt security would not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions), unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield of the debt security.

An “objective rate” is a rate that is not itself a qualified floating rate, but which is determined using a single fixed formula and that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within CAF’s control (or a related party) or that is unique to its circumstances (or a related party), such as dividends, profits or the value of its stock (although a rate does not fail to be an objective rate merely because it is based on its credit quality). Other variable interest rates may be treated as objective rates if so designated by the IRS in the future. Despite the foregoing, a variable rate of interest on a Variable Interest Rate Security will not constitute an objective rate if it is reasonably expected that the average value of the rate during the first half of the Variable Interest Rate Security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Interest Rate Security’s term.

A “qualified inverse floating rate” is any objective rate equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. If a Variable Interest Rate Security provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period and the value of the variable rate on the Variable Interest Rate Security’s issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

If a Variable Interest Rate Security that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a “variable rate debt instrument”, then any stated interest on the Variable Interest Rate Security which is unconditionally payable in cash or property (other than CAF’s debt instruments) at least annually will constitute qualified stated interest and will be taxed accordingly. Thus, a Variable Interest Rate Security that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a “variable rate debt instrument” will generally not be treated as having been issued with OID unless the Variable Interest Rate Security is issued at a price that is below the debt security’s stated principal amount by more than a specified de minimis amount. OID on a Variable Interest Rate Security arising from such discount is allocated to an accrual period using the constant yield method described above by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the Variable Interest Rate Security.

In general, any other Variable Interest Rate Security that qualifies as a “variable rate debt instrument” will be converted into an “equivalent” fixed rate debt instrument for purposes of determining the amount and accrual of OID and qualified stated interest on the Variable Interest Rate Security. Such a Variable Interest Rate Security must be converted into an “equivalent” fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Variable Interest Rate Security with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Variable Interest Rate Security’s issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Variable Interest Rate Security is converted into a fixed rate that reflects the yield that is reasonably expected for the Variable Interest Rate Security. In the case of a Variable Interest Rate Security that qualifies as a “variable rate debt instrument” and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Variable Interest Rate Security provides for a qualified inverse floating rate). Under these circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Variable Interest Rate Security as of the Variable Interest Rate Security’s issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Variable Interest Rate Security is converted into an “equivalent” fixed rate debt instrument in the manner described above.

Once the Variable Interest Rate Security that qualifies as a “variable rate debt instrument” is converted into an “equivalent” fixed rate debt instrument pursuant to the foregoing rules, the amount of OID and qualified stated interest, if any, are determined for the “equivalent” fixed rate debt instrument by applying the general OID rules to the “equivalent” fixed rate debt instrument and a U.S. Holder of the Variable Interest Rate Security will account for the OID and qualified stated interest as if the U.S. Holder held the “equivalent” fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or OID assumed to have been accrued or paid with respect to the “equivalent” fixed rate debt instrument in the event that these amounts differ from the actual amount of interest accrued or paid on the Variable Interest Rate Security during the accrual period.

If a Variable Interest Rate Security does not qualify as a “variable rate debt instrument”, then the debt security will be treated as a contingent payment debt obligation. The U.S. federal income tax treatment of debt securities that are treated as contingent payment debt obligations will be described in an applicable prospectus supplement.

Short-Term Securities. In general, an individual or other cash basis U.S. Holder of a Short-Term Security is not required to accrue OID (as specially defined below for the purposes of this paragraph) for U.S. federal income tax purposes unless it elects to do so (but may be required to include any stated interest in income as the interest is received). Accrual basis U.S. Holders and certain other U.S. Holders are required to accrue OID on Short-Term Securities on a straight-line basis or, if the U.S. Holder so elects, under the constant-yield method (based on daily compounding). In the case of a U.S. Holder not required and not electing to include OID in income currently, any gain recognized on the sale or retirement of the Short-Term Security will be ordinary income to the extent of the OID accrued on a straight-line basis (or, if an election was made, based on the constant-yield method) through the date of sale or retirement. However, U.S. Holders who are not required and do not elect to accrue OID on Short-Term Securities will be required to defer deductions for interest on borrowings allocable to Short-Term Securities in an amount not exceeding the deferred income until the deferred income is recognized.

For purposes of determining the amount of OID subject to these rules, all interest payments on a Short- Term Security are included in the Short-Term Security’s stated redemption price at maturity. A U.S. Holder not otherwise required to accrue OID may elect to do so on a Short-Term Security as if the Short-Term Security had been originally issued to the U.S. Holder at the U.S. Holder’s purchase price for the Short-Term Security. This election will apply to all obligations with a maturity of one year or less acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

Market Discount

A debt security, other than a Short-Term Security, generally will be treated as purchased at a market discount (a “Market Discount Security”) if the debt security’s stated redemption price at maturity or, in the case of a Discount Security, the debt security’s “revised issue price”, exceeds the amount for which the U.S. Holder purchased the debt security by at least 0.25% of the debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity (or, in the case of a debt security that is an installment obligation, the debt security’s weighted average remaining maturity). For this purpose, the “revised issue price” of a debt security generally equals its issue price, increased by the amount of any OID that has accrued on the debt security and decreased by the amount of any payments previously made on the debt security that were not qualified stated interest payments. If this excess is not sufficient to cause the debt security to be a Market Discount Security, then the excess constitutes “de minimis market discount”, and the rules discussed below are not applicable.

Any gain recognized on the maturity or disposition of a Market Discount Security (including any payment on a debt security that is not qualified stated interest) will be treated as ordinary income to the extent of market discount that accrued on the debt security while held by such U.S. Holder. Alternatively, a U.S. Holder of a Market Discount Security may elect to include market discount in income currently over the life of the debt security. This election shall apply to all debt instruments with market discount acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies. This election may not be revoked without the consent of the IRS. A U.S. Holder of a Market Discount Security that does not elect to include market discount in income currently will generally be required to defer deductions for interest on borrowings incurred to purchase or carry a Market Discount Security that is in excess of the interest and OID on the debt security includible in the U.S. Holder’s income, to the extent that this excess interest expense does not exceed the portion of accrued market discount allocable to the days on which the Market Discount Security was held by the U.S. Holder, until maturity or disposition of the Market Discount Security.

Market discount will accrue on a straight-line basis unless the U.S. Holder elects to accrue the market discount on a constant-yield method. This election applies only to the Market Discount Security with respect to which it is made and is irrevocable without the consent of the IRS.

Debt Securities Purchased at a Premium

A U.S. Holder that purchases a debt security for an amount in excess of its principal amount, or for a Discount Security, its stated redemption price at maturity, will not be required to include any OID in its income and may elect to treat the excess as “amortizable bond premium”, in which case the amount required to be included in the U.S. Holder’s income each year with respect to interest on the debt security will be reduced by the amount of amortizable bond premium allocable (based on the debt security’s yield to maturity) to that year, as amount computed with reference to the amount payable on the date of maturity (or if it results in a lesser amount of amortization, with reference to an amount payable on an earlier date of optional redemption). Any election to amortize bond premium shall apply to all bonds with amortizable bond premium (other than bonds the interest on which is excludable from gross income for U.S. federal income tax purposes) held by the U.S. Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. Holder, and is irrevocable without the consent of the IRS. See “— Original Issue Discount — Election to Treat All Interest as Original Issue Discount.”

Purchase, Sale, Retirement or Other Taxable Disposition of Debt Securities

A U.S. Holder’s adjusted tax basis in a debt security will generally be its cost, increased by the amount of any OID or market discount included in the U.S. Holder’s income with respect to the debt security and the amount, if any, of income attributable to de minimis OID and de minimis market discount included in the U.S. Holder’s income with respect to the debt security, and reduced by (i) the amount of any payments that are not qualified stated interest payments, and (ii) the amount of any amortizable bond premium previously applied to reduce interest on the debt security.

A U.S. Holder will generally recognize gain or loss on the sale, retirement, or other taxable disposition of a debt security equal to the difference between the amount realized on such disposition, other than amounts attributed to accrued but unpaid interest (which will be taxable as interest income to the extent not previously included in income), and the U.S. Holder’s adjusted tax basis of the debt security. Except to the extent described above under “Original Issue Discount — Market Discount” or “Original Issue Discount — Short Term Security” or attributable to changes in exchange rates (as discussed below), gain or loss recognized on the taxable disposition of a debt security will be capital gain or loss and will be long term capital gain or loss if the

U.S. Holder’s holding period in the debt securities exceeds one year. The deductibility of capital losses is subject to limitations. Gain or loss realized by a U.S. Holder on the taxable disposition of a debt security generally will constitute income or loss from sources within the United States for U.S. foreign tax credit purposes. As a result, if there are any foreign taxes imposed on any gain, the U.S. Holder may not be able to utilize foreign tax credit with respect to such taxes. In addition, certain U.S. Treasury regulations that apply to foreign income taxes paid or accrued in taxable years beginning on or after December 28, 2021 further restrict the availability of any such credit based on the nature of the tax imposed by the foreign jurisdiction, but IRS notices provide temporary relief from the application of certain aspects of these regulations for taxable years ending on or before date that a notice or other guidance withdrawing or modifying the temporary relief is issued. U.S. Holders should consult their tax advisors concerning foreign tax credits.

Foreign Currency Debt Securities

Interest. If an interest payment is denominated in, or determined by reference to, a foreign currency (for this purpose, meaning a non-U.S. dollar currency), the amount of income recognized by a cash basis U.S. Holder will be the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars.

An accrual basis U.S. Holder may determine the amount of income recognized with respect to an interest payment denominated in, or determined by reference to, a foreign currency in accordance with either of two methods. Under the first method, the amount of income accrued will be based on the average exchange rate in effect during the interest accrual period (or, in the case of an accrual period that spans two taxable years, the part of the period within the taxable year).

Under the second method, the U.S. Holder may elect to determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period (or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year). Additionally, if a payment of interest is actually received within five business days of the last day of the accrual period, an electing accrual basis U.S. Holder may instead translate the accrued interest into U.S. dollars at the exchange rate in effect on the day of actual receipt. Any such election will apply to all debt instruments held by the U.S. Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. Holder, and will be irrevocable without the consent of the IRS.

Upon receipt of payment of accrued interest (including a payment attributable to accrued but unpaid interest upon the sale or retirement of a debt security) denominated in, or determined by reference to, a foreign currency, an accrual basis U.S. Holder may recognize exchange gain or loss (taxable as ordinary income or loss) equal to the difference between the amount received (translated into U.S. dollars at the spot rate on the date of receipt) and the amount previously accrued, regardless of whether the payment is in fact converted into U.S. dollars.

OID. OID for each accrual period on a Discount Security that is denominated in, or determined by reference to, a foreign currency, will be determined in the foreign currency and then translated into U.S. dollars in the same manner as stated interest accrued by an accrual basis U.S. Holder, as described above. Upon receipt of an amount attributable to OID (whether in connection with a payment on the debt security or a sale of the debt security), a U.S. Holder may recognize exchange gain or loss (taxable as ordinary income or loss) equal to the difference between the amount received (translated into U.S. dollars at the spot rate on the date of receipt) and the amount previously accrued, regardless of whether the payment is in fact converted into U.S. dollars.

Market Discount. Market Discount on a debt security that is denominated in, or determined by reference to, a foreign currency, will be accrued in the foreign currency. If the U.S. Holder elects to include market discount in income currently, the accrued market discount will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the U.S. Holder’s taxable year). Upon the receipt of an amount attributable to accrued market discount, the U.S. Holder may recognize exchange gain or loss (which will be taxable as ordinary income or loss) determined in the same manner as for accrued interest or OID. A U.S. Holder that does not elect to include market discount in income currently will recognize, upon the disposition or maturity of the debt security, the U.S. dollar value of the amount accrued, calculated at the spot rate on that date, and no part of this accrued market discount will be treated as exchange gain or loss.

Bond Premium. Bond premium (including acquisition premium) on a debt security that is denominated in, or determined by reference to, a foreign currency, will be computed in units of the foreign currency, and any such bond premium that is taken into account currently will reduce interest income in units of the foreign currency. On the date bond premium offsets interest income, a U.S. Holder may recognize exchange gain or loss (taxable as ordinary income or loss) equal to the amount offset multiplied by the difference between the spot rate in effect on the date of the offset and the spot rate in effect on the date the debt securities were acquired by the U.S. Holder. A U.S. Holder that does not elect to take bond premium (other than acquisition premium) into account currently will recognize a capital loss when the debt security matures.

Sale, Retirement or Other Taxable Disposition. As discussed above under “Purchase, Sale, Retirement or Other Taxable Disposition of Debt Securities”, a U.S. Holder will generally recognize gain or loss on the sale, retirement, or other taxable disposition of a debt security equal to the difference between the amount realized on such sale, retirement or taxable disposition and its adjusted tax basis in the debt security. A U.S. Holder’s adjusted tax basis in a debt security that is denominated in a foreign currency will be determined by reference to the U.S. dollar cost of the debt security, increased by the amount of any OID or market discount included in the U.S. Holder’s income with respect to the debt security and the amount, if any, of income attributable to de minimis OID and de minimis market discount included in the U.S. Holder’s income with respect to the debt security, and reduced by (i) the amount of any payments that are not qualified stated interest payments, and (ii) the amount of any amortizable bond premium previously applied to reduce interest on the debt security. The U.S. dollar cost of a debt security purchased with foreign currency will generally be the U.S. dollar value of the purchase price on the date of purchase or, in the case of debt securities traded on an established securities market, as defined in the applicable U.S. Treasury Regulations, that are purchased by a cash basis U.S. Holder (or an accrual basis U.S. Holder that so elects), on the settlement date for the purchase.

The amount realized on a sale, retirement or other taxable disposition of a debt security for an amount in foreign currency will be the U.S. dollar value of this amount on the date of such taxable disposition or, in the case of debt securities traded on an established securities market that are sold by a cash basis U.S. Holder (or an accrual basis U.S. Holder that so elects), on the settlement date for the sale. Such an election by an accrual basis U.S. Holder must be applied consistently from year to year and cannot be revoked without the consent of the IRS.

A U.S. Holder will recognize exchange rate gain or loss (taxable as ordinary income or loss) on the taxable disposition of a debt security equal to the difference, if any, between the U.S. dollar values of the U.S. Holder’s purchase price for the debt security (reduced by any amortizable bond premium previously applied to offset interest on the debt security) on (i) the date of disposition and (ii) the date on which the U.S. Holder acquired the debt security. Any such exchange rate gain or loss will be realized only to the extent of total gain or loss realized on the sale or retirement.

Exchange gain or loss generally constitutes income or loss from sources within the United States for U.S. foreign tax credit purposes.

Backup Withholding and Information Reporting

In general, payments of interest and accruals of any OID on, and the proceeds of a sale, redemption, or other disposition of, debt securities payable to a U.S. Holder by a U.S. issuing and paying agent or other U.S.-related intermediary will be reported to the IRS and to the U.S. Holder as may be required under applicable regulations. Backup withholding will apply to these payments and payments of OID if the U.S. Holder fails to provide an accurate taxpayer identification number or certification of exempt status or if the U.S. Holder had been notified that it is subject to backup withholding because of a failure to report all interest and dividends required to be shown on its U.S. federal income tax returns. Certain U.S. Holders (including, among others, corporations) are not subject to backup withholding. U.S. Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining an exemption. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided that the required information is timely furnished to the IRS and certain other requirements are met.

Certain U.S. Holders who are individuals (or certain specified entities) may be required to report information to the IRS with respect to any interest in debt securities not held in an account maintained by a financial institution, or with respect to certain accounts maintained with non-U.S. financial institutions. U.S. Holders who fail to report required information could become subject to substantial penalties. U.S. Holders are urged to consult with their own tax advisors regarding the possible implications of this legislation for their ownership and disposition of the debt securities CAF is offering.

Reportable Transactions

Certain regulations meant to require the reporting of certain tax shelter transactions cover transactions generally not regarded as tax shelters, including certain foreign currency transactions giving rise to losses that equal or exceed a certain threshold. The scope and application of these rules is not entirely clear. A U.S. Holder may be required to treat a foreign currency exchange loss from debt securities as a reportable transaction if the loss exceeds a certain threshold in a single taxable year, if the U.S. Holder is an individual or trust, or higher amounts for other non-individual U.S. Holders. In the event the acquisition, holding or disposition of debt securities constitutes participation in a “reportable transaction” for purposes of those rules, a U.S. Holder will be required to disclose its investment by filing Form 8886 with the IRS. A certain penalty is generally imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a transaction resulting in a loss that is treated as a reportable transaction. Prospective purchasers are urged to consult their tax advisors regarding the application of these rules to the acquisition, holding or disposition of debt securities.

Foreign Account Tax Compliance Act

Pursuant to Sections 1471 to 1474 of the Code (provisions commonly referred to as “FATCA”), and subject to the proposed regulations described below, CAF and other non-U.S. financial institutions through which payments on the debt securities it is offering are made, may be required to withhold tax on all, or a portion of, payments made on any debt securities issued or materially modified on or after the date that is six months after final U.S. Treasury Regulations defining the term “foreign pass-through payment” are filed with the United States Federal Register. Under proposed regulations, any withholding on “foreign pass-through payments” on debt securities that are not otherwise grandfathered would apply to such payments made on or after the date that is two years after the date of publication in the United States Federal Register of applicable final regulations defining “foreign pass-through payments.” Taxpayers generally may rely on these proposed regulations until final regulations are issued. No such final regulations defining “foreign pass-through payments” have been issued as of the date of this prospectus. The rules governing FATCA are subject to change, and the future application of FATCA to CAF and CAF’s debt securities is uncertain. However, such withholding by CAF and other non-U.S. financial institutions through which payments on the debt securities are made, may be required, among others, where (i) CAF or such other non-U.S. financial institution is a foreign financial institution (“FFI”) that agrees to provide certain information on its account holders to the IRS (making CAF and such other non-U.S. financial institution a “participating FFI”) and (ii)(a) the payee itself is an FFI but is not a participating FFI or does not provide information sufficient for the relevant participating FFI to determine whether the payee is subject to withholding under FATCA or (b) the payee is not a participating FFI and is not otherwise exempt from FATCA withholding. Notwithstanding anything herein to the contrary, if an amount of, or in respect of, withholding tax were to be deducted or withheld from interest, principal, or other payments on the debt securities as a result of FATCA, CAF would not be required to pay any additional amounts as a result of the deduction or withholding of such tax. THE RULES GOVERNING FATCA ARE COMPLICATED. INVESTORS SHOULD CONSULT THEIR TAX ADVISERS TO DETERMINE WHETHER THESE RULES MAY APPLY TO PAYMENTS THEY WILL RECEIVE UNDER THE DEBT SECURITIES.

PLAN OF DISTRIBUTION

CAF may sell the securities described in this prospectus to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents, which agents may be affiliated with us. Any such underwriter or agent involved in the offer and sale of the securities will be named in the accompanying prospectus supplement.

CAF may sell its guarantees separately from debt securities to guarantee certain obligations associated with the securities of third-party issuers. In such cases, CAF may sell the guarantees in the same transaction as the sale of the underlying security, or it may sell the guarantee independently to guarantee the obligations of outstanding securities of third-party issuers.

Sales of securities offered pursuant to any prospectus supplement may be effected from time to time in one or more transactions at a fixed price or prices which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. CAF also may, from time to time, authorize underwriters, acting as CAF’s agents, to offer and sell securities upon the terms and conditions set forth in the prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from CAF in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from purchasers of securities for whom they may act as agent.

CAF may offer the securities of any series to present holders of its other securities as consideration for the purchase or exchange by CAF of other securities. This offer may be in connection with a publicly announced tender, exchange, or other offer for these securities or in privately negotiated transactions. This offering may be in addition to or in lieu of sales of securities directly or through underwriters or agents as set forth in the applicable prospectus supplement.

Any underwriting compensation CAF pays to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the prospectus supplement. Underwriters, dealers, and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts, concessions or commissions received by them, and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers, and agents may be entitled, under agreements entered into with CAF, to several indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

Unless otherwise specified in the prospectus supplement, each series of securities will be a new issue with no established trading market. CAF may elect to list any series of securities on any exchange, but it is not obligated to do so.

One or more underwriters may make a market in a series of securities, but they will not be obligated to do so and may discontinue any market making at any time without notice. Neither CAF nor any underwriter can give assurances as to the liquidity of the trading market for the securities.

Certain of the underwriters, agents and their affiliates may be customers of, engage in transactions with and perform services for CAF in the ordinary course of business, for which they received or will receive customary fees and expenses.

VALIDITY OF THE DEBT SECURITIES

The validity of the debt securities will be passed upon for CAF by Latham & Watkins LLP, and for any underwriters or agents by counsel to be named in the applicable prospectus supplement. Latham & Watkins LLP and counsel to the underwriters or agents may rely as to certain matters on the opinion of CAF’s General Counsel.

VALIDITY OF THE GUARANTEES

The validity of the guarantees will be passed upon for CAF by Latham & Watkins LLP, and for any underwriters or agents by counsel to be named in the applicable prospectus supplement. Latham & Watkins LLP and counsel to the underwriters or agents may rely as to certain matters on the opinion of CAF’s General Counsel.

EXPERTS

The financial statements of Corporación Andina de Fomento as of and for the years ended December 31, 2024, 2023, and 2022 included in this prospectus and the effectiveness of Corporación Andina de Fomento’s internal control over financial reporting, have been audited by Lara Marambio & Asociados, independent auditors, as stated in their reports. Such financial statements are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

AUTHORIZED REPRESENTATIVE

CAF’s authorized representative in the United States of America is Puglisi & Associates. The address of the authorized representative in the United States is 850 Library Avenue, Suite 204, Newark, Delaware 19711.

WHERE YOU CAN FIND MORE INFORMATION

This registration statement of which the prospectus forms a part, including its various exhibits, is available to the public over the internet at the SEC’s website: http://www.sec.gov.

The information set forth herein, except the information appearing in the section entitled “The Full Member Shareholder Countries,” is stated on the authority of the Executive President of CAF, in his duly authorized capacity as Executive President.

Management’s Report on the Effectiveness of Internal Control over Financial Reporting

Córporacion Andina de Fomento (“CAF”)’s internal control over financial reporting is a process effected by those charged with governance, management, and other personnel, designed to provide reasonable assurance regarding the preparation of reliable financial statements in accordance with accounting principles generally accepted in the United States of America. An entity’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the entity; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, and that receipts and expenditures of the entity are being made only in accordance with authorizations of management and those charged with governance; and (3) provide reasonable assurance regarding prevention, or timely detection and correction of unauthorized acquisition, use, or disposition of the entity’ s assets that could have a material effect on the financial statements.

Management of CAF is responsible for designing, implementing, and maintaining effective internal control over financial reporting. Management assessed the effectiveness of CAF’s internal control over financial reporting as of December 31, 2024, based on the criteria established in Internal Control Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). Based on that assessment, CAF’s Management concluded that CAF’s internal control over financial reporting is effective as of December 31, 2024.

There are inherent limitations in the effectiveness of any internal control system, including the possibility of human error and the circumvention or overriding of controls. Accordingly, even effective internal control can provide only reasonable assurance with respect to financial statement preparation. Further, because of changes in conditions, the effectiveness of internal control may vary over time.

CAF’s financial statements as of December 31, 2024, and for the year then ended, have been audited by an independent accounting firm, which has also issued an independent auditor’s report on CAF´s internal control over financial reporting. The Independent Auditor´s Report on Internal Control over Financial Reporting, which is included in this document, expresses an unmodified opinion on CAF’s internal control over financial reporting as of December 31, 2024.

/s/ Sergio Díaz-Granados G.
Sergio Díaz-Granados G.
Executive President

/s/ Gabriel Felpeto	/s/ Gianpiero Leoncini
Gabriel Felpeto	Gianpiero Leoncini
Vice-President of Finance	Executive Vice-President

/s/ Samya Paiva	/s/ Paulo Ramiro Diaz
Samya Paiva	Paulo Ramiro Diaz
Corporate Risk Manager	Director of Market, Operational and Internal Control Risks

February 10, 2025

Lara Marambio & Asociados
RIF.: J-00327665-0
Av. Blandín, Edif. Torre la Castellana
(BNC), Piso 21
Urb. La Castellana
Caracas 1060- Venezuela

Telf: +58(212) 206 8501
Fax: +58(212) 206 8870
www.deloitte.com/ve

Independent Auditor’ s Report

To the Board of Directors and Shareholders of

Corporación Andina de Fomento (CAF)

Opinion on Internal Control Over Financial Reporting

We have audited the internal control over financial reporting of Corporación Andina de Fomento (CAF) as of December 31, 2024, based on the criteria established in Internal Control — Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). In our opinion, CAF maintained, in all material respects, effective internal control over financial reporting as of December 31, 2024, based on the criteria established in Internal Control Integrated Framework (2013) issued by COSO.

We also have audited, in accordance with auditing standards generally accepted in the United States of America (GAAS), the financial statements of CAF as of and for the years ended December 31, 2024, 2023 and 2022, and our report dated February 10, 2025 expressed an unmodified opinion on those financial statements.

Basis for Opinion

We conducted our audit in accordance with GAAS. Our responsibilities under those standards are further described in the Independent Auditor’s Responsibilities for the Audit of Internal Control Over Financial Reporting section of our report. We are required to be independent of CAF and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for Internal Control over Financial Reporting

Management is responsible for designing, implementing, and maintaining effective internal control over financial reporting, and for its assessment about the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on the Effectiveness of Internal Control over Financial Reporting.

Independent Auditor’s Responsibilities for the Audit of Internal Control Over Financial Reporting

Our objectives are to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects and to issue an independent auditor’s report that includes our opinion on internal control over financial reporting. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit of internal control over financial reporting conducted in accordance with GAAS will always detect a material weakness when it exists.

In performing an audit of internal control over financial reporting in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Obtain an understanding of internal control over financial reporting, assess the risks that a material weakness exists, and test and evaluate the design and operating effectiveness of internal control over financial reporting based on the assessed risk.

Definition and Inherent Limitations of Internal Control over Financial Reporting

An entity’s internal control over financial reporting is a process effected by those charged with governance, management, and other personnel, designed to provide reasonable assurance regarding the preparation of reliable financial statements in accordance with accounting principles generally accepted in the United States of America. An entity’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the entity; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, and that receipts and expenditures of the entity are being made only in accordance with authorizations of management and those charged with governance; and (3) provide reasonable assurance regarding prevention, or timely detection and correction of unauthorized acquisition, use, or disposition of the entity’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent, or detect and correct, misstatements. Also, projections of any assessment of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ Deloitte

February 10, 2025

Caracas — Venezuela

Lara Marambio & Asociados. A member firm of Deloitte Touche Tohmatsu Limited.

www.deloitte.com/ve

Deloitte refers to one or more of Deloitte Touche Tohmatsu Limited, a UK private company limited by guarantee, and its network of member firms, each of which is a legally separate and independent entity. Please see www.deloitte.com/about for a detailed description of the legal structure of Deloitte Touche Tohmatsu Limited and its member firms.

Lara Marambio & Asociados
RIF.: J-00327665-0
Av. Blandín, Edif. Torre la Castellana
(BNC), Piso 21
Urb. La Castellana
Caracas 1060- Venezuela

Telf: +58(212) 206 8501
Fax: +58(212) 206 8870
www.deloitte.com/ve

Independent Auditor’ s Report

To the Board of Directors and Shareholders of

Corporación Andina de Fomento (CAF)

Opinion

We have audited the financial statements of Corporación Andina de Fomento (CAF), which comprise the balance sheets as of December 31, 2024, 2023 and 2022, and the related statements of income, shareholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements (collectively referred to as the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of CAF as of December 31, 2024, 2023 and 2022, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

We have also audited, in accordance with auditing standards generally accepted in the United States of America (GAAS), CAF’s internal control over financial reporting as of December 31, 2024, based on the criteria established in Internal Control — Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 10, 2025 expressed an unmodified opinion on CAF’s internal control over financial reporting.

Basis for Opinion

We conducted our audits in accordance with GAAS. Our responsibilities under those standards are further described in the Independent Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of CAF and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about CAF ability to continue as a going concern for one year after the date that the financial statements are issued.

Independent Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an independent auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about CAF ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Deloitte

February 10, 2025

Caracas — Venezuela

Lara Marambio & Asociados. A member firm of Deloitte Touche Tohmatsu Limited.

www.deloitte.com/ve

Deloitte refers to one or more of Deloitte Touche Tohmatsu Limited, a UK private company limited by guarantee, and its network of member firms, each of which is a legally separate and independent entity. Please see www.deloitte.com/about for a detailed description of the legal structure of Deloitte Touche Tohmatsu Limited and its member firms.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Balance Sheets

As of December 31, 2024, 2023 and 2022

(In thousands of U.S. dollars)

	NOTES	2024	2023	2022
ASSETS
Cash and due from banks		233,196	70,592	107,592
Deposits with banks		3,369,941	4,963,938	6,535,869

Cash and due from banks and deposits with banks	3	3,603,137	5,034,530	6,643,461

Marketable securities – trading	4 and 18	13,672,716	9,988,218	8,483,605
Other investments	5	873,792	1,265,038	258,372
Loans (US$ 3,003,195, US$ 2,549,568 and US$ 2,499,856 at fair value as of December 31, 2024, 2023 and 2022, respectively)	6 and 18	33,835,802	33,479,085	30,622,324
Less loan commissions, net of origination costs		175,371	175,732	166,213
Less allowance for loan losses	6	84,757	56,913	63,192

Loans, net		33,575,674	33,246,440	30,392,919

Accrued interest and commissions receivable:	18
Loans		438,237	508,058	362,486
Others		569,565	449,514	311,406

		1,007,802	957,572	673,892
Derivative financial instruments	17 and 18	535,457	911,749	459,809
Equity investments	7	399,765	392,184	381,779
Property and equipment, net		100,081	91,675	98,804
Other assets	8	2,691,529	1,926,857	2,984,101

TOTAL		56,459,953	53,814,263	50,376,742

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Deposits (US$ 0, US$ 0 and US$ 109,377 at fair value as of December 31, 2024, 2023 and 2022, respectively)	9 and 18	3,497,338	4,144,495	4,663,591
Commercial papers	10	3,249,108	4,653,512	4,618,797
Borrowings from other financial institutions (US$ 562,522, US$ 593,086 and US$ 665,849 at fair value as of December 31, 2024, 2023 and 2022, respectively), net	11 and 18	2,124,547	2,046,796	2,072,776
Bonds (US$ 27,250,667, US$ 24,608,695, US$ 21,137,893 at fair value as of December 31, 2024, 2023 and 2022, respectively), net	12 and 18	27,396,412	24,759,450	21,252,213
Accrued interest payable	18	1,011,611	846,534	565,916
Derivative financial instruments	17 and 18	2,936,482	2,340,647	3,309,978
Accrued expenses and other liabilities	13	255,082	293,109	174,154

Total liabilities		40,470,580	39,084,543	36,657,425

SHAREHOLDERS’ EQUITY:	15
Subscribed capital		10,010,895	9,988,015	8,563,350
Less callable capital portion		1,819,660	1,819,660	1,625,660
Less capital subscriptions receivable		2,365,685	2,570,045	1,412,260

Paid-in capital		5,825,550	5,598,310	5,525,430

Additional paid-in capital		4,796,340	4,380,427	4,252,952
Reserves		4,750,983	3,940,935	3,771,966
Retained earnings		616,500	810,048	168,969

Total shareholders’ equity		15,989,373	14,729,720	13,719,317

TOTAL		56,459,953	53,814,263	50,376,742

See accompanying notes to the financial statements

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Statements of Income

For the years ended December 31, 2024, 2023 and 2022

(In thousands of U.S. dollars)

	NOTES	2024	2023	2022
Interest income:
Loans	2 (h)	2,427,594	2,330,525	1,093,099
Investments and deposits with banks	2 (e), 4 and 5	1,082,927	922,659	172,987
Loan commissions	2 (h)	58,034	49,239	49,197

Total interest income		3,568,555	3,302,423	1,315,283

Interest expense:
Bonds		1,956,078	1,640,106	659,043
Commercial papers		234,915	236,761	62,532
Deposits		187,814	168,407	63,844
Borrowings from other financial institutions		145,982	143,978	58,941
Commissions		15,078	10,034	10,373

Total interest expense		2,539,867	2,199,286	854,733

Net interest income		1,028,688	1,103,137	460,550
Provision (credit) for loan losses	6	41,929	439	(3,287)

Net interest income, after provision (credit) for loan losses		986,759	1,102,698	463,837

Non-interest income:
Dividends and equity in earnings of investees	7	11,053	15,939	8,668
Other commissions		4,491	2,651	2,967
Other income	6 and 7	4,869	39,696	7,306

Total non-interest income		20,413	58,286	18,941

Non-interest expenses:
Administrative expenses	21	219,646	205,161	177,803
Other expenses	7	33,428	5,636	25,811

Total non-interest expenses		253,074	210,797	203,614

Income before unrealized changes in fair value related to other financial instruments and contributions to Shareholders’ Special Funds		754,098	950,187	279,164
Unrealized changes in fair value related to other financial instruments	19	402	(20,139)	(21,195)

Income before contributions to Shareholders’ Special Funds, net		754,500	930,048	257,969
Contributions to Shareholders’ Special Funds	22	138,000	120,000	89,000

Net income		616,500	810,048	168,969

See accompanying notes to the financial statements

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Statements of Shareholders’ Equity

For the years ended December 31, 2024, 2023 and 2022

(In thousands of U.S. dollars)

				Reserves
	NOTES	Paid-in capital	Additional paid-in capital	General reserve	Article N° 42 of the Constitutive Agreement	Total reserves	Retained earnings	Total shareholders’ equity
BALANCES AS OF DECEMBER 31, 2021		5,436,375	4,091,298	3,094,768	572,183	3,666,951	105,015	13,299,639
Capital increase	15	254,235	465,585	—	—	—	—	719,820
Capital decrease due to shares’ repurchase	6	(165,180)	(303,931)	—	—	—	—	(469,111)
Net income	15	—	—	—	—	—	168,969	168,969
Appropriated for general reserve	15	—	—	94,505	—	94,505	(94,505)	—

Appropriated for reserve pursuant to Article N° 42 of the Constitutive Agreement	15	—	—	—	10,510	10,510	(10,510)	—
BALANCES AS OF DECEMBER 31, 2022		5,525,430	4,252,952	3,189,273	582,693	3,771,966	168,969	13,719,317
Capital increase	15	269,560	489,366	—	—	—	—	758,926
Capital decrease due to shares’ repurchase	6	(196,680)	(361,891)	—	—	—	—	(558,571)
Net income	15	—	—	—	—	—	810,048	810,048
Appropriated for general reserve	15	—	—	152,069	—	152,069	(152,069)	—
Appropriated for reserve pursuant to Article N° 42 of the Constitutive Agreement	15	—	—	—	16,900	16,900	(16,900)	—

BALANCES AS OF DECEMBER 31, 2023		5,598,310	4,380,427	3,341,342	599,593	3,940,935	810,048	14,729,720
Capital increase	15	329,960	604,918	—	—	—	—	934,878
Capital decrease due to shares’ repurchase	6	(102,720)	(189,005)	—	—	—	—	(291,725)
Net income	15	—	—	—	—	—	616,500	616,500
Appropriated for general reserve	15	—	—	728,548	—	728,548	(728,548)	—
Appropriated for reserve pursuant to Article N° 42 of the Constitutive Agreement	15	—	—	—	81,500	81,500	(81,500)	—

BALANCES AS OF DECEMBER 31, 2024		5,825,550	4,796,340	4,069,890	681,093	4,750,983	616,500	15,989,373

See accompanying notes to the financial statements

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Statements of Cash Flows

For the years ended December 31, 2024, 2023 and 2022

(In thousands of U.S. dollars)

	NOTES	2024	2023	2022
OPERATING ACTIVITIES:
Net income		616,500	810,048	168,969
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Unrealized (gain) loss on marketable securities – trading		(39,176)	(121,961)	50,336
Loan commissions, net of amortization of origination costs		(20,804)	(18,467)	(20,172)
Provision (credit) for loan losses	6	41,929	439	(3,287)
Impairment charge for equity investments	7	7,797	1,336	962
Unrealized changes in fair value related to equity investment	7	14,608	(11,403)	17,854
Equity in earnings of investees	7	(4,300)	(11,005)	(1,943)
Amortization of deferred charges		7,116	3,187	4,751
Depreciation of property and equipment		7,948	8,650	8,831
Provision for employees’ severance benefits		18,871	17,723	15,023
Provision for employees’ savings plan		581	607	744
Unrealized changes in fair value related to other financial instruments	19	(402)	20,139	21,195
Net changes in operating assets and liabilities:
Marketable securities – trading, net		(3,648,306)	(1,490,393)	3,965,795
Accrued interest and commissions receivable		(50,231)	(283,683)	(316,056)
Other assets		(34,675)	(31,362)	(22,004)
Accrued interest payable		165,077	280,619	277,683
Severance benefits paid or advanced		(12,387)	(15,862)	(14,417)
Employees’ savings plan paid or advanced		837	(1,648)	(2,101)
Accrued expenses and other liabilities		917	(47,366)	23,167

Total adjustments and net changes in operating assets and liabilities		(3,544,600)	(1,700,450)	4,006,361

Net cash (used in) provided by operating activities		(2,928,100)	(890,402)	4,175,330

INVESTING ACTIVITIES:
Purchases of other investments	5	(5,007,290)	(2,694,830)	(562,436)
Maturities of other investments	5	5,398,536	1,814,033	596,456
Loan origination and principal collections, net	6	(687,545)	(3,229,529)	(1,805,360)
Equity investments, net	7	(25,686)	10,667	34,698
Property and equipment, net		(16,354)	(1,521)	(1,648)

Net cash used in investing activities		(338,339)	(4,101,180)	(1,738,290)

FINANCING ACTIVITIES:
Net (decrease) increase in deposits	9	(647,157)	(514,720)	652,707
Proceeds from commercial papers	10	22,518,839	66,484,410	63,977,481
Repayment of commercial papers	10	(23,923,243)	(66,449,695)	(62,172,330)
Net (decrease) increase in derivative-related collateral		(775,457)	1,239,557	(2,414,170)
Proceeds from issuance of bonds	12	7,027,579	6,505,253	3,653,612
Repayment of bonds	12	(3352,877)	(4,574,471)	(3,923,431)
Proceeds from borrowings from other financial institutions		646,970	186,023	797,723
Repayment of borrowings from other financial institutions		(594,486)	(252,632)	(407,254)
Proceeds from issuance of shares	15	934,878	758,926	719,820

Net cash provided by financing activities		1,835,046	3,382,651	884,158

NET (DECREASE) INCREASE IN CASH AND DUE FROM BANKS AND DEPOSITS WITH BANKS		(1,431,393)	(1,608,931)	3,321,198
CASH AND DUE FROM BANKS AND DEPOSITS WITH BANKS AT BEGINNING OF THE YEAR		5,034,530	6,643,461	3,322,263

CASH AND DUE FROM BANKS AND DEPOSITS WITH BANKS AT END OF THE YEAR		3,603,137	5,034,530	6,643,461

SUPPLEMENTAL DISCLOSURE:
Interest paid during the year		2,316,780	1,925,433	612,024

NON-CASH FINANCING ACTIVITIES:
Principal collections – Loans	6	291,725	558,571	469,111

Capital decrease	6	(291,725)	(558,571)	(469,111)

Change in derivative instruments assets		376,292	(451,940)	52,574

Change in derivative instruments liabilities		595,835	(969,331)	2,467,020

See accompanying notes to the financial statements

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2024, 2023 and 2022

(In thousands of U.S. dollars)

1.	ORIGIN

Business description – Corporación Andina de Fomento (CAF) began its operations on June 8, 1970 and was established under public international law which abides by the provisions set forth in its Constitutive Agreement. Series “A” and “B” shareholder countries are: Argentina, Bolivia, Brazil, Chile, Costa Rica, Colombia, Dominican Republic, Ecuador, El Salvador, Honduras, Panamá, Paraguay, Perú, Trinidad and Tobago, Uruguay and Venezuela. Series “C” shareholder countries are: Barbados, Bahamas, Jamaica, Mexico, Portugal and Spain. In addition, there are 13 Commercial banks which are Series “B” shareholders.

CAF is headquartered in Caracas, Venezuela and has offices in Asunción, Paraguay; Bogotá, Colombia; Brasilia and Sao Paulo, Brazil; Buenos Aires, Argentina; México City, México; Panamá City, Panamá;La Paz, Bolivia; Lima, Perú; Madrid, Spain; Montevideo, Uruguay; Port of Spain, Trinidad and Tobago, Quito, Ecuador, San Salvador, El Salvador, Santiago de Chile, Chile and Santo Domingo, Dominican Republic.

CAF is a development bank committed to supporting the countries of Latin America and the Caribbean and improving the quality of life in the region. Our actions promote sustainable development and regional integration. We serve the public and private sectors, through credit, non-refundable resources, and supports in the technical and financial structuring of projects to a broad client base of 22 countries, private companies, and financial institutions.

CAF offers financial and related services to the governments of its shareholder countries, as well as their public and private institutions, corporations and joint ventures. CAF’s principal activity is to provide short, medium and long-term loans to finance projects, working capital, trade activities and to undertake feasibility studies for investment opportunities in shareholder countries. Furthermore, CAF manages and supervises third-party cooperation funds owned and sponsored by other countries and organizations, destined to finance programs agreed upon with donor countries and organizations which are in line with CAF’s policies and strategies.

CAF raises funds to finance its operations from sources both within and outside its shareholder countries.

2.	BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

a.

Financial statement presentation – The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles with the U.S. dollar as the functional currency.

b.

Use of estimates – The preparation of the accompanying financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheets, as well as the amounts reported as revenues and expenses during the corresponding reporting period. The most important estimates related to the preparation of the accompanying financial statements refer to estimating the allowance for loan losses, and valuation and classification at fair values of financial instruments, among others. Management believes these estimates are adequate. Actual results could differ from those estimates.

c.

Transactions denominated in other currencies – Transactions denominated in currencies other than U.S. dollars are converted into U.S. dollars at exchange rates in effect at the dates of the transactions. Currency balances other than U.S. dollars are converted into U.S. dollars at year-end exchange rates. Any foreign exchange gains or losses, including related hedge effects, are included in the statements of income.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2024, 2023 and 2022

(In thousands of U.S. dollars)

d.

Cash and due from banks and deposits with banks – Cash and due from banks and deposits with banks comprised of cash, due from banks and short-term deposits with banks with an original maturity of three months or less.

e.

Marketable securities – trading – These investments are classified as trading marketable securities, according to management’s intention and are recorded on the trade date. Trading marketable securities are securities that are mainly bought and held principally for the purpose of selling them in the near term and therefore held for only a short period of time. Trading marketable securities are recorded at fair value. Gains and losses from sales of trading marketable securities and changes in the fair value of trading marketable securities are included in interest income of investments and deposits with banks in the statements of income.

CAF’s marketable securities policies require: (i) at least 90% of investments with a long-term rating of A-, A3, A- or above, the rating is determined for the lowest among Standard & Poors (S&P), Moody’s and/or Fitch, respectively, in US dollar or its equivalent in local currency; (ii) No investment can have a long-term rating lower than B, B2, B; or short-term rating lower than A-2, P-2; F-2, determined for the lowest rating among S&P, Moody’s and/or Fitch, respectively; or be unrated; (iii) Investments with governments or governments’ agencies rated AA+ have a limit of up to 7% of the liquid assets excluding US Government securities (bonds, notes and treasury bills) and Bank for International Settlements securities where the limit is up to 50% of the liquid assets.

f.

Other investments – mainly includes the following: (i) Deposits with banks due more than 90 days (original maturity), and (ii) Special Drawing Rights (SDR). SDR are an international reserve asset issued by the International Monetary Fund (IMF) as a complementary official reserve for member countries. SDR’s value is based on a five currencies basket (the US dollar, the Euro, the Chinese renminbi, the Japanese yen, and the British pound sterling).

g.

Reverse repurchase agreements – CAF has entered into reverse repurchase agreements as part of liquidity management. Under a reverse repurchase agreement, CAF purchases securities with an agreement to resell them to the counterparty on a specific date for a specific price plus interests, with earlier resale permitted. Securities purchased under reverse repurchase agreements are included in the balance sheets under account “Securities purchased under resale agreement” and interests thereon are included in the statements of income under “Investments and deposits with banks”.

All securities covered under reverse repurchase agreements are carried at face value, which approximate fair value due to their short-term in nature and minimal credit risk. There are no open positions as of December 31, 2024, 2023 and 2022.

h.

Loans – CAF grants short, medium and long-term loans for execution of projects, working capital, trade activities and to undertake feasibility studies for investment opportunities, both to public and private entities, for development and integration programs and projects in shareholder countries.

For credit risk purposes, CAF classifies its loans as follow:

(i)	Sovereign loans – Include loans granted to national, regional or local governments or decentralized institutions and other loans fully guaranteed by national governments.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2024, 2023 and 2022

(In thousands of U.S. dollars)

(ii)	Non-sovereign loans – Include loans granted to corporate and financial sectors (public and private sectors), among others, which are not guaranteed by national governments.

Loans are carried at their unpaid principal balances less: (i) write-offs, (ii) the allowance for loan losses, and (iii) loan commission fees received upon origination net of certain direct origination costs. Interest income is accrued on the unpaid principal balance. Loan commission fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the effective interest method and are presented as interest income—loan commissions in the statements of income.

Factors considered by management in determining non-accrual loans are payment status and the probability of collecting scheduled principal and interest payments when due.

Private sector loans that are 90 days overdue or public sector loans that are over 180 days overdue are placed on non-accrual status and, as result, the accrual for interest on non-accrual loans is discontinued unless the loans are well-secured and in process of collection.

Interest accrued but not collected for loans that are placed on non-accrual loans status is reversed against interest income. The interest on non-accrual loans is accounted for on a cash-basis, until the loans qualify for return to accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

When a loan is overdue, CAF will immediately suspend any pending disbursement for said loan and for any other loans in which the client is the borrower, beneficiary or guarantor for CAF. CAF charges late payments fees on these overdue loans included in the statements of income as part of loans’ interest income.

Loan losses, partial or total, are written off against the allowance for loan losses when management confirms the uncollectability of a loan balance. Subsequent recoveries on written off loans, if any, will be credited to the allowance for loan losses.

CAF maintains risk exposure policies to avoid concentrating its loans in any one country or economic group, which might be affected by market situations or other circumstances. According to CAF’s policies on risk exposure, the consolidated exposure of a member country (Series “A” and “B” shareholders) must not exceed 20% of the consolidated exposure of all CAF operations, and 75% of the CAF’s net shareholders’ equity. For Series “C” shareholders, the risk exposure must not exceed eight times the contributions received by CAF from that country. Additionally, the consolidated exposure of a client in the public/mixed sector considered as non-sovereign risk, or private sector must not exceed 7,5% or 5,0%, respectively, of CAF’s net shareholders’ equity.

CAF reviews, on a semi-annual basis, the credit risk rating of its non-sovereign loans portfolio and classifies the risk into the following categories*:

(i)	AAA: A client/issuer classified as “AAA” presents an extremely strong capacity to meet financial commitments. “AAA” is the highest rating granted.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2024, 2023 and 2022

(In thousands of U.S. dollars)

(ii)	AA: A client/issuer classified as “AA” presents a very strong capacity to meet financial commitments. This client/issuer differs from the highest-rated clients/issuers only to a small degree.

(iii)

A: A client/issuer classified as “A” presents a strong capacity to meet financial commitments but is a little more vulnerable to adverse effects of changes in economic conditions and situations than the highest-rated clients/issuers.

(iv)

BBB: A client/issuer classified as “BBB” presents an adequate capacity to meet financial commitments. However, it is more likely that adverse economic conditions or changing circumstances will undermine the debtor’s capacity to meet financial commitments.

(v)

BB: A client/issuer classified as “BB” is less vulnerable, in the short term, than other issuers with lower ratings. However, this client/issuer is always facing uncertainty and exposure in the event of adverse business, financial or economic situations, which may make its capacity to meet financial commitments inadequate.

(vi)

B: A client/issuer classified as “B” is more vulnerable to payment default than clients/issuers with “BB” rating, but currently presents capacity to meet financial commitments. Adverse business, financial or economic conditions would probably undermine the capacity or will of the client/issuer to meet financial commitments.

(vii)	CCC: A client/issuer classified as “CCC” is currently vulnerable and dependent on favorable business, financial and economic conditions to meet financial commitments.

(viii)	D: A client/issuer is classified as D in case of payment default with CAF exceeding 90 days.

*	Ratings “AA” – “CCC” may be modified by adding a plus (+) or minus (-) sign to show their relative position in the rating categories.

i.

Allowance for loan losses – The allowance for credit losses is maintained at a level CAF believes to be appropriate to absorb expected lifetime credit losses over the contractual life of the loan portfolio and consider available information relevant to assessing the collectability of cash flows including a combination of internal and external information relating to past events, current conditions, and reasonable and supportable forecasts.

The allowance for loan losses reflects CAF’s current estimate of all expected credit losses based on the information available at the date of the balance sheet, and this information is assessed and updated timely taking into account the market’s characteristics, policies and macroeconomic perspectives to adequately reflect the effect of those changes in borrower credit ratings and therefore in expected credit losses.

For purposes of determining the allowance for expected credit losses, CAF management classifies its loans for credit risk purposes into sovereign loans and non-sovereign loans. The allowance for loan losses is estimated considering the credit risk exposure, default probability in each point of the credit exposure lifetime and loss given default, recognizing such lifetime expected effects in profit or loss for the reporting period.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2024, 2023 and 2022

(In thousands of U.S. dollars)

Sovereign loans within each country exhibit similar risk characteristics, therefore, the allowance for loan losses on sovereign loans is collectively evaluated and established by CAF based on the individual long-term foreign currency debt rating applicable to the borrower countries, under the Basel Committee criteria using the existing risk ratings of three recognized international agencies at the date of preparation of the financial statements. This long-term debt rating considers a default probability. Given CAF’s status as a de facto preferred creditor, its multilateral financial institution condition, and its borrowers’ interest in maintaining their credit standing with CAF, and considering as well the immunities and privileges conferred by its shareholder countries, which are established in CAF’s Constitutive Agreement and other similar agreements, adjustments are made to reflect a lower default probability equivalent to four levels to the average rating referred above. Historically, none of its sovereign loans has ever been written off. It is not the policy of CAF to restructure its sovereign loans and management does not have any expectation of writing off such loans.

For the non-sovereign loans, the allowance for loan losses is individually evaluated by considering CAF’s internal rating of each borrower, using the probability of default associated with that rating, as well as the loss given default.

CAF considers that external data provided by risk rating agencies used to determine the probability of default reflects its expectations about the future economic conditions and there are no other adjustments regarding historical loss information and future conditions that should be considered as significant factor to determining the expected collectability.

CAF assesses and determine the loss given default which considers the CAF´s status as a de facto preferred creditor, the immunities and privileges conferred by its shareholder countries, the collateral of each loan, the effect of interest on late payments to avoid the potential impairment derived by the time value of money and the evidence of historical loss data collected for each country through the years. In addition, given the nature of CAF´s lending activities as multilateral bank, in case of delay on payments of sovereign loans, the loss given default reflects the expectation to collect the total amount due, including accrued interests and commissions receivable for the period of delay.

A specific allowance for loan losses is individually evaluated and established by CAF for loans in non-accrual status as these loans do not have the same risk characteristics as other loans. A loan is considered in non-accrual status when, based on currently available information and events, it is probable that CAF will not recover the total amount of principal and interest as agreed in the terms of the original loan contract. The allowance for loan losses is determined on a loan-by-loan basis based on the present value of expected future cash flows, discounted at the original loan’s effective interest rate.

j.

Equity investments – CAF invests in equity securities of companies and funds in strategic sectors, with the objective of promoting the development of such companies and funds and their participation in the securities markets and to serve as a catalyst in attracting resources to shareholder countries.

If CAF has the ability to exercise significant influence over the operating and financial policies of the investee, which is generally presumed to exist when CAF holds an ownership interest in the voting stock of an investee between 20% and 50%, the equity investments are accounted for using the equity method. Under the equity method, the carrying amount of the equity investment is adjusted to reflect CAF’s proportionate share of earnings or losses, dividends received and certain transactions of the investee Company.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2024, 2023 and 2022

(In thousands of U.S. dollars)

Other than those accounted for under the equity method, CAF recorded investments in equity securities without readily determinable fair value, as follows:

(i)

Direct investments in equity securities of companies – These investments without readily determinable fair value, which do not qualify for the net asset value practical expedient to estimate fair value, are accounted for at cost minus impairment (if any), plus or minus changes resulting from observable price changes in orderly transactions for an identical or similar investment of the same issuer.

(ii)	Equity investments in funds – These investments are carried at fair value using the net asset value practical expedient to estimate fair value.

Dividend income from equity investments without readily determinable fair value is recognized when CAF’s right to receive payment has been established.

Impairment of investment accounted for under the equity method.

An investment accounted for under the equity method is considered impaired and an impairment loss is recognized only if there are circumstances that indicate impairment as a result of one or more events (“loss events”) that have occurred after recognition of such investment.

An impairment charge is recorded whenever a decline in value of an investment below its carrying amount is determined to be other-than-temporary. In determining if a decline is other-than-temporary, factors such as the length of time and extent to which the fair value of the investment has been less than the carrying amount of the investment, the near-term and longer-term operating and financial prospects of the affiliate and the intent and ability to hold the investment for a period of time sufficient to allow for any anticipated recovery are considered. Which are included in the statements of income as part of other expenses.

k.

Property and equipment, net – Property and equipment are stated at cost less accumulated depreciation. Maintenance and repair expenses are charged directly to the statements of income for the year as incurred, while improvements and renewals are capitalized. Depreciation is calculated using the straight-line method and charged to the statements of income over the estimated useful life of assets.

The estimated useful life for assets is as follows:

Buildings	30 years
Building improvements	15 years
Leasing building improvements	Term of leasing contract
Furniture and equipment	2 to 10 years
Vehicles	5 years

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2024, 2023 and 2022

(In thousands of U.S. dollars)

l.	Other assets – Other assets mainly include the following:

(i)

Derivative-related collateral – CAF receives or provides cash collateral from or to individual swap and futures counterparties to mitigate its credit exposure to these counterparties. It is the policy of CAF to restrict and invest cash collateral received from swap and futures counterparties for fulfilling its obligations under the collateral agreement. CAF records cash collateral received in other assets with a corresponding obligation to return the cash collateral received recorded in accrued expenses and other liabilities. Cash collateral provided to swap and futures counterparties, under the collateral agreement, are recorded in other assets.

(ii)

Intangible assets – Include software investments which are reported at cost less accumulated amortization. The amortization is calculated with the straight-line method over the useful life estimated by CAF. The estimated useful life of these assets is between 2 and 5 years.

m.

Deposits – Deposits are recorded at amortized cost, except for some deposits that are designated a fair value hedge or as an economic hedge. Gains or losses resulting from changes in the fair value of these deposits are recognized in the statements of income when they occur.

n.	Commercial papers – Commercial papers are recorded at amortized cost net of premiums and discounts.

o.

Borrowings from other financial institutions – The borrowings from other financial institutions, both local or foreign financial institutions, are recorded at amortized cost, except for some borrowings that are designated a fair value hedge or as an economic hedge. The up-front costs and fees related to the issuance of borrowings recorded at amortized cost are deferred and reported in the balance sheets as a direct deduction from the face amount of borrowings and amortized during the term of the borrowings as interest expense. The up-front cost and fees related to borrowings that are designated a fair value hedge or as an economic hedge are recognized in the statements of income when they occur.

p.	Bonds – Medium and long-term bond issuances, whose objective is to provide the financial resources required to finance CAF’s operations, are recorded as follows:

(i)

Bonds denominated in currencies other than the US$ are recognized at fair value. Gains or losses resulting from changes in the fair value of these bonds, as well as the related bond’s up-front costs and fees, are recognized in the statements of income when they occur. CAF enters into cross-currency and interest rate swaps to economically hedge the interest rate and foreign exchange risks related with these bonds.

(ii)

Bond denominated in US$ are recognized at fair value. The interest rate risk on US$denominated bonds is hedged using interest rate swaps, and such interest rate swaps are designated as part of fair value hedge accounting relationships assuming no hedge ineffectiveness (the “shortcut method”). The related bond’s up-front costs and fees are deferred and reported in the balance sheets as a direct deduction from the face amount of the bonds and amortized during the term of the bonds as interest expense.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2024, 2023 and 2022

(In thousands of U.S. dollars)

Partial repurchases of bond issuances result in derecognition of the corresponding liabilities. The difference between the repurchase price and the bond’s carrying amount is recognized as income/loss for the year.

q.

Employees’ severance benefits – Accrual for severance benefits comprises all the liabilities related to the workers’ vested rights according to CAF’s employee policies and the applicable labor law of the member countries. The accrual for employee severance benefits is presented as part of “Employees’ severance benefits and savings plan” account under “Accrued expenses and other liabilities” caption.

Under CAF’s employee policies, employees earn a severance benefit equal to five days of salary per month, up to a total of 60 days per year of service. From the second year of service, employees earn an additional two days salary for each year of service (or fraction of a year greater than six months), cumulative up to a maximum of 30 days of salary per year. Severance benefits are recorded in the accounting records of CAF as they are incurred and interest on the amounts owed to employees are paid annually as a result of employees’ rights to receive severance benefits accrued in the year in which earned.

In the case of unjustified dismissal or involuntary termination, employees have the right to an additional severance benefit of one month of salary per year of service, until a top of 150 salary days.

r.

Pension plan – CAF has established a defined benefit plan (the Plan), which is mandatory for all employees hired on or after the establishment of the Plan and voluntary for all other employees. The Plan’s benefits are calculated based on years of service and the average salary of the three consecutive years in which the employee received the highest salary. CAF periodically updates the benefit obligations considering actuarial assumptions.

s.	Derivative financial instruments and hedging activities – CAF records all derivative financial instruments on the balance sheet at fair value, regardless of the purpose or intent for holding them.

CAF’s policy is not to enter into derivative financial instruments for speculative purposes. CAF also formally assesses, both at the hedge’s inception and on an ongoing basis, whether the derivative financial instruments that are used in hedging transactions are highly effective in offsetting changes in fair values of the hedged items.

Derivative financial instruments that are considered to be hedges from an accounting perspective are recognized in the balance sheet at fair value with changes in fair value either: (1) offset by changes in fair value of the hedged assets, liabilities or firm commitments through earnings within “Derivative financial instruments assets” or “Derivative financial instruments liabilities” if the derivative is designated as a fair value hedge, or (2) recognized in other income until the hedged item is recognized in earnings if the derivative is designated as a cash flow hedge. The ineffective portion of the change in fair value for a hedged derivative is immediately recognized in earnings as a component of “Unrealized changes in fair value related to other financial instruments”, regardless of whether the hedged derivative is designated as a cash flow or fair value hedge. In all situations in which hedge accounting is discontinued, CAF, recognizes any changes in its fair value in the statements of income.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2024, 2023 and 2022

(In thousands of U.S. dollars)

CAF discontinues hedge accounting prospectively upon determining that the derivative financial instrument is no longer effective in offsetting changes in the fair value of the hedged item; the derivative expires or is sold, terminated or exercised; the derivative is de-designated as a hedging instrument, because it is unlikely that a forecasted transaction will occur, a hedged firm commitment no longer meets the definition of a firm commitment, or management determines that the designation of the derivative financial instrument as a hedging instrument is no longer appropriate.

When hedge accounting is discontinued because it is determined that the derivative financial instrument no longer qualifies as an effective fair value hedge, CAF continues to carry the derivative financial instrument on the balance sheets at its fair value, but no longer adjusts the hedged asset or liability for changes in fair value.

Certain derivative financial instruments, although considered to be an effective hedge from an economic perspective (economic hedge), have not been designated as a hedge for accounting purposes. The changes in the fair value of such derivative financial instruments are recognized in the statements of income, concurrently with the change in fair value of the underlying assets and liabilities.

t.

Fair value of financial instruments and fair value measurements – An entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Accounting guidance establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Inputs used to measure fair value may fall into one of three levels:

Level 1 – Applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 – Applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 – Applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

u.

Guarantee fee income – CAF provides guarantees on loans originated by third parties to support projects located within a shareholder country that are undertaken by public and private entities. CAF may offer guarantees of private credit agreements or it may offer public guarantees of obligations of the securities of third-party issuers. CAF generally offers partial credit guarantees with the intention of sharing the risk with private lenders or holders of securities. CAF’s responsibility is limited to paying up to the amount of the guarantee upon default by the client. The guarantee fee income received is deferred and recognized in statement of income – Loan commissions over the period covered by the guarantee.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2024, 2023 and 2022

(In thousands of U.S. dollars)

v.

Provision for guarantees losses – Provision for guarantees is maintained at a level CAF believes adequate to absorb probable losses inherent to the guaranteed loans originated by third parties as of the date of the financial statements. Guaranteed loans are classified as either sovereign or non-sovereign. Provision for guarantees is estimated by CAF considering the credit risk exposure, default probability and loss given default. Provision for sovereign guarantees losses is based on the individual long-term foreign currency debt rating of the guarantor countries (“sovereign risk rating”) under the Basel Committee criteria based on the existing risk ratings of three recognized international risk rating agencies at the date of the financial statements’ preparation. These sovereign risk ratings have associated default probability. Given CAF’s status as a de facto preferred creditor, arising from its status as a multilateral financial institution and from the interest of its borrowers in maintaining their credit standing with CAF, and taking into account the immunities and privileges conferred by its shareholder countries, which are established in CAF’s Constitutive Agreement and other similar agreements, a factor that reflects a lower default probability – usually equivalent to four levels up in this weighted average rating is used. For non-sovereign guarantees, the provision is determined by considering the CAF internal individual rating of each client, internally assigned and the loss given default.

The provision for guarantees losses are reported as other liabilities.

w.	Recent accounting pronouncements –

Recently adopted accounting pronouncements

ASU 2024-03, Expense Disaggregation Disclosures

On November 4, 2024, the FASB issued ASU 2024-03 which requires the disclosure of income statement expenses, for public business entities, specified information about costs and expenses. The ASU requires disaggregation of certain expenses into specified categories in disclosures within the footnotes to the financial statements. The amendments in this Update are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027, for all public business entities. CAF early adopted this ASU and did not have material disclosure effects in the financial statements.

Accounting pronouncements pending adoption

ASU 2023-06, Disclosure Improvements

On October 9, 2023, the FASB issued ASU 2023-06, which amends the disclosure or presentation requirements related to various subtopics in the FASB Accounting Standards Codification (the “Codification”). The ASU was issued in response to the Security Exchange Commission (SEC) Disclosure Update and Simplification Initiative that updated and simplified disclosure requirements that the SEC believed were “redundant, duplicative, overlapping, outdated, or superseded.” The new guidance is intended to align U.S. GAAP requirements with those of the SEC and to facilitate the application of U.S. GAAP for all entities. CAF will not early adopt this ASU and estimates it will not have material effects in the financial statements. For all entities within the scope of the affected Codification subtopics, if by June 30, 2027, the SEC has not removed the applicable requirement from Regulation S-X or Regulation S-K, the pending content of the associated amendment will be removed from the Codification and will not become effective for any entities.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2024, 2023 and 2022

(In thousands of U.S. dollars)

ASU 2024-04, Debt with Conversion and Other Options

On November 26, 2024, the FASB issued ASU 2024-04 to improve the relevance and consistency in application of the induced conversion guidance in Subtopic 470-20 for (a) convertible debt instruments with cash conversion features and (b) debt instruments that are not currently convertible. This Update is effective for all entities for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. Early adoption is permitted for all entities that have adopted the amendments in Update 2020-06. The adoption of this ASU will not have material effects in the CAF’s financial statements.

3.	CASH AND DUE FROM BANKS AND DEPOSITS WITH BANKS

Cash and due from banks and deposits with banks with original maturity of three months or less include the following:

	December 31, 2024	December 31, 2023	December 31, 2022
Cash and due from banks	233,196	70,592	107,592

Deposits with banks:
U.S. dollars	3,337,799	4,793,922	5,417,808
Euro	32,142	170,016	1,118,061

	3,369,941	4,963,938	6,535,869

	3,603,137	5,034,530	6,643,461

4.	MARKETABLE SECURITIES — TRADING

A summary of trading securities follows:

	December 31, 2024		December 31, 2023		December 31, 2022
		Average		Average		Average
		maturity		maturity		maturity
	Amount	(years)	Amount	(years)	Amount	(years)
U.S. Securities(1)	5,916,834	0.69	2,542,017	1.45	1,775,459	1.70

Non-U.S. governments and government entities bonds	324,895	2.46	423,908	1.74	334,634	1.42

Financial institutions and corporate securities:
Commercial paper	2,417,869	0.30	2,610,195	0.39	1,851,803	0.23
Certificates of deposits(2)	1,995,211	0.31	2,103,754	0.39	2,769,645	0.36
Bonds	2,197,129	2.28	1,818,551	2.54	1,325,284	1.69
Collateralized mortgage obligation	409,345	4.68	377,665	4.56	266,250	5.11
Liquidity funds(3)	307,422	—	112,128	—	160,530	—
Exchange Traded Fund(4)	104,011	—	—	—	—	—

	7,430,987	1.15	7,022,293	1.18	6,373,512	0.81

	13,672,716	0.98	9,988,218	1.27	8,483,605	1.02

(1)	U.S. securities include Treasury Notes and U.S. Treasury Bills.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2024, 2023 and 2022

(In thousands of U.S. dollars)

(2)

Each certificate of deposit bears a maturity date and specified fixed interest rate. It also is held through The Depository Trust Company and has a CUSIP number, which is a code that identifies a financial security and facilitates trading.

(3)	The liquidity funds are comprised of short-term (less than one year) securities representing high-quality liquid debt and monetary instruments.

(4)	The exchange-traded fund (ETF) is a type of pooled investment security that holds multiple underlying assets.

The fair value of marketable securities includes net unrealized gains of US$ 95,201, US$ 56,025 and unrealized losses US$ 65,936 as of December 31, 2024, 2023 and 2022 respectively.

For the years ended December 31, 2024, 2023 and 2022, Interest income — Investments and deposits with banks includes interest income for US$ 736,056, US$ 659,138 and US$ 230,948 respectively, and gains on the mark-to-market valuations for US$ 347,679, US$ 260,233 and losses US$ 57,961, respectively. The fluctuation in Interest income — Investments and deposits with banks is mainly due to the increase in investment portfolio.

CAF places its short-term (less than one year) investments mainly in high grade financial institutions and corporate securities. CAF has conservative investment guidelines that limit the amount of credit risk exposure, considering among other factors, limits as to credit ratings, limits as to duration exposure, specific allocations by type of investment instruments and limits across sector and currency allocation. As of December 31, 2024, 2023 and 2022 CAF does not have any significant concentration of credit risk based on credit rating according to its investment guideline. Non-US dollar-denominated securities included in marketable securities amounted to the equivalent of US$ 421,568, US$ 283,554 and US$ 550,973 as of December 31, 2024, 2023 and 2022 respectively.

Maturity of marketable securities are as follows:

	December 31, 2024	December 31, 2023	December 31, 2022
No maturities(1)	411,433	112,128	160,530
Less than one year	8,417,721	5,897,276	5,454,330
Between one and two years	3,158,912	2,377,609	1,941,949
Between two and three years	667,831	677,273	542,997
Between three and four years	421,572	309,478	189,879
Between four and five years	246,651	366,187	97,714
Over five years	348,596	248,267	96,206

	13,672,716	9,988,218	8,483,605

(1)	Include liquidity funds and ETF.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2024, 2023 and 2022

(In thousands of U.S. dollars)

5.	OTHER INVESTMENTS

Other investments are as follows:

	December 31, 2024	December 31, 2023	December 31, 2022
Deposits with banks due more than 90 days
U.S. dollars	712,598	1,095,009	111,193
Euro	—	44,160	—
Colombian pesos	—	—	147,179

	712,598	1,139,169	258,372

Special drawing rights	161,194	125,869	—

	873,792	1,265,038	258,372

The interest rates on deposits with banks ranged from 4.14% to 5.62% as of December 31, 2024, from 2.52% to 6.60% as of December 31, 2023 and from 0.39% to 6.60% as of December 31, 2022.

Since February 2023, CAF was named authorized holder by the IMF allowing it hold and exchange SDRs only with authorized holders. SDRs holdings earn interest which is determined on weekly basis. The interest rate as of December 31,2024 and 2023 is 3.20% and 4.15%, respectively.

For the years ended December 31, 2024 and 2023, Interest income – Investments and deposits with banks includes interest income for US$ 6,822 and US$ 1,912, respectively, and loss in currency exposure for US$ 7,630 and gain for US$ 1,376, respectively, related to SDRs investments.

6.	LOANS

Loans mainly include loans with Series “A” and “B” shareholder countries, or private institutions or companies domiciled in those countries. Loans by country are summarized as follows:

	December 31, 2024	December 31, 2023	December 31, 2022
Shareholder country:
Argentina	4,874,550	5,503,626	3,981,391
Barbados	187,925	175,013	181,098
Bolivia	2,780,434	2,948,465	3,100,722
Brazil	3,217,994	2,970,763	2,633,318
Chile	408,698	244,000	192,510
Colombia	4,060,435	3,842,359	3,726,267
Costa Rica	485,505	497,638	533,937
Dominican Republic	445,937	445,105	412,627
Ecuador	4,230,310	4,246,954	4,232,207
El Salvador	469,083	302,000	75,000
Mexico	1,062,500	980,000	955,000
Panama	2,630,681	2,582,659	2,691,924

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2024, 2023 and 2022

(In thousands of U.S. dollars)

	December 31, 2024	December 31, 2023	December 31, 2022
Paraguay	2,488,370	2,373,889	2,059,119
Peru	1,751,423	1,836,850	1,473,683
Trinidad & Tobago	1,372,221	1,305,459	1,217,246
Uruguay	1,624,725	1,331,442	980,458
Venezuela	1,939,316	2,135,370	2,512,567

Total	34,030,107	33,721,592	30,959,074
Fair value adjustments	(194,305)	(242,507)	(336,750)

	33,835,802	33,479,085	30,622,324

Fair value adjustments of loans represent mainly adjustments to the amount of loans for which the fair value option is elected.

As of December 31, 2024, 2023 and 2022 loans denominated in currencies other than U.S. dollar were granted for an equivalent of US$ 1,188,035, US$ 696,136 and US$ 468,750, respectively, mainly in Colombian pesos, Dominican pesos, Uruguayan pesos, Brazilian reales, Swiss francs, Peruvian nuevo sol, Paraguayan guarani, Bolivian bolivianos, Chilean pesos and Japanese yen. All these loans are hedged with swaps, Borrowings from other financial institution and Bonds. As of December 31, 2024, 2023 and 2022, fixed interest rate loans amounted to US$ 2,566,260, US$ 2,226,339 and US$ 2,209,011, respectively.

Loans classified by sector borrowers and the weighted average yield of the loan portfolio is shown below:

	December 31, 2024		December 31, 2023		December 31, 2022
		Weighted		Weighted		Weighted
		average		average		average
	Amount	yield (%)	Amount	yield (%)	Amount	yield (%)
Public sector	32,599,975	6.44	32,327,694	7.30	29,791,001	6.17
Private sector	1,430,132	6.82	1,393,898	7.45	1,168,073	6.29

	34,030,107	6.45	33,721,592	7.30	30,959,074	6.18

The public sector includes entities of national governments, subnational entities, public companies owned by the latter, or mixed companies controlled by national governments or subnational entities.

The private sector includes entities controlled by private investors.

Loans by industry segments are as follows:

	December 31, 2024		December 31, 2023		December 31, 2022
	Amount	%	Amount	%	Amount	%
Infrastructure programs	14,164,668	42	14,364,602	43	12,441,156	41
Transport, warehousing and communications	9,137,554	27	9,003,229	27	8,487,104	27
Electricity, gas and water supply	5,257,924	15	5,327,072	16	5,696,943	18
Health and social services	2,892,114	8	2,665,148	8	2,317,517	7
Financial services – Development banks	1,304,144	4	985,000	2	841,398	3
Financial services – Commercial banks	1,132,330	4	1,259,164	4	1,040,578	3

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2024, 2023 and 2022

(In thousands of U.S. dollars)

	December 31, 2024		December 31, 2023		December 31, 2022
	Amount	%	Amount	%	Amount	%
Agriculture, hunting and forestry	56,630	—	70,724	—	52,852	—
Manufacturing industry	—	—	—	—	24,392	—
Others	84,743	—	46,653	—	57,134	1

	34,030,107	100	33,721,592	100	30,959,074	100

Loans mature as follows:

	December 31, 2024	December 31, 2023	December 31, 2022
Less than one year	5,171,261	5,715,772	4,060,523
Between one and two years	3,367,270	3,175,175	3,158,733
Between two and three years	3,533,696	3,079,662	2,979,214
Between three and four years	3,199,251	3,210,996	2,785,391
Between four and five years	3,160,217	2,936,228	2,932,946
Between five and ten years	10,313,580	10,231,497	9,749,684
Between ten and fifteen years	4,302,935	4,159,272	3,980,057
Over fifteen years	981,897	1,212,990	1,312,526

	34,030,107	33,721,592	30,959,074

CAF maintains an internal risk rating system to evaluate the quality of the non-sovereign loans, which identifies, through a standardized rating and review parameters, those risks related to credit transactions in order to determine an internal risk rating classification designed by CAF. For purpose of determining the allowance for loan losses of sovereign loans as of December 31, 2024, 2023 and 2022, rating assigned by external agencies are used.

The credit quality of the sovereign loans used in estimating the allowance for credit losses is based on the individual long-term foreign currency debt rating applicable to the borrower countries, which is determined under the Basel Committee criteria based on the existing risk ratings of three recognized international agencies as of the date of preparation of the financial statements. The credit quality by year of origination and taking the Moody’s rating as a reference as of December 31, 2024, is as follows:

	Credit Rating	Year of origination
Country		2024	2023	2022	2021	2020	Prior	Total
Argentina	Ca	474,202	869,607	516,970	819,346	662,000	1,448,327	4,790,452
Barbados	B3	—	—	—	49,143	100,000	38,782	187,925
Bolivia	Caa3	24,291	48,917	607,759	350,000	37,594	1,624,708	2,693,269
Brazil	Ba1	—	7,479	606,713	—	553,023	1,688,701	2,855,916
Colombia	Baa2	350,000	250,000	600,000	500,000	350,000	1,346,563	3,396,563
Costa Rica	Ba3	—	—	—	—	435,484	15,324	450,808
Dominican Republic	Ba3	3,297	—	300,000	84,773	—	57,866	445,936
Ecuador	Caa3	317,937	269,914	463,774	580,367	622,659	1,809,008	4,063,659
El Salvador	B3	127,770	266,313	75,000	—	—	—	469,083

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2024, 2023 and 2022

(In thousands of U.S. dollars)

	Credit Rating	Year of origination
Country		2024	2023	2022	2021	2020	Prior	Total
Mexico	Baa2	500,000	—	300,000	—	262,500	—	1,062,500
Panama	Baa3	225,000	32,969	302,703	330,611	378,571	1,097,826	2,367,680
Paraguay	Baa3	72,190	191,281	353,072	257,000	454,615	1,088,694	2,416,852
Peru	Baa1	—	500,000	169,551	531,898	—	427,301	1,628,750
Trinidad & Tobago	Ba2	120,000	75,000	120,000	175,000	317,562	564,660	1,372,222
Uruguay	Baa1	743,088	114,369	165,817	240,000	35,714	165,088	1,464,076
Venezuela	C	—	—	—	—	—	1,939,316	1,939,316

		2,957,775	2,625,849	4,581,359	3,918,138	4,209,722	13,312,164	31,605,007

The credit quality of the non-sovereign loan portfolio by year of origination, as represented by the internal credit risk classification as of December 31, 2024, is as follows:

	Year of origination
Credit Rating	2024	2023	2022	2021	2020	Prior	Total
A	75,000	—	—	—	—	—	75,000
A-	400,000	—	—	—	—	48,000	448,000
BBB+	3,088	—	—	11,398	4,443	129,355	148,284
BBB-	150,000	10,604	1,762	—	—	—	162,366
BB+	50,000	60,000	—	—	—	4,697	114,697
BB	333,054	—	34,147	—	—	185,489	552,690
BB-	287,655	57,615	12,521	26,842	22,065	—	406,698
B+	96,152	30,000	—	—	44,444	—	170,596
B	15,000	—	—	—	—	—	15,000
B-	149,508	17,143	—	—	—	38,152	204,803
CCC+	2,166	—	—	—	—	—	2,166
CCC	—	47,500	—	—	—	16,598	64,098
CCC-	—	—	—	—	—	24,520	24,520
D	—	—	—	—	—	36,182	36,182

	1,561,623	222,862	48,430	38,240	70,952	482,993	2,425,100

The internal and external ratings have been updated as of December 31, 2024.

Loan portfolio quality.

The loan portfolio quality indicators and the related amounts are presented below:

	December 31, 2024	December 31, 2023	December 31, 2022
During the year CAF recorded the following transactions:
Loans written-off	14,160	34,452	11,125
Purchases of loan portfolio	—	—	—
Sales of loan portfolio	22,500	33,000	37,500

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2024, 2023 and 2022

(In thousands of U.S. dollars)

	December 31, 2024	December 31, 2023	December 31, 2022
CAF presented the following amounts and quality indicators as of the end of the year:
Non-accrual loans	1,975,498	50,342	107,937
Troubled debt restructured	—	—	23,142
Overdue accrual loans	1,701	—	—
Allowance for loan losses as a percentage of loan portfolio	0.25%	0.17%	0.21%
Non-accrual loans as a percentage of loan portfolio	5.84%	0.15%	0.35%
Overdue loan principal as a percentage of loan portfolio	0.01%	0.00%	0.00%

No loans were restructured during the years ended December 31, 2024, 2023 and 2022.

As of December 31, 2023, the remaining amount of the restructured loan was collected, including principal and interest. As a result of this transaction CAF, recognized a net gain of US$ 16,354 in the statement of income as other income.

On March 3, 2020, CAF’s Shareholders Assembly approved the Support Program for the Liquidity Management in Exceptional Situations (the “Program”). The Program allowed CAF to repurchase the shares of a shareholder country that fulfilled the requirements and applied the proceeds to that country’s outstanding loans that are already due or overdue. Pursuant to the Program, CAF notified Venezuela, that it fulfilled the requirements. The time frame to apply to the Program was for six months, however no other country met the necessary requirements. As part of the Program, Venezuela maintains its representation in the Board of Directors with no new loan approvals allowed. Since inception of the Program to December 31, 2023, CAF repurchased a total of 148,029 shares totaling US$ 2,102,012 deducting the amount of paid-in capital and additional paid-in capital for US$ 740,145 and US$ 1,361,867, respectively. For the year ended December 31, 2024, CAF repurchased an additional 20,544 shares totaling US$ 291,725 and applied that amount to repay due and overdue amounts of principal and interest and deducting the amount of paid-in capital and additional paid-in capital for US$ 102,720 and US$ 189,005, respectively. Thus, since the inception of the Program to December 31, 2024, CAF repurchased 168,573 shares totaling US$ 2,393,737 and applied that amount to repay due and overdue amounts of principal and interest and reducing the amount of paid-in capital and additional paid-in capital for US$ 842,865 and US$ 1,550,872, respectively. The Program was completed in July 2024. Currently, Venezuela holds 105 Series “B” shares and its Series “A” share.

As of December 31, 2024, the total amount of delayed payments for operations in Venezuela amounted to US$ 287,682, including interests. In accordance with CAF´s policies, a loan is considered to be in non-accrual status when a payment is more than 180 days overdue in the case of public sector loans. As of December 31, 2024, all outstanding loans with Venezuela amounting to US$ 1,939,316 were placed in non-accrual status. Not collected Interests and Commissions amounted to US$ 92,248 were reversed, and the related individually assessed allowance for credit losses was US$ 52,860.

CAF expects to collect all amounts due, including interest and fees. Venezuela is one of the founding shareholders of CAF and has reiterated its commitment and its intention to undertake payments. CAF´s Management monitors its credit exposure periodically.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2024, 2023 and 2022

(In thousands of U.S. dollars)

As of December 31, 2023 and 2022, there were no non-accrual loans related to public sector borrowers.

As of December 31, 2024, 2023 and 2022, the total principal amount of non-accrual loans related to private sector borrowers (non-sovereign loans) for US$ 36,182, US$ 50,342 and US$ 107,937, which were 3,023 days, 2,749 and 2,384 days overdue, respectively. For the years ended December 31, 2024, 2023 and 2022, there were no interest income recognized for non-accrual loans. The allowance of loan losses for non-accrual loans for private sector borrowers amount to US$ 4,739, US$ 6,155 and US$ 22,103 as of December 31, 2024, 2023 and 2022 respectively.

A/B Loans

CAF only assumes the credit risk for the portion of its participations of the loan. As of December 31, 2024, 2023 and 2022, CAF maintains loans of this nature amounting to US$ 1,215,792 and US$ 452,641 and US$ 361,170 respectively, whereas other financial institutions provided funds for US$ 978,988, US$ 364,663 and US$ 290,279, respectively.

Allowance for Loan Losses

Changes in the allowance and the balance for loan losses over the outstanding amounts, individually and collectively evaluated, are presented below:

	For the years ended
	December 31, 2024			December 31, 2023			December 31, 2022
	Credit risk			Credit risk			Credit risk
		Non-			Non-			Non-
	Sovereign	sovereign	Total	Sovereign	sovereign	Total	Sovereign	sovereign	Total
Balances at beginning of year	—	56,913	56,913	—	63,192	63,192	—	76,650	76,650
Provision (credit) for loan losses	58,220	(16,291)	41,929	—	439	439	—	(3,287)	(3,287)
Loans written-off	—	(14,160)	(14,160)	—	(34,452)	(34,452)	—	(11,125)	(11,125)
Recoveries	—	75	75	—	27,734	27,734	—	954	954

Balances at end of year	58,220	26,537	84,757	—	56,913	56,913	—	63,192	63,192

Changes in the provision for contingencies and the off-balance-sheet undisbursed loan commitments and financial guarantees, individually and collectively evaluated, are presented below:

	For the years ended
	December 31, 2024			December 31, 2023			December 31, 2022
	Credit risk			Credit risk			Credit risk
		Non-			Non-			Non-
	Sovereign	sovereign	Total	Sovereign	sovereign	Total	Sovereign	sovereign	Total
Balances at beginning of year	—	6,849	6,849	—	15,462	15,462	—	15,202	15,202
(Credit) provision for contingencies	—	(619)	(619)	—	(8,613)	(8,613)	—	260	260

Balances at end of year	—	6,230	6,230	—	6,849	6,849	—	15,462	15,462

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2024, 2023 and 2022

(In thousands of U.S. dollars)

(Credit) provision for contingencies and the off-balance-sheet undisbursed loan commitments and financial guarantees are included in the statements of income as part of the Non-interest income-other income and other expenses for the years ended December 31, 2024, 2023 and 2022.

7.	EQUITY INVESTMENTS

Equity investments, which have no readily determinable fair value, are as follows:

	December 31, 2024	December 31, 2023	December 31, 2022
Investments - Equity securities	340,200	338,965	340,407
Investments - Equity method	59,565	53,219	41,372

	399,765	392,184	381,779

CAF recognized the following in the statements of income related to investment in equity securities:

	For the year ended December 31,
	2024	2023	2022
Dividends	6,753	4,934	6,725
Changes in fair value measurements	(14,608)	11,403	(17,854)
Impairment in equity securities	(7,797)	(1,336)	(962)

Dividends are recognized in the statements of income as part of Dividends and equity in earnings of investees. For the years ended December 31, 2024, 2023 and 2022, CAF recognized changes in fair value measurements of losses of US$ 14,608, gains of US$ 11,403 and losses of US$ 17,854, respectively, corresponding to the net fluctuation in the fair value of investments in equity securities, losses and gains are included in the statements of income as part of other expenses and other income, respectively.

In addition, for the years ended December 31, 2024, 2023 and 2022, CAF recognized gains of its equity in earnings of the investees for US$ 4,300, US$ 11,005 and US$ 1,943, respectively, for investments under the equity method, which are recorded in the statements of income as part of Dividends and equity in earnings of investees.

8.	OTHER ASSETS

A summary of other assets follows:

	December 31, 2024	December 31, 2023	December 31, 2022
Derivative related collateral	2,537,059	1,823,920	2,913,970
Intangible assets, net of accumulated amortization of US$ 15,245, US$ 10,194 and US$ 10,212, respectively	87,290	63,142	38,463
Receivable from investment securities sold	30,842	6,867	2,237
Other	36,338	32,928	29,431

	2,691,529	1,926,857	2,984,101

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2024, 2023 and 2022

(In thousands of U.S. dollars)

9.	DEPOSITS

A summary of deposits follows:

	December 31, 2024	December 31, 2023	December 31, 2022
Demand deposits	194,935	212,768	219,557
Time deposits:
Less than one year	3,302,403	3,931,727	4,442,619

	3,497,338	4,144,495	4,662,176
Fair value adjustments	—	—	1,415

	3,497,338	4,144,495	4,663,591

As of December 31, 2024, 2023 and 2022, the weighted average interest rate was 5.18%, 4.98% and 1.74%, respectively. Deposits are issued for amounts equal to or more than US$ 100. Total deposits denominated in currencies other than the U.S. dollar amount to an equivalent of US$ 105,726, US$ 116,412 and US$ 610,372 as of December 31, 2024, 2023 and 2022, respectively.

10.	COMMERCIAL PAPERS

A summary of commercial papers follows:

	December 31, 2024	December 31, 2023	December 31, 2022
U.S. dollars	3,023,627	4,439,048	3,614,583
British pound sterling	170,640	—	—
Euros	98,793	292,559	1,057,709

	3,293,060	4,731,607	4,672,292
Less commercial papers issuance discount	(43,952)	(78,095)	(53,495)

	3,249,108	4,653,512	4,618,797

As of December 31, 2024, 2023 and 2022, the weighted average interest rate was 5.54%, 5.21% and 2.00% respectively. As of December 31, 2024, 2023 and 2022, commercial papers balance matures in 2025, 2024 and 2023, respectively.

11.	BORROWINGS FROM OTHER FINANCIAL INSTITUTIONS

A summary of borrowings from other financial institutions by currency follows:

	December 31, 2024	December 31, 2023	December 31, 2022
U.S. dollars	1,575,801	1,507,218	1,509,711
Euros	573,765	584,098	651,991
Colombian pesos	25,243	28,695	27,546
Others	2,165	4,964	3,010

	2,176,974	2,124,975	2,192,258

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2024, 2023 and 2022

(In thousands of U.S. dollars)

	December 31, 2024	December 31, 2023	December 31, 2022
Fair value adjustments	(52,295)	(77,562)	(118,191)
Less debt issuance costs	132	617	1,291

	2,124,547	2,046,796	2,072,776

As of December 31, 2024, 2023 and 2022, the fixed interest-bearing borrowings amounted to US$ 242,010, US$ 330,443 and US$ 419,693, respectively. As of December 31, 2024, 2023 and 2022, the weighted average interest rate after considering the impact of interest rate swaps was 6.85%, 6.38% and 3.40%, respectively.

Borrowings from other financial institutions, by remaining maturities, are summarized below:

	December 31, 2024	December 31, 2023	December 31, 2022
Less than one year	430,458	432,236	192,930
Between one and two years	234,226	410,976	441,786
Between two and three years	228,185	209,985	390,697
Between three and four years	206,237	190,508	191,040
Between four and five years	187,593	153,462	180,539
Over five years	890,275	727,808	795,266

	2,176,974	2,124,975	2,192,258

As of December 31, 2024, 2023 and 2022, there were unused term credit facilities amounting toUS$ 1,445,913, US$ 1,557,697 and US$ 1,614,675, respectively.

12.	BONDS

A summary of outstanding bonds follows:

	December 31, 2024			December 31, 2023			December 31, 2022
	At original exchange rate	At spot exchange rate	Weighted average cost, after swaps (%) (year end)	At original exchange rate	At spot exchange rate	Weighted average cost, after swaps (%) (year end)	At original exchange rate	At spot exchange rate	Weighted average cost, after swaps (%) (year end)
U.S. dollars	9,328,042	9,328,042	5.61	8,115,053	8,115,053	6.54	7,249,762	7,249,762	5.20
Euro	9,751,807	8,827,267	6.19	8,784,835	8,322,257	6.79	8,457,619	7,674,839	4.83
Swiss francs	2,336,350	2,434,706	6.06	2,793,740	3,119,430	6.84	2,669,895	2,731,206	4.88
Australian dollars	1,756,001	1,570,852	5.93	1,340,315	1,284,576	6.83	1,094,600	956,756	5.63
Japanese yen	1,540,983	1,148,597	5.93	1,614,238	1,333,853	6.74	1,467,350	1,194,018	5.03
British pound sterling	1,261,108	1,254,705	5.39	—	—	0.00	—	—	0.00
Mexican pesos	1,190,208	1,158,240	5.94	1,189,923	1,408,433	6.71	1,078,834	1,124,402	4.98
Norwegian kroner	549,486	344,122	6.09	694,695	471,898	6.89	694,695	490,813	5.26

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2024, 2023 and 2022

(In thousands of U.S. dollars)

	December 31, 2024			December 31, 2023			December 31, 2022
	At original exchange rate	At spot exchange rate	Weighted average cost, after swaps (%) (year end)	At original exchange rate	At spot exchange rate	Weighted average cost, after swaps (%) (year end)	At original exchange rate	At spot exchange rate	Weighted average cost, after swaps (%) (year end)
Hong Kong dollars	533,062	532,686	6.15	584,332	580,710	7.02	584,332	580,725	5.05
Colombian pesos	405,959	306,630	5.57	405,968	348,568	6.55	334,455	207,944	5.96
Indian rupee	338,717	329,694	5.62	—	—	0.00	—	—	0.00
Costa Rica colón	223,336	225,770	5.78	99,047	101,312	6.46	—	—	0.00
Brazilian real	201,662	172,746	5.47	201,662	219,915	6.29	201,662	201,880	4.99
Turkish lira	128,121	75,713	5.29	108,020	68,872	6.29	45,748	45,430	5.11
Paraguay guaraní	85,284	82,096	5.86	9,952	9,952	1.30	—	—	0.00
Polish zloty	61,130	65,777	5.29	61,130	68,737	6.37	—	—	0.00
New Zealand dollar	59,898	52,540	5.72	59,898	58,894	6.50	28,758	27,403	5.91
Uruguayan pesos	53,213	47,951	3.53	143,845	137,889	6.02	287,852	287,198	4.20
Chinese yuan	52,751	52,350	5.06	—	—	0.00	—	—	0.00
Canadian dollars	30,395	27,869	6.12	30,395	30,182	6.88	30,395	29,542	4.63
Jamaican dollars	26,101	25,725	5.30	—	—	0.00	—	—	0.00
Czech koruna	11,211	10,335	5.58	11,211	11,179	6.28	—	—	0.00
Indonesian rupee	—	—	0.00	—	—	0.00	75,000	66,403	4.28
Kazakhstan tenge	—	—	0.00	—	—	0.00	15,082	13,420	6.25

	29,924,825	28,074,413		26,248,259	25,691,710		24,316,039	22,881,741

Fair value adjustments		(670,944)			(926,251)			(1,625,155)
Less debt issuance costs		7,057			6,009			4,373

		27,396,412			24,759,450			21,252,213

A summary of the bonds issued, by remaining maturities at original exchange rate, follows:

	December 31, 2024	December 31, 2023	December 31, 2022
Less than one year	5,213,782	3,331,884	4,781,762
Between one and two years	5,493,209	5,210,881	3,230,823
Between two and three years	4,608,073	5,494,526	4,943,054
Between three and four years	4,377,320	4,382,168	3,682,075
Between four and five years	3,954,230	3,193,913	2,574,048
Over five years	6,278,211	4,634,887	5,104,277

	29,924,825	26,248,259	24,316,039

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2024, 2023 and 2022

(In thousands of U.S. dollars)

As of December 31, 2024, 2023 and 2022 fixed interest rate bonds amounted to US$ 29,624,973, US$ 25,737,649, and US$ 23,836,526 respectively, of which US$ 20,586,650, US$ 18,134,326 and US$ 17,079,031, respectively, are denominated in currencies other than U.S. dollar.

There were no bonds repurchased during the years ended December 31, 2024, 2023 and 2022.

13.	ACCRUED EXPENSES AND OTHER LIABILITIES

A summary of accrued expenses and other liabilities follows:

	December 31, 2024	December 31, 2023	December 31, 2022
Employees’ severance benefits and savings plan	110,008	95,298	99,495
Derivative-related collateral	89,749	152,447	2,940
Payable for investment securities purchased	34,314	18,461	2,467
Provision for contingencies (Note 6)	6,230	6,849	15,462
Contributions to Shareholders’ Special Funds (Note 22)	—	13,450	44,244
Other	14,781	6,604	9,546

	255,082	293,109	174,154

14.	PENSION PLAN

As of December 31, 2024, 2023 and 2022, the Plan has 754, 759 and 714 participants and active employees, respectively. The date used to determine pension Plan benefit obligation is December 31 of each year.

For the years ended December 31, 2024, 2023 and 2022, a reconciliation of beginning and ending balances of the benefit obligation follows:

	2024	2023	2022
Benefit obligation at beginning of year	48,647	42,766	36,520
Service cost	4,078	4,132	3,379
Interest cost	1,931	1,689	1,454
Plan participants’ contributions	2,901	3,031	2,499
Actuarial (gain) loss	(1,141)	(992)	615
Benefit paid	(2,067)	(1,979)	(1,701)

Benefit obligation at the end of year	54,349	48,647	42,766

For the years ended December 31, 2024, 2023 and 2022, a reconciliation of beginning and ending balances of the fair value of Plan assets follows:

	2024	2023	2022
Fair value of plan assets at beginning of year	48,965	43,146	36,833
Actual return on Plan assets	1,835	1,590	1,516
Contributions	5,941	6,208	6,498
Benefit paid	(2,067)	(1,979)	(1,701)

Fair value of Plan assets at end of year	54,674	48,965	43,146

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2024, 2023 and 2022

(In thousands of U.S. dollars)

Plan assets are as follows:

	December, 31
	2024	2023	2022
Marketable securities	54,674	48,965	43,146

The table below summarizes the component of the amount of net benefit cost recognized for the years ended December 31, 2024, 2023 and 2022:

	2024	2023	2022
Service cost	4,078	4,132	3,379
Interest cost	1,931	1,689	1,454
Expected return on plan assets	(1,944)	(1,704)	(1,467)

	4,065	4,117	3,366

A summary of the net projected cost for the year ending December 31, 2025 follows:

Service cost	4,113
Interest cost	2,155
Expected return on plan assets	(2,167)

4,101

A summary of the benefits that are expected to be paid for the next years follows:

2025	990
2026	1,366
2027	1,837
2028	1,729
2029	2,814
2030-2034	15,323

Weighted-average assumptions used to determine net benefit cost of the Plan as of December 31, 2024, 2023 and 2022 follows:

	2024	2023	2022
Discount rate	4.00%	4.00%	4.00%
Expected long-term nominal rate return on Plan assets	4.00%	4.00%	4.00%
Salary increases rate	3.00%	3.00%	3.00%

15.	SHAREHOLDERS’ EQUITY

Authorized capital

The authorized capital of CAF as of December 31, 2024, 2023 and 2022 amounts to US$ 25,000,000, of which US$ 18,000,000 is ordinary capital shares and US$ 7,000,000 is callable capital shares, distributed among Series “A”, “B” and “C” shares.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2024, 2023 and 2022

(In thousands of U.S. dollars)

Additional paid-in capital

The additional paid-in capital is the amount paid by Series “B” and Series “C” shareholders in excess of the par value. The additional paid-in capital of CAF as of December 31, 2024, 2023 and 2022 amounts to US$ 4,796,340, US$ 4,380,427 and US$ 4,252,952 respectively.

Subscribed callable capital.

In addition to subscribed paid-in and un-paid capital, shareholders have subscribed to callable capital totaling US$ 1,819,660, US$ 1,819,660 and US$ 1,625,660 as of December 31, 2024, 2023 and 2022, respectively. Callable capital (comprised of Series “B” and Series “C” callable capital shares) may be called by the Board of Directors to meet obligations only to the extent that CAF is unable to meet such obligations with our own resources.

The Constitutive Agreement provides that the obligation of shareholders to pay for the shares of callable capital, upon demand by the Board of Directors, continues until such callable capital is paid in full. Thus, we consider the obligations of shareholder countries to pay for their respective callable capital subscriptions to be binding obligations backed by the full faith and credit of their respective governments.

Shares

CAF´s Shares are divided into Series “A” Shares, Series “B” Shares and Series “C” Shares.

(i)

Series “A” shares may be owned only by the Member Countries. The term “Member Country” is defined in Article 3 of CAF’s General Regulations as any shareholder country holding at least one Series “A” share that, is either: i) a signatory to the Constitutive Agreement; or ii) a Latin America or the Caribbean country that has adhered to it. As of the date hereof, the Member Countries are the Argentine Republic, the Plurinational State of Bolivia, the Republic of Chile, the Republic of Colombia, the Republic of Costa Rica, Dominican Republic, Republic of Ecuador, Republic of El Salvador, Republic of Honduras, Republic of Panama, Republic of Paraguay, Republic of Peru, Republic of Trinidad and Tobago, the Federative Republic of Brazil, the Oriental Republic of Uruguay, and the Bolivarian Republic of Venezuela. Each Member Country owns one Series “A” share, which is held by the government, either directly or through a government-designated social or public purpose institution. Each of the Member Countries owning a Series “A” share is entitled to elect one (1) Director and one (1) Alternate Director to the Board of Directors. The par value of the Series “A” Shares is one thousand two hundred US Dollars (US$ 1,200).

(ii)

Series “B” shares are currently owned by the Member Countries and are held by the governments either directly or through designated governmental entities, except for certain Series “B” shares currently constituting approximately 0.05% of our outstanding shares, which are owned by thirteen (13) private sector financial institutions in the Member Countries. As owners of Series “B” shares, the Member Countries collectively are entitled to elect five (5) additional Directors and five (5) additional Alternate Directors through cumulative voting, and the 13 private sector financial institutions collectively are entitled to elect one (1) Director and one (1) Alternate Director. The nominal value of the Series “B” Shares is five US Dollars (US$ 5).

(iii)

Series “C” shares are available for subscription by countries that are not Member Countries to strengthen relationships between these countries and the Member Countries. Series “C” shares are currently owned by six (6) associated shareholder countries: Barbados, Commonwealth of the

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2024, 2023 and 2022

(In thousands of U.S. dollars)

Bahamas, Jamaica, United Mexican States, Portuguese Republic and Kingdom of Spain. Holders of Series “C” shares collectively are entitled to elect two (2) Directors and two (2) Alternate Directors, and up to two (2) additional Directors with their respective two (2) Alternate Directors if additional new Series “C” Shares are subscribed and paid beyond certain threshold. In order for an additional director to be elected by the Series “C” shareholders, the subscription and payment for new Series “C” shares must represent an increase of one point five percent (1.5%) of CAF’s subscribed and paid-in capital equity in comparison with the total subscribed and paid-in capital at the end of the most recently completed fiscal year. The par value of the Series “C” Shares is five US Dollars (US$ 5).

A summary of the changes in subscribed and paid-in capital for the years ended December 31, 2024, 2023 and 2022 follows:

		Number of Shares			Nominal Amounts
	Note	Series “A”	Series “B”	Series “C”	Series “A”	Series “B”	Series “C”	Total
As of December 31, 2021		11	984,570	100,065	13,200	4,922,850	500,325	5,436,375
Issued for cash		1	47,367	3,240	1,200	236,835	16,200	254,235
Shares’ repurchase	6	—	(33,036)	—	—	(165,180)	—	(165,180)

As of December 31, 2022		12	998,901	103,305	14,400	4,994,505	516,525	5,525,430
Issued for cash		3	47,698	5,494	3,600	238,490	27,470	269,560
Shares’ repurchase	6	—	(39,336)	—	—	(196,680)	—	(196,680)
Share transfer		—	23,657	(23,657)	—	118,285	(118,285)	—

As of December 31, 2023		15	1,030,920	85,142	18,000	5,154,600	425,710	5,598,310
Issued for cash		1	52,105	13,647	1,200	260,525	68,235	329,960
Shares’ repurchase	6	—	(20,544)	—	—	(102,720)	—	(102,720)
Share transfer		—	11,038	(11,038)	—	55,190	(55,190)	—

As of December 31, 2024		16	1,073,519	87,751	19,200	5,367,595	438,755	5,825,550

Subscribed and paid-in capital as of December 31, 2024 is as follows:

	Number of Shares			Nominal Amounts
	Series “A”	Series “B”	Series “C”	Series “A”	Series “B”	Series “C”	Total
Shareholder:
Argentina	1	138,732	—	1,200	693,660	—	694,860
Bolivia	1	66,555	—	1,200	332,775	—	333,975
Brazil	1	120,887	—	1,200	604,435	—	605,635
Chile	1	22,018	—	1,200	110,090	—	111,290
Colombia	1	217,599	—	1,200	1,087,995	—	1,089,195
Costa Rica	1	15,439	—	1,200	77,195	—	78,395
Dominican Republic	1	20,699	—	1,200	103,495	—	104,695
Ecuador	1	71,987	—	1,200	359,935	—	361,135
El Salvador	1	13,884	—	1,200	69,420	—	70,620
Honduras	1	5,649	—	1,200	28,245	—	29,445
Panama	1	41,988	—	1,200	209,940	—	211,140
Paraguay	1	42,117	—	1,200	210,585	—	211,785

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2024, 2023 and 2022

(In thousands of U.S. dollars)

	Number of Shares				Nominal Amounts
	Series “A”	Series “B”	Series “C”	Series “A”	Series “B”	Series “C”	Total
Peru	1	221,061	—	1,200	1,105,305	—	1,106,505
Trinidad and Tobago	1	32,789	—	1,200	163,945	—	165,145
Uruguay	1	41,460	—	1,200	207,300	—	208,500
Venezuela	1	105	—	1,200	525	—	1,725
Barbados	—	—	5,870	—	—	29,350	29,350
Bahamas	—	—	1,761	—	—	8,805	8,805
Jamaica	—	—	182	—	—	910	910
Mexico	—	—	15,367	—	—	76,835	76,835
Portugal	—	—	1,920	—	—	9,600	9,600
Spain	—	—	62,651	—	—	313,255	313,255
Commercial banks	—	550	—	—	2,750	—	2,750

	16	1,073,519	87,751	19,200	5,367,595	438,755	5,825,550

As of December 31, 2024, the detail of unpaid subscribed capital and subscribed callable capital is presented below:

	Capital subscriptions receivable				Capital portion
	Series “B”		Series “C”		Series “B”		Series “C”
	Number	Nominal	Number	Nominal	Number	Nominal	Number	Nominal
	of shares	Amount	of shares	Amount	of shares	Amount	of shares	Amount
Shareholder:
Argentina	49,672	248,360	—	—	25,200	126,000	—	—
Bolivia	17,200	86,000	—	—	14,400	72,000	—	—
Brazil	7,256	36,280	—	—	25,200	126,000	—	—
Chile	86,182	430,910	—	—	25,200	126,000	—	—
Colombia	55,682	278,410	—	—	50,400	252,000	—	—
Costa Rica	16,958	84,790	—	—	—	—	—	—
Dominican Republic	11,698	58,490	—	—	7,200	36,000	—	—
Ecuador	12,089	60,445	—	—	14,400	72,000	—	—
El Salvador	18,513	92,565	—	—	7,200	36,000	—	—
Honduras	26,748	133,740	—	—	7,200	36,000	—	—
Panama	17,200	86,000	—	—	7,200	36,000	—	—
Paraguay	16,591	82,955	—	—	7,200	36,000	—	—
Peru	52,654	263,270	—	—	50,400	252,000	—	—
Trinidad and Tobago	23,010	115,050	—	—	7,200	36,000	—	—
Venezuela	48,156	240,780	—	—	50,400	252,000	—	—
Uruguay	—	—	—	—	7,200	36,000	—	—
Bahamas	—	—	1,760	8,800	—	—	—	—
Barbados	—	—	1,174	5,870	—	—	—	—
Mexico	—	—	—	—	—	—	1,600	8,000
Portugal	—	—	—	—	—	—	16,332	81,660
Spain	—	—	10,556	52,780	—	—	40,000	200,000
Commercial banks	38	190	—	—	—	—	—	—

	459,647	2,298,235	13,490	67,450	306,000	1,530,000	57,932	289,660

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2024, 2023 and 2022

(In thousands of U.S. dollars)

Subscribed and paid-in capital as of December 31, 2023 is as follows:

	Number of Shares			Nominal Amounts
	Series “A”	Series “B”	Series “C”	Series “A”	Series “B”	Series “C”	Total
Shareholder:
Argentina	1	131,876	—	1,200	659,380	—	660,580
Bolivia	1	66,555	—	1,200	332,775	—	333,975
Brazil	1	115,607	—	1,200	578,035	—	579,235
Chile	1	14,836	—	1,200	74,180	—	75,380
Colombia	1	210,016	—	1,200	1,050,080	—	1,051,280
Dominican Republic	1	17,177	—	1,200	85,885	—	87,085
Ecuador	1	70,447	—	1,200	352,235	—	353,435
El Salvador	1	9,256	—	1,200	46,280	—	47,480
Honduras	1	2,691	—	1,200	13,455	—	14,655
Panama	1	41,988	—	1,200	209,940	—	211,140
Paraguay	1	40,747	—	1,200	203,735	—	204,935
Peru	1	216,835	—	1,200	1,084,175	—	1,085,375
Trinidad and Tobago	1	30,237	—	1,200	151,185	—	152,385
Uruguay	1	41,460	—	1,200	207,300	—	208,500
Venezuela	1	20,649	—	1,200	103,245	—	104,445
Barbados	—	—	4,696	—	—	23,480	23,480
Costa Rica	—	—	11,038	—	—	55,190	55,190
Jamaica	—	—	182	—	—	910	910
Mexico	—	—	15,367	—	—	76,835	76,835
Portugal	—	—	1,920	—	—	9,600	9,600
Spain	—	—	51,939	—	—	259,695	259,695
Commercial banks	—	543	—	—	2,715	—	2,715

	15	1,030,920	85,142	18,000	5,154,600	425,710	5,598,310

As of December 31, 2023, the detail of unpaid subscribed capital and of subscribed callable capital is presented below:

	Capital subscriptions receivable				Capital portion
	Series “B”		Series “C”		Series “B”		Series “C”
	Number	Nominal	Number	Nominal	Number	Nominal	Number	Nominal
	of shares	Amount	of shares	Amount	of shares	Amount	of shares	Amount
Shareholder:
Argentina	56,528	282,640	—	—	25,200	126,000	—	—
Bolivia	17,213	86,065	—	—	14,400	72,000	—	—
Brazil	12,536	62,680	—	—	25,200	126,000	—	—
Chile	93,364	466,820	—	—	25,200	126,000	—	—
Colombia	63,265	316,325	—	—	50,400	252,000	—	—
Dominican Republic	15,220	76,100	—	—	7,200	36,000	—	—
Ecuador	13,639	68,195	—	—	14,400	72,000	—	—
Honduras	29,706	148,530	—	—	7,200	36,000	—	—

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2024, 2023 and 2022

(In thousands of U.S. dollars)

	Capital subscriptions receivable				Capital portion
	Series “B”		Series “C”		Series “B”		Series “C”
	Number	Nominal	Number	Nominal	Number	Nominal	Number	Nominal
	of shares	Amount	of shares	Amount	of shares	Amount	of shares	Amount
El Salvador	23,141	115,705	—	—	7,200	36,000	—	—
Panama	17,200	86,000	—	—	7,200	36,000	—	—
Paraguay	17,961	89,805	—	—	7,200	36,000	—	—
Peru	56,880	284,400	—	—	50,400	252,000	—	—
Trinidad and Tobago	25,562	127,810	—	—	7,200	36,000	—	—
Uruguay	—	—	—	—	7,200	36,000	—	—
Venezuela	48,178	240,890	—	—	50,400	252,000	—	—
Barbados	—	—	2,348	11,740	—	—	—	—
Mexico	—	—	—	—	—	—	1,600	8,000
Portugal	—	—	—	—	—	—	16,332	81,660
Spain	—	—	21,268	106,340	—	—	40,000	200,000

	490,393	2,451,965	23,616	118,080	306,000	1,530,000	57,932	289,660

Subscribed and paid-in capital as of December 31, 2022 is as follows:

	Number of Shares			Nominal Amounts
	Series “A”	Series “B”	Series “C”	Series “A”	Series “B”	Series “C”	Total
Shareholder:
Argentina	1	125,304	—	1,200	626,520	—	627,720
Bolivia	1	64,794	—	1,200	323,970	—	325,170
Brazil	1	103,071	—	1,200	515,355	—	516,555
Colombia	1	203,209	—	1,200	1,016,045	—	1,017,245
Ecuador	1	68,907	—	1,200	344,535	—	345,735
El Salvador	1	4,628	—	1,200	23,140	—	24,340
Panama	1	40,227	—	1,200	201,135	—	202,335
Paraguay	1	39,747	—	1,200	198,735	—	199,935
Peru	1	216,835	—	1,200	1,084,175	—	1,085,375
Trinidad and Tobago	1	30,237	—	1,200	151,185	—	152,385
Uruguay	1	41,460	—	1,200	207,300	—	208,500
Venezuela	1	59,985	—	1,200	299,925	—	301,125
Barbados	—	—	3,522	—	—	17,610	17,610
Chile	—	—	5,541	—	—	27,705	27,705
Costa Rica	—	—	11,038	—	—	55,190	55,190
Dominican Republic	—	—	13,796	—	—	68,980	68,980
Jamaica	—	—	182	—	—	910	910
Mexico	—	—	15,367	—	—	76,835	76,835
Portugal	—	—	1,920	—	—	9,600	9,600
Spain	—	—	51,939	—	—	259,695	259,695
Commercial banks	—	497	—	—	2,485	—	2,485

	12	998,901	103,305	14,400	4,994,505	516,525	5,525,430

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2024, 2023 and 2022

(In thousands of U.S. dollars)

As of December 31, 2022, the detail of unpaid subscribed capital and of subscribed callable capital is presented below:

	Capital subscriptions receivable				Capital portion
	Series “B”		Series “C”		Series “B”		Series “C”
	Number	Nominal	Number	Nominal	Number	Nominal	Number	Nominal
	of shares	Amount	of shares	Amount	of shares	Amount	of shares	Amount
Shareholder:
Argentina	6,220	31,100	—		25,200	126,000	—	—
Bolivia	18,961	94,805	—		14,400	72,000	—	—
Brazil	25,072	125,360	—		25,200	126,000	—	—
Colombia	13,192	65,960	—		50,400	252,000	—	—
Ecuador	15,169	75,845	—		14,400	72,000	—	—
El Salvador	27,769	138,845	—		7,200	36,000	—	—
Panama	—	—	—		7,200	36,000	—	—
Paraguay	—	—	—		7,200	36,000	—	—
Peru	—	—	—		50,400	252,000	—	—
Trinidad and Tobago	6,601	33,005	—		7,200	36,000	—	—
Uruguay	—	—	—		7,200	36,000	—	—
Venezuela	48,156	240,780	—		50,400	252,000	—	—
Chile	—	—	102,659	513,295	—	—	800	4,000
Dominican Republic	—	—	18,601	93,005	—	—	—	—
Mexico	—	—	—		—	—	1,600	8,000
Portugal	—	—	—		—	—	16,332	81,660
Spain	—	—	—		—	—	40,000	200,000
Commercial banks	52	260	—		—	—	—	—

	161,192	805,960	121,260	606,300	266,400	1,332,000	58,732	293,660

General Reserve

CAF maintains a general reserve approved by the Shareholders’ Assembly, which is considered an equity reserve. Shareholders approved the increase in the general reserve by US$ 728,548, US$ 152,069 and US$ 94,505 during the years ended December 31, 2024, 2023 and 2022, through appropriations from net income for the years ended December 31, 2023, 2022 and 2021, respectively.

Reserve Pursuant to Article N° 42 of the Constitutive Agreement

CAF’s Constitutive Agreement states that at least 10% of annual net income should be appropriated into a reserve fund until that reserve fund amounts to 50% of the subscribed capital. That reserve fund is considered an equity reserve. Additional appropriation may be approved by the shareholders. The Shareholders’ Assembly held in March 2024, 2023 and 2022, authorized an increase in the reserve fund for US$ 81,500, US$ 16,900 and US$ 10,510, through an appropriation from net income for the years ended December 31, 2023, 2022 and 2021, respectively.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2024, 2023 and 2022

(In thousands of U.S. dollars)

16.	TAX EXEMPTIONS

Pursuant to its Constitutive Agreement, CAF is exempt, in all of its Member Countries, from all taxes and tariffs on income, properties or assets, and from any liability involving payment, withholding or collection of any taxes.

In addition, CAF has entered into agreements with each of the associated shareholder countries (defined in Article 3 of CAF’s General Regulations as any shareholder country holding directly or indirectly shares of CAF). Pursuant to these agreements, each country that is a shareholder but do not qualify as a Member Country has agreed to extend to CAF, with respect to its activities in and concerning that country, immunities and privileges similar to those than have been granted to CAF in the Member Countries.

17.	DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES

CAF utilizes derivative financial instruments to reduce exposure to interest rate risk, price risk and foreign currency risk. CAF does not hold or issue derivative financial instruments for trading or speculative purposes.

The market risk associated with interest rate and foreign currency is managed by swapping marketable securities—trading, loans, borrowings from other financial institutions and bonds, subject to fixed interest rates and denominated in currency other than the U.S. dollar into floating interest rate instruments denominated in U.S. dollars. CAF enters into derivative financial instruments to offset the economic changes in value of specifically identified marketable securities – trading, loans, borrowings from other financial institutions and bonds.

Derivative financial instruments held by CAF consist of interest rate swaps designated as fair value hedges of specifically identified loans, bonds or borrowings from other financial institutions with fixed interest rates and denominated in U.S. dollars. Also, CAF enters into cross-currency and interest rate swaps as an economic hedge (derivative that is entered into to manage a risk but is not accounted as a hedge) for interest rate and foreign exchange risks related with deposits, bonds, borrowings or loans denominated in currencies other than the U.S. dollar where CAF’s management elected to measure those liabilities and assets at fair value under the fair value option guidance in order to mitigate volatility in CAF´s financial statements, considering that both the financial instruments and the associated hedging instruments are held until maturity.

When the fair value of a derivative financial instrument is positive, the counterparty owes CAF, creating credit risk for CAF. When the fair value of a derivative financial instrument is negative, CAF owes the counterparty and, therefore, it does not have credit risk. CAF minimizes the credit risk in derivative financial instruments by entering into transactions with high-quality counterparties whose credit rating is “A” or higher.

In order to reduce the credit risk in derivative financial instruments, CAF enters into credit support agreements with its major swap counterparties. This provides risk mitigation, as the swap contracts are regularly marked-to-market, and the party being the net obligor is required to post collateral when net mark to-market exposure exceeds certain predetermined thresholds. This collateral is in the form of cash.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2024, 2023 and 2022

(In thousands of U.S. dollars)

CAF does not offset for each counterparty, the fair value amount recognized for derivative financial instruments with the fair value amount recognized for the collateral, whether posted or received, under master netting arrangements executed with the same counterparty. CAF reports separately the cumulative gross amounts for the receivable from and payable to for derivative financial instruments.

CAF also utilizes U.S. treasury futures to reduce exposure to price risk. These are contracts for delayed delivery of U.S. treasury notes in which the seller agrees to make delivery at a specified future date of a specified instrument at a specified price or yield. Initial margin requirements are met with cash or securities. CAF generally closes out open positions prior to maturity. Therefore, cash receipts or payments are limited to the change in fair value of the U.S. treasury futures. Additionally, CAF utilizes cross-currency forward contracts to reduce exposure to foreign currency risk.

The balance sheet details related to CAF’s derivative financial instruments are as follows:

	Derivative assets			Derivative liabilities
	December 31, 2024	December 31, 2023	December 31, 2022	December 31, 2024	December 31, 2023	December 31, 2022
Cross-currency swap	209,657	567,599	97,854	2,707,319	2,059,602	2,923,934
Interest rate swap	323,324	341,396	359,337	228,970	269,100	369,715
U.S treasury futures	483	2,600	2,583	171	9,996	9
Cross-currency forward contracts	1,993	154	35	22	1,949	16,320

	535,457	911,749	459,809	2,936,482	2,340,647	3,309,978

The following table presents the notional amount and fair values of interest rate swaps and cross-currency swaps and the underlying hedged items:

	Notional amount		Fair value
	Interest rate	Cross- currency	Derivative	Derivative
	swap	swap	assets	liabilities
As of December 31, 2024:
Loans	2,118,906	—	294,081	—
Loans	—	1,114,141	53,676	18,572
Borrowings from other financial institutions	—	573,765	—	75,608
Borrowings from other financial institutions	41,053	—	—	946
Bonds	—	20,533,438	155,981	2,613,139
Bonds	9,233,323	—	29,243	228,024

	11,393,282	22,221,344	532,981	2,936,289

	Notional amount		Fair value
	Interest rate	Cross- currency	Derivative	Derivative
	swap	swap	assets	liabilities
As of December 31, 2023:
Loans	2,185,292	—	286,406	2,773
Loans	—	555,412	33,917	70,142

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2024, 2023 and 2022

(In thousands of U.S. dollars)

	Notional amount		Fair value
	Interest rate	Cross- currency	Derivative	Derivative
	swap	swap	assets	liabilities
Borrowings from other financial institutions	—	584,098	1,134	60,589
Borrowings from other financial institutions	86,551	—	—	3,236
Bonds	—	18,090,473	532,548	1,928,871
Bonds	8,003,323	—	54,990	263,091

	10,275,166	19,229,983	908,995	2,328,702

	Notional amount		Fair value
	Interest rate	Cross- currency	Derivative	Derivative
	swap	swap	assets	liabilities
As of December 31, 2022:
Loans	2,435,671	—	359,337	2,124
Loans	—	418,772	29,879	14,151
Deposits	—	105,000	3,253	—
Borrowings from other financial institutions	—	651,991	86	98,067
Borrowings from other financial institutions	132,049	—	—	5,983
Bonds	—	17,040,870	64,636	2,811,716
Bonds	7,157,495	—	—	361,608

	9,725,215	18,216,633	457,191	3,293,649

The following table presents the notional amount and fair values of U.S. treasury futures and cross-currency forward contracts:

As of December 31, 2024
					Fair value
	Start date	Termination date	Contract Currency	Notional amount	Derivative assets
Futures short	Various	Until March 2025	Various	58,152	453

Futures long	Various	Until March 2025	US$	66,600	30

Forward contracts	Various	Various	Various	96,303	1,993

					Fair value
	Start date	Termination date	Contract Currency	Notional amount	Derivative liabilities
Futures long	Various	Until March 2025	Various	168,128	(171)

Forward contracts	Various	Various	Various	2,739	(22)

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2024, 2023 and 2022

(In thousands of U.S. dollars)

As of December 31, 2023
					Fair value
	Start date	Termination date	Contract Currency	Notional amount	Derivative assets
Futures long	Various	Until March 2024	US$	291,300	2,600

Forward contracts	Various	Various	Various	14,599	154

					Fair value
	Start date	Termination date	Contract Currency	Notional amount	Derivative liabilities
Futures Short	Various	Until March 2024	US$	851,442	(9,996)

Forward contracts	Various	Various	Various	131,513	(1,949)

As of December 31, 2022
					Fair value
	Start date	Termination date	Contract Currency	Notional amount	Derivative assets
Futures short	Various	Until March 2023	Various	1,103,112	2,504

Fututres long	Various	Until March 2023	US$	97,000	79

Forward contracts	December 2022	Until January 2023	Various	6,888	35

					Fair value
	Start date	Termination date	Contract Currency	Notional amount	Derivative liabilities
Futures short	November 2022	Until March 2023	US$	5,600	—

Futures long	Various	Until March 2023	US$	25,800	(9)

Forward contracts	Various	Various	Various	279,064	(16,320)

The amounts of collateral posted related to U.S. treasury futures as of December 31, 2024, 2023 and 2022, were US$ 1,414, US$ 15,844 and US$ 9,693, respectively. As of December 31, 2024, 2023 and 2022, the amount of collateral received related to U.S. treasury futures was US$ 129, US$ 356 and US$ 60, respectively.

CAF enters into International Swaps and Derivatives Association, Inc. (ISDA) master netting arrangements with all of its derivative counterparties. These legally enforceable master netting arrangements give CAF the right to take cash or liquidate securities held as collateral and to offset receivables and payables with the same counterparty, in the event of default by the counterparty. The following tables present information

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2024, 2023 and 2022

(In thousands of U.S. dollars)

about the effect of offsetting of derivative financial instruments, although CAF has elected not to offset any derivative financial instruments by counterparty in the balance sheet:

As of December 31, 2024
Derivative assets		Gross amounts not offset in the balance sheet
Description	Gross amounts of recognized assets	Financial instruments	Cash and securities collateral received	Net amount
Swaps	532,981	(435,335)	(89,620)	8,026

Derivative liabilities		Gross amounts not offset in the balance sheet
Description	Gross amounts of recognized liabilities	Financial instruments	Cash and securities collateral pledged	Net amount
Swaps	(2,936,289)	435,335	2,535,645	34,691

As of December 31, 2023
Derivative assets		Gross amounts not offset in the balance sheet
Description	Gross amounts of recognized assets	Financial instruments	Cash and securities collateral received	Net amount
Swaps	908,995	(704,676)	(152,091)	52,228

Derivative liabilities		Gross amounts not offset in the balance sheet
Description	Gross amounts of recognized liabilities	Financial instruments	Cash and securities collateral pledged	Net amount
Swaps	(2,328,702)	704,676	1,805,746	181,720

As of December 31, 2022
Derivative assets		Gross amounts not offset in the balance sheet
Description	Gross amounts of recognized assets	Financial instruments	Cash and securities collateral received	Net amount
Swaps	457,191	(421,915)	(2,880)	32,396

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2024, 2023 and 2022

(In thousands of U.S. dollars)

Derivative liabilities		Gross amounts not offset in the balance sheet
Description	Gross amounts of recognized liabilities	Financial instruments	Cash and securities collateral pledged	Net amount
Swaps	(3,293,649)	421,915	2,904,277	32,543

18.	FAIR VALUE MEASUREMENTS

The following section describes the valuation methodologies used by CAF to measure various financial instruments at fair value, including an indication of the level in the fair value hierarchy in which each financial instrument is classified. Where appropriate, the description includes details of the valuation methodologies and the key inputs to those methodologies.

When available, CAF generally uses quoted prices in active markets to determine fair value.

If quoted market prices in active markets are not available, fair value is based upon internally developed valuation methodologies that use, where possible, current market-based or independently sourced market inputs, such as interest rates, currency rates, etc.

Where available, CAF may also make use of quoted prices in active markets for recent trading activity in positions with the same or similar characteristics to the financial instrument being valued. The frequency and size of trading activity and the amount of the bid-ask spread are among the factors considered in determining the liquidity of markets and the relevance of observed quoted prices from those markets.

The following valuation methodologies are used to estimate the fair value and determine the classification in the fair value hierarchy of CAF’s financial instruments:

-

Marketable securities – trading: CAF uses unadjusted quoted prices in active markets to determine the fair value of marketable securities classified as Level 1; quoted prices for similar assets in active markets, quoted prices for identical or similar assets in markets that are not active, or pricing models with observable inputs for the term of the marketable securities classified as Level 2. These securities are classified in Level 1 and Level 2 of the fair value hierarchy.

-

Loans: The fair value of fixed rate loans is determined using a discounted cash flow technique using the current variable interest rate for similar loans. These loans are classified in Level 2 of the fair value hierarchy.

-

Derivative assets and liabilities: The fair value is calculated using market prices provided by an independent financial information services company, which are determined using discounted cash flow valuation technique using observable inputs. Derivative assets and liabilities are classified in Level 2 of the fair value hierarchy.

-

Bonds, borrowings from other financial institutions and deposits: For CAF’s bonds issued and medium and long term borrowings from other financial institutions and deposits, fair value is determined by using a discounted cash flow technique, taking into consideration benchmark interest yield curves at the end of the reporting period to discount the expected cash flows for the applicable maturity, thus reflecting market fluctuations of key variables such as interest and exchange rates. These yield curves are adjusted to incorporate CAF credit risk spread. Bonds, borrowings from other financial institutions

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2024, 2023 and 2022

(In thousands of U.S. dollars)

and deposits are generally classified in Level 2 of the fair value hierarchy based on the observability of significant inputs to the discounted cash flow valuation technique.

Items Measured at Fair Value on a Recurring Basis

The following tables present for each of the fair value hierarchy levels CAF’s financial assets and liabilities that are measured at fair value on a recurring basis:

As of December 31, 2024
	Level 1	Level 2	Level 3	Total
Assets:
Marketable Securities:
U.S. securities	5,916,834	—	—	5,916,834

Non-U.S. governments and government entities bonds	200,281	124,614	—	324,895

Financial institutions and corporate securities:
Commercial papers	—	2,417,869	—	2,417,869
Certificate of deposits	1,995,211	—	—	1,995,211
Bonds	2,197,129	—	—	2,197,129
Collateralized mortgage obligation	407,921	1,424	—	409,345
Liquidity funds	307,422	—	—	307,422
Exchange-traded funds	104,011	—	—	104,011

	5,011,694	2,419,293	—	7,430,987

Sub-total financial assets at fair value	11,128,809	2,543,907	—	13,672,716

Loans	—	3,003,195	—	3,003,195

Derivative financial instruments:
Cross-currency swaps	—	209,657	—	209,657
Interest rate swaps	—	323,324	—	323,324
U.S treasury futures	—	483	—	483
Cross-currency forward contracts	—	1,993	—	1,993

	—	535,457	—	535,457

Total financial assets at fair value	11,128,809	6,082,559	—	17,211,368

Liabilities:
Borrowings from other financial institutions	—	562,522	—	562,522

Bonds	—	27,250,667	—	27,250,667

Derivative financial instruments:
Cross-currency swaps	—	2,707,319	—	2,707,319
Interest rate swaps	—	228,970	—	228,970
U.S treasury futures	—	171	—	171
Cross-currency forward contracts	—	22	—	22

	—	2,936,482	—	2,936,482

Total financial liabilities at fair value	—	30,749,671	—	30,749,671

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2024, 2023 and 2022

(In thousands of U.S. dollars)

As of December 31, 2023
	Level 1	Level 2	Level 3	Total
Assets:
Marketable Securities:
U.S. securities	2,542,017	—	—	2,542,017

Non-U.S. governments and government entities bonds	209,372	214,536	—	423,908

Financial institutions and corporate securities:
Commercial papers	—	2,610,195	—	2,610,195
Certificate of deposits	2,103,754	—	—	2,103,754
Bonds	1,818,551	—	—	1,818,551
Collateralized mortgage obligation	377,029	636	—	377,665
Liquidity funds	112,128	—	—	112,128

	4,411,462	2,610,831	—	7,022,293

Sub-total financial assets at fair value	7,162,851	2,825,367	—	9,988,218

Loans	—	2,549,568	—	2,549,568

Derivative financial instruments:
Cross-currency swaps	—	567,599	—	567,599
Interest rate swaps	—	341,396	—	341,396
U.S treasury futures	—	2,600	—	2,600
Cross-currency forward contracts	—	154	—	154

	—	911,749	—	911,749

Total financial assets at fair value	7,162,851	6,286,684	—	13,449,535

Liabilities:
Borrowings from other financial institutions	—	593,086	—	593,086

Bonds	—	24,608,695	—	24,608,695

Derivative financial instruments:
Cross-currency swaps	—	2,059,602	—	2,059,602
Interest rate swaps	—	269,100	—	269,100
U.S treasury futures	—	9,996	—	9,996
Cross-currency forward contracts	—	1,949	—	1,949

	—	2,340,647	—	2,340,647

Total financial liabilities at fair value	—	27,542,428	—	27,542,428

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2024, 2023 and 2022

(In thousands of U.S. dollars)

As of December 31, 2022
	Level 1	Level 2	Level 3	Total
Assets:
Marketable Securities:
U.S. securities	1,775,459	—	—	1,775,459

Non-U.S. governments and government entities bonds	148,493	186,141	—	334,634

Financial institutions and corporate securities:
Commercial papers	—	1,851,803	—	1,851,803
Certificate of deposits	2,769,645	—	—	2,769,645
Bonds	1,325,284	—	—	1,325,284
Collateralized mortgage obligation	266,250	—	—	266,250
Liquidity funds	160,530	—	—	160,530

	4,521,709	1,851,803	—	6,373,512

Sub-total financial assets at fair value	6,445,661	2,037,944	—	8,483,605

Loans	—	2,499,856	—	2,499,856

Derivative financial instruments:
Cross-currency swaps	—	97,854	—	97,854
Interest rate swaps	—	359,337	—	359,337
U.S treasury futures	—	2,583	—	2,583
Cross-currency forward contracts	—	35	—	35

	—	459,809	—	459,809

Total financial assets at fair value	6,445,661	4,997,609	—	11,443,270

Liabilities:
Deposits	—	109,377	—	109,377

Borrowings from other financial institutions	—	665,849	—	665,849

Bonds	—	21,137,893	—	21,137,893

Derivative financial instruments:
Cross-currency swaps	—	2,923,934	—	2,923,934
Interest rate swaps	—	369,715	—	369,715
U.S treasury futures	—	9	—	9
Cross-currency forward contracts	—	16,320	—	16,320

	—	3,309,978	—	3,309,978

Total financial liabilities at fair value	—	25,223,097	—	25,223,097

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2024, 2023 and 2022

(In thousands of U.S. dollars)

Items that are not measured at fair value.

The carrying amount and estimated fair values of CAF’s financial instruments that are not recognized in the balance sheets at fair value are as follows:

		December 31, 2024		December 31, 2023		December 31, 2022
	Hierarchy Levels	Carrying amount	Estimated fair value	Carrying amount	Estimated fair value	Carrying amount	Estimated fair value
Financial assets:
Cash and due from banks	1	233,196	233,196	70,592	70,592	107,592	107,592
Deposits with banks	1	3,369,941	3,369,941	4,963,938	4,963,938	6,535,869	6,535,869
Other investments:
Bank deposits	1	712,598	712,598	1,139,169	1,139,169	258,372	258,372
Special Drawing Rights	2	161,194	161,194	125,869	125,869	—	—
Loans, net	2	30,572,479	30,571,648	30,696,872	30,684,248	27,893,063	27,880,109
Accrued interest and commissions receivable	2	1,007,802	1,007,802	957,572	957,572	673,892	673,892
Derivate related collateral	1	2,537,059	2,537,059	1,823,920	1,823,920	2,913,970	2,913,970
Receivable from investment securities sold	1	30,842	30,842	6,867	6,867	2,237	2,237

Financial liabilities:
Deposits	2	3,497,338	3,497,338	4,144,495	4,144,495	4,554,214	4,554,214
Commercial paper	2	3,249,108	3,249,108	4,653,512	4,653,512	4,618,797	4,618,797
Borrowings from other financial institutions, net	2	1,562,025	1,559,670	1,453,710	1,444,501	1,406,927	1,399,446
Bonds, net	2	145,745	151,544	150,755	155,230	114,320	117,070
Accrued interest payable	2	1,011,611	1,011,611	846,534	846,534	565,916	565,916
Derivate related collateral	1	89,749	89,749	152,447	152,447	2,940	2,940
Payable for investment securities purchased	1	34,314	34,314	18,461	18,461	2,467	2,467

The following methods and assumptions were used to estimate the fair value of those financial instruments not accounted for at fair value on recurring basis:

-

Cash and due from banks, deposits with banks, other investments – Deposits with banks due more than 90 days, accrued interest and commissions receivable, deposits, commercial papers, accrued interest payable, derivative-related collateral, receivable from investment securities sold and payable for marketable securities purchased: The carrying amounts approximate fair value because of the short maturity of these instruments.

-

Other investments – Special drawing rights: The carrying amount approximates fair value because this asset is based on a basket of five international currencies (the U.S. dollar, the Euro, the Chinese renminbi, the Japanese yen, and the British pound sterling) reviewed and published by the IMF.

-

Loans: CAF is one of the few institutions that grant loans for development projects in the shareholder countries. A secondary market does not exist for the type of loans granted by CAF. As rates on variable rate loans are reset on a semiannual basis, the carrying value, adjusted for credit risk, was determined to be the best estimate of fair value. The fair value of fixed rate loans is determined by using the

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2024, 2023 and 2022

(In thousands of U.S. dollars)

current variable interest rate for similar loans. The fair value of non-accrual status loans is estimated using the discounted cash flow technique.

-

Equity investments: The direct investments in equity securities of companies without a readily determinable fair values are measured at cost, less impairment plus or minus observable price changes of an identical or similar instrument of the same issuer. As of December 31, 2024, 2023 and 2022, the carrying amount of those investments amounted to US$ 108,168, US$ 117,358 and US$ 118,186, respectively. In addition, as of December 31, 2024, 2023 and 2022, investments in funds without a readily determinable fair value, with carrying amount of US$ 222,547, US$ 221,909 and US$ 222,222, respectively, and the net effects of impairment and the changes in fair value related to equity investments for the years ended December 31, 2024, 2023 and 2022 amounted to US$ (22,405), US$ 10,067 and US$ (18,816), respectively, are accounted for at fair value applying the practical expedient, using the net asset value per share. These financial instruments are generally classified in level 3 of the fair value hierarchy based on the observability of significant inputs to the valuation methodology (these instruments are not disclosed in the table above).

-

Bonds and borrowings from other financial institutions: For CAF’s bonds issued and medium and long term borrowings, fair value is determined using a discounted cash flow technique, taking into consideration yield curves to discount the expected cash flows for the applicable maturity, thus reflecting the fluctuation of variables such as interest and exchange rates. These yield curves are adjusted to incorporate CAF credit risk spread. Those financial instrument are generally classified in Level 2 of the fair value hierarchy based on the observability of significant inputs to the valuation methodology.

19.	UNREALIZED CHANGES IN FAIR VALUE RELATED TO OTHER FINANCIAL INSTRUMENTS

Changes in fair value of cross-currency swaps, financial assets and liabilities carried at fair value under the fair value option are as follows:

	Year ended December 31, 2024
	Gain (loss) on derivatives	Gain (loss) on hedged item	Net Gain (loss)
Cross-currency swaps:
Bonds	(1,060,834)	1,040,314	(20,520)
Loans	71,330	(28,268)	43,062
Borrowings from other financial institutions	(16,153)	(22,977)	(39,130)

	(1,005,657)	989,069	(16,588)

	Year ended December 31, 2023
	Gain (loss) on derivatives	Gain (loss) on hedged item	Net Gain (loss)
Cross-currency swaps:
Deposits	(3,253)	4,377	1,124
Bonds	1,350,756	(1,421,864)	(71,108)
Loans	(51,954)	89,871	37,917
Borrowings from other financial institutions	38,526	(37,882)	644

	1,334,075	(1,365,498)	(31,423)

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2024, 2023 and 2022

(In thousands of U.S. dollars)

	Year ended December 31, 2022
	Gain (loss) on derivatives	Gain (loss) on hedged item	Net Gain (loss)
Cross-currency swaps:
Deposits	7,393	(8,258)	(865)
Bonds	(2,348,973)	2,315,379	(33,594)
Loans	15,337	1,980	17,317
Borrowings from other financial institutions	(71,682)	78,689	7,007

	(2,397,925)	2,387,790	(10,135)

In addition, for the years ended December 31, 2024, 2023 and 2022, CAF recorded net gains of US$ 16,990, US$ 11,284 and losses of US$ 11,060, respectively, related to changes in fair value of U.S. treasury futures and U.S. treasury forwards and changes in fair value of the U.S. treasury notes.

20.	COMMITMENTS AND CONTINGENCIES

Commitments and contingencies include the following:

	December, 31, 2024	December, 31, 2023	December, 31, 2022
Loan commitments subscribed – eligible	6,028,158	6,278,476	7,160,613
Lines of credit	5,338,813	5,120,740	4,427,207
Loan commitments subscribed – non eligible	1,989,933	1,812,229	1,681,977
Equity investments agreements subscribed	187,266	108,629	74,410
Guarantees	273,450	83,917	136,993

These commitments and contingencies arose from the normal course of CAF’s business and are related principally to loans that have been approved or committed for disbursement.

In the ordinary course of business, CAF has entered into commitments to extend loans; such loan commitments are reported in the above table upon signing the corresponding loan agreement and are reported as loans in the balance sheets when disbursements are made. Loan commitments that have fulfilled the necessary requirements for disbursement are classified as eligible.

The commitments to extend loans have fixed expiration dates and in some cases expire without a loan being disbursed. Therefore, the amounts of total commitment to extend loans do not necessarily represent future cash requirements. Also, based on experience, portions of the loan commitments are disbursed on average two years after the signing of the loan agreement.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2024, 2023 and 2022

(In thousands of U.S. dollars)

The lines of credit are extended to financial and corporate institutions as a facility to grant short term loans basically to finance working capital and international trade activities.

Guarantees mature as follows:

	December 31, 2024	December 31, 2023	December 31, 2022
Less than one year	16,564	6,471	41,053
Between one and five years	12,304	15,265	37,712
Over five years	244,582	62,181	58,228

	273,450	83,917	136,993

To the best knowledge of CAF’s management, CAF is not involved in any litigation that is material to CAF’s business or that is likely to have any impact on its business, financial condition or results of operations.

21.	ADMINISTRATIVE EXPENSES

For the years ended December 31, 2024, 2023 and 2022, the details of administrative expenses are as follows:

	2024	2023	2022
Salaries and employee benefit	131,436	126,100	115,702
Business expenses	38,592	35,051	23,875
Telecommunications and technology	21,580	20,175	14,968
Depreciation and amortization	15,064	11,837	13,581
Logistics and infrastructure	12,974	11,998	9,677

	219,646	205,161	177,803

22.	SPECIAL FUNDS AND OTHER FUNDS UNDER MANAGEMENT

CAF, as a multilateral financial institution, acts as administrator of several funds owned by third parties and CAF’s Shareholders’ Special Funds, created to promote technical and financial cooperation, sustainable human development, and management of poverty relief funds in shareholder countries.

The Shareholders’ Special Funds contribute to regional integration and sustainable development through capacity building, increased domestic and international exchanges, generation and use of knowledge, as well as training human resources and fortifying institutions. The Shareholders’ Special Funds are governed by the provisions of the Constitutive Agreement and any other provisions that may be established by the Board of Directors.

The Shareholders’ Assembly of CAF approves a maximum amount to be contributed to Shareholders’ Special Funds during the fiscal year and to recognize these contributions as expenses.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2024, 2023 and 2022

(In thousands of U.S. dollars)

The net assets of the Shareholders’ Special Funds, that come from contributions by CAF, are completely independent from the net assets of CAF and are thus so maintained, accounted for, presented, utilized, invested, committed and otherwise disposed of. With regard to the use of the Shareholders’ Special Funds, the financial responsibility of CAF, as administrator, is limited to the net assets of each of the constituted Shareholders’ Special Funds. CAF has no residual interest in the net assets of the shareholders’ special funds.

In March 2024, the Shareholders’ Assembly of CAF approved the contribution up to a maximum amount of US$ 138,000 to some Shareholders’ Special Funds for 2024. As of December 31, 2024 based on the analysis of the new commitments contracted or the resources required by the Shareholders’ Special Funds, CAF recognized contributions of US$ 97,000, US$ 34,000, US$ 4,500 and US$ 2,500 to Compensatory Financial Fund (FFC), Technical Cooperation Fund (FCT), Human Development Fund (FONDESHU) and Fund for the Development of Small and Medium Enterprises (FIDE), respectively. For the year ended December 31, 2024, CAF recognized US$ 138,000 as an expense.

In March 2023, the Shareholders’ Assembly of CAF approved the contribution up to a maximum amount of US$ 120,000 to some Shareholders’ Special Funds for 2023. As of December 31, 2023 based on the analysis of the new commitments contracted or the resources required by the Shareholders’ Special Funds, CAF recognized contributions of US$ 85,000, US$ 31,500, and US$ 3,500 to FFC, FCT and FIDE, respectively. For the years ended December 31, 2023, CAF recognized US$ 120,000 as an expense and, as of December 31, 2023 recognized an unconditional obligation (accounts payable) for US$ 13,450 which was paid in January 2024.

In March 2022, the Shareholders’ Assembly of CAF approved the contribution up to a maximum amount of US$ 89,000 to some shareholders’ special funds for 2022. Subsequently, for the year ended December 31, 2022, based on the analysis of the new commitments contracted or the resources required by the shareholders’ special funds, CAF recognized contributions of US$ 70,000, US$ 15,000 and US$ 4,000 to FFC, FCT and FONDESHU, respectively. For the year ended December 31, 2022, CAF recognized US$ 89,000 as an expense and, as of December 31, 2022, recognized an unconditional obligation (account payable) for US$ 44,244 which was paid in January 2023.

Managed funds net assets are:

	December 31, 2024	December 31, 2023	December 31, 2022
FFC(1)	261,389	214,182	191,710
FCT	100,315	96,433	88,130
FIDE	67,006	66,438	61,411
FONDESHU	3,378	3,148	6,837
Others non related with shareholders’ special funds	103,794	121,147	116,029

	535,882	501,348	464,117

(1)

FFC was created by CAF’s shareholders for the purpose of compensating a portion of the interest costs of certain loans granted by CAF to finance economic and social infrastructure projects. For the years ended December 31, 2024, 2023 and 2022, FFC compensated interest amounting to US$ 61,448, US$ 59,290 and US$ 63,089, respectively, which amounts are included in interest income – loans in the statements of income.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2024, 2023 and 2022

(In thousands of U.S. dollars)

23.	SEGMENT REPORTING

Management has determined that CAF has only one operating and reportable segment since it does not manage its operations by allocating its resources based on the contributions to net income of individual operations. CAF does not differentiate on the basis of the nature of the products or services provided, the preparation process, or the method for providing services among individual countries.

For years ended December 31, 2024, 2023 and 2022, loans made to or guaranteed by three countries individually generated in excess, of 10% of interest income on loans, as follows:

	2024	2023	2022
Argentina	356,036	317,795	148,997
Ecuador	325,854	308,457	153,978
Brazil	260,596	238,967	105,214

	942,486	865,219	408,189

24.	SUBSEQUENT EVENTS

Management has evaluated subsequent events through February 10, 2025, the date these financial statements were available to be issued. As a result of this evaluation, management has determined that there are no subsequent events that require a disclosure in these financial statements except for:

-	On January 22, 2025, CAF issued bonds for US$ 2,000 million, 5.00% due 2030, under its US Shelf Programme.

-	On January 23, 2025, CAF issued bonds for INR 6,000 million, equivalent to US$ 69,30 million, 8.25% due 2034, under its EMTN Programme.

-	On January 30, 2025, CAF issued bonds for GBP 750 million, equivalent to US$ 919,18 million, 4.87% due 2030, under its EMTN Programme.

-	On January 31, 2025, CAF issued bonds for ZAR 500 million, equivalent to US$ 26,94 million, 9.25% due 2033, under its EMTN Programme.

-	On February 7, 2025, CAF issued bonds for INR 4,500 million, equivalent to US$ 51,95 million, 7.25% due in 2030, under its EMTN Programme.

-	On February 10, 2025, CAF issued bonds for INR 4,500 million, equivalent to US$ 51,69 million, 7.65% due in 2031, under its EMTN Programme.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Unaudited Condensed Interim Balance Sheets

As of June 30, 2025 and December 31, 2024

(In thousands of U.S. dollars)

	NOTES	2025	2024
ASSETS
Cash and due from banks		74,699	233,196
Deposits with banks		3,700,502	3,369,941

Cash and due from banks and deposits with banks		3,775,201	3,603,137

Marketable securities – trading	3 and 15	16,387,339	13,672,716
Other investments	4	2,164,018	873,792
Loans (US$ 3,148,067 and US$ 3,003,195 at fair value as of June 30, 2025 and December 31, 2024, respectively)	5 and 15	36,221,334	33,835,802
Less loan commissions, net of origination costs		176,058	175,371
Less allowance for loan losses	5	82,540	84,757

Loans, net		35,962,736	33,575,674

Accrued interest and commissions receivable:
Loans		429,345	438,237
Others		561,599	569,565

		990,944	1,007,802
Derivative financial instruments	14 and 15	1,604,776	535,457
Equity investments		414,904	399,765
Property and equipment, net		103,870	100,081
Other assets	6	1,494,661	2,691,529

TOTAL		62,898,449	56,459,953

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Deposits	7 and 15	4,279,314	3,497,338
Commercial papers	8	3,872,714	3,249,108
Borrowings from other financial institutions (US$ 567,176 and US$ 562,522 at fair value as of June 30, 2025 and December 31, 2024, respectively), net	9 and 15	2,199,724	2,124,547
Bonds (US$ 32,497,870 and US$ 27,250,667 at fair value as of June 30, 2025 and December 31, 2024, respectively), net	10 and 15	32,643,954	27,396,412
Accrued interest payable		989,913	1,011,611
Derivative financial instruments	14 and 15	1,546,071	2,936,482
Accrued expenses and other liabilities	11	909,776	255,082

Total liabilities		46,441,466	40,470,580

SHAREHOLDERS’ EQUITY:
Subscribed capital		10,052,175	10,010,895
Less callable capital portion		1,855,660	1,819,660
Less capital subscriptions receivable		2,312,710	2,365,685

Paid-in capital		5,883,805	5,825,550

Additional paid-in capital		4,903,530	4,796,340
Reserves		5,367,483	4,750,983
Retained earnings		302,165	616,500

Total shareholders’ equity		16,456,983	15,989,373

TOTAL		62,898,449	56,459,953

See accompanying notes to Unaudited Condensed Interim Financial Information.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Unaudited Condensed Interim Statements of Comprehensive Income

As of June 30, 2025 and December 31, 2024

(In thousands of U.S. dollars)

	NOTES	2025	2024
Interest income:
Loans		1,085,086	1,270,320
Investments and deposits with banks	3 and 4	574,783	519,343
Loan commissions		24,636	32,330

Total interest income		1,684,505	1,821,993

Interest expense:
Bonds		897,525	976,005
Deposits		98,490	94,794
Commercial papers		91,142	126,638
Borrowings from other financial institutions		61,215	72,912
Commissions		5,199	10,365

Total interest expense		1,153,571	1,280,714

Net interest income		530,934	541,279
Credit for loan losses	5	(17,023)	(7,285)

Net interest income, after credit for loan losses		547,957	548,564

Non-interest income:
Dividends and equity in earnings of investees		7,929	6,754
Other commissions		1,599	1,171
Other income		8,753	12,462

Total non-interest income		18,281	20,387

Non-interest expenses:
Administrative expenses	18	110,253	103,236
Other expenses	5	10,616	13,027

Total non-interest expenses		120,869	116,263

Income before unrealized changes in fair value related to other financial instruments and contributions to Shareholders’ Special Funds		445,369	452,688
Unrealized changes in fair value related to other financial instruments	16	(15,376)	(3,183)

Income before contributions to Shareholders’ Special Funds, net		429,993	449,505
Contributions to Shareholders’ Special Funds	12	127,828	77,801

Net income		302,165	371,704

See accompanying notes to Unaudited Condensed Interim Financial Information.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Unaudited Condensed Interim Statements of Shareholders’ Equity

As of June 30, 2025 and December 31, 2024

(In thousands of U.S. dollars)

				Reserves
	NOTE	Paid-in capital	Additional paid-in capital	General reserve	Article N° 42 of the Constitutive Agreement	Total reserves	Retained earnings	Total shareholders’ equity
BALANCES AS OF DECEMBER 31, 2023		5,598,310	4,380,427	3,341,342	599,593	3,940,935	810,048	14,729,720
Capital increase		104,235	191,792	—	—	—	—	296,027
Capital decrease due to shares’ repurchase	5	(85,415)	(157,164)	—	—	—	—	(242,579)
Net income		—	—	—	—	—	371,704	371,704
Appropriated for general reserve		—	—	728,548	—	728,548	(728,548)	—
Appropriated for reserve pursuant to Article N° 42 of the Constitutive Agreement		—	—	—	81,500	81,500	(81,500)	—

BALANCES AS OF JUNE 30, 2024		5,617,130	4,415,055	4,069,890	681,093	4,750,983	371,704	15,154,872
BALANCES AS OF DECEMBER 31, 2024		5,825,550	4,796,340	4,069,890	681,093	4,750,983	616,500	15,989,373
Capital increase		58,255	107,190	—	—	—	—	165,445
Net income		—	—	—	—	—	302,165	302,165
Appropriated for general reserve		—	—	554,500	—	554,500	(554,500)	—
Appropriated for reserve pursuant to Article N° 42 of the Constitutive Agreement		—	—	—	62,000	62,000	(62,000)	—

BALANCES AS OF JUNE 30, 2025		5,883,805	4,903,530	4,624,390	743,093	5,367,483	302,165	16,456,983

See accompanying notes to Unaudited Condensed Interim Financial Information.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Unaudited Condensed Statements of Cash Flows

As of June 30, 2025 and December 31, 2024

(In thousands of U.S. dollars)

	NOTES	2025	2024
OPERATING ACTIVITIES:
Net income		302,165	371,704
Adjustments to reconcile net income to net cash used in operating activities:
Unrealized gain on marketable securities – trading		(9,764)	(31,683)
Loan commissions, net of amortization of origination costs		(8,255)	(12,144)
Credit for loan losses	5	(17,023)	(7,285)
Impairment charge for equity investments		27	6,746
Unrealized changes in fair value related to equity investment		8,942	(9,750)
Equity in earnings of investees		(2,787)	(5,615)
Amortization of deferred charges		3,651	3,441
Depreciation of property and equipment		3,908	3,848
Provision for employees’ severance benefits		10,082	9,532
Provision for employees’ savings plan		279	286
Unrealized changes in fair value related to other financial instruments	16	15,376	3,183
Net changes in operating assets and liabilities:
Marketable securities – trading, net		(2,678,376)	(3,330,027)
Accrued interest and commissions receivable		16,858	(39,424)
Other assets		(22,527)	459
Accrued interest payable		(21,698)	86,319
Severance benefits paid or advanced		(4,187)	(5,616)
Employees’ savings plan paid or advanced		(408)	493
Accrued expenses and other liabilities		47,794	26,278

Total adjustments and net changes in operating assets and liabilities		(2,658,108)	(3,300,959)

Net cash used in operating activities		(2,355,943)	(2,929,255)

INVESTING ACTIVITIES:
Purchases of other investments	4	(2,283,246)	(4,060,612)
Maturities of other investments	4	993,020	3,395,954
Loan origination and principal collections, net	5	(2,163,385)	130,236
Equity investments, net		(21,321)	4,340
Property and equipment, net		(7,698)	(11,243)

Net cash used in investing activities		(3,482,630)	(541,325)

FINANCING ACTIVITIES:
Net increase (decrease) in deposits	7	781,976	(807,073)
Proceeds from commercial papers	8	8,723,733	13,616,531
Repayment of commercial papers	8	(8,100,127)	(13,658,769)
Net increase (decrease) in derivative-related collateral		1,782,305	(776,247)
Proceeds from issuance of bonds	10	5,558,801	5,986,539
Repayment of bonds	10	(2,912,994)	(2,075,663)
Proceeds from borrowings from other financial institutions	9	327,561	391,895
Repayment of borrowings from other financial institutions	9	(316,063)	(126,941)
Proceeds from issuance of shares		165,445	296,027

Net cash provided by financing activities		6,010,637	2,846,299

NET INCREASE (DECREASE) IN CASH AND DUE FROM BANKS AND DEPOSITS WITH BANKS		172,064	(624,281)
CASH AND DUE FROM BANKS AND DEPOSITS WITH BANKS AT BEGINNING OF THE PERIOD		3,603,137	5,034,530

CASH AND DUE FROM BANKS AND DEPOSITS WITH BANKS AT END OF THE PERIOD		3,775,201	4,410,249

SUPPLEMENTAL DISCLOSURE:
Interest paid during the period		1,163,695	1,169,475

NONCASH FINANCING ACTIVITIES:
Principal collections – Loans	5	—	242,579

Capital decrease	5	—	(242,579)

Change in derivative instruments assets		(1,069,319)	376,100

Change in derivative instruments liabilities		(1,390,411)	548,152

See accompanying notes to Unaudited Condensed Interim Financial Information.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of June 30, 2025 and December 31, 2024

and for the six-month periods ended June 30, 2025 and 2024

(In thousands of U.S. dollars)

1.	ORIGIN

Business description – Corporación Andina de Fomento (CAF) began its operations on June 8, 1970 and was established under public international law which abides by the provisions set forth in its Constitutive Agreement. Series “A” and “B” shareholder countries are: Argentina, Bolivia, Brazil, Chile, Colombia, Costa Rica, Dominican Republic, Ecuador, El Salvador, Honduras, Panama, Paraguay, Peru, Trinidad and Tobago, Uruguay and Venezuela. Series “C” shareholder countries are: Antigua and Barbuda, Bahamas, Barbados, Jamaica, Mexico, Portugal and Spain. In addition, there are 13 commercial banks which are Series “B” shareholders.

CAF is headquartered in Caracas, Venezuela and has offices in Asuncion, Paraguay; Bogota, Colombia; Brasilia and Sao Paulo, Brazil; Buenos Aires, Argentina; Mexico City, Mexico; Panama City, Panama; La Paz, Bolivia; Lima, Peru; Madrid, Spain; Montevideo, Uruguay; Port of Spain, Trinidad and Tobago; Quito, Ecuador; San Salvador, El Salvador; Santiago de Chile, Chile and Santo Domingo, Dominican Republic.

CAF is a development bank committed to supporting the countries of Latin America and the Caribbean and improving the quality of life in the region. Our actions promote sustainable development and regional integration. We serve the public and private sectors, through credit, non-refundable resources, and supports in the technical and financial structuring of projects to a broad client base of 23 countries, private companies, and financial institutions.

CAF offers financial and related services to the governments of its shareholder countries, as well as their public and private institutions, corporations and joint ventures. CAF’s principal activity is to provide short, medium and long-term loans to finance projects, working capital, trade activities and to undertake feasibility studies for investment opportunities in shareholder countries. Furthermore, CAF manages and supervises third-party cooperation funds owned and sponsored by other countries and organizations, destined to finance programs agreed upon with donor countries and organizations which are in line with CAF’s policies and strategies.

CAF raises funds to finance its operations from sources both within and outside its shareholder countries.

2.	BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Financial statement presentation – The condensed interim financial information as of June 30, 2025, and December 31, 2024, and for the six-month periods ended June 30, 2025 and 2024 is unaudited and has been prepared, in accordance with accounting principles generally accepted in the United States of America. In the opinion of management, such condensed interim financial information includes all adjustments, consisting of normal recurring adjustments, necessary for the fair presentation of the results of the interim periods. The results of operations for the six-month period ended June 30, 2025 are not necessarily an indication of the results to be expected for the full year 2025.

This condensed interim financial information should be read in conjunction with CAF’s audited financial statements as of and for the years ended December 31, 2024 and 2023 and the notes thereto (“audited financial statements”).

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of June 30, 2025 and December 31, 2024

and for the six-month periods ended June 30, 2025 and 2024

(In thousands of U.S. dollars)

For a detailed discussion about CAF’s significant accounting policies refer to Note 2 of the audited financial statements.

Recent accounting pronouncements –

Recently adopted accounting pronouncements

ASU 2024-03, Expense Disaggregation Disclosures

On November 4, 2024, the FASB issued ASU 2024-03 which requires the disclosure of income statement expenses, for public business entities, specified information about costs and expenses. The ASU requires disaggregation of certain expenses into specified categories in disclosures within the footnotes to the financial statements. The amendments in this ASU are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027, for all public business entities. CAF early adopted this ASU in December 2024.

Accounting pronouncements pending adoption

ASU 2023-06, Disclosure Improvements

On October 9, 2023, the FASB issued ASU 2023-06, which amends the disclosure or presentation requirements related to various subtopics in the FASB Accounting Standards Codification (the “Codification”). The ASU was issued in response to the Security Exchange Commission (SEC) Disclosure Update and Simplification Initiative, that updated and simplified disclosure requirements that the SEC believed were “redundant, duplicative, overlapping, outdated, or superseded.” The new guidance is intended to align U.S. GAAP requirements with those of the SEC and to facilitate the application of U.S. GAAP for all entities. CAF will not early adopt this ASU and estimates it will not have material effects in the financial statements. For all entities within the scope of the affected Codification subtopics, if by June 30, 2027, the SEC has not removed the applicable requirement from Regulation S-X or Regulation S-K, the pending content of the associated amendment will be removed from the Codification and will not become effective for any entities.

ASU 2024-04, Debt with Conversion and Other Options

On November 26, 2024, the FASB issued ASU 2024-04 to improve the relevance and consistency in application of the induced conversion guidance in Subtopic 470-20 for (a) convertible debt instruments with cash conversion features and (b) debt instruments that are not currently convertible. This ASU is effective for all entities for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. Early adoption is permitted for all entities that have adopted the amendments in ASU 2020-06. The adoption of this ASU will not have material effects in the CAF’s financial statements.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of June 30, 2025 and December 31, 2024

and for the six-month periods ended June 30, 2025 and 2024

(In thousands of U.S. dollars)

3.	MARKETABLE SECURITIES — TRADING

A summary of trading securities follows:

	June 30, 2025		December 31, 2024
		Average		Average
		maturity		maturity
	Amount	(years)	Amount	(years)
U.S. securities(1)	5,772,922	1.05	5,916,834	0.69

Non-U.S. governments and government entities bonds	198,862	3.56	324,895	2.46

Financial institutions and corporate securities:
Commercial paper	3,683,863	0.23	2,417,869	0.30
Certificates of deposits(2)	3,770,988	0.24	1,995,211	0.31
Bonds	2,043,540	2.42	2,197,129	2.28
Collateralized mortgage obligation	460,006	4.84	409,345	4.68
Liquidity funds(3)	349,518	—	307,422	—
Exchange-traded fund(4)	107,640	—	104,011	—

	10,415,555	0.89	7,430,987	1.15

	16,387,339	0.98	13,672,716	0.98

(1)	U.S. securities mainly include Treasury Notes and U.S. Treasury Bills.

(2)

Each certificate of deposit bears a maturity date and specified fixed interest rate. It also is held through The Depository Trust Company and has a CUSIP number, which is a code that identifies a financial security and facilitates trading.

(3)	The liquidity funds are comprised of short-term (less than one year) securities representing high-quality liquid debt and monetary instruments.

(4)	The exchange-traded fund (ETF) is a type of pooled investment security that holds multiple underlying assets.

The fair value of marketable securities includes net unrealized gains of US$ 104,965 and US$ 95,201 as of June 30, 2025 and December 31, 2024, respectively.

For the six-month periods ended June 30, 2025 and 2024, Interest income – Investments and deposits with banks includes interest income for US$ 312,841 and US$ 369,626, respectively, and gain on the mark-to-market valuations for US$ 250,674 and US$ 152,188, respectively. The fluctuation in interest income is mainly due to the decrease in the U.S. Federal Reserve System’s (FED) benchmark interest rates since September 2024.

CAF places its short-term (less than one year) investments mainly in high grade financial institutions and corporate securities. CAF has conservative investment guidelines that limit the amount of credit risk exposure, considering among other factors, limits as to credit ratings, limits as to duration exposure, specific allocations by type of investment instruments and limits across sector and currency allocation. As of June 30, 2025 and December 31, 2024, CAF does not have any significant concentrations of credit risk

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of June 30, 2025 and December 31, 2024

and for the six-month periods ended June 30, 2025 and 2024

(In thousands of U.S. dollars)

according to its investment guidelines. Non-U.S. dollar-denominated securities included in marketable securities amounted to the equivalent of US$ 539,255 and US$ 421,568 as of June 30, 2025 and December 31, 2024, respectively.

Maturity of marketable securities are as follows:

	June 30, 2025	December 31, 2024
No maturities(1)	457,158	411,433
Less than one year	11,552,282	8,417,721
Between one and two years	2,506,766	3,158,912
Between two and three years	868,890	667,831
Between three and four years	336,743	421,572
Between four and five years	277,690	246,651
Over five years	387,810	348,596

	16,387,339	13,672,716

(1)	Include liquidity funds and ETF.

4.	OTHER INVESTMENTS

Other investments are as follows:

	June 30, 2025	December 31, 2024
Deposits with banks due more than 90 days:
U.S. dollars	1,991,520	712,598
Special drawing rights (SDR)	172,498	161,194

	2,164,018	873,792

The interest rates on deposits with banks ranged from 4.14% to 5.42% as of June 30, 2025 and from 4.14% to 5.62% as of December 31, 2024.

Since February 2023, CAF was named authorized holder by the International Monetary Fund (IMF) allowing it hold and exchange SDR only with authorized holders. SDR holdings earn interest which is determined on weekly basis. The interest rate for the six-month periods ended June 30, 2025 and 2024 is 2.94% and 4.01%, respectively.

For the six-month periods ended June 30, 2025 and 2024, Interest income – Investments and deposits with banks includes interest income for US$ 2,533 and US$ 3,852, respectively, and gain in currency exposure for US$ 8,735 and loss for US$ 6,323, respectively, related to SDR investments.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of June 30, 2025 and December 31, 2024

and for the six-month periods ended June 30, 2025 and 2024

(In thousands of U.S. dollars)

5.	LOANS

Loans mainly include loans with Series “A” and “B” shareholder countries, or private institutions or companies domiciled in those countries. Loans by are summarized as follows:

	June 30, 2025	December 31, 2024
Shareholder country:
Argentina	4,765,008	4,874,550
Barbados	181,184	187,925
Bolivia	3,069,219	2,780,434
Brazil	4,379,477	3,217,994
Chile	969,459	408,698
Colombia	3,924,991	4,060,435
Costa Rica	464,437	485,505
Dominican Republic	435,508	445,937
Ecuador	4,420,106	4,230,310
El Salvador	654,354	469,083
Mexico	1,305,000	1,062,500
Panama	2,460,032	2,630,681
Paraguay	2,639,201	2,488,370
Peru	1,708,733	1,751,423
Trinidad and Tobago	1,335,924	1,372,221
Uruguay	1,703,280	1,624,725
Venezuela	1,939,316	1,939,316

Total	36,355,229	34,030,107
Fair value adjustments	(133,895)	(194,305)

	36,221,334	33,835,802

Fair value adjustments of loans represent mainly adjustments to the amount of loans for which the fair value option is elected.

As of June 30, 2025 and December 31, 2024, loans denominated in currencies other than U.S. dollar were granted for an equivalent of US$ 1,337,129 and US$ 1,188,035, respectively, mainly in Colombian pesos, Dominican pesos, Uruguayan pesos, Brazilian reales, Swiss francs, Paraguayan guarani, Bolivian bolivianos, Chilean pesos and Japanese yen. All these loans are hedged with swaps, Borrowings from other financial institution and Bonds. As of June 30, 2025 and December 31, 2024, fixed interest rate loans amounted to US$ 3,247,025 and US$ 2,566,260, respectively.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of June 30, 2025 and December 31, 2024

and for the six-month periods ended June 30, 2025 and 2024

(In thousands of U.S. dollars)

Loans classified by sector borrowers and the weighted average yield of the loan portfolio is shown below:

	June 30, 2025		December 31, 2024
	Amount	Weighted average yield (%)	Amount	Weighted average yield (%)
Public sector	34,170,289	6.09	32,599,975	6.44
Private sector	2,184,940	6.10	1,430,132	6.82

	36,355,229	6.09	34,030,107	6.45

The public sector includes entities of national governments, subnational entities, public companies owned by the latter, or mixed companies controlled by the national government or subnational entities.

The private sector includes entities controlled by private investors.

Loans by industry segments are as follows:

	June 30, 2025		December 31, 2024
	Amount	%	Amount	%
Infrastructure programs	15,117,172	42	14,164,668	42
Transport, warehousing and communications	9,360,524	26	9,137,554	27
Electricity, gas and water supply	5,457,862	15	5,257,924	15
Health and social services	2,867,249	8	2,892,114	8
Financial services – Development banks	1,801,266	5	1,304,144	4
Financial services – Commercial banks	1,580,112	4	1,132,330	4
Agriculture, hunting and forestry	50,124	—	56,630	—
Others	120,920	—	84,743	—

	36,355,229	100	34,030,107	100

Loans mature as follows:

	June 30, 2025	December 31, 2024
Less than one year	6,073,560	5,171,261
Between one and two years	3,963,730	3,367,270
Between two and three years	3,745,703	3,533,696
Between three and four years	3,422,878	3,199,251
Between four and five years	3,434,131	3,160,217
Between five and ten years	10,360,010	10,313,580
Between ten and fifteen years	4,351,046	4,302,935
Over fifteen year	1,004,171	981,897

	36,355,229	34,030,107

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of June 30, 2025 and December 31, 2024

and for the six-month periods ended June 30, 2025 and 2024

(In thousands of U.S. dollars)

CAF maintains an internal risk rating system to evaluate the quality of the non-sovereign loans, which identifies, through a standardized rating and review parameters, those risks related to credit transactions in order to determine an internal risk rating classification designed by CAF. For purpose of determining the allowance for loan losses of sovereign loans as of June 30, 2025 and December 31, 2024, rating assigned by external agencies are used.

The credit quality of the sovereign loans used in estimating the allowance for credit losses is based on the individual long-term foreign currency debt rating applicable to the borrower countries, which is determined under the Basel Committee criteria based on the existing risk ratings of three recognized international agencies as of the date of preparation of the financial statements. The credit quality by year of origination and taking the Standard & Poor’s (S&P) rating as a reference as of June 30, 2025 and taking the Moody’s rating as a reference as of December 31, 2024 is as follows:

	Credit Rating	Year of origination
Country		2025	2024	2023	2022	2021	2020	Prior	Total
Argentina	CCC	—	502,433	868,594	564,425	815,229	707,798	1,934,452	4,685,133
Barbados	B	—	—	—	—	47,697	100,000	133,486	181,183
Bolivia	CCC-	375,000	24,667	60,364	620,757	350,000	42,607	1,502,606	2,933,394
Brazil	BB	—	116,987	7,479	630,392	—	485,723	2,318,775	3,073,633
Colombia	BB	—	350,603	250,000	600,000	500,000	350,000	1,613,829	3,314,432
Costa Rica	BB-	—	—	—	—	—	451,613	432,763	432,763
Dominican Republic	BB	—	1,689	—	300,000	84,773	—	49,046	435,508
Ecuador	B-	428,767	327,549	279,196	454,765	565,353	644,656	2,252,182	4,307,812
El Salvador	B-	75,000	225,724	278,630	75,000	—	—	—	654,354
Mexico	BBB	680,000	—	—	300,000	—	300,000	225,000	1,205,000
Panama	BBB-	—	223,529	32,071	294,054	317,648	380,357	1,383,230	2,250,532
Paraguay	BB+	—	191,720	194,577	365,926	253,431	421,730	1,530,636	2,536,290
Peru	BBB-	—	—	500,000	171,500	548,684	—	343,387	1,563,571
Trinidad and Tobago	BBB-	—	120,000	75,000	120,000	175,000	319,903	845,925	1,335,925
Uruguay	BBB+	—	836,638	110,676	169,733	240,000	40,476	184,732	1,541,779
Venezuela	NR	—	—	—	—	—	—	1,939,315	1,939,315

		1,558,767	2,921,539	2,656,587	4,666,552	3,897,815	4,244,863	16,689,364	32,390,624

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of June 30, 2025 and December 31, 2024

and for the six-month periods ended June 30, 2025 and 2024

(In thousands of U.S. dollars)

	Credit Rating	Year of origination
Country		2024	2023	2022	2021	2020	Prior	Total
Argentina	Ca	474,202	869,607	516,970	819,346	662,000	1,448,327	4,790,452
Barbados	B3	—	—	—	49,143	100,000	38,782	187,925
Bolivia	Caa3	24,291	48,917	607,759	350,000	37,594	1,624,708	2,693,269
Brazil	Ba1	—	7,479	606,713	—	553,023	1,688,701	2,855,916
Colombia	Baa2	350,000	250,000	600,000	500,000	350,000	1,346,563	3,396,563
Costa Rica	Ba3	—	—	—	—	435,484	15,324	450,808
Dominican Republic	Ba3	3,297	—	300,000	84,773	—	57,866	445,936
Ecuador	Caa3	317,937	269,914	463,774	580,367	622,659	1,809,008	4,063,659
El Salvador	B3	127,770	266,313	75,000	—	—	—	469,083
Mexico	Baa2	500,000	—	300,000	—	262,500	—	1,062,500
Panama	Baa3	225,000	32,969	302,703	330,611	378,571	1,097,826	2,367,680
Paraguay	Baa3	72,190	191,281	353,072	257,000	454,615	1,088,694	2,416,852
Peru	Baa1	—	500,000	169,551	531,898	—	427,301	1,628,750
Trinidad & Tobago	Ba2	120,000	75,000	120,000	175,000	317,562	564,660	1,372,222
Uruguay	Baa1	743,088	114,369	165,817	240,000	35,714	165,088	1,464,076
Venezuela	C	—	—	—	—	—	1,939,316	1,939,316

		2,957,775	2,625,849	4,581,359	3,918,138	4,209,722	13,312,164	31,605,007

The credit quality of the non-sovereign loan portfolio by year of origination, as represented by credit risk classification provided by S&P as of June 30, 2025 and December 31, 2024, is as follows:

	Year of origination
Credit Rating	2025	2024	2023	2022	2021	Prior	Total
A	495,000	150,000	—	—	—	—	645,000
A-	165,000	50,000	—	—	—	42,000	257,000
BBB+	—	3,355	—	—	12,229	132,787	148,371
BBB	325,000	—	11,228	1,901	—	—	338,129
BBB-	145,000	22,500	60,000	—	—	4,175	231,675
BB+	50,000	—	—	—	—	—	50,000
BB	1,348,399	163,429	54,076	46,541	24,885	192,651	1,829,981
BB-	25,154	127,805	26,667	—	—	33,333	212,959
B+	—	—	—	—	—	—	—
B	10,000	5,000	—	—	—	—	15,000
B-	33,500	64,508	51,786	—	—	38,049	187,843
CCC+	2,770	2,163	—	—	—	—	4,933
CCC	—	—	5,892	—	—	15,709	21,601
CCC-	—	—	—	—	—	22,113	22,113
D	—	—	—	—	—	—	—

	2,599,823	588,760	209,649	48,442	37,114	480,817	3,964,605

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of June 30, 2025 and December 31, 2024

and for the six-month periods ended June 30, 2025 and 2024

(In thousands of U.S. dollars)

	Year of origination
Credit Rating	2024	2023	2022	2021	2020	Prior	Total
A	75,000	—	—	—	—	—	75,000
A-	400,000	—	—	—	—	48,000	448,000
BBB+	3,088	—	—	11,398	4,443	129,355	148,284
BBB-	150,000	10,604	1,762	—	—	—	162,366
BB+	50,000	60,000	—	—	—	4,697	114,697
BB	333,054	—	34,147	—	—	185,489	552,690
BB-	287,655	57,615	12,521	26,842	22,065	—	406,698
B+	96,152	30,000	—	—	44,444	—	170,596
B	15,000	—	—	—	—	—	15,000
B-	149,508	17,143	—	—	—	38,152	204,803
CCC+	2,166	—	—	—	—	—	2,166
CCC	—	47,500	—	—	—	16,598	64,098
CCC-	—	—	—	—	—	24,520	24,520
D	—	—	—	—	—	36,182	36,182

	1,561,623	222,862	48,430	38,240	70,952	482,993	2,425,100

The internal and external ratings have been updated as of June 30, 2025.

Loan portfolio quality

The loan portfolio quality indicators and the related amounts are presented below:

	June 30, 2025	June 30, 2024
During the period CAF recorded the following transactions:
Loans written-off	—	—
Purchases of loan portfolio	—	—
Sales of loan portfolio	—	22,500

	June 30, 2025	December 31, 2024
CAF presented the following amounts and quality indicators as of the end of the period/year:
Non-accrual loans	1,939,316	1,975,498
Troubled debt restructured	—	—
Overdue accrual loans	—	1,701
Allowance for loan losses as a percentage of loan portfolio	0.23%	0.25%
Non-accrual loans as a percentage of loan portfolio	5.35%	5.84%
Overdue loan principal as a percentage of loan portfolio	0.00%	0.01%

No loans were restructured for the six-month periods ended June 30, 2025 and for the year ended December 31, 2024.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of June 30, 2025 and December 31, 2024

and for the six-month periods ended June 30, 2025 and 2024

(In thousands of U.S. dollars)

On March 31, 2020, CAF implemented the Support Program for the Liquidity Management in Exceptional Situations (the “Program”) approved by CAF’s Shareholders Assembly on March 3, 2020. The Program allowed CAF to repurchase the shares of a shareholder country that fulfills the requirements of the program and applied the proceeds to that country’s outstanding loans principal and interest payments. Pursuant to the Program, CAF notified Venezuela, that it fulfilled the requirements. Since the inception of the Program to July 31, 2024, CAF repurchased a total of 168,573 shares totaling US$ 2,393,737 and applied that amount to repay due and overdue amounts of principal and interest and deducting the amount of paid-in capital and additional paid-in capital for US$ 842,865 and US$ 1,550,872, respectively. The Program was completed for Venezuela in July 2024. Currently, Venezuela holds 105 Series “B” shares and its Series “A” share.

As of December 31, 2024, the total amount of delayed payments for operations in Venezuela amounted to US$ 287,682, including interests. In accordance with CAF’s policies, a loan is considered to be in non-accrual status when a payment is more than 180 days overdue in the case of public sector loans. As of June 30, 2025 and December 31, 2024, all outstanding loans with Venezuela amounting to US$ 1,939,316 were placed in non-accrual status. Additionally, as of December 31, 2024, not collected Interests and Commissions amounted to US$ 92,248 were reversed, and the related individually assessed allowance for credit losses was US$ 52,860.

As of June 30, 2025, the total amount of delayed payments for operations in Venezuela amounted to US$ 551,422, including interests. Not collected Interests and Commissions amounted to US$ 59,340, and the related individually assessed allowance for credit losses was US$ 52,860. Additionally, as of June 30, 2025, overdue interests amount to US$ 8,608.

CAF expects to collect all amounts due, including interest and fees. Venezuela is one of the founding shareholders of CAF and has reiterated its commitment and its intention to undertake payments. CAF’s Management monitors its credit exposure periodically.

As of December 31, 2024, the total principal amount of non-accrual loans related to private sector borrowers (non-sovereign loans) for US$ 36,182, which were 3,023 days overdue. As of June 30, 2025, there were no non-accrual loans related to private sector borrowers (non-sovereign loans). As of June 30, 2025 and December 31, 2024, there were no interest income recognized for non-accrual loans. The allowance of loan losses for non-accrual loans with the private sector amount to US$ 4,739 as of December 31, 2024.

Exposure Exchange Agreements

On May 23, 2025, as part of its balance sheet optimization strategy, CAF entered into an Exposure Exchange Agreement (EEA) to reduce its sovereign-guaranteed loan portfolio risk concentration. Through EEA, Multilateral Development Banks (MDB) reduce portfolio concentration by simultaneously exchanging coverage for potential nonaccrual events for sovereign exposures from borrowing countries in which an MDB is concentrated, to countries in which an MDB has no, or low, exposure.

Under an EEA, there is no direct exchange of assets, and all aspects of the client relationship remain with the originating MDB. However, each MDB assumes the credit risk on a specified EEA amount for a set of borrowing countries (the EEA seller of protection, or EEA Seller) in exchange for passing on the credit risk on a set of different borrowing countries to the other MDB (the EEA buyer of protection, or EEA Buyer). If

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of June 30, 2025 and December 31, 2024

and for the six-month periods ended June 30, 2025 and 2024

(In thousands of U.S. dollars)

a nonaccrual event occurs for one of the countries that is part of the EEA transactions, the EEA Seller compensates the EEA Buyer at an agreed upon rate. Each participating MDB is required to retain a minimum of 50% of the total exposure to each country that is part of the EEA. If no events of no nonaccrual occur during the life of the EEA, the EEA expires at the end of the agreed upon period.

As of June 30, 2025, CAF executed a bilateral EEA transaction with another MDB. In this transaction, CAF is the EEA Seller (provided a financial guarantee for its counterparty) and the EEA Buyer (received a financial guarantee from its counterparty) for the following countries and exposure amounts:

	EEA Seller
Country	Amount	S&P Rating
Costa Rica	90,000	BB-
Dominican Republic	150,000	BB
El Salvador	250,000	B-
Honduras	210,000	BB-

	700,000

	EEA Buyer
Country	Amount	S&P Rating
Argentina	100,000	CCC
Brazil	250,000	BB
Colombia	136,000	BB
Ecuador	214,000	B-

	700,000

EEA transaction was accounted for as an exchange of two separate financial guarantees (provided and received).

The fair value of the guarantee provided is initially recorded as an asset (equivalent to the present value of the theoretical guaranteed fees receivable) and a liability (the non-contingent portion of the guarantee stand ready to perform), respectively, included in Other Assets-Other and Accrued expenses and other liabilities-Other, respectively. These amounts will be amortized over the term of the guarantee on the exchanged exposure and recorded in Non-interest income – Other Income and Non-interest expenses – Other Expenses. The carrying amount under the guarantees received or provided amounted to US$ 36,213. Final maturity date will be May 2040. As of June 30, 2025, no non-accrual events have occurred.

As of June 30, 2025 CAF recognized US$ 161 as Other expenses and US$ 203 as Other income related to the allowance for Current Expected Credit Losses of the guarantees exchanged.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of June 30, 2025 and December 31, 2024

and for the six-month periods ended June 30, 2025 and 2024

(In thousands of U.S. dollars)

A/B Loans

CAF only assumes the credit risk for the portion of its participations of the loan. As of June 30, 2025 and December 31, 2024, CAF maintains loans of this nature amounting to US$ 1,271,226 and US$ 1,215,792, respectively, whereas other financial institutions provided funds for US$ 986,698 and US$ 978,988, respectively.

Allowance for Loan Losses

Changes in the allowance and the balance for loan losses over the outstanding amounts, individually and collectively evaluated, are presented below:

	For the six-month period ended June 30,
	2025			2024
	Credit risk			Credit risk
	Sovereign	Non- sovereign	Total	Sovereign	Non- sovereign	Total
Balances at beginning of period	58,220	26,537	84,757	—	56,913	56,913
Provision (credit) for loan losses	976	(17,999)	(17,023)	—	(7,285)	(7,285)
Recoveries	—	14,806	14,806	—	74	74

Balances at end of period	59,196	23,344	82,540	—	49,702	49,702

For the six-month periods ended June 30, 2025 and 2024, CAF recorded US$ 14,806 and US$ 74, respectively, as revenue from recovery of written-off portfolio in caption “Credit for loan losses”.

Changes in the provision for contingencies and the off-balance-sheet undisbursed loan commitments and financial guarantees, individually and collectively evaluated, are presented below:

	For the six-month period ended June 30,
	2025			2024
	Credit risk			Credit risk
	Sovereign	Non- sovereign	Total	Sovereign	Non- sovereign	Total
Balances at beginning of period	—	6,230	6,230	—	6,849	6,849
Provision (credit) contingencies	2,318	(1,921)	397	—	89	89

Balances at end of period	2,318	4,309	6,627	—	6,938	6,938

For the six-month periods ended June 30, 2025 and 2024, provision for contingencies and the off-balance-sheet undisbursed loan commitments and financial guarantees are included in the unaudited condensed interim statements of income as part the Non-interest expenses-other expenses.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of June 30, 2025 and December 31, 2024

and for the six-month periods ended June 30, 2025 and 2024

(In thousands of U.S. dollars)

6.	OTHER ASSETS

A summary of other assets follows:

	June 30, 2025	December 31, 2024
Derivative-related collateral	1,266,361	2,537,059
Intangible assets, net of accumulated amortization of US$ 18,774 and US$ 15,245, respectively	104,673	87,290
Receivable from investment securities sold	49,582	30,842
Other	74,045	36,338

	1,494,661	2,691,529

7.	DEPOSITS

A summary of deposits follows:

	June 30, 2025	December 31, 2024
Demand deposits	382,480	194,935
Time deposits:
Less than one year	3,896,834	3,302,403

	4,279,314	3,497,338

As of June 30, 2025 and December 31, 2024, the weighted average interest rate was 4.22% and 5.18%, respectively. Deposits are issued for amounts equal to or more than US$ 100. Total deposits denominated in currencies other than the U.S. dollar amount to an equivalent of US$ 454,605 and US$ 105,726 as of June 30, 2025 and December 31, 2024, respectively.

8.	COMMERCIAL PAPERS

A summary of commercial papers follows:

	June 30, 2025	December 31, 2024
U.S. dollars	3,705,230	3,023,627
British pound sterling	183,914	170,640
Euros	24,264	98,793

	3,913,408	3,293,060
Less commercial papers issuance discount	(40,694)	(43,952)

	3,872,714	3,249,108

As of June 30, 2025 and December 31, 2024, the weighted average interest rate was 4.56% and 5.54%, respectively. As of June 30, 2025, commercial papers mature in 2026 and 2025. Likewise, as of December 31, 2024, commercial papers mature in 2025.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of June 30, 2025 and December 31, 2024

and for the six-month periods ended June 30, 2025 and 2024

(In thousands of U.S. dollars)

9.	BORROWINGS FROM OTHER FINANCIAL INSTITUTIONS

A summary of borrowings from other financial institutions by currency follows:

	June 30, 2025	December 31, 2024
U.S. dollars	1,626,587	1,575,801
Euros	531,932	573,765
Colombian pesos	25,004	25,243
Others	4,933	2,165

	2,188,456	2,176,974
Fair value adjustments	11,384	(52,295)
Less debt issuance costs	116	132

	2,199,724	2,124,547

As of June 30, 2025 and December 31, 2024, the fixed interest-bearing borrowings amounted to US$ 233,784 and US$ 242,010, respectively. As of June 30, 2025 and December 31, 2024, the weighted average interest rate after considering the impact of interest rate swaps was 5.68% and 6.85%, respectively.

Borrowings from other financial institutions, by remaining maturities, are summarized below:

	June 30, 2025	December 31, 2024
Less than one year	259,005	430,458
Between one and two years	441,116	234,226
Between two and three years	233,742	228,185
Between three and four years	201,556	206,237
Between four and five years	203,580	187,593
Over five years	849,457	890,275

	2,188,456	2,176,974

As of June 30, 2025 and December 31, 2024, there were unused term credit facilities amounting to US$ 855,967 and US$ 1,445,913, respectively.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of June 30, 2025 and December 31, 2024

and for the six-month periods ended June 30, 2025 and 2024

(In thousands of U.S. dollars)

10.	BONDS

A summary of outstanding bonds follows:

	June 30, 2025			December 31, 2024
			Weighted			Weighted
			average			average
	At original	At spot	cost, after	At original	At spot	cost, after
	exchange	exchange	swaps (%)	exchange	exchange	swaps (%)
	rate	rate	(period end)	rate	rate	(year end)
U.S. dollars	12,718,624	12,718,624	5.31	9,328,042	9,328,042	5.61
Euro	7,843,815	8,089,870	5.67	9,751,807	8,827,267	6.19
Great British pound sterling	2,515,076	2,744,990	5.08	1,261,108	1,254,705	5.39
Swiss francs	2,057,492	2,427,491	5.74	2,336,350	2,434,706	6.06
Australian dollars	1,489,541	1,427,431	5.64	1,756,001	1,570,852	5.93
Japanese yen	1,434,931	1,164,907	5.60	1,540,983	1,148,597	5.93
Mexican pesos	1,190,349	1,275,288	5.57	1,190,208	1,158,240	5.94
Indian Rupee	588,995	580,656	5.19	338,717	329,694	5.62
Norwegian kroner	549,487	387,051	5.66	549,486	344,122	6.09
Hong Kong dollars	533,061	527,006	5.75	533,062	532,686	6.15
Colombian pesos	405,955	330,466	5.42	405,959	306,630	5.57
Costa Rica colón	287,313	292,254	5.18	223,336	225,770	5.78
Uruguayan pesos	225,616	232,163	5.99	53,213	47,951	3.53
Brazilian real	201,662	196,425	5.24	201,662	172,746	5.47
Turkish lira	128,121	67,196	4.99	128,121	75,713	5.29
Indonesian rupee	101,991	103,153	5.03	—	—	—
Paraguay guaraní	95,176	91,330	5.21	85,284	82,096	5.86
Chinese renminbi	52,751	53,511	4.96	52,751	52,350	5.06
New Zealand dollar	46,247	43,800	5.16	59,898	52,540	5.72
Canadian dollars	30,395	29,386	5.68	30,395	27,869	6.12
South African rand	26,940	28,250	5.14	—	—	—
Jamaican dollars	26,101	24,967	4.95	26,101	25,725	5.30
Philippines peso	25,134	24,851	4.88	—	—	—
Polish zloty	—	—	—	61,130	65,777	5.29
Czech koruna	—	—	—	11,211	10,335	5.58

	32,574,773	32,861,066		29,924,825	28,074,413

Fair value adjustments		(205,556)			(670,944)
Less debt issuance costs		11,556			7,057

		32,643,954			27,396,412

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of June 30, 2025 and December 31, 2024

and for the six-month periods ended June 30, 2025 and 2024

(In thousands of U.S. dollars)

A summary of the bonds issued, by remaining maturities at original exchange rate, follows:

	June 30, 2025	December 31, 2024
No maturities	500,000	—
Less than one year	6,616,964	5,213,782
Between one and two years	4,764,819	5,493,209
Between two and three years	4,315,941	4,608,073
Between three and four years	5,946,637	4,377,320
Between four and five years	5,749,007	3,954,230
Over five years	4,681,405	6,278,211

	32,574,773	29,924,825

As of June 30, 2025 and December 31, 2024, fixed interest rate bonds amounted to US$ 32,273,908 and US$ 29,624,973, respectively, of which US$ 19,835,585 and US$ 20,586,650, respectively, are denominated in currencies other than U.S. dollar.

As part of its balance sheet optimization strategy, in June 2025, CAF issued a bond with characteristics of a hybrid debt instrument, aimed at strengthening its capital base and increasing its lending capacity. The transaction involved a US$ 500 million perpetual subordinated hybrid debt note with a 6.75% coupon, callable after 5.5 years and every five years thereafter at CAF’s discretion or under specific events, such as rating methodology change or at any time pursuant to a substantial repurchase event. The bond pays a discretionary coupon, which CAF may, at its sole discretion, declare and pay, cancel, or defer indefinitely. It also contains a permanent write-down feature, triggered upon the occurrence of certain future events. The exercise of this write-down feature, as well as the cancellation or indefinite deferral of interest, does not constitute an event of default.

Bond’s investors are exposed to residual risk. CAF has no contractual obligation to repay the principal or coupon on the hybrid debt; any such repayment is entirely at the CAF’s sole discretion.

There were no bonds repurchased for the six-month periods ended June 30, 2025, and the year ended December 31, 2024.

11.	ACCRUED EXPENSES AND OTHER LIABILITIES

A summary of accrued expenses and other liabilities follows:

	June 30, 2025	December 31, 2024
Derivative-related collateral	601,356	89,749
Employees’ severance benefits and savings plan	116,379	110,008
Contributions to Shareholders’ Special Funds (Note 12)	52,588	—
Payable for investment securities purchased	87,627	34,314
Provision for contingencies (Note 5)	6,627	6,230
Other	45,199	14,781

	909,776	255,082

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of June 30, 2025 and December 31, 2024

and for the six-month periods ended June 30, 2025 and 2024

(In thousands of U.S. dollars)

12.	CONTRIBUTIONS TO SHAREHOLDERS’ SPECIAL FUNDS

In March 2025, the Shareholders’ Assembly of CAF approved the contribution up to a maximum amount of US$ 200,000 to some shareholders’ special funds for 2025. Subsequently, during the six-month periods ended June, 30, 2025, based on the analysis of the new commitments contracted or the resources required by the shareholders’ special funds, authorized the contributions of US$ 100,000, US$ 90,500, US$ 6,000 and US$ 3,500 to Compensatory Financial Found (FFC), Technical Cooperation Fund (FCT), Human Development Fund (FDH) and Fund for the Development of Small and Medium Enterprises (FIDE), respectively. For the six-month periods ended June 30, 2025, CAF has recognized US$ 127,828 as an expense and, as of June 30, 2025, recognized an unconditional obligation (accounts payable) for US$ 52,588 which was paid in July 2025.

In March 2024, the Shareholders’ Assembly of CAF approved the contribution up to a maximum amount of US$ 138,000 to some shareholders’ special funds for 2024. Subsequently, during the six-month periods ended June 30, 2024, based on the analysis of the new commitments contracted or the resources required by the shareholders’ special funds, authorized contributions of US$ 97,000, US$ 34,000, US$ 4,500 and US$ 2,500 to FFC, FCT, FDH, and FIDE, respectively. For the six-month periods ended June 30, 2024, CAF has recognized US$ 77,801 as an expense and, as of June 30, 2024, recognized an unconditional obligation (accounts payable) for US$ 42,128 which was paid in July 2024.

13.	TAX EXEMPTIONS

Pursuant to its Constitutive Agreement, CAF is exempt, in all of its Member Countries, from all taxes and tariffs on income, properties or assets, and from any liability involving payment, withholding or collection of any taxes.

In addition, CAF has entered into agreements with each of the associated shareholder countries (defined in Article 3 of CAF’s General Regulations as any shareholder country holding directly or indirectly shares of CAF). Pursuant to these agreements, each country that is a shareholder but do not qualify as a Member Country has agreed to extend to CAF, with respect to its activities in and concerning that country, immunities and privileges similar to those than have been granted to CAF in the Member Countries.

14.	DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES

CAF utilizes derivative financial instruments to reduce exposure to interest rate risk, price risk and foreign currency risk. CAF does not hold or issue derivative financial instruments for trading or speculative purposes.

The market risk associated with interest rate and foreign currency is managed by swapping marketable securities – trading, loans, borrowings from other financial institutions and bonds, subject to fixed interest rates and denominated in currency other than the U.S. dollar into floating interest rate instruments denominated in U.S. dollars. CAF enters into derivative financial instruments to offset the economic changes in value of specifically identified marketable securities – trading, loans, borrowings from other financial institutions and bonds.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of June 30, 2025 and December 31, 2024

and for the six-month periods ended June 30, 2025 and 2024

(In thousands of U.S. dollars)

Derivative financial instruments held by CAF consist of interest rate swaps designated as fair value hedges of specifically identified loans, bonds or borrowings from other financial institutions with fixed interest rates and denominated in U.S. dollars. Also, CAF enters into cross-currency and interest rate swaps as an economic hedge (derivative that is entered into to manage a risk but is not accounted as a hedge) for interest rate and foreign exchange risks related with deposits, bonds, borrowings or loans denominated in currencies other than the U.S. dollar where CAF’s management elected to measure those liabilities and assets at fair value under the fair value option guidance in order to mitigate volatility in CAF’s financial statements, considering that both the financial instruments and the associated hedging instruments are held until maturity.

When the fair value of a derivative financial instrument is positive, the counterparty owes CAF, creating credit risk for CAF. When the fair value of a derivative financial instrument is negative, CAF owes the counterparty and, therefore, it does not have credit risk. CAF minimizes the credit risk in derivative financial instruments by entering into transactions with high-quality counterparties whose credit rating is “A” or higher.

In order to reduce the credit risk in derivative financial instruments, CAF enters into credit support agreements with its major swap counterparties. This provides risk mitigation, as the swap contracts are regularly marked-to-market, and the party being the net obligor is required to post collateral when net mark to-market exposure exceeds certain predetermined thresholds. This collateral is in the form of cash.

CAF does not offset for each counterparty, the fair value amount recognized for derivative financial instruments with the fair value amount recognized for the collateral, whether posted or received, under master netting arrangements executed with the same counterparty. CAF reports separately the cumulative gross amounts for the receivable from and payable to for derivative financial instruments.

CAF also utilizes U.S. treasury futures to reduce exposure to price risk. These are contracts for delayed delivery of U.S. treasury notes in which the seller agrees to make delivery at a specified future date of a specified instrument at a specified price or yield. Initial margin requirements are met with cash or securities. CAF generally closes out open positions prior to maturity. Therefore, cash receipts or payments are limited to the change in fair value of the U.S. treasury futures. Additionally, CAF utilizes cross-currency forward contracts to reduce exposure to foreign currency risk.

The balance sheet details related to CAF’s derivative financial instruments are as follows:

	Derivative assets		Derivative liabilities
	June 30, 2025	December 31, 2024	June 30, 2025	December 31, 2024
Cross-currency swap	1,228,461	209,657	1,410,691	2,707,319
Interest rate swap	376,026	323,324	128,847	228,970
U.S. treasury futures	289	483	6,504	171
Cross-currency forward contracts	—	1,993	29	22

	1,604,776	535,457	1,546,071	2,936,482

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of June 30, 2025 and December 31, 2024

and for the six-month periods ended June 30, 2025 and 2024

(In thousands of U.S. dollars)

The following table presents the notional amount and fair values of interest rate swaps and cross-currency swaps and the underlying hedged items:

	Notional amount		Fair value
	Interest rate	Cross- currency	Derivative	Derivative
	swap	swap	assets	liabilities
As of June 30, 2025:
Loans	2,070,709	—	231,596	3,184
Loans	—	1,113,177	19,525	119,517
Borrowings from other financial institutions	—	531,932	10,577	22,884
Borrowings from other financial institutions	23,860	—	—	366
Bonds	—	19,783,273	1,198,359	1,268,290
Bonds	12,633,323	—	144,430	125,297

	14,727,892	21,428,382	1,604,487	1,539,538

	Notional amount		Fair value
	Interest rate	Cross- currency	Derivative	Derivative
	swap	swap	assets	Liabilities
As of December 31, 2024:
Loans	2,118,906	—	294,081	—
Loans	—	1,114,141	53,676	18,572
Borrowings from other financial institutions	—	573,765	—	75,608
Borrowings from other financial institutions	41,053	—	—	946
Bonds	—	20,533,438	155,981	2,613,139
Bonds	9,233,323	—	29,243	228,024

	11,393,282	22,221,344	532,981	2,936,289

The following table presents the notional amount and fair values of U.S. treasury futures and cross-currency forward contracts:

As of June 30, 2025
					Fair value
	Start date	Termination date	Contract Currency	Notional amount	Derivative assets
Futures long	Various	Until Sep 2025	US$	79,400	289

					Fair value
	Start date	Termination date	Contract Currency	Notional amount	Derivative liabilities
Futures short	Various	Until Sep 2025	US$	1,391,500	(6,504)

Futures long	Various	Until Sep 2025	US$	4,000	—

Cross-currency Forwards	Various	Various	Various	2,843	(29)

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of June 30, 2025 and December 31, 2024

and for the six-month periods ended June 30, 2025 and 2024

(In thousands of U.S. dollars)

As of December 31, 2024
					Fair value
	Start date	Termination date	Contract Currency	Notional amount	Derivative assets
Futures short	Various	Until March 2025	Various	58,152	453

Futures long	Various	Until March 2025	US$	66,600	30

Forward contracts	Various	Various	Various	96,303	1,993

					Fair value
	Start date	Termination date	Contract Currency	Notional amount	Derivative liabilities
Futures long	Various	Until March 2025	Various	168,128	(171)

Forward contracts	Various	Various	Various	2,739	(22)

The amounts of collateral posted related to U.S. treasury futures as of June 30, 2025 and December 31, 2024 were US$ 15,522 and US$ 1,414, respectively. As of June, 30 2025 and December 31 2024, the amount of collateral received related to U.S. treasury futures was US$ 14 and US$ 129, respectively.

CAF enters into International Swaps and Derivatives Association, Inc. (ISDA) master netting arrangements with all of its derivative counterparties. These legally enforceable master netting arrangements give CAF the right to take cash or liquidate securities held as collateral and to offset receivables and payables with the same counterparty, in the event of default by the counterparty. The following tables present information about the effect of offsetting of derivative financial instruments, although CAF has elected not to offset any derivative financial instruments by counterparty in the balance sheets:

As of June 30, 2025
Derivative assets		Gross amounts not offset in the balance sheet
Description	Gross amounts of recognized assets	Financial instruments	Cash and securities collateral received	Net amount
Swaps	1,604,487	(937,914)	(601,342)	65,231

Derivative liabilities		Gross amounts not offset in the balance sheet
Description	Gross amounts of recognized liabilities	Financial instruments	Cash and securities collateral pledged	Net amount
Swaps	(1,539,538)	937,914	1,250,839	649,215

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of June 30, 2025 and December 31, 2024

and for the six-month periods ended June 30, 2025 and 2024

(In thousands of U.S. dollars)

As of December 31, 2024
Derivative assets		Gross amounts not offset in the balance sheet
Description	Gross amounts of recognized assets	Financial instruments	Cash and securities collateral received	Net amount
Swaps	532,981	(435,335)	(89,620)	8,026

Derivative liabilities		Gross amounts not offset in the balance sheet
Description	Gross amounts of recognized liabilities	Financial instruments	Cash and securities collateral pledged	Net amount
Swaps	(2,936,289)	435,335	2,535,645	34,691

15.	FAIR VALUE MEASUREMENTS

The following section describes the valuation methodologies used by CAF to measure various financial instruments at fair value, including an indication of the level in the fair value hierarchy in which each financial instrument is classified. Where appropriate, the description includes details of the valuation methodologies and the key inputs to those methodologies.

When available, CAF generally uses quoted prices in active markets to determine fair value.

If quoted market prices in active markets are not available, fair value is based upon internally developed valuation methodologies that use, where possible, current market-based or independently sourced market inputs, such as interest rates, currency rates, etc.

Where available, CAF may also make use of quoted prices in active markets for recent trading activity in positions with the same or similar characteristics to the financial instrument being valued. The frequency and size of trading activity and the amount of the bid-ask spread are among the factors considered in determining the liquidity of markets and the relevance of observed quoted prices from those markets.

The following valuation methodologies are used to estimate the fair value and determine the classification in the fair value hierarchy of CAF’s financial instruments:

-

Marketable securities – trading: CAF uses unadjusted quoted prices in active markets to determine the fair value of marketable securities classified as Level 1; quoted prices for similar assets in active markets, quoted prices for identical or similar assets in markets that are not active, or pricing models with observable inputs for the term of the marketable securities classified as Level 2. These securities are classified in Level 1 and Level 2 of the fair value hierarchy.

-

Loans: The fair value of fixed rate loans is determined using a discounted cash flow technique using the current variable interest rate for similar loans. These loans are classified in Level 2 of the fair value hierarchy.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of June 30, 2025 and December 31, 2024

and for the six-month periods ended June 30, 2025 and 2024

(In thousands of U.S. dollars)

-

Derivative assets and liabilities: The fair value is calculated using market prices provided by an independent financial information services company, which are determined using discounted cash flow valuation technique using observable inputs. Derivative assets and liabilities are classified in Level 2 of the fair value hierarchy.

-

Bonds, borrowings from other financial institutions and deposits: For CAF’s bonds issued and medium and long term borrowings from other financial institutions and deposits, fair value is determined by using a discounted cash flow technique, taking into consideration benchmark interest yield curves at the end of the reporting period to discount the expected cash flows for the applicable maturity, thus reflecting market fluctuations of key variables such as interest and exchange rates. These yield curves are adjusted to incorporate CAF credit risk spread. Bonds, borrowings from other financial institutions and deposits are generally classified in Level 2 of the fair value hierarchy based on the observability of significant inputs to the discounted cash flow valuation technique.

Items Measured at Fair Value on a Recurring Basis

The following tables present for each of the fair value hierarchy levels CAF’s financial assets and liabilities that are measured at fair value on a recurring basis:

As of June 30, 2025
	Level 1	Level 2	Level 3	Total
Assets:
Marketable Securities:
U.S. securities	5,761,104	11,818	—	5,772,922

Non-U.S. governments and government entities bonds	198,862	—	—	198,862

Financial institutions and corporate securities:
Commercial papers	—	3,683,863	—	3,683,863
Certificate of deposits	3,770,988	—	—	3,770,988
Bonds	2,043,540	—	—	2,043,540
Collateralized mortgage obligation	457,882	2,124	—	460,006
Liquidity funds	349,518	—	—	349,518
Exchange-traded fund	107,640	—	—	107,640

	6,729,568	3,685,987	—	10,415,555

Sub-total financial assets at fair value	12,689,534	3,697,805	—	16,387,339

Loans	—	3,148,067	—	3,148,067

Derivative instruments:
Cross-currency swap	—	1,228,461	—	1,228,461
Interest rate swap	—	376,026	—	376,026
U.S treasury futures	—	289	—	289

	—	1,604,776	—	1,604,776

Total financial assets at fair value	12,689,534	8,450,648	—	21,140,182

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of June 30, 2025 and December 31, 2024

and for the six-month periods ended June 30, 2025 and 2024

(In thousands of U.S. dollars)

As of June 30, 2025
	Level 1	Level 2	Level 3	Total
Liabilities:
Borrowings from other financial institutions	—	567,176	—	567,176

Bonds	—	32,497,870	—	32,497,870

Derivative instruments:
Cross-currency swap	—	1,410,691	—	1,410,691
Interest rate swap	—	128,847	—	128,847
U.S treasury futures	—	6,504	—	6,504
Cross-currency forward contracts	—	29	—	29

	—	1,546,071	—	1,546,071

Total financial liabilities at fair value	—	34,611,117	—	34,611,117

As of December 31, 2024
	Level 1	Level 2	Level 3	Total
Assets:
Marketable Securities:
U.S. securities	5,916,834	—	—	5,916,834

Non-U.S. governments and government entities bonds	200,281	124,614	—	324,895

Financial institutions and corporate securities:
Commercial papers	—	2,417,869	—	2,417,869
Certificate of deposits	1,995,211	—	—	1,995,211
Bonds	2,197,129	—	—	2,197,129
Collateralized mortgage obligation	407,921	1,424	—	409,345
Liquidity funds	307,422	—	—	307,422
Exchange-traded funds	104,011	—	—	104,011

	5,011,694	2,419,293	—	7,430,987

Sub-total financial assets at fair value	11,128,809	2,543,907	—	13,672,716

Loans	—	3,003,195	—	3,003,195

Derivative instruments:
Cross-currency swap	—	209,657	—	209,657
Interest rate swap	—	323,324	—	323,324
U.S treasury futures	—	483	—	483
Cross-currency forward contracts	—	1,993	—	1,993

	—	535,457	—	535,457

Total financial assets at fair value	11,128,809	6,082,559	—	17,211,368

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of June 30, 2025 and December 31, 2024

and for the six-month periods ended June 30, 2025 and 2024

(In thousands of U.S. dollars)

As of December 31, 2024
	Level 1	Level 2	Level 3	Total
Liabilities:
Borrowings from other financial institutions	—	562,522	—	562,522

Bonds	—	27,250,667	—	27,250,667

Derivative instruments:
Cross-currency swap	—	2,707,319	—	2,707,319
Interest rate swap	—	228,970	—	228,970
U.S treasury futures	—	171	—	171
Cross-currency forward contracts	—	22	—	22

	—	2,936,482	—	2,936,482

Total financial liabilities at fair value	—	30,749,671	—	30,749,671

Items that are not measured at fair value

The carrying amount and estimated fair values of CAF’s financial instruments that are not recognized in the balance sheets at fair value are as follows:

Items that are not measured at fair value
		June 30, 2025		December 31, 2024
	Hierarchy Levels	Carrying amount	Estimated fair value	Carrying amount	Estimated fair value
Financial assets:
Cash and due from banks	1	74,699	74,699	233,196	233,196
Deposits with banks	1	3,700,502	3,700,502	3,369,941	3,369,941
Other investments:		2,164,018	2,164,018	873,792	1,265,038
Bank deposit	1	1,991,520	1,991,520	712,598	712,598
Special Drawing Rights	2	172,498	172,498	161,194	161,194
Loans, net	2	32,814,669	32,810,357	30,572,479	30,571,648
Accrued interest and commissions receivable	2	990,944	990,944	1,007,802	1,007,802
Derivate related collateral	1	1,266,361	1,266,361	2,537,059	2,537,059
Receivable from investment securities sold	1	49,582	49,582	30,842	30,842
Financial liabilities:
Deposits	2	4,279,314	4,279,314	3,497,338	3,497,338
Commercial paper	2	3,872,714	3,872,714	3,249,108	3,249,108
Borrowings from other financial institutions, net	2	1,632,548	1,629,785	1,562,025	1,559,670
Bonds, net	2	146,084	148,019	145,745	151,544
Accrued interest payable	2	989,913	989,913	1,011,611	1,011,611
Derivate related collateral	1	601,356	601,356	89,749	89,749
Payable for investment securities purchased	1	87,627	87,627	34,314	34,314

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of June 30, 2025 and December 31, 2024

and for the six-month periods ended June 30, 2025 and 2024

(In thousands of U.S. dollars)

The following methods and assumptions were used to estimate the fair value of those financial instruments not accounted for at fair value on recurring basis:

-

Cash and due from banks, deposits with banks, other investments – Deposits with banks due more than 90 days, accrued interest and commissions receivable, deposits, commercial papers, accrued interest payable, derivative-related collateral, receivable from investment securities sold and payable for marketable securities purchased: The carrying amounts approximate fair value because of the short maturity of these instruments.

-

Other investments – Special drawing rights: The carrying amount approximates fair value because this asset is based on a basket of five international currencies (the U.S. dollar, the Euro, the Chinese renminbi, the Japanese yen, and the British pound sterling) reviewed and published by the IMF.

-

Loans: CAF is one of the few institutions that grant loans for development projects in the shareholder countries. A secondary market does not exist for the type of loans granted by CAF. As rates on variable rate loans are reset on a semiannual basis, the carrying value, adjusted for credit risk, was determined to be the best estimate of fair value. The fair value of fixed rate loans is determined by using the current variable interest rate for similar loans. The fair value of non-accrual status loans is estimated using the discounted cash flow technique.

-

Equity investments: The direct investments in equity securities of companies without a readily determinable fair values are measured at cost, less impairment plus or minus observable price changes of an identical or similar instrument of the same issuer. As of June 30, 2025 and December 31, 2024, the carrying amount of those investments amounted to US$ 107,867 and US$ 108,168, respectively. In addition, as of June 30, 2025 and December 31, 2024, investments in funds without a readily determinable fair value, with carrying amount of US$ 246,342 and US$ 222,547, respectively, and the net effects of impairment and the changes in fair value related to equity investment for the six-month periods ended June 30, 2025 and 2024 amounted to US$ (8,969) and US$ 3,004, respectively, are accounted for at fair value applying the practical expedient, using the net asset value per share. These financial instruments are generally classified in level 3 of the fair value hierarchy based on the observability of significant inputs to the valuation methodology (these instruments are not disclosed in the table above).

-

Bonds and borrowings from other financial institutions: For CAF’s bonds issued and medium and long term borrowings, fair value is determined using a discounted cash flow valuation technique, taking into consideration yield curves to discount the expected cash flows for the applicable maturity, thus reflecting the fluctuation of variables such as interest and exchange rates. These yield curves are adjusted to incorporate CAF credit risk spread. Those financial instrument are generally classified in Level 2 of the fair value hierarchy based on the observability of significant inputs to the valuation methodology.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of June 30, 2025 and December 31, 2024

and for the six-month periods ended June 30, 2025 and 2024

(In thousands of U.S. dollars)

16.	UNREALIZED CHANGES IN FAIR VALUE RELATED TO OTHER FINANCIAL INSTRUMENTS

Changes in fair value of cross-currency swaps, financial assets and liabilities carried at fair value under the fair value option are as follows:

	For the six-month period ended June 30, 2025
	Gain (loss) on derivatives	Gain (loss) on hedged item	Net Gain (loss)
Cross-currency swaps:
Bonds	2,387,227	(2,379,455)	7,772
Loans	(135,096)	128,363	(6,733)
Borrowings from other financial institutions	63,302	(63,100)	202

	2,315,433	(2,314,192)	1,241

	For the six-month period ended June 30, 2024
	Gain (loss) on derivatives	Gain (loss) on hedged item	Net Gain (loss)
Cross-currency swaps:
Bonds	(912,898)	935,091	22,193
Loans	31,988	(56,223)	(24,235)
Borrowings from other financial institutions	(15,107)	10,921	(4,186)

	(896,017)	889,789	(6,228)

In addition, during the six-month periods ended June 30, 2025 and 2024, CAF recorded losses of US$ 16,617 and net gains US$ 3,045, respectively, related to changes in fair value of U.S. treasury futures and U.S. treasury forwards and changes in fair value of the U.S. Treasury Notes.

17.	COMMITMENTS AND CONTINGENCIES

Commitments and contingencies include the following:

	June 30, 2025	December 31, 2024

Loan commitments subscribed – eligible	6,255,533	6,028,158
Lines of credit	4,937,439	5,338,813
Loan commitments subscribed – non eligible	1,524,389	1,989,933
Equity investments agreements subscribed	158,524	187,266
Guarantees	958,508	273,450

These commitments and contingencies arose from the normal course of CAF’s business and are related principally to loans that have been approved or committed for disbursement.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of June 30, 2025 and December 31, 2024

and for the six-month periods ended June 30, 2025 and 2024

(In thousands of U.S. dollars)

In the ordinary course of business, CAF has entered into commitments to extend loans; such loan commitments are reported in the above table upon signing the corresponding loan agreement and are reported as loans in the balance sheets when disbursements are made. Loan commitments that have fulfilled the necessary requirements for disbursement are classified as eligible.

The commitments to extend loans have fixed expiration dates and in some cases expire without a loan being disbursed. Therefore, the amounts of total commitment to extend loans do not necessarily represent future cash requirements. Also, based on experience, portions of the loan commitments are disbursed on average two years after the signing of the loan agreement.

The lines of credit are extended to financial and corporate institutions as a facility to grant short term loans basically to finance working capital and international trade activities.

As of June 30, 2025 Guarantees includes US$ 700,000 related to EEA financial guarantees provided (Note 5).

Guarantees mature as follows:

	June 30, 2025	December 31, 2024
Less than one year	1,356	16,564
Between one and five years	15,085	12,304
Over five years	942,067	244,582

	958,508	273,450

To the best knowledge of CAF’s management, CAF is not involved in any litigation that is material to CAF’s business or that is likely to have any impact on its business, financial condition or results of operations.

18.	ADMINISTRATIVE EXPENSES

During the six-month periods ended June 30, 2025 and 2024, the details of administrative expenses are as follows:

	2025	2024

Salaries and employee benefit	67,066	67,049
Business expenses	18,114	10,250
Telecommunications and technology	10,527	11,284
Depreciation and amortization	7,559	7,289
Logistics and infrastructure	6,987	7,364

	110,253	103,236

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Statements Information

As of June 30, 2025 and December 31, 2024

and for the six-month periods ended June 30, 2025 and 2024

(In thousands of U.S. dollars)

19.	SEGMENT REPORTING AND CONCENTRATIONS

We operate as one operating and reportable segment. CAF offers financial and related services to governments of its shareholder countries, as well as their public and private institutions, corporations and joint ventures. The Board Executive President act as the chief operating decision maker (“CODM”) of CAF. The CODM reviews financial information presented in our statements of income and the balance sheets when making decisions related to assessing the operating performance and allocating resources.

Net income, which is reported in the accompanying statements of income, is the measure of segment profit or loss that is regularly reviewed by the CODM. Net income is used by the CODM in assessing the operating performance of the segment and to monitor budget versus actual results. Refer to the accompanying statements of income for the presentation of net income for the six-month periods ended June 30, 2025 and 2024.

The measure of segment assets is reported in the accompanying balance sheets as “Total” in the asset section. The accounting policies of our single operating and reportable segment are the same as those described in Note 2 – Basis of Presentation and Significant Accounting Policies included in the CAF’s audited financial statements as of and for the years ended December 31, 2024 and 2023 and the notes thereto (“audited financial statements”).

For the six-month periods ended June 30, 2025 and 2024, loans made to or guaranteed by three countries individually generated in excess, of 10% of interest income on loans, as follows:

	2025	2024
Argentina	161,640	178,249
Ecuador	138,608	166,177
Brazil	131,161	124,089

	431,409	468,515

20.	SUBSEQUENT EVENTS

Management has evaluated subsequent events through August 15, 2025, the date these financial statements were available to be issued. As a result of this evaluation, management has determined that there are no subsequent events that require a disclosure in these financial statements except for:

-	On July 8, 2025, CAF issued bonds for PYG 75,000 million, equivalent to US$ 9,7 million, 7,25% due 2030, under its CAF’s G1 Global Issuance Program in Paraguay.

-	On August 5, 2025, CAF issued bonds for PYG 34,000 million, equivalent to US$ 4,6 million, 7,45% due 2030, under its CAF’s G1 Global Issuance Program in Paraguay.

-

On July 8, 2025, the Government of Grenada officially completed the process to become shareholder country of CAF. The Government of Grenada paid 1,055 Series “C” ordinary shares of CAF, for a total amount of 14,9 million.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

SUPPLEMENTARY INFORMATION (UNAUDITED)

AS OF JUNE 30, 2025

BONDS

Title	Interest Rate	Coupon	Date of Agreement of Issue	Year of Final Maturity	Currency	Principal Amount Outstanding as of June 30, 2025 (in millions)
4.25% Euro Bond (Schuldschein)	Fixed	4.25%	2012	2027	EUR(1)	82
4.375% Euro Bond (Schuldschein)	Fixed	4.38%	2012	2032	EUR	60
5.0% Euro Dollar Bond	Fixed	5.00%	2012	2042	USD	50
3.25% Euro Bonds	Fixed	3.25%	2013	2033	EUR	100
3.25% Euro Bonds	Fixed	3.25%	2013	2033	EUR	100
4.27% Euro Hong Kong Dollar Bonds	Fixed	4.27%	2013	2028	HKD(2)	940
3.66% Euro Bond	Fixed	3.66%	2013	2033	EUR	51
3.625% Euro Bond (Schuldschein)	Fixed	3.63%	2013	2033	EUR	200
3.31% Euro Bonds	Fixed	3.31%	2013	2028	EUR	226
3.31% Euro Bonds	Fixed	3.31%	2013	2028	EUR	25
3.51% Euro Bonds	Fixed	3.51%	2014	2034	EUR	65
3.500% Euro Bonds	Fixed	3.50%	2014	2039	EUR	200
4.29% Euro Bonds	Fixed	4.29%	2014	2026	NOK(3)	1,500
3.925% Euro Bonds	Fixed	3.93%	2014	2029	HKD	1,257
3.05% Euro Bonds	Fixed	3.05%	2014	2030	EUR	50
1.50% Swiss Franc Bonds	Fixed	1.50%	2014	2028	CHF(4)	225
0.51% Swiss Franc Bonds	Fixed	0.51%	2015	2026	CHF	200
0.51% Swiss Franc Bonds	Fixed	0.51%	2015	2026	CHF	150
3.05% Euro Bonds	Fixed	3.05%	2015	2035	NOK	1,000
3.05% Euro Bonds	Fixed	3.05%	2015	2030	NOK	800
0.45% Samurai Market	Fixed	0.45%	2016	2026	JPY(5)	4,500
0.51% Swiss Market Bond	Fixed	0.51%	2016	2026	CHF	125
2.89% Euro Bonds	Fixed	2.89%	2016	2026	HKD	320
4.50% Kangaroo Market Bond	Fixed	4.50%	2016	2026	AUD(6)	110
1.70% Euro Bonds	Fixed	1.70%	2016	2031	EUR	70
1.803% Euro Bonds	Fixed	1.80%	2016	2031	EUR	100
4.50% Kangaroo Market Bond	Fixed	4.50%	2016	2026	AUD	80
1.796% Euro Bonds	Fixed	1.80%	2016	2031	EUR	50
3.50% Euro Bonds	Fixed	3.50%	2017	2037	CAD(7)	40
4.50% Kangaroo Market Bond	Fixed	4.50%	2017	2027	AUD	175
3.265% Euro Bonds	Fixed	3.27%	2017	2027	HKD	1,620
4.50% Kangaroo Market Bond	Fixed	4.50%	2017	2027	AUD	75
4.50% Kangaroo Market Bond	Fixed	4.50%	2018	2027	AUD	75
8.50% Mexican Pesos Bond	Fixed	8.50%	2018	2028	MXN(8)	3,000
6.77% Euro Bond	Fixed	6.77%	2018	2028	COP(9)	510,000
6.75% Euro Bond	Fixed	6.75%	2018	2028	COP	150,000
3.90% Uruguayan Bond	Fixed	3.90%	2019	2040	UIU(10)	39
6.77% Colombian Pesos Bond	Fixed	6.77%	2019	2028	COP	99,500
9.60% Mexican Pesos	Fixed	9.60%	2019	2039	MXN	965
3.90% Uruguayan Bond	Fixed	3.90%	2019	2040	UIU	7
2.97% Euro Dollar Bond	Fixed	2.97%	2019	2029	USD	140
0.18% Euro Bond	Fixed	0.18%	2019	2027	EUR	50
3.76% Uruguayan Bond	Fixed	3.76%	2019	2039	UIU	2.5
0.625% Euro Bond	Fixed	0.63%	2019	2026	EUR	750

Title	Interest Rate	Coupon	Date of Agreement of Issue	Year of Final Maturity	Currency	Principal Amount Outstanding as of June 30, 2025 (in millions)
3.90% Uruguayan Bond	Fixed	3.90%	2019	2040	UIU	8
3.76% Uruguayan Bond	Fixed	3.76%	2020	2039	UIU	5
3.78% Uruguayan Bond	Fixed	3.78%	2020	2038	UIU	2
3.30% Uruguayan Bond	Fixed	3.20%	2020	2037	UIU	7
4.2581% Uruguayan Bond	Fixed	4.26%	2020	2039	UIU	1
3.76% Uruguayan Bond	Fixed	3.76%	2020	2039	UIU	6
3.78% Uruguayan Bond	Fixed	3.78%	2020	2038	UIU	6
1.025% Japanese Bond	Fixed	1.03%	2020	2040	JPY	3,000
6.78% Mexican Bond	Fixed	6.78%	2020	2027	MXN	1,200
3.30% Uruguayan Bond	Fixed	3.20%	2020	2037	UIU	15
3.78% Uruguayan Bond	Fixed	3.78%	2020	2038	UIU	9
7.5% Mexican Bond	Fixed	7.50%	2020	2030	MXN	1,525
3.76% Uruguayan Bond	Fixed	3.76%	2020	2039	UIU	7
0.77% Japanese Bond	Fixed	0.77%	2020	2025	JPY	17,200
0.70% Swiss Market Bond	Fixed	0.70%	2020	2025	CHF	350
1.60% Euro Bond	Fixed	1.60%	2020	2025	USD	40
0.727% Japanese Bond	Fixed	0.73%	2020	2025	JPY	20,000
6.75% Colombian Bond	Fixed	6.75%	2020	2028	COP	104,200
3.30% Uruguayan Bond	Fixed	3.20%	2020	2037	UIU	11
4.26% Uruguayan Bond	Fixed	4.26%	2020	2029	UIU	5
1.625% Euro Bond	Fixed	1.63%	2020	2025	USD	750
3.76% Uruguayan Bond	Fixed	3.76%	2020	2039	UIU	9
3.78% Uruguayan Bond	Fixed	3.78%	2020	2038	UIU	11
6.77% Colombian Bond	Fixed	6.77%	2020	2028	COP	145,000
3.78% Uruguayan Bond	Fixed	3.78%	2020	2037	UIU	5
1.332% Euro Bond	Fixed	1.33%	2020	2025	USD	30
4.2% Uruguayan Bond	Fixed	4.26%	2020	2039	UIU	6
1.327% Euro Bond	Fixed	1.33%	2020	2025	USD	30
3.76% Uruguayan Bond	Fixed	3.76%	2021	2039	UIU	6
0.25% Euro Bond	Fixed	0.25%	2021	2026	EUR	1,250
3.78% Uruguayan Bond	Fixed	3.78%	2021	2038	UIU	12
0.35% Samurai Bond	Fixed	0.35%	2021	2026	JPY	13,300
0.45% Samurai Bond	Fixed	0.45%	2021	2028	JPY	1,400
0.35% Samurai Bond	Fixed	0.35%	2021	2026	JPY	16,600
6.8% Mexican Bond	Fixed	6.82%	2021	2031	MXN	3,535
1.58% Euro Bond	Fixed	1.58%	2021	2026	USD	50
3.78% Uruguayan Bond	Fixed	3.78%	2021	2037	UIU	9
4.26% Uruguayan Bond	Fixed	4.26%	2021	2039	UIU	9
3.76% Uruguayan Bond	Fixed	3.76%	2021	2039	UIU	5
1.00% Samurai Bond	Fixed	1.00%	2021	2026	AUD	30
2.5% Euro Bonds	Fixed	2.50%	2021	2031	NOK	600
3.78% Uruguayan Bond	Fixed	3.78%	2021	2038	UIU	9
Brazilian Real Bond	Index-linked	N.A.	2021	2033	BRL(11)	215
Brazilian Real Bond	Index-linked	N.A.	2021	2026	BRL	70
0.30% Euro Yen Bonds	Fixed	0.30%	2021	2031	JPY	3,000
Brazilian Real Bond	Index-linked	N.A.	2021	2033	BRL	239
Brazilian Real Bond	Index-linked	N.A.	2021	2026	BRL	80
3.54% Mexican Bond	Fixed	3.54%	2021	2031	MXN-UDI(12)	211
0.45% Japanese Bond	Fixed	0.45%	2021	2028	JPY	20,000
0.32% Japanese Bond	Fixed	0.32%	2021	2027	JPY	5,500
0.22% Japanese Bond	Fixed	0.22%	2021	2026	JPY	5,000
3.20% Uruguayan Bond	Fixed	3.20%	2021	2037	UIU	7
3.61% Uruguayan Bond	Fixed	3.61%	2021	2039	UIU	1

Title	Interest Rate	Coupon	Date of Agreement of Issue	Year of Final Maturity	Currency	Principal Amount Outstanding as of June 30, 2025 (in millions)
4.26% Uruguayan Bond	Fixed	4.26%	2021	2039	UIU	6
3.78% Uruguayan Bond	Fixed	3.78%	2021	2038	UIU	12
Brazilian Real Bond	Index-linked	N.A.	2021	2026	BRL	261
Brazilian Real Bond	Index-linked	N.A.	2021	2026	BRL	40
Brazilian Real Bond	Index-linked	N.A.	2021	2033	BRL	163
2.16% Australian Bond	Fixed	2.16%	2021	2031	AUD	65
1.92% Euro Bond	Fixed	1.92%	2021	2031	USD	50
3.90% Uruguayan Bond	Fixed	3.90%	2021	2040	UIU	8
3.76% Uruguayan Bond	Fixed	3.76%	2021	2039	UIU	4
3.78% Uruguayan Bond	Fixed	3.78%	2021	2038	UIU	7
4.26% Uruguayan Bond	Fixed	4.26%	2021	2039	UIU	2
3.61% Uruguayan Bond	Fixed	3.61%	2021	2039	UIU	2
3.20% Uruguayan Bond	Fixed	3.20%	2021	2037	UIU	6.5
0.46% Swiss Bond	Fixed	0.46%	2022	2027	CHF	350
2.25% Yankee Bond	Fixed	2.25%	2022	2027	USD	650
0.60% Samurai Bond	Fixed	0.60%	2022	2032	JPY	7,200
3.64% Uruguayan Bond	Fixed	3.64%	2022	2039	UIU	2
6.8% Mexican Bond	Fixed	6.82%	2022	2031	MXN	7,500
9.0% Mexican Bond	Fixed	9.0%	2022	2027	MXN	2,000
3.64% Uruguayan Bond	Fixed	3.64%	2022	2039	UIU	4
4.04% Uirdashi Bond	Fixed	4.04%	2022	2027	NZD(13)	22
3.40% Uridashi Bond	Fixed	3.40%	2022	2027	AUD	12
2.81% Uridashi Bond	Fixed	2.81%	2022	2027	USD	7
3.61% Uruguayan Bond	Fixed	3.61%	2022	2039	UIU	1
4.26% Uruguayan Bond	Fixed	4.26%	2022	2039	UIU	4
2.88% Uruguayan Bond	Fixed	2.88%	2022	2039	UIU	15
2.38% Euro Bond	Fixed	2.38%	2022	2027	EUR	500
5.00% Kangaroo Bond	Fixed	5.00%	2022	2029	AUD	55
3.61% Uruguayan Bond	Fixed	3.61%	2022	2039	UIU	0.8
3.20% Uruguayan Bond	Fixed	3.20%	2022	2037	UIU	8.3
4.26% Uruguayan Bond	Fixed	4.26%	2022	2039	UIU	3.2
2.09% Swiss Bond	Fixed	2.09%	2022	2028	CHF	235
2.72% Euro Bond (Schuldschein)	Fixed	2.72%	2022	2046	EUR	111
3.50% Panamanian Bond	Fixed (Step-up)	3.50%	2022	2042	USD	200
4.83% Mexican Bond	Fixed	4.83%	2022	2037	MXN-UDI	750
2.88% Uruguayan Bond	Fixed	2.88%	2022	2039	UIU	13
5.90% Kangaroo Bond	Fixed	5.90%	2022	2037	AUD	35
37.0% Turkish Lire	Fixed	37.0%	2022	2027	TRY(14)	850
3.61% Uruguayan Bond	Fixed	3.61%	2022	2039	UIU	0.5
3.20% Uruguayan Bond	Fixed	3.20%	2022	2037	UIU	6.0
5.25% Yankee Bond	Fixed	5.25%	2022	2025	USD	800
2.88% Uruguayan Bond	Fixed	2.88%	2022	2039	UIU	5.8
32.5% Turkish Lire Bond	Fixed	32.5%	2023	2026	TRY	500
4.75% Yankee Bond	Fixed	4.75%	2023	2026	USD	1,500
2.44% Swiss Bond	Fixed	2.44%	2023	2030	CHF	190
USD FRN Bond	Float	SOFR + 0.97%	2023	2026	USD	50
5.00% Kangaroo Bond	Fixed	5.00%	2023	2033	AUD	45
USD FRN Bond	Float	SOFR + 1.20%	2023	2028	USD	30
5.55% New Zealand Bond	Fixed	5.55%	2023	2028	NZD	50
0.84% Yen Bonds	Fixed	0.84%	2023	2028	JPY	10,000
6.77% Colombian Bond	Fixed	6.77%	2023	2028	COP	200,000
4.50% Euro Bond	Fixed	4.50%	2023	2028	EUR	1,000

Title	Interest Rate	Coupon	Date of Agreement of Issue	Year of Final Maturity	Currency	Principal Amount Outstanding as of June 30, 2025 (in millions)
5.95% Kangaroo Bond	Fixed	5.95%	2023	2033	AUD	75
25.0% Turkish Lire	Fixed	25.0%	2023	2027	TRY	675
10.35% Mexican Bond	Fixed	10.35%	2023	2033	MXN	2,000
USD FRN Bond	Float	SOFR + 1.15%	2023	2028	USD	59
11.5% Colombian Bond	Fixed	11.5%	2023	2031	COP	142,120
3.81% Uruguayan Bond	Fixed	3.81%	2023	2042	UIU	2
4.71% Euro Dollar Bond	Fixed	4.17%	2023	2028	USD	51
4.28% Kangaroo Bond	Fixed	4.28%	2023	2028	AUD	62
2.88% Uruguayan Bond	Fixed	2.88%	2023	2039	UIU	1.4
3.61% Uruguayan Bond	Fixed	3.61%	2023	2039	UIU	0.3
5.30% Kangaroo Bond	Fixed	5.30%	2023	2033	AUD	45
4.50% Kangaroo Bond	Fixed	4.50%	2023	2033	AUD	70
5.79% Kangaroo Bond	Fixed	5.79%	2023	2038	AUD	115
USD FRN Bond	Float	SOFR + 1.12%	2023	2028	USD	36
USD FRN Bond	Float	SOFR + 0.95%	2023	2026	USD	100
5.79% Australian Bond	Fixed	5.79%	2023	2038	AUD	145
7.08% Costa Rican Bond	Fixed	7.08%	2023	2028	CRC(15)	28
7.68% Costa Rican Bond	Fixed	7.68%	2023	2033	CRC	25
7.75% Paraguayan Bond	Fixed	7.75%	2023	2026	PYG(16)	72.4
2.88% Uruguayan Bond	Fixed	2.88%	2023	2039	UIU	4.8
4.50% Australian Bond	Fixed	4.50%	2023	2027	AUD	50
1.10% Yen Bond	Fixed	1.10%	2023	2033	JPY	5,000
5.79% Australian Bond	Fixed	5.79%	2023	2038	AUD	160
2.55% Swiss Bond	Fixed	2.55%	2023	2029	CHF	110
2.88% Uruguayan Bond	Fixed	2.88%	2023	2039	UIU	10.3
3.64% Uruguayan Bond	Fixed	3.64%	2023	2039	UIU	0.4
6.00% Yankee Bond	Fixed	6.00%	2023	2027	USD	1,750
5.04% Uridashi Bond	Fixed	5.04%	2023	2028	USD	29.7
5.00% Australian Bond	Fixed	5.00%	2023	2033	AUD	50
0.73% Samurai Bond	Fixed	0.73%	2023	2027	JPY	18,300
0.96% Samurai Bond	Fixed	0.96%	2023	2028	JPY	17,700
3.81% Uruguayan Bond	Fixed	3.81%	2023	2042	UIU	5.2
3.64% Uruguayan Bond	Fixed	3.64%	2023	2039	UIU	1.4
3.61% Uruguayan Bond	Fixed	3.61%	2023	2039	UIU	1.0
3.90% Uruguayan Bond	Fixed	3.90%	2023	2040	UIU	55.5
3.76% Uruguayan Bond	Fixed	3.76%	2023	2039	UIU	39.3
USD FRN Bond	Float	SOFR + 0.68%	2024	2026	USD	25
3.61% Uruguayan Bond	Fixed	3.61%	2024	2039	UIU	9.1
5.0% Yankee Bond	Fixed	5.0%	2024	2029	USD	1,750
7.80% Paraguayan Bond	Fixed	7.80%	2024	2029	PYG	222,000
3.63% Euro Bond	Fixed	3.63%	2024	2030	EUR	1,500
5.30% Kangaroo Bond	Fixed	5.30%	2024	2029	AUD	500
2.375% Euro Bond	Fixed	2.375%	2024	2027	EUR	200
5.90% Australian Bond	Fixed	5.90%	2024	2040	AUD	100
7.65% Indian Rupee Bond	Fixed	7.65%	2024	2031	INR(17)	4,200
7.70% Indian Rupee Bond	Fixed	7.70%	2024	2029	INR	3,300
3.10% Uruguayan Bond	Fixed	3.10%	2024	2032	UIU	20.4
7.50% Indian Rupee Bond	Fixed	7.50%	2024	2034	INR	4,000
7.50% Indian Rupee Bond	Fixed	7.50%	2024	2030	INR	4,500
8.50% Jamaican Bond	Fixed	8.50%	2024	2028	JMD(18)	4,000
7.25% Paraguayan Bond	Fixed	7.25%	2024	2031	PYG	150,000
4.75% Sterling Bond	Fixed	4.75%	2024	2029	GBP(19)	1,000

Title	Interest Rate	Coupon	Date of Agreement of Issue	Year of Final Maturity	Currency	Principal Amount Outstanding as of June 30, 2025 (in millions)
6.35% Costa Rican Bond	Fixed	6.35%	2024	2032	CRC	47,250
7.70% Indian Rupee Bond	Fixed	7.70%	2024	2029	INR	2,700
8.25% Indian Rupee Bond	Fixed	8.25%	2024	2034	INR	4,500
6.06% Costa Rican Bond	Fixed	6.06%	2024	2029	CRC	15,000
7.65% Indian Rupee Bond	Fixed	7.65%	2024	2031	INR	5,000
4.50% Australian Bond	Fixed	4.50%	2024	2034	AUD	40
3.12% Chinese Yuan (offshore) Bond	Fixed	3.12%	2024	2028	CNH(20)	383
6.00% Euro Dollar Bond	Fixed	6.00%	2024	2034	USD	10
5.18% Euro Dollar Bond	Fixed	5.18%	2024	2027	USD	30
3.78% Uruguayan Bond	Fixed	3.78%	2024	2038	UIU	59.1
4.26% Uruguayan Bond	Fixed	4.26%	2024	2039	UIU	33.2
2.88% Uruguayan Bond	Fixed	2.88%	2024	2039	UIU	55.3
3.64% Uruguayan Bond	Fixed	3.64%	2024	2039	UIU	1.8
30.00% Turkish Bond	Fixed	30.00%	2024	2028	TRY	650
USD FRN Bond	Float	SOFR + 0.72%	2024	2029	USD	20
3.20% Uruguayan Bond	Fixed	3.20%	2024	2037	UIU	68.9
3.10% Uruguayan Bond	Fixed	3.10%	2024	2032	UIU	20.1
3.81% Uruguayan Bond	Fixed	3.81%	2024	2042	UIU	12.7
3.35% Uruguayan Bond	Fixed	3.35%	2024	2038	UIU	2.9
4.125% Yankee Bond	Fixed	4.125%	2024	2028	USD	1,000
6.50% Paraguayan Bond	Fixed	6.50%	2024	2028	PYG	197,500
5.00% Yankee Bond	Fixed	5.00%	2025	2030	USD	2,000
8.25% Indian Rupee Bond	Fixed	8.25%	2025	2034	INR	6,000
4.875% Sterling Bond	Fixed	4.875%	2025	2030	GBP	750
9.25% South African Rand Bond	Fixed	9.25%	2025	2033	ZAR(21)	500
7.25% Indian Rupee Bond	Fixed	7.25%	2025	2030	INR	4,500
7.65% Indian Rupee Bond	Fixed	7.65%	2025	2031	INR	4,500
6.18% Costa Rican Bond	Fixed	6.18%	2025	2032	CRC	32,500
7.30% Indonesian Rupiah Bond	Fixed	7.30%	2025	2032	IDR(22)	825,000
3.50% Euro Bond	Fixed	3.50%	2025	2039	EUR	30
6.65% Paraguayan Bond	Fixed	6.65%	2025	2030	PYG	125,000
10.00% Uruguayan Bond	Fixed	10.00%	2025	2030	UYU(23)	2,150
9.88% Uruguayan Bond	Fixed	9.88%	2025	2030	UYU	3,000
4.875% Sterling Bond	Fixed	4.875%	2025	2030	GBP	250
5.5% Philippine Bond	Fixed	5.5%	2025	2030	PHP(24)	1,400
8.25% Indian Rupee Bond	Fixed	8.25%	2025	2034	INR	6,600
2.975% Euro Bond (Blue)	Fixed	2.975	2025	2030	EUR	100
6.75% Perpetual Hybrid Bond	Fixed	6.75%	2025	Perpetual	USD	500
		(first reset)
3.36% Uruguayan Bond	Fixed	3.36%	2025	2035	UIU	2,050
7.40%% Indonesian Rupiah Bond	Fixed	7.40%	2025	2028	IDR	850,000
4.125% Yankee Bond	Fixed	4.125%	2025	2028	USD	1,000

Notes:
1)	Euros
2)	Hong Kong Dollars
3)	Norwegian Kroner
4)	Swiss Francs
5)	Japanese Yen
6)	Australian Dollars
7)	Canadian Dollars
8)	Mexican Pesos
9)	Colombian Pesos

10)	Uruguayan Indexed Units
11)	Brazilian Reais
12)	Mexican Investment Units
13)	New Zealand Dollars
14)	Turkish Lira
15)	Costa Rican Colones
16)	Paraguayan Guarani
17)	Indian Rupees
18)	Jamaican Dollars
19)	British Pound Sterling
20)	Chinese Yuan (Offshore)
21)	South African Rand
22)	Indonesian Rupiah
23)	Uruguayan Peso
24)	Philippine Peso

SUBSEQUENT EVENTS

Management has evaluated subsequent events through as of the date of this prospectus. As a result of this evaluation, management has determined that there are no subsequent events that require a disclosure in this prospectus except for:

•	On July 8, 2025, CAF issued bonds for PYG 75,000.0 million, equivalent to USD 9.7 million, 7.25% due 2030, under its Local Paraguayan Program.

•	On August 5, 2025, CAF issued bonds for PYG 34,000.0 million, equivalent to USD 4.6 million, 7.45% due 2030, under its Local Paraguayan Program.

•	On August 19, 2025, CAF issued bonds for AUD 65.0 million, equivalent to USD 42.1 million, 5.25% due 2037, under this Program.

•	On August 25, 2025, CAF issued bonds for IDR 800,000.0 million, equivalent to USD 49.6 million, 7.40% due 2035, under Program.

•	On August 25, 2025, CAF issued callable bonds for USD 15.0 million, 4.44% due 2031, under this Program.

•	On September 3, 2025, CAF issued bonds for EUR 1,500.0 million, equivalent to USD 1,739 million, 3.125% due 2032, under this Program.

•	On September 19, 2025, CAF issued bonds for JPY 10,700.0 million, equivalent to USD 72.6 million, 1.37% due 2029, under its Japanese Shelf Program.

•	On September 19, 2025, CAF issued bonds for JPY 10,200.0 million, equivalent to USD 69.2 million, TONA Shift Compound + 0.47% due 2031, under its Japanese Shelf Program.

•	On October 13, 2025, CAF issued bonds for PYG 110,000.0 million, equivalent to USD 15.6 million, 7.70% due 2030, under its Local Paraguayan Program.

LOANS FROM COMMERCIAL BANKS, DEPOSITS AND COMMERCIAL PAPER

Title	Interest Rate	Date of Agreement of Issue	Year of Final Maturity	Currency	Principal Amount Outstanding as of June 30, 2025
					(in USD millions)
Borrowings from other financial institutions, net	Various	Various	Various	Various	2,199.7
Deposits	Floating	Various	Various	Various	4,279.3
Commercial Papers	Floating	Various	Various	Various	3,872.7

BORROWINGS FROM MULTILATERALS AND BILATERALS, EXIMS AND EXPORT CREDIT AGENCIES

Borrower	Interest Rate	Date of Agreement of Issue	Year of Final Maturity	Currency	Principal Amount Outstanding as of June 30, 2025 (in USD millions)
Agence Française de Développement — AFD	Various	Various	Various	EUR	455.4
Banco Bilbao Vizcaya Argentaria S.A.- BBVA	Various	2025	2027	USD	200.0
Banco Económico S.A.	Fixed	Various	Various	BOB	4.9
Inter American Development Bank — IADB	Fixed	1997	2025	USD	0.0
Cassa Depositi e Prestiti S.p.A.	Floating	Various	Various	EUR	216.8
Financiera de Desarrollo Nacional S.A.- FDN	Fixed	Various	2035	COP	25.0
Instituto de Crédito Oficial — ICO	Floating	Various	Various	USD	515.3
Japan Bank for International Cooperation — JBIC	Floating	Various	Various	USD	145.0
Kreditanstalt für Wiederaufbau — KfW	Various	Various	Various	USD	656.3
Nordic Investment Bank — NIB	Floating	2013	2025	USD	1.1

GUARANTEED DEBT

Borrower	Date of Agreement of Issue	Year of Final Maturity	Principal Amount Outstanding as of June 30, 2025 (in USD millions)
Planta de Reserva Fría de Generación de Eten S.A.	05/12/2013	05/12/2033	17.3
H2Olmos S.A.	24/10/2012	25/10/2032	16.0
Concessionária Linha Universidade Participaçóes S.A.	28/07/2022	29/10/2027	15.1
Promotora de Infraestructura Registral, S.A de C.V Sofom	23/08/2010	23/08/2030	8.9
República de El Salvador	26/09/2024	17/12/2046	200.0

EXPOSURE EXCHANGE AGREEMENTS

As of June 30, 2025, CAF executed a bilateral EEA transaction with another MDB. In this transaction, CAF is the EEA Seller (provided a financial guarantee for its counterparty) and the EEA Buyer (received a financial guarantee from its counterparty) for the following countries and exposure amounts:

	EEA Seller
Country	Amount (in USD millions)	S&P Rating
Costa Rica	90.0	BB-
Dominican Republic	150.0	BB
El Salvador	250.0	B-
Honduras	210.0	BB-

Total	700.0	N/A

	EEA Buyer
Country	Amount (in USD millions)	S&P Rating
Argentina	100.0	CCC
Brazil	250.0	BB
Colombia	136.0	BB
Ecuador	214.0	B-

Total	700.0	N/A

USD 2,000,000,000

CORPORACIÓN ANDINA DE FOMENTO

4.625% NOTES DUE 2036

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Barclays	BofA Securities	J.P. Morgan	Standard Chartered Bank	TD Securities